SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock

(2)	Aggregate number of securities to which transaction applies:

73,440,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$16.54 (the filing fee is calculated based upon the market value of the securities; the market value of the securities is determined by the amount to be paid for ten percent of the equity of the registrant)

(4)	Proposed maximum aggregate value of transaction:

$1,214,697,600.00

(5)	Total fee paid:

$142,969.91

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[                    ], 2005

Dear Stockholders and Class A Members:

I am very pleased to invite you to a special meeting at which you will vote on our previously-announced transaction with General Atlantic LLC’s investment funds, which we refer to collectively as General Atlantic. As we discussed at our September 29, 2005 town hall meeting, General Atlantic will invest $135 million for a 10% equity stake in NYMEX Holdings, Inc. (“NYMEX”) in a transaction that values NYMEX’s equity at $1.35 billion, without giving effect to the value of the separate New York Mercantile Exchange, Inc. (the “Exchange”) trading rights. Following completion of the General Atlantic transaction, General Atlantic will not own any trading rights, all of which will remain with the current Class A Members of the Exchange. The investment will serve as the next step in our continuing transformation, which began with our demutualization in November 2000, to allow our stockholders the opportunity to unlock the value of their ownership. General Atlantic also will help NYMEX prepare for a potential initial public offering. However, we will not conduct an initial public offering without the further consent of our stockholders. If we ultimately decide to conduct an initial public offering, we will first circulate another proxy statement to solicit the votes of our stockholders and convene another meeting of our stockholders.

As you know, this proposed transaction follows a thorough review by the NYMEX board of directors to determine the best long-term strategic direction in a competitive and dynamic industry. Over the course of several months, we evaluated a number of bona fide investors, as well as other strategic alternatives. The NYMEX board of directors has unanimously approved this transaction, and it has determined that this transaction is in the best interests of NYMEX, its stockholders and the Class A Members of the Exchange.

Additional terms of the proposed transaction with General Atlantic include:

•	provisions to support and protect our open outcry trading model will be in the hands of our trading rights owners. These include a requirement for the continued financial support for technology, marketing and research for open outcry. These provisions also state that core futures and options contracts may not be eliminated without the consent of trading rights owners, as long as specified liquidity requirements are met. If the Exchange ever terminates open outcry trading of a particular core product, trading rights owners will receive additional payments based upon the electronic trading of that product;

•	NYMEX common stock will be “de-stapled” from Exchange trading rights at the conclusion of the transaction, which should allow for increased liquidity for stockholders;

•	NYMEX and General Atlantic share the goal of completing an initial public offering of NYMEX common stock in 2006;

•	if there is no initial public offering within five (5) years of the close of the transaction, General Atlantic may cause NYMEX to redeem its shares at the original purchase price, plus accrued and unpaid dividends;

•	the NYMEX and the Exchange boards of directors will be reduced from twenty-five (25) to fifteen (15) directors to enhance its decision-making capabilities. Mr. William E. Ford, President and a Managing Director of General Atlantic, will join the NYMEX and the Exchange boards of directors, and Mr. René M. Kern, a Managing Director of General Atlantic, will serve as a non-voting observer to the board of directors. General Atlantic will not be able to seek control of the NYMEX board of directors;

•	the gross proceeds of the General Atlantic investment would be distributed to NYMEX stockholders in the form of an extraordinary cash distribution. As described in Proposal 1 on page [ ] of the joint proxy statement, we will effectively “split” our stock so that each of our stockholders will receive 90,000 shares of common stock in exchange for each existing share of our common stock. Accordingly, each stockholder will receive approximately $165,000 per share on a pre-split basis or approximately $1.84 per share on a post 90,000-for-1 split basis. General Atlantic will not participate in that distribution; and

•	NYMEX has no break-up fee, expense reimbursement or other financial obligation in the event the transaction does not occur.

In order to approve the transaction, you are being asked to vote upon the matters described in the enclosed proxy statement. These proposals include a merger with a wholly-owned subsidiary which facilitates revising our capital structure in order to sell equity to General Atlantic.

Immediately following General Atlantic’s investment, our current stockholders will own an aggregate of 90% of the outstanding capital stock of NYMEX and General Atlantic will own the remaining 10% of the outstanding capital stock of NYMEX.

The NYMEX board of directors has reviewed and considered the terms of the General Atlantic transaction, the merger and the merger agreement and has unanimously approved the General Atlantic transaction and has determined that the proposed merger and the amendment and restatement of the NYMEX certificate of incorporation and bylaws are advisable, fair to and in the best interests of, NYMEX and its stockholders. The NYMEX board of directors recommends that you vote “FOR” the approval of the merger agreement, the amendment and restatement of the NYMEX certificate of incorporation and bylaws and the other proposals, which are described in detail in the accompanying joint proxy statement. The Exchange board of directors recommends that the Class A Members of the Exchange vote “FOR” the proposals to amend and restate the Exchange certificate of incorporation and bylaws.

The NYMEX and the Exchange boards of directors are very excited about the transaction with General Atlantic and the opportunities it will create for NYMEX and its stockholders, as well as the Exchange and its members. On behalf of the board of directors, I would like to thank you for your continued commitment and contributions to NYMEX and the Exchange, and urge you to VOTE FOR APPROVAL of the Merger Agreement and the other related transactions.

Sincerely,

MITCHELL STEINHAUSE

Chairman of the Board of NYMEX and the Exchange

NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of special meeting of Stockholders

of NYMEX Holdings, Inc.

to be Held [                    ], [                    ], 2006

To the Stockholders of NYMEX Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NYMEX Holdings, Inc. (“NYMEX”), a Delaware corporation, will be held on [                    ], [                    ], 2006, at [    ] p.m. (New York time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

1. To consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of November [    ], 2005, by and between NYMEX and NYMEX Merger Sub, Inc., a Delaware corporation and a newly-formed, wholly-owned subsidiary of NYMEX (“Merger Sub”), pursuant to which NYMEX will be merged with and into Merger Sub, with Merger Sub as the surviving corporation. Merger Sub will be renamed NYMEX Holdings, Inc. and will continue to operate NYMEX’s business as it is currently operated;

2. To consider and vote upon a proposal to approve a new certificate of incorporation which amends and restates the existing certificate of incorporation of NYMEX; and

3. To consider and vote upon a proposal to approve new bylaws which amend and restate the existing bylaws of NYMEX.

Approval of each of Proposals 1, 2 and 3 above is conditioned on the approval of all such proposals. Therefore, you should consider Proposals 1, 2 and 3 together. If any of Proposals 1, 2 and 3 is not approved, none of them will be implemented, even though one or more of them receive sufficient stockholder votes for approval.

In addition, each of Proposals 1, 2 and 3 above is further conditioned upon the approval of each of two proposals to be voted on by the owners of Class A memberships (the “Class A Members”) in the New York Mercantile Exchange, Inc. (the “Exchange”), our wholly-owned subsidiary, at the special meeting of Class A Members (the “Exchange special meeting”) to be held on [                    ], [                    ], 2006, at [    ] p.m. (New York time). These two proposals, which are referred to as Proposals A and B, are described in detail on pages [    ] and [    ], respectively. If either of Proposals A or B to be voted on by the Class A Members at the Exchange special meeting is not approved, neither Proposals A or B nor Proposals 1, 2 and 3 above will be implemented, even though one or more of them receive sufficient votes for approval by our stockholders or the Class A Members, respectively. Each of our stockholders is also a Class A Member holding an identical number of shares and memberships.

The foregoing items of business are more fully described in the joint proxy statement accompanying this notice, which you are encouraged to read carefully.

We anticipate that the proxy solicitation materials will be mailed on or about [                    ], 200[5] to all stockholders entitled to vote at the special meeting. Only stockholders of record at the close of business on [                    ], 200[5] are entitled to notice of, and to vote at, the special meeting of stockholders.

A joint proxy statement, proxy card, proxy envelope and return envelope accompany this notice.

YOUR VOTE IS VERY IMPORTANT. We cannot complete the General Atlantic transaction or the proposed merger unless the merger agreement (which is proposal 1) and proposals 2 and 3 are approved by the affirmative vote of holders of a majority of the shares of our common stock outstanding on the close of business

on [                    ], 200[5]. Our obligations to complete the General Atlantic transaction are also subject to the satisfaction or waiver of several other conditions to the merger, including receiving approval from regulatory agencies. Whether or not you plan to attend the special meeting, please complete and promptly return the accompanying proxy card in the enclosed postage paid envelope in accordance with the instructions. You may also vote your shares by telephone, using a toll-free number, or by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on [                    ], 2006. This joint proxy statement contains instructions for using these convenient services. Returning the proxy card does not deprive you of your right to attend the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

If the merger agreement and the other proposals are approved by our stockholders and the Class A Members of the Exchange approve Proposals A and B, the parties intend to close the merger as soon as possible after the special meeting and after all of the conditions to closing the merger are satisfied or waived, if permissible under applicable law.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

GARY RIZZI

Corporate Secretary

Dated: [                    ], 2005

NEW YORK MERCANTILE EXCHANGE, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of special meeting of Class A Members

of New York Mercantile Exchange, Inc.

to be Held [                    ], [                    ], 2006

To the Class A Members of New York Mercantile Exchange, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of Class A Members (the “Class A Members”) of New York Mercantile Exchange, Inc. (the “Exchange”), a Delaware corporation, will be held on [                    ], [                    ], 2006, at [    ] p.m. (New York time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

A. To consider and vote upon a proposal to approve a new certificate of incorporation which amends and restates the existing certificate of incorporation of the Exchange; and

B. To consider and vote upon a proposal to approve new bylaws which amend and restate the existing bylaws of the Exchange.

Approval of each of Proposals A and B above is conditioned on the approval of each such proposal. Therefore, you should consider Proposals A and B together. If either of Proposals A and B is not approved, neither of them will be implemented, even though one of them receives sufficient member votes for approval.

In addition, each of Proposals A and B above is further conditioned upon the approval of each of three proposals to be voted on by the stockholders of NYMEX Holdings, Inc. (“NYMEX”) at the special meeting of stockholders (the “Holdings special meeting”) to be held on [                    ], [                    ], 2006, at [    ] p.m. (New York time). These three proposals, which are referred to as Proposals 1, 2 and 3, are described in detail on pages [    ], [    ] and [    ], respectively. If any of Proposals 1, 2 or 3 to be voted on by the stockholders at the Holdings special meeting is not approved, none of Proposals 1, 2 and 3 nor Proposals A or B above will be implemented, even though one or more of them receive sufficient votes for approval by our Class A Members or the stockholders, respectively. Each of our Class A Members is also a stockholder of NYMEX holding an identical number of shares and memberships.

The foregoing items of business are more fully described in the joint proxy statement accompanying this notice, which you are encouraged to read carefully.

We anticipate that the proxy solicitation materials will be mailed on or about [                    ], 200[5] to all Class A Members entitled to vote at the special meeting. Only Class A Members of record at the close of business on [                    ], 200[5] are entitled to notice of, and to vote at, the special meeting of Class A Members.

A joint proxy statement, proxy card, proxy envelope and return envelope accompany this notice.

YOUR VOTE IS VERY IMPORTANT. The General Atlantic transaction cannot be completed unless proposals A and B are approved by the affirmative vote of owners of a majority of the Class A memberships outstanding on the close of business on [                    ], 200[5]. Whether or not you plan to attend the special meeting, please complete and promptly return the accompanying proxy card in the enclosed postage paid envelope in accordance with the instructions. You may also vote your memberships by telephone, using a toll-free number, or by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on [                    ], 2006. This joint proxy statement contains instructions

for using these convenient services. Returning the proxy card does not deprive you of your right to attend the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

By Order of the Board of Directors of

New York Mercantile Exchange, Inc.

GARY RIZZI

Corporate Secretary

Dated: [                    ], 2005

PAGE
SUMMARY OF THE JOINT PROXY STATEMENT	4
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	14
QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES	19
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	20
BACKGROUND AND REASONS FOR THE GENERAL ATLANTIC TRANSACTION AND THE MERGER	21
TERMS OF THE GENERAL ATLANTIC TRANSACTION AGREEMENTS	25
PROPOSAL 1 - APPROVAL OF AGREEMENT AND PLAN OF MERGER	36
PROPOSAL 2 - APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX HOLDINGS, INC.	40
PROPOSAL 3 - APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF NYMEX HOLDINGS, INC.	45
PROPOSAL A - APPROVAL OF THE NEW EXCHANGE CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NEW YORK MERCANTILE EXCHANGE, INC.	48
PROPOSAL B - APPROVAL OF THE NEW EXCHANGE BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF NEW YORK MERCANTILE EXCHANGE, INC.	50
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT	55
MANAGEMENT	56
STOCKHOLDER PROPOSALS	63
OTHER MATTERS	63
WHERE YOU CAN FIND MORE INFORMATION	63
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	64
APPENDIX A - Agreement and Plan of Merger
APPENDIX B - Amended and Restated Certificate of Incorporation of NYMEX Holdings, Inc.
APPENDIX C - Amended and Restated Bylaws of NYMEX Holdings, Inc.
APPENDIX D - Stock Purchase Agreement
APPENDIX E - Form of Investor Rights Agreement
APPENDIX F - Form of Registration Rights Agreement
APPENDIX G - Amended and Restated Certificate of Incorporation of New York Mercantile Exchange, Inc.
APPENDIX H - Amended and Restated Bylaws of New York Mercantile Exchange, Inc.
APPENDIX I - Annual Report on Form 10-K for the Year Ended December 31, 2004
APPENDIX J - Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005

SUMMARY OF THE JOINT PROXY STATEMENT

This summary highlights information from this joint proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document for a more complete understanding of the General Atlantic transaction, the merger agreement and the transactions contemplated thereby. In particular, you should read the documents attached to this joint proxy statement, including the agreement and plan of merger, the new certificates of incorporation for each of NYMEX Holdings, Inc. (“NYMEX”) and the New York Mercantile Exchange, Inc. (the “Exchange”), the new bylaws for each of NYMEX and the Exchange, the stock purchase agreement, the investor rights agreement and the registration rights agreement, which are attached as Appendices A through H, and made a part of this joint proxy statement.

General Atlantic Transaction

On November 14, 2005, General Atlantic Partners 82, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, GAP Coinvestments III, LLC, a Delaware limited liability company, GAP Coinvestments IV, LLC, a Delaware limited liability company, and GAPCO GmbH & Co. KG, a German limited partnership, which collectively we refer to as General Atlantic, and NYMEX entered into a stock purchase agreement (the “Purchase Agreement”), the full text of which is attached as Appendix D.

Pursuant to the terms and conditions of the Purchase Agreement, we agreed to sell 8,160,000 shares of our newly-created Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to General Atlantic for an aggregate purchase price of $135 million. We refer to this sale of Series A Preferred Stock as the General Atlantic transaction. The Series A Preferred Stock will represent 10% of NYMEX’s outstanding capital stock immediately following its issuance. The General Atlantic transaction values NYMEX’s equity at $1.35 billion, without giving effect to the value of the Class A memberships. Following completion of the General Atlantic transaction, General Atlantic will not own any Class A memberships, which will remain with the current owners of Class A memberships (the “Class A Members”) in the Exchange.

For a more complete description of the Purchase Agreement see “Terms of the General Atlantic Transaction Agreements—The Stock Purchase Agreement” beginning on page [ ].

Use of Proceeds

The gross proceeds from the General Atlantic transaction will be distributed to NYMEX stockholders in the form of an extraordinary cash distribution (the “Special Dividend”). As described in Proposal 1 on page [    ], NYMEX will effectively “split” its stock so that each NYMEX stockholder will receive 90,000 shares of common stock in exchange for each existing share of NYMEX common stock. Accordingly, each stockholder will receive approximately $165,000 per share on a pre-split basis or approximately $1.84 per share on a post 90,000-for-1 split basis. General Atlantic will not participate in that distribution.

Series A Preferred Stock

The board of directors has approved the terms of the Series A Preferred Stock, as set forth in detail in Article FOURTH of the New Certificate of Incorporation (as defined below), attached as Appendix B.

Pursuant to the terms and conditions of the Series A Preferred Stock:

•	the holders of Series A Preferred Stock will be entitled to vote, on an as-if converted basis, on all matters entitled to be voted on by holders of shares of common stock voting together as a single class with the common stock;

•	so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, then (i) prior to an initial public offering, General Atlantic will be entitled to designate and elect one director of NYMEX and the Exchange, and (ii) following an initial public offering, General Atlantic will be entitled to nominate, and our board of directors will unanimously recommend that our stockholders elect, one director of NYMEX and the Exchange. In addition, so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it, in the aggregate, then General Atlantic will be entitled to designate one nonvoting observer to the boards of directors;

•	the holders of Series A Preferred Stock will be entitled to receive, on an as-if converted basis, all dividends or other distributions made to the holders of shares of common stock, but the holders of Series A Preferred Stock will not participate in the Special Dividend;

•	if we have not consummated an initial public offering on or prior to June 30, 2008, all accrued and unpaid dividends will be paid by us, in cash or stock at the option of NYMEX, to the holders of the Series A Preferred Stock no later than September 30, 2008, at an annual rate of 5.5% from the date of issuance. In addition, at the end of each quarter following June 30, 2008, we will pay in cash dividends at an annual rate of 5.5%;

•	if we consummate an initial public offering on or prior to the June 30, 2008, then no dividends will be payable or paid with respect to the shares of Series A Preferred Stock;

•	if on or prior to the fifth anniversary of the closing of the General Atlantic transaction we have not consummated an initial public offering or a sale, merger or other business combination, then the holders of the majority of the shares of the Series A Preferred Stock will have the right to cause NYMEX to redeem all of the shares of Series A Preferred Stock; and

•	so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, certain major actions may not be undertaken without the consent of General Atlantic, such as:

•	certain sales, mergers or other business combinations of NYMEX;

•	the issuance of any shares of capital stock of NYMEX ranking senior to or pari passu with the Series A Preferred Stock;

•	the creation, incurrence, issuance, assumption or guarantee of any indebtedness if our ratio of consolidated indebtedness to

NYMEX’s earnings before interest, taxes, depreciation and amortization, generally referred to as EBITDA, would exceed 2:1 on a pro forma basis; and

•	any change in the size of the board of directors or any creation or change in the size of any committee of the board of directors.

For a more complete description of the Series A Preferred Stock see “Terms of the General Atlantic Transaction Agreements—The Series A Preferred Stock” beginning on page [ ].

Investor Rights Agreement	At closing, NYMEX and General Atlantic will enter into an investor rights agreement (the “Investor Rights Agreement”), the full text of which is attached as Appendix E.

Pursuant to the terms and conditions of the Investor Rights Agreement:

•	until the consummation of an initial public offering or the second anniversary of the closing of the General Atlantic transaction, whichever is earlier, General Atlantic agrees not to sell, assign or otherwise transfer any of its shares of our capital stock, unless the transfer is made to certain permitted transferees;

•	General Atlantic may purchase additional shares of NYMEX capital stock, on a pro-rata basis, in any future issuance by us prior to the consummation of an initial public offering, subject to certain specified exceptions;

•	if we file a registration statement in connection with an initial public offering after the closing of the General Atlantic transaction, we may offer to each of our stockholders, including General Atlantic, the right to participate, on a pro-rata basis, in such initial public offering;

•	if at any time after the second anniversary of the closing of the General Atlantic transaction, but prior to the consummation of an initial public offering, General Atlantic wishes to transfer any of its shares to a third party purchaser, they must first offer such shares first to us; and

•	General Atlantic is prohibited from engaging in certain restricted activities, including the following, until the standstill period expires on the fifth anniversary of the closing of the General Atlantic transaction or, if earlier, the date on which General Atlantic owns less than 4,080,000 shares of common stock (assuming the conversion of the Series A Preferred Stock):

•	acquire any shares of NYMEX capital stock, if after such acquisition General Atlantic would hold greater than 20% of the voting power of us. In addition, prior to an initial public offering, General Atlantic has agreed that it will not acquire any shares except with the consent of our board;

•	propose any sale transaction involving NYMEX; and

•	solicit stockholders to nominate any person for election as a director or seek the removal or resignation of any director, except in certain circumstances.

For a more complete description of the Investor Rights Agreement see “Terms of the General Atlantic Transaction Agreements—The Investor Rights Agreement “ beginning on page [ ].

Registration Rights Agreement	At closing, NYMEX and General Atlantic will enter into a registration rights agreement (the “Registration Rights Agreement”), the full text of which is attached as Appendix F.

Pursuant to the terms and conditions of the Registration Rights Agreement:

•	at any time following 180 days after an initial public offering, General Atlantic is entitled to two “demand” registration rights;

•	at any time following 180 days after an initial public offering, General Atlantic is entitled to “piggyback” registration rights;

•	at any time following 180 days after an initial public offering (if we are eligible to use Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”)), General Atlantic is entitled to Form S-3 registration rights;

•	General Atlantic is also subject to the same “lock-up” provisions as our other stockholders who are receiving series A-1, A-2 and A-3 common stock. One-third of General Atlantic’s shares will be subject to such transfer restrictions for 180 days after the initial public offering, one-third will be subject to such transfer restrictions for 360 days thereafter and one-third will be subject to such transfer restrictions for 540 days thereafter; and

•	we will generally be required to pay for all expenses in connection with such registrations, except for underwriting discounts and commissions.

For a more complete description of the Registration Rights Agreement see “Terms of the General Atlantic Transaction Agreements—The Registration Rights Agreement” beginning on page [ ].

The Merger

To facilitate the General Atlantic transaction, NYMEX will merge with NYMEX Merger Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of NYMEX (“Merger Sub”). Merger Sub will be the surviving corporation and will be renamed NYMEX Holdings, Inc.

The Parties:

NYMEX is the parent company of, and holds the sole outstanding Class B membership in, the Exchange. The Class B membership in the Exchange holds all voting and economic rights in the Exchange. Class A memberships in the Exchange are your trading rights but are not entitled to any voting or economic rights in the Exchange. Currently the common stock of NYMEX and the corresponding Class A membership interest in the Exchange are “stapled” and therefore may only be transferred jointly.

The Exchange is the largest physical commodity exchange in the world, offering futures and options trading in energy and metals contracts and clearing services for off-exchange energy transactions. Through a combination of open outcry floor trading and the NYMEX ACCESS® and NYMEX ClearPort® electronic trading platforms, a wide range of crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, and platinum markets are available virtually 24 hours each day.

NYMEX Merger Sub, Inc. is a newly-formed and wholly-owned subsidiary of NYMEX. Merger Sub was formed for the purpose of effecting the merger. Merger Sub has no operating history and nominal assets, liabilities and capitalization.

The principal place of business of each of NYMEX and Merger Sub is One North End Avenue, New York, New York 10282-1101, telephone (212) 299-2000.

For a more complete description of the merger see Proposal 1 beginning on page [ ].

Reasons for the Merger

NYMEX has chosen to complete a merger in connection with the General Atlantic transaction as a mechanism to (i) create a new capital structure, including the 90,000-for-1 “split,” (ii) amend our existing certificate of incorporation (the “Existing Certificate of Incorporation”) and bylaws (the “Existing Bylaws”), and (iii) to implement certain transfer restrictions on shares of our common stock.

For a more complete description of the reasons for the merger see “Questions and Answers about the Special Meeting—Why is the board of directors proposing the merger?” beginning on page [ ].

Merger Consideration

In the merger, each of our stockholders will receive 90,000 shares of the common stock of the surviving corporation, comprised of (x) 30,000 shares of Series A-1 Common Stock, (y) 30,000 shares of Series A-2 Common Stock and (z) 30,000 shares of Series A-3 Common Stock, which we refer to in each case as restricted common stock, in exchange for each share of common stock owned by such stockholder.

Recommendation of the Board of Directors

After careful consideration, the NYMEX board of directors has unanimously approved the General Atlantic transaction and it has determined that the General Atlantic transaction, the merger, the amended and restated certificate of incorporation (the “New

Certificate of Incorporation”) and amended and restated bylaws of NYMEX (the “New Bylaws”) and the other proposals are advisable, fair to and in the best interests of, NYMEX and its stockholders. The NYMEX board of directors recommends that the stockholders vote “FOR” the proposal to approve the Merger Agreement and the proposal to approve the New Certificate of Incorporation and the New Bylaws. The Exchange’s board of directors has determined that the proposal to amend and restate the certificate of incorporation of the Exchange (the “New Exchange Certificate of Incorporation”) and the bylaws of the Exchange (the “New Exchange Bylaws”) is advisable, fair to and in the best interests of, the Exchange and its members. The Exchange board of directors recommends that the Class A Members vote “FOR” the proposal to approve the New Exchange Certificate of Incorporation and New Bylaws.

Composition of Board of Directors

Immediately following the General Atlantic transaction, the board of directors of each of NYMEX and the Exchange will consist of fifteen (15) directors. Pursuant to the Purchase Agreement, Mr. William E. Ford will be the General Atlantic designee to both boards of directors. Messrs. Mitchell Steinhause, our Chairman of the board of directors, and Richard Schaeffer, our Vice Chairman of the board of directors, will remain members of the board of directors. In addition, Dr. James Newsome, our President, will become chief executive officer and a member of the board of directors. The Exchange’s board of directors will consist of the same members who serve on NYMEX’s board of directors.

The board of directors shall also consist of members from each of the following categories: one (1) from the Floor Broker Group, one (1) from the Futures Commission Merchant Group, one (1) from the Trade Group, one (1) from the Local Trader Group, one (1) from the At Large Group, two (2) from the Equity Holder Group, and one (1) additional director from any category, other than Equity Holder Group or Public Director, who will serve in the At Large Group. In addition, there will be three (3) Public Directors.

In order to reduce the board from its current twenty-five (25) directors, the board members have agreed that the current board members will select three (3) of the five (5) current Public Directors. The three (3) selected Public Directors and Messrs. Steinhause, Schaeffer, Ford and Dr. Newsome will select eight (8) of the remaining directors from among the current directors who occupy the categories required to join the newly-constituted board of directors. Additionally, we have eliminated the staggered board such that each director will serve concurrent one-year terms. While it is not possible to say who (other than Dr. Newsome, and Messrs. Steinhause, Schaeffer and Ford) will be the directors post-closing, with the exception of Mr. Ford and Dr. Newsome, they will be selected from the current directors.

For the biographical information of all current directors, Dr. Newsome and Mr. Ford see “Management—Directors and Executive Officers” beginning on page [ ].

Interests of Directors and Executive Officers in the Merger

Our directors, other than our Public Directors, own shares of NYMEX common stock and Class A memberships in the Exchange, and to that extent their interest in the transactions discussed in this joint proxy statement is the same as the interest of our stockholders generally. Our directors will be subject to the same transfer restrictions as our stockholders generally. Additionally, Messrs. Steinhause and Schaeffer are assured to remain on the board of directors while the other current directors will be subject to the selection process described above. Dr. Newsome is also assured of becoming chief executive officer and a member of the board of directors upon the closing of the General Atlantic transaction.

As of November 22, 2005, our directors beneficially owned 39 shares of our outstanding common stock, representing approximately 4.8% of the outstanding shares of common stock.

Material Conditions	The material conditions to the closing of the merger include, among other things:

•	the approval of NYMEX’s stockholders of Proposals 1, 2 and 3 and the Class A Members of Proposals A and B (which is the reason you received this joint proxy statement); and

•	the satisfaction or waiver of the conditions set forth in the Purchase Agreement, which include:

•	the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and

•	obtaining any required consents from, or submitting any required filings with, the Commodity Futures Trading Commission (the “CFTC”).

New Certificate of Incorporation

The New Certificate of Incorporation will differ from the Existing Certificate of Incorporation. The New Certificate of Incorporation will provide for, among other things, (a) a fifteen (15) member board of directors; (b) an increase in the number of authorized shares of stock to 208,160,000 shares, which includes 200,000,000 shares of common stock and 8,160,000 shares of Series A Preferred Stock; (c) the imposition of certain restrictions upon the transfer of the common stock; (d) the elimination of the authority of the board of directors and the stockholders with respect to certain member core rights of the Exchange (as described in Proposal B beginning on page [    ]); (e) the denial of the ability of our common stockholders to consent in writing to the taking of any action; (f) the concurrent authority of the board of directors to adopt, amend, alter, change or repeal the bylaws of the surviving corporation (the “New Bylaws”), attached as Appendix C; and (g) the “de-stapling” of the common stock from the Class A memberships in the Exchange (currently our common stock and the corresponding Class A membership interest in the Exchange may only be transferred jointly, which we refer to as “stapled”).

Transfer Restrictions

To avoid creating an accidental illiquid market in our common stock following the “de-stapling,” we will be imposing new restrictions upon the transfer of our common stock that will be in effect until we conduct an initial public offering. Until we conduct an initial public offering, the shares of restricted common stock that our current stockholders will be issued as a result of the merger will be transferable only to (x) an owner of one or more Class A memberships issued by the Exchange, (y) General Atlantic or (z) NYMEX or the Exchange. However, General Atlantic has agreed not to acquire any additional shares without the approval of the board of directors.

Pursuant to the terms of the New Certificate of Incorporation, in the event we do conduct an initial public offering, additional restrictions upon the transfer of NYMEX common stock are intended to create an orderly market in NYMEX common stock. The shares of restricted common stock that our current stockholders will be issued as a result of the merger will not be transferable after the initial public offering during certain Restricted Periods. These restrictions are similar to customary underwriter lock-ups in initial public offerings such as those implemented in the recent Chicago Board of Trade offering. General Atlantic has agreed to the same lock-up provisions as well. With certain exceptions, the term “Restricted Period” means each of the periods commencing on the date of the initial public offering and ending:

(x)	with respect to 1/3 of your shares, which will be called Series A-1 Common Stock, 180 days thereafter;

(y)	with respect to 1/3 of your shares, which will be called Series A-2 Common Stock, 360 days thereafter; and

(z)	with respect to 1/3 of your shares, which will be called Series A-3 Common Stock, 540 days thereafter.

None of the shares of restricted common stock will be subject to restrictions on transfer as of the 540th day after the initial public offering. Immediately following the expiration of the relevant Restricted Period, the applicable shares of restricted common stock will automatically convert, without any action by the holder, into the same number of shares of unrestricted common stock.

For a more complete description of the transfer restrictions see Proposal 2 beginning on page [ ].

New Bylaws

The New Bylaws will differ from our current bylaws (the “Existing Bylaws”) to provide for, among other things, (a) the limitation of the ability of stockholders to call special meetings to only those holders of a majority of the voting stock; (b) the imposition of certain advance notice requirements for business desired to be conducted at the annual meeting; and (c) supermajority voting requirements for certain amendments to the New Bylaws.

New Exchange Certificate of Incorporation

The New Exchange Certificate of Incorporation will differ from the current certificate of incorporation of the Exchange to provide for, among other things, (a) the elimination of the authority of the Exchange’s board of directors or NYMEX (as the sole Class B Member) with respect to certain member core rights of the Exchange and (b) the “de-stapling” of the Class A memberships from the common stock of NYMEX.

New Exchange Bylaws

The New Exchange Bylaws will differ from the current bylaws of the Exchange to provide for, among other things, (a) the protection of member core rights with respect to open outcry trading; (b) the limitation of the members’ ability to call special meetings to the taking of only those actions related to the protection of open outcry trading; (c) the limitation of members’ authority to amend, modify, eliminate or waive the New Exchange Bylaws to only those matters related to the protection of open outcry trading; and (d) a fifteen (15) member board of directors that is identical to the board of directors of NYMEX.

U.S. Federal Income Tax Consequences

We expect that the merger and the Special Dividend should be treated for U.S. federal income tax purposes as a tax-free reorganization and a distribution with respect to stock, respectively. Accordingly, you should not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your common stock for restricted common stock in the merger. Additionally, the Special Dividend should be treated as a dividend to the extent of our current and accumulated earnings and profits. To the extent that the amount of the Special Dividend exceeds our current and accumulated earnings and profits, the Special Dividend should be treated first as a tax-free return of capital to the extent of your adjusted tax basis in your common stock, and thereafter as capital gain.

For a more complete description of the U.S. Federal Income Tax Consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page [ ].

Required Vote

The affirmative vote of the holders of a majority of our shares of common stock outstanding is required to approve (i) the Merger Agreement and the merger, (ii) the New Certificate of Incorporation, and (iii) the New Bylaws.

In addition, the affirmative vote of the owners of a majority of the Class A memberships in the Exchange is required to approve (i) the New Exchange Certificate of Incorporation and (ii) the New Exchange Bylaws.

Neither the General Atlantic transaction nor the merger will be implemented unless each of the foregoing items are approved by the owners of a majority of our shares of common stock outstanding and the holders of a majority of the Class A memberships in the Exchange, respectively.

Termination of the Purchase Agreement

Even if our stockholders approve the Merger Agreement, the New Certificate of Incorporation and the New Bylaws, the Purchase Agreement may be terminated by mutual consent, or either by us or General Atlantic under certain specified circumstances.

For example, the Purchase Agreement may be terminated either by us or General Atlantic if the closing of the General Atlantic transaction has not occurred by 5:00 p.m., New York time, on March 31, 2006, unless such date is extended by the mutual written consent of us and General Atlantic.

If the Purchase Agreement is terminated prior to closing, neither the General Atlantic transaction nor the merger will be consummated.

For a more complete description of the termination provisions in the Purchase Agreement see “Terms of the General Atlantic Transaction Agreements—The Stock Purchase Agreement—Termination” beginning on page [    ].

Payment of Termination Fee	We have no “break-up fee,” expense reimbursement or other financial obligation in the event the transaction does not occur.

Regulatory Matters

The merger is subject to U.S. and, if necessary, similar foreign antitrust laws. Under the HSR Act, each of NYMEX and General Atlantic must file notification and report forms with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, and certain waiting periods must be terminated or expire before the merger can be completed. The applicable waiting period will be thirty (30) days beginning on the date after filing by both parties, unless earlier terminated or extended by a request for additional information. In addition, we have determined to obtain certain approvals from the CFTC in order to complete the General Atlantic transaction.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:    Why is the board of directors proposing a private equity investment?

A:    A private equity investment, such as the General Atlantic transaction, if completed, would serve as the next step in our continuing transformation, which began with our demutualization in 2000, to allow our members the opportunity to realize the equity value of their holdings. The investment will facilitate an initial public offering of our stock, continued international expansion via acquisition and strategic partnerships or other strategic transactions in the future.

We have recently experienced robust trading volume that has brought record sale prices for membership seats in the Exchange. A private equity investment provides an additional and more substantial benchmark valuation of us. It also serves as an endorsement and validation of our open outcry trading model. In addition, we will benefit from having a highly credible investor with a strong reputation that also has an economic stake in our future. Furthermore, a private equity firm, such as General Atlantic, will provide us with a broad infrastructure of resources and experience to help us implement our long-term strategic goals, such as an initial public offering.

Q:    Why does the board of directors believe General Atlantic is the best partner for us?

A:    The board of directors believes the General Atlantic transaction provides us with the right balance between experience and market credibility, open outcry trading protection, and an attractive valuation. General Atlantic is a leading global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. General Atlantic has the right combination of exchange sector experience, capital markets expertise and global business knowledge to help us generate the highest possible value for our stockholders. In particular, General Atlantic is interested in working with us to augment our open outcry trading model and to develop opportunities in market data, clearing and complementary electronic trading. General Atlantic has stated that the strength of our open outcry trading model is one of the reasons they are interested in investing in us. Throughout our negotiations, General Atlantic has fully supported our open outcry trading model and has agreed to the protections that will be incorporated into the New Exchange Bylaws (for a more complete description of the open outcry trading protections see Proposal B beginning on page [    ]). General Atlantic will also offer us guidance as we seek to improve our operations, technological infrastructure, finance team and corporate governance structure.

Having helped numerous companies execute initial public offerings, General Atlantic has the resources to assist us in preparing and executing an initial public offering if our stockholders ultimately determine to follow that path. Mr. William E. Ford, President and a Managing Director of General Atlantic, will join NYMEX’s board of directors upon closing pursuant to the terms of the Purchase Agreement. Mr. Ford is a seasoned public company director and with his presence on the board of directors, General Atlantic’s resources will be at our disposal. We will benefit greatly from the experience of General Atlantic and Mr. Ford. Additionally, General Atlantic typically remains invested in companies for several years after their initial public offering, sharing the same continuing interests in ongoing value enhancement as all other stockholders.

In sum, the board of directors believes that a partnership with General Atlantic will create value for the market participants and stockholders in NYMEX because General Atlantic has:

•	a successful track record as an active, value added investor;

•	highly relevant experience investing in financial services companies and exchanges;

•	comfort in being a minority, non-controlling investor; and

•	a partnership approach to its portfolio companies.

Q:    Why am I receiving this proxy solicitation?

A:    The enclosed proxy is being solicited on behalf of NYMEX and the Exchange for use at the Holdings special meeting and the Exchange special meeting, respectively, and any adjournment(s) thereof, for the purposes set forth herein and in the accompanying (i) Notice of special meeting of Stockholders of NYMEX and (ii) Notice of special meeting of Class A Members of the Exchange.

Q:    Why aren’t we undertaking an initial public offering at this time?

A:    The board of directors believes that partnering with General Atlantic will facilitate an initial public offering by making us more attractive to investors if our stockholders choose to pursue an initial public offering. An investment in us by General Atlantic serves as an endorsement and validation of our open outcry trading model by a leading private equity firm. Furthermore, General Atlantic has the resources and experience to assist us in preparing and executing an initial public offering. While there are no guarantees, we believe that partnering with General Atlantic will result in a higher valuation of us, on a short-term and long-term basis, than if we undertake an initial public offering at this time.

Q:    Will we conduct an initial public offering without an additional stockholder vote?

A:    No. While the General Atlantic transaction is being proposed in part to position us for an initial public offering, if we ultimately decide to conduct an initial public offering, we will convene another meeting of our stockholders. We will only conduct an initial public offering with the approval of our stockholders.

Q:    Why is the board of directors proposing the merger?

A:    We have chosen to complete a merger as a mechanism to create a new capital structure, amend the Existing Certificate of Incorporation and Bylaws, and impose restrictions upon the transfer of our common stock. The proposed merger must be approved in order to approve the General Atlantic transaction.

To facilitate the General Atlantic transaction, we need to create a new capital structure. We currently have only 816 shares of authorized common stock, all of which have been issued, and no authorized shares of preferred stock. We need to create a new series of preferred stock to sell to General Atlantic pursuant to the terms of the Purchase Agreement.

In addition, as a condition to closing the General Atlantic transaction, we must amend the Existing Certificate of Incorporation and the Existing Bylaws. By adopting the New Certificate of Incorporation and New Bylaws with certain modifications that differ from the provisions of the Existing Certificate of Incorporation and the Existing Bylaws (as described in detail in Proposal 2 and Proposal 3 beginning on pages [    ] and [    ], respectively), we will be able to implement the new capital structure described above. Furthermore, this will also enable us to adopt other provisions that are more consistent with the provisions of the certificate of incorporation and bylaws of a public company.

Q:    What is the Record Date for the special meeting?

A:    The owners of record of common stock at the close of business on [                    ], 200[5] (the “Record Date”), are entitled to notice of and to cast their vote at the special meeting.

The owners of record of memberships in the Exchange at the close of business on the Record Date are entitled to notice of and to vote at the Exchange special meeting.

Q:    What am I voting on at the special meeting?

A:    As a stockholder of NYMEX you will cast your vote(s) for:

1.	A proposal to approve the Merger Agreement, pursuant to which NYMEX will be merged with Merger Sub, with Merger Sub as the surviving corporation;

2.	A proposal to approve the New Certificate of Incorporation which amends and restates the Existing Certificate of Incorporation as set forth herein; and

3.	A proposal to approve the New Bylaws which amend and restate the Existing Bylaws as set forth herein.

As a Class A Member of the Exchange you will cast your vote(s) for:

A.	A proposal to approve the New Exchange Certificate of Incorporation which amends and restates the Exchange’s existing certificate of incorporation; and

B.	A proposal to approve the New Exchange Bylaws which amend and restate the Exchange’s existing bylaws.

Q:    How do I cast my vote at the Holdings special meeting?

A:    You may cast your vote in person at the Holdings special meeting or by your signed, written proxy. You have been provided with the number of proxy cards and proxy envelopes equal to the number of shares of common stock held by you, which corresponds to the number of Class A memberships that you own or that are registered in your name under an ABC Agreement as of the Record Date. Stockholders shall follow the following procedures for voting by proxy. For a complete description of an ABC Agreement see “Information Regarding Beneficial Ownership of Principal Stockholders, Directors, and Management” beginning on page [    ].

1. Complete the proxy card indicating your vote with respect to the approval of the Agreement and Plan of Merger, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 1—“APPROVAL OF AGREEMENT AND PLAN OF MERGER.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 SHARES OUTSTANDING IS REQUIRED TO APPROVE THE AGREEMENT AND PLAN OF MERGER. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

2. Complete the proxy card indicating your vote with respect to the approval of the New Certificate of Incorporation, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 2—“APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 SHARES OUTSTANDING IS REQUIRED TO APPROVE THE NEW CERTIFICATE OF INCORPORATION. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

3. Complete the proxy card indicating your vote with respect to the approval of the New Bylaws, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 3—“APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF NYMEX.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 SHARES OUTSTANDING IS REQUIRED TO APPROVE THE NEW BYLAWS. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

4. Insert the proxy card into the proxy envelope, sign and seal the proxy envelope. Make certain that you complete the proxy printed on the back of the proxy envelope. Please note that the date must be inserted, and you must sign and print your name on the proxy envelope where indicated. If the proxy envelope and proxy card are not properly filled out, each will be null and void.

5. Only one (1) proxy card may be inserted into each proxy envelope. If more than one proxy card is inserted into a proxy envelope, all such proxies will be null and void. Any proxy card received by the Office of the Corporate Secretary without the enclosed proxy envelope will be null and void.

6. If the number of proxy cards submitted by a stockholder exceeds the number of shares of common stock owned by or registered to such stockholder by virtue of an ABC Agreement, the proxy(ies) bearing the latest date(s) shall be presumed to revoke all proxy(ies) bearing earlier dates.

7. If the number of proxy cards submitted by a stockholder exceeds the number of shares of common stock owned by or registered to such stockholder by virtue of an ABC Agreement and such proxy(ies) each bear the same date, all proxy(ies) signed by the stockholder shall be null and void.

8. A stockholder who personally attends and casts a vote at the special meeting shall be presumed to have revoked all proxy(ies) previously issued by the stockholder as to the matter on which such vote is cast.

9. In order to be accepted, proxy card(s) must be received by the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, telephone number (212) 299-2372, no later than [        ] p.m. (New York time) on [        ], [            ], 2006. Proxy card(s) received after [        ] p.m. (New York time) on [        ], [            ], 2006 will not be counted. For your convenience, the number of self-addressed, postage-paid envelopes equal to the number of shares held by you are enclosed.

10. Stockholders may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on [    ], [            ], 2006 and must be in the form of the enclosed proxy card and proxy envelope. A stockholder with more than one share of common stock who wishes to vote via fax must submit a separate proxy card and proxy envelope for each share owned or held by virtue of an ABC Agreement in his name.

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such death or incapacity.

Q:    How do I cast my vote at the Exchange special meeting?

A:    You may cast your vote in person at the Exchange special meeting or by your signed, written proxy. You have been provided with the number of proxy cards and proxy envelopes equal to the number of membership interests held by you, which corresponds to the number of Class A memberships that you own or that are registered in your name under an ABC Agreement as of the Record Date. Class A Members shall follow the following procedures for voting by proxy. For a complete description of an ABC Agreement see “Information Regarding Beneficial Ownership of Principal Stockholders, Directors, and Management” beginning on page [    ].

1. Complete the proxy card indicating your vote with respect to the approval of the New Exchange Certificate of Incorporation, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL A—“APPROVAL OF THE NEW EXCHANGE CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF THE EXCHANGE.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 MEMBERSHIP INTERESTS OUTSTANDING IS REQUIRED TO APPROVE THE NEW EXCHANGE CERTIFICATE OF INCORPORATION. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

2. Complete the proxy card indicating your vote with respect to the approval of the New Exchange Bylaws, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL B—“APPROVAL OF THE NEW EXCHANGE BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF THE EXCHANGE.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 MEMBERSHIP INTERESTS OUTSTANDING IS REQUIRED TO APPROVE THE NEW EXCHANGE BYLAWS. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

3. Insert the proxy card into the proxy envelope, sign and seal the proxy envelope. Make certain that you complete the proxy printed on the back of the proxy envelope. Please note that the date must be inserted, and you must sign and print your name on the proxy envelope where indicated. If the proxy envelope and proxy card are not properly filled out, each will be null and void.

4. Only one (1) proxy card may be inserted into each proxy envelope. If more than one proxy card is inserted into a proxy envelope, all such proxies will be null and void. Any proxy card received by the Office of the Corporate Secretary without the enclosed proxy envelope will be null and void.

5. If the number of proxy cards submitted by a Class A Member exceeds the number of membership interests owned by or registered to such Class A Member by virtue of an ABC Agreement, the proxy(ies) bearing the latest date(s) shall be presumed to revoke all proxy(ies) bearing earlier dates.

6. If the number of proxy cards submitted by a Class A Member exceeds the number of membership interests owned by or registered to such Class A Member by virtue of an ABC Agreement and such proxy(ies) each bear the same date, all proxy(ies) signed by the Class A Member shall be null and void.

7. A Class A Member who personally attends and casts a vote at the Exchange special meeting shall be presumed to have revoked all proxy(ies) previously issued by the Class A Member as to the matter on which such vote is cast.

8. In order to be accepted, proxy card(s) must be received by the Office of the Corporate Secretary located at New York Mercantile Exchange, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, telephone number (212) 299-2372, no later than [        ] p.m. (New York time) on [    ], [            ], 2006. Proxy card(s) received after [        ] p.m. (New York time) on [        ], [            ], 2006 will not be counted. For your convenience, the number of self-addressed, postage-paid envelopes equal to the number of Class A memberships you own are enclosed.

9. Class A Members may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on [    ], [            ], 2006 and must be in the form of the enclosed proxy card and proxy envelope. A Class A Member with more than one membership interest who wishes to vote via fax must submit a separate proxy card and proxy envelope for each membership interest owned or held by virtue of an ABC Agreement in his name.

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such death or incapacity.

Q:    Can I change my vote?

A:    Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Corporate Secretary of NYMEX or the Exchange before the taking of the vote at the special meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person. In order to obtain an additional proxy card and proxy envelope to change your vote, written notice must be delivered to the Office of the Corporate Secretary of NYMEX or the Exchange.

Q:    Who is bearing the cost of the solicitation?

A:    We will bear the cost of soliciting proxies. We are soliciting proxies by mail. Directors, officers and employees may solicit proxies personally, by facsimile or by telephone.

Q:    When do you expect to complete the merger and consummate the General Atlantic transaction?

A:    We currently expect to complete the merger and consummate the General Atlantic transaction, if it is approved, immediately following the special meeting on [                    ], 2006.

Q:    When will I receive my new stock certificates?

A:    Following the completion of the merger, you will receive instructions regarding the new shares of common stock.

Q:    Do I have appraisal rights?

A:    No, appraisal rights are not available.

Q:    Where can I find more information about NYMEX or the Exchange?

A:    You can find more information about us from various sources described under “Where You Can Find More Information” on page [    ].

Any questions or requests for assistance regarding the special meeting, this joint proxy statement, the enclosed proxy card or proxy envelope may be directed to: Office of the Corporate Secretary—NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Telephone: (212) 299-2372, Fax: (212) 301-4645.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES

The presence in person or by proxy of the owners of one-third or 272 of NYMEX’s outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Holdings special meeting. The approval of the Merger Agreement, the New Certificate of Incorporation and the New Bylaws each require an affirmative vote of a majority of the 816 shares outstanding. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast.

The presence in person or by proxy of the owners of 150 (representing approximately 18%) of the outstanding membership interests in the Exchange is necessary to constitute a quorum for the transaction of business at the Exchange special meeting. The approval of the New Exchange Certificate of Incorporation and the New Exchange Bylaws each require an affirmative vote of a majority of the 816 membership interests outstanding. Membership interests that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast.

Neither the General Atlantic transaction nor the merger will be implemented unless each of the foregoing items are approved by the holders of a majority of our shares of common stock outstanding and the owners of a majority of the Class A memberships in the Exchange, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement of Series A Preferred Stock to General Atlantic, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX, and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the CFTC; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

BACKGROUND AND REASONS FOR THE GENERAL ATLANTIC TRANSACTION

AND THE MERGER

Background

In January 2005, the NYMEX board of directors started a strategic review process to ensure that NYMEX was best positioned for continued success and that NYMEX would continue to execute its ongoing transformation, which began with its demutualization in 2000.

In March 2005, NYMEX stockholders initiated and held an informal meeting to discuss their views on the future of NYMEX, and advocated specifically that a financial event occur in order to provide liquidity to stockholders as well as strategic flexibility to NYMEX.

On April 18, 2005, NYMEX’s board of directors received an unsolicited preliminary term sheet from two private equity firms, The Blackstone Group and Battery Ventures (“Blackstone/Battery”), acting as a group, to acquire a 20% minority stake in NYMEX at a post-investment equity valuation of $925 million. This prompted the board of directors to request that the previously-established investment banking search committee of the board of directors (the “Investment Banking Committee”) work in conjunction with the executive committee of the board of directors (the “Executive Committee”, together with the Investment Banking Committee, the “Joint Committee”) to explore our strategic alternatives and present recommendations to the board of directors. The Joint Committee was comprised of the following directors of the board: Messrs. Mitchell Steinhause, Richard Schaeffer, Eric Bolling, Joel Faber, E. Bulkeley Griswold, Scott Hess, Kevin McDonnell, Stanley Meierfeld and Gary Rizzi. In addition, members of senior management devoted significant attention to this effort. Some of the other strategic alternatives that we considered included, among other things, moving directly to an initial public offering without a private equity investment, merger or acquisition activity or maintaining the status quo. In order to assist us further, the board of directors engaged legal advisors and placement agents, all of whom have a record of successfully advising exchanges in major transactions. J.P. Morgan Securities Inc. serves as our lead placement agent, and Skadden, Arps, Slate, Meagher & Flom LLP is providing legal counsel to us related to this transaction.

During the months of May, June and July 2005, certain members of senior management and of the Joint Committee considered a list of over twelve top-tier private equity firms with experience in our sector. The Joint Committee heard presentations from five of those firms, each of which expressed an interest in purchasing a minority stake in us. The Joint Committee and the board of directors met numerous times during the summer of 2005 in order to complete the review of our strategic alternatives. JPMorgan and Skadden, Arps participated in most of these meetings.

Throughout the process, the Joint Committee and the board, along with its advisors, conducted a dual-track process—exploring both a potential initial public offering and a potential private equity transaction. Both paths were complementary as the transformation of NYMEX and preparing membership for public status or a private equity partner would require key changes to the capital and board structure, governance, lock-up restrictions, trading rights and management.

In its process, the board expressed the rationale for change as:

•	competitive forces can no longer be ignored;

•	strategic positioning is required for long-term success; and

•	continued path for membership liquidity.

At all times, the board was cognizant that given the dynamic competitive and operating environment, there was a premium on timing for any decision. The basic terms that the board set for any transaction would focus on:

•	price;

•	timing;

•	governance;

•	strategic flexibility;

•	minimal dilution;

•	distribution of entire investment to pre-investment stockholders;

•	de-stapling the stock and the Class A memberships;

•	smaller board with one investor designee, in order to streamline decision making;

•	no break up fee; and

•	preservation of open-outcry and value of trading rights.

After careful consideration and discussion with our advisors, the board of directors permitted Blackstone/Battery to conduct a due diligence review of our business for a three-week period beginning on June 6, 2005.

On July 6, 2005, the board of directors voted to declare and distribute a significant and unprecedented special cash dividend of $81.6 million or $100,000 per share (on a pre-split basis). This extraordinary dividend was paid on August 1, 2005.

Subsequently, General Atlantic was permitted to conduct a due diligence review for a three-week period beginning on July 12, 2005. Following the due diligence reviews by each party, negotiations over the terms of a proposed investment were conducted from August through September during which time the board met often and extensively with JPMorgan and Skadden, Arps.

In August 2005, the board of directors also formed a subcommittee of the Joint Committee (the “Trading Rights Subcommittee”), to evaluate and recommend to the board alternative protections for open outcry trading at the Exchange. The Trading Rights Subcommittee was comprised of the following members of the board: Messrs. Mitchell Steinhause, Eric Bolling, Scott Hess and Kevin McDonnell. Their efforts yielded the trading rights protections detailed on pages [    ].

On August 2, 2005, at a meeting of the Joint Committee, Skadden, Arps provided an update and a comparison of the then-current terms of the investment proposals from both Blackstone/Battery and General Atlantic. On both August 4 and August 31, 2005, Skadden, Arps provided further updates and comparisons to the entire board of directors.

On September 16, 2005, Mr. Michel D. Marks, former Chairman of NYMEX and a current stockholder, 816 Partners LLC, a Delaware limited liability company (“816 Partners”), and their potential private equity financial partner (collectively, the “Marks Investment Group”), provided a preliminary indication of interest in purchasing an undefined stake in us by which they purported to consider valuing our equity at $1.4 billion, subject to due diligence. The Joint Committee had met with the private equity firm that was part of the Marks Investment Group as part of our strategic review process before they became associated with the Marks Investment Group. As part of that process, the Joint Committee had already decided that such private equity firm was not the best partner for us.

On September 18, 2005, the board of directors held a special meeting, attended by JPMorgan and Skadden, Arps, to discuss the current terms of each of the proposed private equity investments by Blackstone/Battery and General Atlantic and the merits of our strategic alternatives. JPMorgan and Skadden, Arps delivered presentations to the board of directors with respect to the merits of the private equity investments and our strategic alternatives.

On the morning of September 20, 2005, the Chairman and Vice Chairman of the board of directors, together with certain members of senior management, JPMorgan and Skadden, Arps, met with the Marks Investment

Group, along with their legal advisors, to discuss their interest in investing in NYMEX. The board of directors was familiar with Mr. Marks from his time as a board member and was not aware of any change at the private equity firm to warrant a re-evaluation of its prior decision not to choose them as a private equity partner. The Marks Investment Group never made a formal bid nor a firm offer for an equity position in us. The Marks Investment Group’s indication of interest was unstructured and incomplete.

At a board meeting held later on September 20, 2005, each of Blackstone/Battery and General Atlantic submitted proposed final term sheets to the board of directors, each of which valued our equity at $1.35 billion post-investment, without giving effect to the value of the Class A memberships. The $1.35 billion equity valuation was an approximately 46% increase from the equity valuation first proposed at the beginning of the process.

After deliberating on the merits of a private equity investment or proceeding with an initial public offering without a private equity investment, the board of directors voted in favor of proceeding with a private equity partner. Following a detailed review of the final terms of the Blackstone/Battery and General Atlantic proposed term sheets and presentations from JPMorgan and Skadden, Arps regarding those submissions, our board of directors determined that a private equity investment from General Atlantic was in our best interests. General Atlantic is well respected in the investment community and would bring great value and expertise to the table. General Atlantic provided the most attractive and complete value equation, consisting of both immediate value and liquidity and long-term value enhancement. Accordingly, on September 20, 2005, we signed a non-binding letter of intent with General Atlantic by which General Atlantic would invest $135 million for a 10% equity stake in NYMEX. The General Atlantic transaction values NYMEX’s equity at $1.35 billion and does not include acquisition of Class A memberships, all of which will remain with the current Class A Members of the Exchange.

On Friday, September 23, 2005, Battery Ventures, not in partnership with The Blackstone Group, proposed to acquire a 5% equity stake in NYMEX at a $1.5 billion equity valuation. On Monday, September 26, 2005, the board of directors met, together with senior management and representatives from JPMorgan and Skadden, Arps, to discuss Battery Ventures’ revised offer. However, based on its belief that General Atlantic would be a much stronger partner than Battery Ventures and that Battery Ventures’ newest proposal contained some unfavorable terms, the board of directors reiterated its commitment to continue moving ahead with the previously—announced General Atlantic transaction.

On September 29, 2005, we held an informational presentation in New York City to introduce General Atlantic to our stockholders and members of the Exchange and to discuss the proposed investment. Mr. Mitchell Steinhause, our Chairman, explained to our stockholders and members that the board of directors had reviewed several strategic options and strongly believes that partnering with General Atlantic is the best choice for us and our stockholders. Mr. William E. Ford, President and a Managing Director of General Atlantic, then described General Atlantic’s experience over the past 25 years investing in over 150 companies, more than 30 of which have completed initial public offerings. Mr. Ford indicated General Atlantic has a $10 billion capital base comprised primarily of long-term investors. This has given General Atlantic the freedom to focus on long-term investments generally lasting for a period of at least 5 years. Mr. Ford also noted that General Atlantic has deep expertise with technology-related businesses and in particular technology related to financial services.

Throughout October and November 2005 the board of directors, together with our financial and legal advisors, negotiated definitive agreements with General Atlantic in connection with the private equity transaction. During the afternoon and early evening of November 14, 2005, the boards of directors of NYMEX and the Exchange reviewed the final terms of the transaction with General Atlantic, including the Purchase Agreement, the Merger Agreement, the New Certificate of Incorporation, the New Bylaws, the New Exchange Certificate of Incorporation and the New Exchange Bylaws. Following discussion, the board of directors of NYMEX unanimously approved the General Atlantic transaction and the New Certificate of Incorporation and New Bylaws, and it declared the transaction advisable and in the best interest of NYMEX and its stockholders and resolved to recommend that the NYMEX stockholders vote to approve the Merger Agreement, the New Certificate of Incorporation and the New Bylaws. At the same time, the board of directors of the Exchange unanimously approved the New Exchange Certificate of Incorporation and New Exchange Bylaws, and it

declared such amended and restated documents advisable and in the best interest of the Exchange and its members and resolved to recommend that the Class A Members vote to approve the New Exchange Certificate of Incorporation and New Exchange Bylaws. NYMEX and General Atlantic then entered into the Purchase Agreement.

Board of Directors Reasons for Recommending the General Atlantic Transaction

The Joint Committee and the board of directors of NYMEX believe choosing General Atlantic as a minority investment partner provides us with the most attractive combination of near-term liquidity for our stockholders, additional long-term value creation and the added perspective that comes from General Atlantic’s principals having served on the boards of many companies that have made the transition from private to public ownership.

Throughout this process, General Atlantic has consistently expressed its excitement at the opportunity to invest in NYMEX and help build on its existing success and prepare for being a public company. General Atlantic, including at the September 29, 2005 informational presentation, stated its belief that NYMEX is:

•	one of the leading commodities trading venues in the world;

•	a powerful, integrated trading and clearing model; and

•	an open-outcry exchange with a robust electronic capability.

The Joint Committee and the board of directors of NYMEX believe that General Atlantic is ideally positioned to assist NYMEX. General Atlantic has:

•	a successful track record as an active, value added investor;

•	highly relevant experience investing in financial services companies and exchanges;

•	comfort in being a minority, non-controlling, investor; and

•	a partnership approach to its portfolio companies.

The Joint Committee and the board of directors believe General Atlantic has the right combination of exchange sector experience, capital markets expertise and global business knowledge to help us generate the highest possible value for our stockholders. In particular, General Atlantic is interested in working with us to augment our open outcry trading model and to develop opportunities in market data, clearing and complementary electronic trading.

The General Atlantic transaction includes financial incentives for us and General Atlantic to work together toward completing an initial public offering of our stock in the future. Having helped numerous companies execute initial public offerings, General Atlantic has the resources to assist us in preparing and executing an initial public offering, if our stockholders ultimately choose to follow that path. Additionally, General Atlantic typically remains invested in companies for several years after their initial public offering, sharing the same continuing interests in ongoing value enhancement as all other stockholders.

NYMEX’s board of directors has unanimously approved the General Atlantic transaction and it has determined that the General Atlantic transaction, the merger, the New Certificate of Incorporation and the New Bylaws and the other proposals to be advisable, fair to and in the best interests of, NYMEX and its stockholders. The NYMEX board of directors recommends that the stockholders vote “FOR” the proposal to approve the Merger Agreement, the New Certificate of Incorporation and the New Bylaws.

The Exchange board of directors has unanimously approved the New Exchange Certificate of Incorporation and the New Exchange Bylaws, and it has determined that the New Exchange Certificate of Incorporation and the New Exchange Bylaws are advisable, fair to and in the best interests of, the Exchange and its members. The Exchange board of directors recommends that the Class A Members vote “FOR” the proposal to approve the New Exchange Certificate of Incorporation and the New Exchange Bylaws.

TERMS OF THE GENERAL ATLANTIC TRANSACTION AGREEMENTS

THE FOLLOWING DESCRIPTION OF THE AGREEMENTS RELATING TO THE GENERAL ATLANTIC TRANSACTION IS INTENDED TO PROVIDE BASIC INFORMATION CONCERNING SUCH AGREEMENTS; HOWEVER, SUCH DESCRIPTION IS NOT A SUBSTITUTE FOR REVIEWING THE AGREEMENTS IN THEIR ENTIRETY. EACH STOCKHOLDER SHOULD READ SUCH DESCRIPTION IN CONJUNCTION WITH THE DOCUMENTS RELATING TO THE GENERAL ATLANTIC TRANSACTION THAT ARE ATTACHED AS APPENDICES A THROUGH H.

The Purchase Agreement

Pursuant to the terms and conditions of the Purchase Agreement, we agreed to sell 8,160,000 shares of our newly-created Series A Preferred Stock to General Atlantic for an aggregate purchase price of $135 million. The terms and relative rights and preferences of the Series A Preferred Stock are set forth in the New Certificate of Incorporation, attached as Appendix B, and are described below under the heading “—Terms of Series A Preferred Stock.”

Immediately upon the closing of the General Atlantic transaction, the shares of the Series A Preferred Stock held by General Atlantic will be convertible, at its option, into 8,160,000 shares of NYMEX’s common stock, and represent 10% of our outstanding capital stock.

Conditions to General Atlantic Transaction

The obligation of NYMEX to issue and sell the Series A Preferred Stock at the closing of the General Atlantic transaction and to perform its other obligations under the Purchase Agreement are subject to certain conditions, including:

•	the representations and warranties of General Atlantic contained in the Purchase Agreement shall be true and correct in all material respects at and on the closing date of the General Atlantic transaction;

•	General Atlantic shall have paid NYMEX the aggregate purchase price for the Series A Preferred Stock;

•	General Atlantic shall have duly executed and delivered to us the Investor Rights Agreement;

•	General Atlantic shall have duly executed and delivered to us the Registration Rights Agreement;

•	all applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted;

•	the approval (x) by our stockholders, of the Merger Agreement, the New Certificate of Incorporation and the New Bylaws, and (y) by the Exchange’s members, of the New Exchange Certificate of Incorporation and the New Exchange Bylaws;

•	all material consents, exemptions, authorizations or filings shall have been obtained and be in full force and effect; and

•	the absence of laws, regulations or orders which prohibit the General Atlantic transaction.

The obligation of General Atlantic to purchase the Series A Preferred Stock at the closing of the General Atlantic transaction and to perform its other obligations under the Purchase Agreement are subject to certain conditions, including:

•	the representations and warranties of NYMEX contained in the Purchase Agreement shall be true and correct in all material respects at and on the closing date of the General Atlantic transaction;

•	we shall have delivered to General Atlantic certificates representing the Series A Preferred Stock registered in the name of General Atlantic;

•	we shall have duly executed and delivered to General Atlantic the Investor Rights Agreement;

•	we shall have duly executed and delivered to General Atlantic the Registration Rights Agreement;

•	the approval (x) by our stockholders, of the Merger Agreement, the New Certificate of Incorporation and the New Bylaws, and (y) by the Exchange’s members, of the New Exchange Certificate of Incorporation and the New Exchange Bylaws;

•	if we had paid any dividends to our stockholders, we shall have paid to General Atlantic its proportionate share of the amount in excess of $5,000,000;

•	we shall have delivered to General Atlantic a customary legal opinion of Skadden, Arps;

•	we shall have delivered to General Atlantic a legal opinion with respect to CFTC regulatory matters;

•	since the date of the Purchase Agreement, there shall have been no material adverse change in the condition of NYMEX other than those adverse changes permitted under the Purchase Agreement;

•	all material consents, exemptions, authorizations or filings shall have been obtained and be in full force and effect;

•	all applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted;

•	the absence of laws, regulations or orders which prohibit the General Atlantic transaction;

•	the size of the NYMEX board of directors shall have been reduced from twenty-five (25) to fifteen (15) directors;

•	Mr. William E. Ford shall have been appointed a member of the board of directors;

•	the common stock and the Class A membership rights that represent trading privileges on the Exchange of our stockholders of record immediately prior to closing shall have been “de-stapled”; and

•	the Class A memberships shall otherwise remain unchanged, subject to the provisions of the New Certificate of Incorporation, the New Exchange Certificate of Incorporation and the New Exchange Bylaws.

Representations and Warranties by NYMEX

NYMEX made a number of representations and warranties in the Purchase Agreement regarding aspects of its business, financial condition, structure and other facts pertinent to the transactions contemplated by the Purchase Agreement.

The representations given by NYMEX cover the following topics, among other things, as they relate to NYMEX and its subsidiaries:

•	corporate organization and its qualification to do business;

•	authorization of the Purchase Agreement, the Investor Rights Agreement, the Registration Rights Agreement, the New Certificate of Incorporation and the New Bylaws;

•	that the transactions contemplated by the General Atlantic transaction do not result in a violation of NYMEX’s organizational documents, laws or contracts;

•	consents and regulatory approvals necessary to complete the General Atlantic transaction and NYMEX’s permits;

•	binding effect of the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreement;

•	litigation;

•	compliance with laws and permits;

•	capitalization;

•	filings and reports with the Securities and Exchange Commission (the “SEC”) and financial statements;

•	material contracts;

•	the absence of material changes or events;

•	taxes;

•	private placement offering;

•	labor and employment matters;

•	employee benefit plans;

•	undisclosed liabilities;

•	intellectual property;

•	privacy of customer information;

•	potential conflicts of interest;

•	outstanding borrowing;

•	environmental matters and applicable laws;

•	insurance coverage;

•	controls over financial reporting;

•	CFTC regulatory matters;

•	stockholder approval;

•	proxy statement; and

•	broker’s, finder’s or similar fees.

Representations and Warranties by General Atlantic

General Atlantic made a number of representations and warranties in the Purchase Agreement regarding aspects of its business, financial condition, structure and other facts pertinent to the transactions contemplated by the Purchase Agreement.

The representations given by General Atlantic cover the following topics, among other things, as they relate to General Atlantic:

•	partnership or company organization and its qualification to do business;

•	authorization of the Purchase Agreement, the Investor Rights Agreement, the Registration Rights Agreement;

•	that the transactions contemplated by the General Atlantic transaction do not result in a violation of General Atlantic’s organizational documents, laws or contracts;

•	consents and regulatory approvals necessary to complete the General Atlantic transaction;

•	binding effect of the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreement;

•	purchase of Series A Preferred Stock for own account;

•	restricted securities;

•	broker’s, finder’s or similar fees; and

•	status as an accredited investor.

The representations and warranties in the Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Purchase Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of the Purchasers.”

Conduct of Business Prior to the Closing

Prior to the closing or earlier termination of the Purchase Agreement, subject to specified exceptions, we agreed to conduct our business in the ordinary course of business and consistent with past practice, with no less diligence and effort than would be applied in the absence of the Purchase Agreement, to use our commercially reasonable efforts to preserve intact our business organization and that of our subsidiaries and to preserve the goodwill of customers, suppliers and all other persons having business relationships with us and our subsidiaries.

In addition, subject to specified exceptions, we agreed not to:

•	engage in any transaction (including, without limitation, capital expenditures) out of the ordinary course of business and consistent with past practice;

•	issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

•	dispose of any of assets or properties except to the extent these are used, retired or replaced in the ordinary course of business;

•	fail to keep in force any permits required by us or any of our subsidiaries to carry on business as currently conducted;

•	fail to keep in force material intellectual property rights required by us or any of our subsidiaries to carry on business as currently conducted;

•	fail to perform all material obligations required to be performed by us or any of our subsidiaries under any of the material contracts (as defined in the Purchase Agreement);

•	enter into transactions with affiliates of us or any of our subsidiaries (other than in transactions related to the clearing of securities in the ordinary course of business);

•	pay any dividends to our stockholders other than a one-time year end dividend not to exceed $30,000,000; provided that General Atlantic (at the closing) will share proportionately in amounts in excess of $5,000,000;

•	redeem the shares of our stockholders other than pursuant to an existing restricted stock purchase agreement with current or former employees;

•	amend the Existing Certificate of Incorporation or the Existing Bylaws; and

•	knowingly take any action or enter into any transaction which has, or would reasonably be expected to have, the effect of intentionally delaying or otherwise impeding the consummation of the transactions contemplated by the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreement.

No Solicitation

Prior to the closing of the General Atlantic transaction, neither we nor our representatives are permitted to, directly or indirectly:

•	solicit, initiate, encourage or facilitate any inquiries or the making of the proposal or offer with respect to an Alternative Proposal (as defined below); or

•	participate in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of us or any of our subsidiaries, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any of our or our subsidiaries’ securities), any “person” or “group” concerning any Alternative Proposal.

However, we may (i) comply with Rule 14d-9 or 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with regard to an Alternative Proposal or (ii) provide information (pursuant to a confidentiality agreement in reasonably customary form) to or engage in any negotiations or discussions with any “person” or “group” who has made an unsolicited bona fide Alternative Proposal with respect to a Change of Control Transaction (as defined below), if the board of directors, after consulting with and taking into account the advice of its outside legal counsel and its financial advisers, determines in good faith that:

•	such Change of Control Transaction is reasonably capable of being completed without undue delay taking into account all legal, financial, regulatory and other aspects of the proposal and the party making the proposal;

•	any required financing to complete such Change of Control Transaction has been demonstrated to the satisfaction of the board of directors, acting in good faith, will be timely obtained; and

•	taking such action is necessary in order for the board of directors to comply with its fiduciary obligations under any requirements of law.

An Alternative Proposal is defined as (a) any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” at any time (i) which is structured to permit such person or group to acquire beneficial ownership of at least five percent (5%) of our assets and those of our subsidiaries taken as a whole, or at least five percent (5%) of our outstanding capital stock pursuant to a merger, consolidation, tender offer or other business combination, sale or purchase of capital stock or stock equivalents, sale of assets, tender offer or exchange offer or similar transaction or (ii) which involves the incurrence or assumption of indebtedness by us or any of our subsidiaries on a secured or unsecured basis of at least $5,000,000, including, in the case of clauses (i) and (ii) above, any single or multi-step transaction or series of related transactions, and (b) any offer or proposal made in the context of a proxy contest with respect to clause (i) above.

A Change of Control Transaction is defined as (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of NYMEX and its subsidiaries, taken as a whole, to any “person” or “group” or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation, or other business combination) the result of which is that stockholders of NYMEX immediately prior to the consummation thereof would own less than 45% of the common stock of NYMEX or the common stock of the resulting company in such transaction, with certain exceptions.

Reimbursement of Expenses

If the closing of the General Atlantic transaction occurs, then we will reimburse General Atlantic for all of their reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the General Atlantic transaction up to an aggregate amount of $250,000. We have no “break-up fee,” expense reimbursement or other financial obligation in the event the transaction does not occur.

Termination

The Purchase Agreement may be terminated by mutual consent of us and General Atlantic.

The Purchase Agreement may be terminated either by us or General Atlantic under the following circumstances:

•	after 5:00 p.m., New York time, on March 31, 2006, if the closing of the General Atlantic transaction shall not have occurred, unless such date is extended by the mutual written consent of us and General Atlantic (provided, however, that the right to terminate the Purchase Agreement will not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under the Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date or (ii) if the closing has not occurred solely because either (x) either party has not yet obtained any necessary approval from any Governmental Authority or the CFTC or (y) the joint proxy statement is not cleared for mailing by the SEC to our stockholders by January 15, 2006. In the event of clause (ii) above, the Purchase Agreement may be terminated either by us or General Atlantic after 5:00 pm, New York time, on May 15, 2006);

•	if stockholder approval shall not have been obtained at the special meeting (including adjournments and postponements); or

•	if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party, which breach has not been cured within fifteen (15) business days of notice to such party of such breach.

Survival of Representations and Warranties; Indemnification

Under the Purchase Agreement, the representations and warranties of each party survive until the date that is thirty (30) days after the receipt by General Atlantic of our audited financial statements for the fiscal year ending December 31, 2006, except for the representations and warranties relating to our organization, the due authorization of the General Atlantic transaction, the related documentation, the Series A Preferred Stock, our capitalization, the Securities Act and state securities laws, which representations and warranties shall survive until the third anniversary of the closing of the General Atlantic transaction.

Under the Purchase Agreement, we will indemnify General Atlantic and related parties for any losses they incur arising from (i) any breach of any representation or warranty, covenant or agreement made by us or (ii) any actual or threatened litigation against them in connection with the General Atlantic transaction. Our potential liability is limited to $67.5 million (50% of the purchase price) and is subject to a $2.0 million deductible (except for certain items to which the limitation and the deductible do not apply).

Board of Directors

The Purchase Agreement provides that, in accordance with the New Certificate of Incorporation, the size of the board of directors shall have been reduced from twenty-five (25) to fifteen (15) directors and that Mr. William E. Ford shall have been appointed a member of the board of directors.

The board of directors shall also consist of members from each of the following categories: one (1) from the Floor Broker Group, one (1) from the Futures Commission Merchant Group, one (1) from the Trade Group, one (1) from the Local Trader Group, one (1) from the At Large Group, two (2) from the Equity Holder Group and one (1) additional director from any category, other than Equity Holder Group or Public Director, who will serve in the At Large Group. In addition, there will be three (3) Public Directors. See “Proposal 1—Interests of Directors and Executive Officers in the Merger” beginning on page [    ].

In order to reduce the board from its current twenty-five (25) directors, the board members have agreed that the current board members will select three (3) of the five (5) current Public Directors. The three (3) selected Public Directors, the Chairman (Mr. Steinhause), Vice Chairman (Mr. Schaeffer), President (Dr. Newsome), and the General Atlantic designee (Mr. Ford) will select eight (8) of the remaining directors from among the current directors who occupy the categories required to join the newly-constituted board of directors. Additionally, we have eliminated the staggered board such that each director will serve concurrent one-year terms. While it is not possible to say who (other than Dr. Newsome, and Messrs. Steinhause, Schaeffer and Ford) will be the directors post-closing, with the exception of Mr. Ford and Dr. Newsome, they will be selected from the current directors. Accordingly, for the biographical information of all current directors, Dr. Newsome and Mr. Ford see “Management—Directors and Executive Officers” beginning on page [    ].

In addition, the New Exchange Certificate of Incorporation provides that the Exchange’s board of directors will consist of the same members who serve on the board of directors of NYMEX.

Terms of Series A Preferred Stock

The board of directors has approved the terms of the Series A Preferred Stock which sets forth the designations, voting powers, preferences and relative participating, optional and other special rights of, and the qualifications, limitations or restrictions of our Series A Preferred Stock, as set forth in Article FOURTH of the New Certificate of Incorporation attached as Appendix B. The New Certificate of Incorporation designates 8,160,000 shares Series A Preferred Stock. The following is a summary of the material terms of the Series A Preferred Stock and other rights of General Atlantic, which is qualified in its entirety by reference to the New Certificate of Incorporation attached as Appendix B.

Ranking

The Series A Preferred Stock ranks senior to all classes of our common stock and each other class or series of our capital stock hereafter created that does not expressly rank pari passu with or senior to the Series A Preferred Stock with respect to (i) our liquidation, winding up or dissolution, (ii) the sale, merger or other business combination of NYMEX, (iii) the redemption payment in the event of an optional redemption of the Series A Preferred Stock by General Atlantic, (iv) dividends (other than the special distribution of the proceeds of the General Atlantic transaction or common stock dividends) and (v) all other rights and preferences.

Dividends

If we consummate an initial public offering on or prior to June 30, 2008, then no dividends will be payable or paid with respect to the shares of Series A Preferred Stock.

If we have not consummated an initial public offering on or prior to June 30, 2008, the aggregate amount of all unpaid dividends (at the annual rate of 5.5%, compounded annually) that have accrued on the shares of Series A Preferred Stock as of June 30, 2008 (the “Base Dividend Payment”) will be paid by us to the holders of the Series A Preferred Stock no later than September 30, 2008. We may pay the Base Dividend Payment in cash, or, at our option, by appropriately increasing the number of shares of common stock into which the Series A Preferred Stock is convertible (the “Stock Election”).

If we have not consummated an initial public offering on or prior to June 30, 2008, then in addition to the above, quarterly from and after June 30, 2008, we will pay in cash dividends (at the annual rate of 5.5%) to the holders of shares of the Series A Preferred Stock.

Optional Conversion of Series A Preferred Stock into common stock

Each share of the Series A Preferred Stock is initially convertible, at the option of the holder, into one share of common stock, subject to adjustment for the Stock Election and in the event that we sell shares of stock prior to an initial public offering at a price less than that paid by General Atlantic.

Automatic Conversion of Series A Preferred Stock into common stock

Upon the consummation of an initial public offering, all of the shares of Series A Preferred Stock will automatically convert into an equivalent number of shares of common stock, subject to adjustment as described above. Such shares of common stock received by the holders of Series A Preferred Stock upon conversion in an initial public offering will be subject to the same lock-up transfer restrictions as our current stockholders as described in “Terms of the General Atlantic Transaction Agreements—The Investor Rights Agreement—Transfer Restrictions” beginning on page [    ] and “Terms of the General Atlantic Transaction Agreements—The Registration Rights Agreement” beginning on page [    ].

Optional Redemption

If on or prior to the fifth anniversary of the closing of the General Atlantic transaction we have not consummated an initial public offering or a sale, merger or other business combination of NYMEX or a sale of all or substantially all of its assets, then the holders of the majority of the shares of Series A Preferred Stock will have the right, at their sole option, at any time, to cause us to redeem all of the shares of Series A Preferred Stock, in whole but not in part, at a price per share equal to General Atlantic’s purchase price plus accrued and unpaid dividends.

Liquidation, Winding Up or Dissolution

Upon the occurrence of a liquidation, winding up or dissolution of NYMEX, each of the holders of shares of Series A Preferred Stock will be paid in cash for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of NYMEX legally available for distribution to its stockholders, before any payment or distribution is made to any common stock or preferred stock that does not rank pari passu with or senior to the Series A Preferred Stock, an amount equal to the greater of (i) General Atlantic’s purchase price plus accrued and unpaid dividends or (ii) the aggregate amount payable in such liquidation, winding up or dissolution with respect to the number of shares of common stock into which such share of Series A Preferred Stock is convertible immediately prior to such Liquidation.

Sale, Merger or Other Business Combination

Upon the consummation of a sale, merger or other business combination of NYMEX or a sale of all or substantially all of its assets, each of the holders of shares of Series A Preferred Stock will be paid for each share of Series A Preferred Stock held thereby, before any payment or distribution is made to any common stock or preferred stock that does not rank pari passu with or senior to the Series A Preferred Stock, an amount equal to the greater of (i) General Atlantic’s purchase price plus accrued and unpaid dividends or (ii) the aggregate amount of consideration payable in such sale, merger or other business combination or sale of assets with respect to the number of shares of common stock into which such share of Series A Preferred Stock is convertible immediately prior to the consummation of such sale, merger or other business combination or sale of assets.

Voting Rights

General. In addition to the voting rights to which the holders of Series A Preferred Stock are entitled under or granted by the General Corporation Law of the State of Delaware (the “DGCL”), the holders of Series A Preferred Stock will be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of common stock voting together as a single class with the common stock (and with other shares entitled to vote thereon, if any), in each case, whether or not required by law. With respect to any such vote, each share of Series A Preferred Stock will entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of unrestricted common stock on the record date for determining the stockholders of NYMEX eligible to vote on any such matters.

Directors. At any time prior to an initial public offering, so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it, in the aggregate, on the original issue date (including for purposes of this calculation the shares of unrestricted common stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), then General Atlantic, voting together as a separate class, will be entitled to designate and elect one director of NYMEX and designate one nonvoting observer to the board of directors. Following the initial public offering, subject to the same 80% threshold (but applied to the shares of common stock received by General Atlantic on conversion of its shares of Series A Preferred Stock in the initial public offering), General Atlantic may nominate, and our board of directors will unanimously recommend that our stockholders elect, one director in addition to its nonvoting observer.

Major Actions. So long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including for purposes of this calculation the shares of unrestricted common stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), neither NYMEX, the board of directors nor our stockholders may approve, consent to or ratify any of the following actions whether in a single transaction or a series of related transactions, without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class:

•	the creation or issuance of any shares of preferred stock other than the shares of Series A Preferred Stock issued on the original issue date;

•	any amendment, modification or restatement of (i) the terms of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise), (ii) the New Certificate of Incorporation, or (iii) the New Exchange Certificate of Incorporation or the New Exchange Bylaws, in the case of clauses (ii) or (iii), so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise);

•	any sale, merger or other business combination of NYMEX unless (x) the aggregate proceeds to be paid to the holders of shares of Series A Preferred Stock are comprised entirely of cash or capital stock of any Person so long as such capital stock is listed and freely tradable without restriction to the recipients thereof on the New York Stock Exchange or The NASDAQ Stock Market and (y) such aggregate proceeds are greater than $229,500,000 (which is 1.7 times General Atlantic’s aggregate purchase price);

•	the issuance of any shares of capital stock of NYMEX or any subsidiary or common stock equivalents ranking senior to or pari passu with the Series A Preferred Stock;

•	the redemption of any shares of capital stock of NYMEX or any subsidiary or common stock equivalents (other than (A) shares of capital stock from employees of NYMEX or any subsidiary upon termination of employment and (B) shares of Series A Preferred Stock redeemed at the option of General Atlantic as described above);

•	NYMEX’s or any subsidiary’s creation, incurrence, issuance, assumption or guarantee of or becoming liable for (each, an “Incurrence”) of any indebtedness if our ratio of consolidated indebtedness to EBITDA would exceed 2:1 on a pro forma basis, calculated in accordance with GAAP, as a result of such Incurrence; and

•	any change in the size of the board of directors or any creation or change in the size of any committee of the board of directors.

Dilutive Effects of the Series A Preferred Stock

Because the holders of the Series A Preferred Stock are entitled to vote together with the holders of our common stock on an as-converted basis, the issuance of the Series A Preferred Stock will have a dilutive effect on the voting power of the current holders of the common stock.

The Investor Rights Agreement

In connection with the Purchase Agreement, at closing, NYMEX and General Atlantic will enter into an Investor Rights Agreement, the full text of which is attached as Appendix E. The Investor Rights Agreement governs certain aspects of our relationship with General Atlantic.

Transfer Restrictions/Rights of First Offer

General Atlantic will not sell, assign or otherwise transfer any of its shares of our capital stock prior to the earlier of the second anniversary of the closing of the General Atlantic transaction and the closing of an initial public offering without the consent of NYMEX. If at any time after the second anniversary of the closing of the General Atlantic transaction, but prior to the consummation of an initial public offering, General Atlantic wishes to transfer any of its shares in a bona fide transaction to a third party purchaser, it must offer such shares first to us by sending written notice. For a period of ten (10) days after such notice, we or our designee(s) will have the right, but not the obligation, to purchase all, but not less than all, of the shares at the offered price. In any event, General Atlantic may not transfer its shares of our capital stock to any person who General Atlantic has actual knowledge, after reasonable inquiry, to be a competitor (as such term is defined in the Investor Rights Agreement) of NYMEX.

Following the closing of an initial public offering, General Atlantic may not transfer its shares of our capital stock to any person who General Atlantic has actual knowledge, after reasonable inquiry, to be a competitor of NYMEX or to any person who General Atlantic has actual knowledge, after reasonable inquiry, to be the beneficial owner of, at the time of such transfer, 10% or more of the outstanding shares of our common stock. However, the foregoing restriction will not apply to (i) any sale or transfer to a broker, dealer or other market maker of our securities in connection with such transferee’s ordinary course trading business, (ii) any sale or transfer to an underwriter in an underwritten offering, (iii) any sale or transfer through the facilities of any recognized stock exchange or national quotation system on which our securities are quoted, listed or otherwise traded or (iv) any sale or transfer of securities to an acquiror of NYMEX in a sale transaction approved by the board of directors.

Nothing will restrict or prohibit General Atlantic at any time from transferring any of its shares of our capital stock to an acquiror of NYMEX (including an acquirer that is a competitor) in a sale transaction approved by the board of directors.

For a description of certain post-initial public offering lock-up restrictions applicable to General Atlantic see also “—The Registration Rights Agreement” below.

Preemptive Rights

The Investor Rights Agreement will allow General Atlantic to purchase additional shares of our capital stock and other securities convertible into capital stock, on a pro-rata basis, in any future issuance by us prior to the consummation of an initial public offering, subject to certain specified exceptions. General Atlantic must exercise its preemptive rights within twenty (20) days after being notified of the proposed issuance, or else a waiver of those rights will be deemed to have occurred. We will also offer General Atlantic the right to purchase additional shares in such issuance, if any other holder of preemptive rights fails to subscribe to the full number of securities granted to such holder, subject to specified restrictions.

In the event we file the registration statement in connection with an initial public offering, we may offer to each of our stockholders, including General Atlantic, the right to participate, on a pro-rata basis, shares offered in such initial public offering.

Standstill Provisions

The Investor Rights Agreement prohibits General Atlantic from engaging in certain restricted activities without the prior approval of the board of directors of NYMEX, including the following, until the standstill period expires on the fifth anniversary of the closing of the General Atlantic transaction or, if earlier, the date on which General Atlantic owns less than 4,080,000 shares of common stock (assuming the conversion of the Series A Preferred Stock):

•	acquire, announce an intention to acquire, offer to acquire or otherwise arrange to acquire any shares of capital stock of NYMEX or the Exchange, if after such acquisition General Atlantic would hold greater than 20% of the voting power of NYMEX or the Exchange;

•	propose or announce an intention to propose any sale transaction involving us;

•	solicit stockholders to nominate any person for election as a director or seek the removal or resignation of any director, except in certain circumstances, or otherwise seek to control the board of directors or the management of NYMEX or the Exchange; or

•	acquire shares of Series A-1, Series A-2 or Series A-3 Common Stock from another stockholder of NYMEX prior to an initial public offering without the prior consent of the board of directors.

Prior to the initial public offering, General Atlantic has agreed not to acquire any shares of NYMEX common stock without the prior consent of the NYMEX board of directors.

Board of Directors

The Investor Rights Agreement contains a number of corporate governance rights for General Atlantic, including the following:

•	for so long as General Atlantic owns at least 80% of its initially acquired shares of Series A Preferred Stock (including for purposes of this calculation the shares of unrestricted common stock issued or issuable upon conversion of such shares of Series A Preferred Stock as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), we will nominate, and our board of directors will unanimously recommend that our stockholders elect, to the board of directors one nominee designated by General Atlantic, who initially shall be Mr. William E. Ford; and

•	the board of directors will establish a number of committees as set forth in the Investor Rights Agreement, and we will ensure that the director designated by General Atlantic will have the right to serve on each committee other than the audit committee.

The Registration Rights Agreement

In connection with the Purchase Agreement, at closing, NYMEX and General Atlantic will enter into a Registration Rights Agreement, the full text of which is attached as Appendix F.

At any time following 180 days after an initial public offering, the Registration Rights Agreement will grant General Atlantic two “demand” registration rights, pursuant to which General Atlantic may require us to use our commercially reasonable efforts to register under the Securities Act the shares of common stock held by them.

At any time following 180 days after an initial public offering, the Registration Rights Agreement will also grant General Atlantic “piggyback” registration rights, pursuant to which, subject to specified restrictions, General Atlantic may include their shares of common stock in any other registration by us to sell shares of common stock under the Securities Act.

At any time following 180 days after an initial public offering (if we are eligible to use Form S-3 under the Securities Act in connection with a public offering of our securities), upon the written request of General Atlantic we will register, under the Securities Act on Form S-3, the number of shares of common stock held by General Atlantic stated in such request, which number shall be subject to certain exceptions.

The Registration Rights Agreement also contains provisions relating to the priority for inclusion of shares in an underwritten offering in the event that the underwriters determine that the number of shares requested to be included in the offering must be reduced.

We will generally be required to pay for all expenses in connection with such registrations, except for underwriting discounts and commissions relating to the shares of common stock sold by General Atlantic.

Notwithstanding General Atlantic’s right to seek registration of its shares commencing 180 days after the initial public offering, it is subject to the same “lock-up” provisions as our other stockholders who are receiving series A-1, A-2 and A-3 common stock. One-third of General Atlantic’s shares will be subject to such transfer restrictions for 180 days after the initial public offering, one-third will be subject to such transfer restrictions for 360 days thereafter and one-third will be subject to such transfer restrictions for 540 days thereafter. In the event that the transfer restrictions on the Series A-1, A-2 or A-3 common stock are reduced or released (subject to certain exceptions), the transfer restrictions on General Atlantic’s shares will be similarly reduced and released.

In addition, General Atlantic agrees not to transfer any of its shares of common stock (i) during the period beginning on the effective date of the registration statement relating to an initial public offering and ending 180 days thereafter, with certain exceptions, or (ii) during the period beginning on the effective date of any other registration statement of NYMEX and ending on the earlier of (x) the date on which all registrable securities held by General Atlantic registered on such registration statement are sold and (y) ninety (90) days after the effective date of such registration statement.

NYMEX HOLDINGS, INC.

PROPOSAL 1

APPROVAL OF AGREEMENT AND PLAN OF MERGER

We have chosen to complete a merger as a mechanism to create a new capital structure, amend the Existing Certificate of Incorporation and the Existing Bylaws, and impose restrictions upon the transfer of our common stock. You must approve the proposed merger in order to approve the General Atlantic transaction.

The following is a description of the material aspects of the merger. Although we believe that this description covers the material terms of the transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached as Appendix A.

Merger

•	NYMEX Holdings, Inc. will be merged with and into Merger Sub;

•	Merger Sub will be the surviving corporation but will be renamed NYMEX Holdings, Inc.; and

•	The surviving corporation shall succeed (to the extent permitted by applicable law) to all of the rights, assets, liabilities and obligations of NYMEX Holdings, Inc.

Conversion of Shares

•	each share of NYMEX Holdings, Inc. common stock outstanding will be automatically converted into the right to receive 90,000 shares of the common stock of the surviving corporation, comprised of (x) 30,000 shares of Series A-1 Common Stock, (y) 30,000 shares of Series A-2 Common Stock and (z) 30,000 shares of Series A-3 Common Stock; and

•	the sole share of common stock of Merger Sub held by NYMEX Holdings, Inc. will be cancelled.

Certificate of Incorporation and Bylaws

The New Certificate of Incorporation will amend and restate the Existing Certificate of Incorporation as described in Proposal 2 beginning on page [    ].

The New Bylaws will amend and restate the Existing Bylaws as described in Proposal 3 beginning on page [    ].

Board of Directors and Management

Immediately after the merger, the NYMEX board of directors will consist of fifteen (15) directors. Pursuant to the Purchase Agreement, Mr. William E. Ford will be the General Atlantic designee to the board of directors. While it is not possible to say who (other than Dr. Newsome, and Messrs. Steinhause, Schaeffer and Ford) will be the directors post-closing, with the exception of Mr. Ford and Dr. Newsome, they will be selected from the current directors. Accordingly, for the biographical information of all current directors, Dr. Newsome and Mr. Ford see “Management—Directors and Executive Officers” beginning on page [    ]. Additionally, the New Certificate eliminates the staggered board such that each director will serve concurrent one-year terms.

The individuals who are executive officers of NYMEX immediately before the completion of the merger will be the executive officers immediately following the merger, holding corresponding offices.

Deferral and Abandonment

Subject to the terms of the Purchase Agreement, completion of the merger may be deferred by our board of directors, with the consent of the board of directors of Merger Sub, following the special meeting if the board of directors determines that deferral would be in the best interests of us and our stockholders. Subject to the terms of the Purchase Agreement, the Merger Agreement may be terminated and the merger abandoned prior to the filing of the certificate of merger with the Secretary of State of Delaware, whether before or after approval by the stockholders, if the board of directors determines that consummation of the merger would not, for any reason, be in the best interests of us and our stockholders.

Effective Time

The merger will become effective immediately upon the filing of a certificate of merger with the Secretary of State of Delaware. We expect that the certificate of merger will be filed and the merger will be effective promptly following approval by the stockholders at the special meeting.

Exchange of Stock Certificates

We will appoint an exchange agent for purposes of facilitating the exchange of certificates representing NYMEX common stock for certificates representing shares of the common stock of the surviving corporation. As soon as practicable after the reorganization, the exchange agent will mail to each holder of record of certificates representing NYMEX common stock a letter of transmittal and instructions for use in effecting the surrender of the NYMEX common stock in exchange for certificates representing the common stock of the surviving corporation. Upon proper surrender of a certificate of NYMEX common stock for exchange and cancellation to the exchange agent, together with a properly completed letter of transmittal, the holder of certificates representing NYMEX common stock will be entitled to receive in exchange therefor a certificate representing a number of shares of the common stock of the surviving corporation equal to 90,000 times the number of shares of NYMEX common stock represented by the surrendered certificate, comprised of (x) 30,000 shares of Series A-1 common stock of the surviving corporation, (y) 30,000 shares of Series A-2 common stock of the surviving corporation and (z) 30,000 shares of Series A-3 common stock of the surviving corporation.

Each certificate common stock issued in the merger will bear a legend that indicates that subsequent transfers of our common stock will be subject to the transfer restrictions. See Proposal 2 beginning on page [    ] for a detailed description of the transfer restrictions.”

Dividends and Distributions

Stockholders who fail to exchange their NYMEX common stock certificates by surrendering such certificates, together with a properly completed letter of transmittal, to the exchange agent designated by NYMEX will not receive certificates representing their common stock of the surviving corporation. Any dividends declared or distributions made on shares of the common stock of the surviving corporation which such holders have a right to receive will be retained by the surviving corporation until such holders surrender their NYMEX common stock certificates in exchange for the common stock certificates of the surviving corporation or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest will accrue or be payable with respect to any dividends or distributions retained on unissued shares of the common stock of the surviving corporation. In no event will the exchange agent or the surviving corporation be liable to any holder of NYMEX common stock for dividends or distributions on shares of the common stock of the surviving corporation delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

After the effective time of the merger, there shall be no transfers on the stock transfer books of NYMEX with respect to common stock that was issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of NYMEX common stock are presented for transfer, no transfer shall be effected on the stock transfer books of the surviving corporation with respect to such shares and no certificate shall be issued representing the shares of the common stock of the surviving corporation for which such shares of common stock of NYMEX are exchanged unless and until the certificate representing such shares of NYMEX common stock is delivered to the exchange agent together with a properly completed letter of transmittal (or such other documents as are satisfactory to the surviving corporation and the exchange agent in their sole discretion). In addition, it will be a condition to the issuance of any certificate for any shares of the common stock of the surviving corporation in a name other than the name in which the surrendered NYMEX common stock certificate is registered that the person requesting the issuance of such certificate either pay to the exchange agent any transfer or other taxes required by reason of the issuance of a certificate of the common stock of the surviving corporation in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

Certain U.S. Federal Income Tax Consequences

The following summary is a general discussion of the material U.S. federal income tax consequences to the common stockholders of NYMEX of the merger and the Special Dividend and is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, Internal Revenue Service (“IRS”) rulings, and administrative and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. Unless otherwise stated, this discussion is limited to the tax consequences to those stockholders who hold company common stock as capital assets. This discussion does not purport to deal with persons in special tax situations, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships, or foreign estates or trusts, dealers in securities or currencies, or persons whose functional currency is not the U.S. dollar. Additionally, this discussion does not address the tax consequences to partnerships or other pass-through entities or persons investing through such partnerships or entities, the tax treatment of whom generally will depend on the status of the partner and the activities of the partnership. This summary does not address any state, local, or foreign tax consequences.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

General

For U.S. federal income tax purposes, although there is no authority directly on point, the merger and the Special Dividend should be characterized as two separate and independent transactions pursuant to which stockholders (i) in the merger, exchange their shares of common stock for shares of restricted common stock and, separately, (ii) receive the Special Dividend. Under these circumstances, the merger should qualify as a tax-free reorganization under Section 368(a) of the Code, and the Special Dividend should be characterized as a distribution with respect to stock, each taxable in the manner described below.

The Merger

Stockholders who exchange their NYMEX common stock for Series A-1 Common Stock, Series A-2 Common Stock, and Series A-3 Common Stock, which we refer to as restricted common stock, should not recognize gain or loss for U.S. federal income tax purposes pursuant to the merger. A stockholder’s aggregate tax basis for the restricted common stock received pursuant to the merger should equal such stockholder’s aggregate tax basis in its common stock held immediately before the merger (allocated to the various restricted common stock series in accordance with their relative fair market values). A stockholder’s holding period for the restricted common stock received pursuant to the merger will include the period during which such stockholder held its common stock.

The Special Dividend

The Special Dividend should be characterized as a distribution with respect to stock to holders of our common stock in the year received. Such distribution should be characterized as ordinary dividend income to the extent of our current and accumulated earnings and profits allocable thereto as determined for U.S. federal income tax purposes. Under current law, stockholders who are individuals and qualify for the reduced dividend tax rate will be subject to U.S. federal income taxation on such ordinary income at a maximum rate of 15%. Stockholders that are corporations generally will be subject to U.S. federal income taxation at a maximum rate of 35%. Subject to applicable limitations, however, such stockholders may qualify for the 70% dividends received deduction. Each stockholder should consult its tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in the light of its particular circumstances.

To the extent, if any, that the amount of the Special Dividend exceeds our current and accumulated earnings and profits, such distribution should be treated first as a tax-free return of capital to the extent of a stockholder’s adjusted tax basis in its restricted common stock, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain should be long-term capital gain provided that the stockholder has held such common stock at the time of the distribution for more than one year.

Stockholders that are corporations should be aware that under certain circumstances, a corporation that receives an “extraordinary dividend” (as defined in section 1059 of the Code) and has not held its common stock for more than two years prior to the declaration date of such dividend is required to (i) reduce its stock basis (but not below zero) by the portion of such dividend that is not taxed because of the dividends received deduction and (ii) treat the non-taxed portion of such dividends as gain from the sale or exchange of our common stock for the taxable year in which such dividend is received (to the extent that the non-taxed portion of such dividend exceeds such stockholder’s basis). Non-corporate stockholders who receive an “extraordinary dividend” would be required to treat any losses on the sale of our common stock as long-term capital losses to the extent such dividends received by them qualify for the reduced 15% tax rate. Each stockholder should consult its tax advisor with respect to the potential application of the extraordinary dividend rules to the Special Dividend.

Information Reporting and Backup Withholding on U.S. Holders

Certain stockholders may be subject to backup withholding with respect to the Special Dividend unless such stockholders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a stockholder is allowable as a credit against such stockholder’s U.S. federal income tax, which may entitle the stockholder to a refund, provided that the stockholder provides the required information to the IRS. Each stockholder is urged to consult its tax advisor regarding the application of backup withholding in its particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding.

Interests of Directors and Executive Officers in the Merger

Our directors, other than our Public Directors, own shares of our common stock, and to that extent their interest in the merger is the same as the interest in the merger of our stockholders generally. As such, our directors will be subject to the same transfer restrictions as our stockholders generally. Additionally, Messrs. Steinhause and Schaeffer are assured to remain on the board of directors while the other current directors will be subject to the selection process described above. Dr. Newsome is also assured of becoming the chief executive officer and a member of the board of directors upon the closing of the General Atlantic transaction.

As of November 22, 2005, our directors, other than our Public Directors, beneficially owned 39 shares of our outstanding common stock, representing approximately 4.8% of the outstanding shares of common stock.

Expenses

All expenses related to the merger, including fees and expenses of our attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this joint proxy statement, will be paid by us whether or not the merger is approved by our stockholders.

THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS THAT YOU APPROVE THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE MERGER

NYMEX HOLDINGS, INC.

PROPOSAL 2

APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND

RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX HOLDINGS, INC.

In connection with its unanimous approval of the merger and the General Atlantic transaction, the board of directors of NYMEX has declared the advisability of and approved the New Certificate of Incorporation, which amends and restates the Existing Certificate of Incorporation, as follows:

The number of authorized shares of capital stock will be increased to 208,160,000 shares, $0.01 par value per share, which will include: (i) the 8,160,000 shares of the newly-created Series A Preferred Stock to be issued in the General Atlantic transaction, and (ii) a sufficient reserve of shares of NYMEX common stock for issuance (x) upon conversion of shares of the Series A Preferred Stock, (y) in connection with equity based incentive awards pursuant to any compensation programs we may implement (although none is being adopted at this time), and (z) for our future needs in connection with future financing transactions, including an initial public offering, acquisitions or otherwise. Accordingly, the increase in authorized shares of our common stock will provide us with financial flexibility. For a detailed description of the Series A Preferred Stock see “Terms of the General Atlantic Transaction Agreements—The Series A Preferred Stock” beginning on page [    ].

The proposed charter amendment to increase the number of authorized shares of our Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of an unsolicited attempt by a third party to acquire control over us, an issuance of our common stock may have the effect of diluting the voting power of the other outstanding shares and increasing the potential costs to acquire control of us. The charter amendment, therefore, may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their shares in connection with an unsolicited takeover offer.

The NYMEX common stock will be “de-stapled” from the Class A memberships issued by the Exchange. As a result, the existing transfer restrictions on the common stock will be eliminated, and the common stock may be transferred separately and without the simultaneous transfer of any Class A memberships held by a stockholder.

New transfer restrictions will be imposed on the common stock, such new restrictions to be in effect until an initial public offering. The shares of restricted common stock that our current stockholders will be issued as a result of the merger will be transferable prior to the initial public offering only to:

(x) an owner of one or more Class A memberships issued by the Exchange, or

(y) to General Atlantic; provided, that prior to an initial public offering, General Atlantic has agreed that it will not acquire any shares except with the consent of NYMEX’s board of directors.

These new transfer restrictions are designed to prevent the creation of an accidental illiquid market in the common stock prior to an initial public offering. Even within these limitations, we do expect the shares of common stock and the trading rights to trade separately, and over time, for the stockholder base to differ from the membership base. Such de-stapling was one of the key features of this General Atlantic transaction in order to allow increased liquidity.

In the event we do conduct an initial public offering, the new restrictions upon the transfer of the NYMEX common stock are intended to create an orderly market in the common stock. The shares of restricted common stock that our current stockholders will be issued as a result of the merger will not be transferable after the initial public offering during certain restricted periods (as described below). These transfer restrictions are similar to customary underwriter lock-ups in initial public offerings such as those implemented in the recent Chicago Board of Trade offering. General Atlantic has agreed to the same lock-up provisions as well. With certain exceptions, the term “Restricted Period” means each of the periods commencing on the date of the initial public offering and ending:

(x) with respect to  1/3 of your shares, which will be called Series A-1 Common Stock, 180 days thereafter,

(y) with respect to  1/3 of your shares, which will be called Series A-2 Common Stock, 360 days thereafter, and

(z) with respect to  1/3 of your shares, which will be called Series A-3 Common Stock, 540 days thereafter.

None of the shares of restricted common stock will be subject to restrictions on transfer as of the 540th day after the initial public offering. Immediately following the expiration of the relevant restricted period, the applicable shares of restricted common stock shall automatically convert, without any action by the stockholder, into the same number of shares of unrestricted common stock. The board of directors shall have the authority in its sole and absolute discretion to reduce the duration of, or to remove, in whole or in part, any restricted period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of restricted common stock into the same number of shares of unrestricted common stock.

The new transfer restrictions may also have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the stockholders. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at a premium above market prices. In addition, the new transfer restrictions may delay the assumption of control by a holder of a large block of the common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the stockholders of NYMEX.

In general, a corporation’s board of directors is responsible for the business and affairs of the corporation. The DGCL, however, permits a certificate of incorporation to provide otherwise. Under the New Certificate of Incorporation, neither the board of directors nor the stockholders will have any ability to change, or any responsibility or liability with respect to, the trading rights protections to be afforded to the owners of the Class A memberships (who are not necessarily stockholders of NYMEX, but rather members of the Exchange) under the New Exchange Bylaws. For a more complete description of the trading rights protections, see Proposal B beginning on page [    ].

The New Certificate of Incorporation will prohibit stockholder action by written consent. This will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which a proposal is submitted to stockholders in accordance with the advance notice provisions of the New Bylaws. This will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote, and could also, under certain circumstances, have an anti-takeover effect by discouraging certain unsolicited takeover attempts by third parties.

Under the DGCL and the New Certificate of Incorporation, the New Certificate of Incorporation may be amended only if the proposed amendment is approved by the board of directors, the holders of a majority of the outstanding stock entitled to vote and, with respect to any amendment which would modify the terms of the Series A Preferred Stock or any amendment which would adversely affect the rights or preferences of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock. The DGCL permits a corporation to include provisions in its certificate of incorporation that require a greater stockholder vote for any corporate action than the vote otherwise required by law. The New Certificate of Incorporation will require the approval of at least 80% of the voting stock and, with respect to any amendment which would modify the terms of the Series A Preferred Stock or any amendment which would adversely affect the rights or preferences of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock, amend certain provisions therein relating to (i) the board of directors’ authority to amend the bylaws, (ii) the inability of stockholders to act by written consent, (iii) the composition of the board of directors and (iv) the requirement that at least 80% of the voting stock must approve any amendments to the provisions relating to the preceding clauses (i), (ii) and (iii).

This “supermajority” voting provision may discourage or deter a person from attempting to obtain control of us, by, among other things, making it more difficult to amend certain provisions in the New Certificate of Incorporation that may have an anti-takeover effect, in particular, the provision denying the stockholders the ability to act by written consent in lieu of a meeting.

The board of directors believes that the corporate governance structure that will result from the amendment and restatement of the Existing Certificate of Incorporation and the Existing Bylaws will be more appropriate for NYMEX, in particular, in the event of an initial public offering. See Proposal 3 beginning on page [    ] for a description of the proposed New Bylaws.

COMPARISON OF STOCKHOLDER RIGHTS

UNDER THE CERTIFICATE OF INCORPORATION OF

NYMEX HOLDINGS, INC.

BEFORE AND AFTER THE MERGER

Upon completion of the merger, stockholders of NYMEX will become stockholders of the surviving corporation. Your rights will continue to be governed by the DGCL and will be governed by the New Certificate of Incorporation and the New Bylaws. The following is a summary of the material differences between the Existing Certificate of Incorporation and the New Certificate of Incorporation. The summary is not a complete statement of the rights of stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the Existing Certificate of Incorporation and the New Certificate of Incorporation, attached as Appendix B.

	Existing Certificate of Incorporation	New Certificate of Incorporation

Stockholder Action by Written Consent	Permitted.	Not Permitted. Stockholders denied the ability to act by written consent (other than holders of Series A Preferred Stock, as permitted).

Board Authority to Amend Bylaws	None.	Bylaws may be amended by two-thirds of the entire Board.

Supermajority Vote Required to Amend Certificate	None. A majority of the voting stock may amend the certificate of incorporation under the DGCL.	80% of the voting stock must approve amendments regarding Board composition, Board’s authority to amend the bylaws, inability of stockholders to act by written consent and these supermajority vote requirements, except to the extent that any amendment would modify the terms of the Series A Preferred Stock or would adversely affect the rights of preferences of the Series A Preferred Stock in which case the vote of the holders of a majority of the shares of Series A Preferred Stock shall be required.

Board Classification	Board is divided into three classes, each class containing an equal number of directors as possible and serving three-year terms	None. All directors serve concurrent one-year terms.

Number of Directors	25 directors.	15 directors.

Board Composition

Board contains the following directors:

•      Chairman and CEO (1)

•      Vice Chairman (1)

•      Floor Broker Group (3)

•      Futures Commission Merchant Group (3)

•      Trade Group (3)

•      Local Trader Group (3)

•      At Large Group (3)

Board will contain the following directors:

•      Chairman (1)

•      Vice Chairman (1)

•      President and CEO (1)

•      General Atlantic Director (1)

•      Floor Broker Group (1)

•      Futures Commission Merchant Group (1)

•      Trade Group (1)

•      Local Trader Group (1)

•      At Large Group (1)

	Existing Certificate of Incorporation	New Certificate of Incorporation

• Equity Holder Group (3) • Public Directors (5)

•      Equity Holder Group (2)

•      Public Directors, who are also “independent” per applicable listing requirements (3)

•      At Large Group (1), selected from the current directors, excluding those from the Equity Holder Group and Public Directors

Forced sale of Common Stock	Expelled Exchange members’ shares of common stock will be automatically redeemed at $.01 per share.	None.

Authorized Capital Stock	816 shares of common stock are authorized.	208,160,000 shares of capital stock are authorized, consisting of (i) 200,000,000 shares of common stock, including 26,480,000 shares of Series A-1 Common Stock, 26,480,000 shares of Series A-2 Common Stock, and 26,480,000 shares of Series A-3 Common Stock, and (ii) 8,160,000 shares of Series A Preferred Stock.

De-stapling/ Transfer Restrictions	Common stock and Class A memberships may be transferred only jointly.

Stock “de-stapled” from Class A memberships issued by the Exchange.

Prior to an initial public offering, restricted common stock may be transferred only to (i) owners of Class A memberships issued by the Exchange or (ii) General Atlantic, subject to certain restrictions.

Following an initial public offering, restricted common stock may not be transferred for 180 days (for Series A-1 Common Stock), 360 days (for Series A-2 Common Stock) and 540 days (for Series A-3 Common Stock).

Open Outcry Protection	None.	The open outcry trading protections and related economic rights, as set forth in the New Exchange Bylaws, shall be determined solely by the Class A Members of the Exchange as described in Proposal B.

On November 14, 2005, NYMEX’s board of directors determined that adopting the New Certificate of Incorporation is advisable and in our best interests and the best interests of our stockholders, and approved the New Certificate of Incorporation. Accordingly, NYMEX’s board of directors recommends that our stockholders vote FOR the approval of the New Certificate of Incorporation.

The new transfer restrictions described in this Proposal 2 and all of the other provisions of the New Certificate of Incorporation will apply to all of the stockholders in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the Existing Certificate of Incorporation and the Existing Bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS THAT YOU APPROVE

THE NEW CERTIFICATE OF INCORPORATION

NYMEX HOLDINGS, INC.

PROPOSAL 3

APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE

THE EXISTING BYLAWS OF NYMEX HOLDINGS, INC.

In connection with its unanimous approval of the merger and General Atlantic transaction, the board of directors of NYMEX has declared the advisability of and approved the New Bylaws, which amend and restate the Existing Bylaws as follows:

A number of these amendments may have the effect of discouraging or deterring unsolicited takeover attempts, as described in further detail below, although that is not the intention of this proposal. See Proposal 2 beginning on page [    ] for a description of the proposed amendments to the Existing Certificate of Incorporation.

The New Bylaws will increase the threshold required to call a special meeting of stockholders. This will prevent the holder or holders of a minority ownership stake in NYMEX from using the special meeting procedure to place undue pressure on our board of directors and stockholders and otherwise to be disruptive and force NYMEX to divert valuable corporate resources away from developing our business. Any group of stockholders owning a majority of our voting stock, as well as the board of directors, can still call a special meeting of stockholders when issues arise that require a stockholder meeting.

The New Bylaws will also provide that written notice of all stockholder proposals, including director nominations, must be given to the secretary of NYMEX not less than ninety (90), nor more than one hundred twenty (120), days prior to the anniversary date of the immediately preceding year’s annual meeting, unless the date of the annual meeting for the current year is not within thirty (30) days before or after such anniversary date, in which case the notice must be received no later than the tenth (10th) day following public announcement of the meeting. This could lengthen the amount of time required to take stockholder action but will provide stockholders with the time to weigh the arguments presented by both sides in connection with a contested stockholder vote and may also deter certain unsolicited takeover proposals.

The Existing Bylaws require the approval of a majority of the voting stock to amend any bylaw. The New Bylaws will require the approval of either 80% of the voting stock or two-thirds of the entire board of directors to amend any bylaw relating to (i) the above-described advance notice provisions, (ii) the number and election of directors, (iii) indemnification, and (iv) this “supermajority” voting provision. This “supermajority” voting provision may also deter a person from attempting to obtain control of NYMEX by making it more difficult to amend certain of the New Bylaws that may have an anti-takeover effect or that protect the interests of minority stockholders, in particular, the advance notice provisions.

COMPARISON OF STOCKHOLDER RIGHTS

UNDER THE BYLAWS OF

NYMEX HOLDINGS, INC.

BEFORE AND AFTER THE MERGER

Upon completion of the merger, stockholders of NYMEX will become stockholders of the surviving corporation. Your rights will continue to be governed by the DGCL and will be governed by the New Certificate of Incorporation and the New Bylaws. The following is a summary of the material differences between the Existing Bylaws and the New Bylaws. The summary is not a complete statement of the rights of stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the Existing Bylaws and the New Bylaws, attached as Appendix C.

	Existing Bylaws	New Bylaws
Stockholder Right to Call special meetings	Special meetings may be called by 10% of voting stock.	Special meetings may be called by a majority of voting stock.

Advance Notice Bylaws	None.	Stockholders must provide NYMEX with information about business they desire to conduct in advance of a special meeting and their director nominees in advance of an annual meeting as specified.

Supermajority Vote Required to Amend Bylaws	None.	80% of the voting stock or two-thirds of the board of directors must approve amendments regarding advance notice requirements, nomination and election of directors, filling of board vacancies, indemnification and these supermajority vote requirements.

Annual Meeting Date	Fixed as the 3rd Tuesday of March.	During the month of May or as called by the Board.

Quorum of Directors	One-third of the entire Board.	Majority of the entire Board.

Quorum of Stockholders	One-third of the voting stock.	One-third of the voting stock.

Chief Executive Officer	Chairman of the Board.	President.

Officers	Chairman and Vice Chairman shall be members of the Exchange.	Officers, other than the Chairman, Vice Chairman and Treasurer, shall not be members of the Exchange.

On November 14, 2005, NYMEX’s board of directors determined that adopting the New Bylaws is advisable and in our best interests and the best interests of our stockholders and approved the New Bylaws. Accordingly, NYMEX’s board of directors recommends that our stockholders vote FOR the approval of the New Bylaws.

All of the provisions of the New Bylaws will apply to all of the stockholders in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the Existing Certificate of Incorporation and the Existing Bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS THAT

YOU APPROVE THE NEW BYLAWS

NEW YORK MERCANTILE EXCHANGE, INC.

PROPOSAL A

APPROVAL OF THE NEW EXCHANGE CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NEW YORK MERCANTILE EXCHANGE, INC.

The board of directors of the Exchange has unanimously approved the New Exchange Certificate of Incorporation and declared it advisable. The New Exchange Certificate of Incorporation amends and restates the existing certificate of incorporation of the Exchange, as follows:

The New Exchange Certificate of Incorporation will (i) provide for the “de-stapling” of the Class A memberships in the Exchange from the common stock of NYMEX and (ii) eliminate the authority of the Exchange’s board of directors or NYMEX, as the sole Class B Member of the Exchange, with respect to open outcry trading rights.

The removal of the restriction requiring any transfer of Class A memberships to be accompanied by the simultaneous transfer of the member’s shares of NYMEX’s common stock is expected to increase liquidity in the market for Class A memberships. Transfers of Class A memberships will remain subject to the Exchange’s eligibility and capital requirements for membership.

In general, a corporation’s board of directors is responsible for the business and affairs of the corporation. The DGCL, however, permits a certificate of incorporation to provide otherwise. In connection with providing open outcry trading rights for Class A Members, the New Exchange Certificate of Incorporation provides that neither the Exchange’s board of directors nor NYMEX (as the sole Class B Member) will have any ability to change, or any responsibility or liability with respect to, the trading rights protections to be afforded to the Class A Members.

COMPARISON OF CLASS A MEMBERSHIP RIGHTS

UNDER THE EXCHANGE CERTIFICATE OF INCORPORATION

BEFORE AND AFTER THE GENERAL ATLANTIC TRANSACTION

The following is a summary of the material differences between the Exchange’s existing certificate of incorporation and the New Exchange Certificate of Incorporation. The summary is not a complete statement of the rights of Class A Members or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the existing certificate of incorporation of the Exchange and the New Exchange Certificate of Incorporation, attached as Appendix G.

	Before General Atlantic Transaction	After General Atlantic Transaction
De-stapling/ Transfer Restrictions	Class A memberships can be transferred only together with shares of NYMEX common stock.	Class A memberships will be “de-stapled” from NYMEX common stock. Transfers of Class A memberships will continue to be subject to membership approval rules.

Open Outcry Protection	None.	The open outcry trading protections and related economic rights, as set forth in the New Exchange Bylaws, shall be managed by the Class A Members as described in Proposal B. Class A Members will have voting rights with respect to those matters.

On November 14, 2005, the Exchange’s board of directors determined that adopting the New Exchange Certificate of Incorporation is advisable and in our best interests and the best interests of our Class A Members, and approved the New Exchange Certificate of Incorporation. Accordingly, the Exchange’s board of directors recommends that our Class A Members vote FOR the approval of the New Exchange Certificate of Incorporation.

All of the provisions of the New Exchange Certificate of Incorporation will apply to all of the Class A Members in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the existing certificate of incorporation and the existing bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF THE EXCHANGE RECOMMENDS THAT

YOU APPROVE THE NEW EXCHANGE CERTIFICATE OF INCORPORATION

NEW YORK MERCANTILE EXCHANGE, INC.

PROPOSAL B

APPROVAL OF THE NEW EXCHANGE BYLAWS WHICH AMEND

AND RESTATE THE EXISTING BYLAWS OF NEW YORK MERCANTILE EXCHANGE, INC.

The board of directors of the Exchange unanimously approved the New Exchange Bylaws, and declared the advisability of such New Exchange Bylaws. The New Exchange Bylaws amend and restate the existing bylaws of the Exchange, as follows:

The New Exchange Bylaws will provide for, among other things, the protection and support of open outcry trading. In particular, the consent of the Class A memberships will be required to impose any restrictions on open outcry trading, or to eliminate any liquid products from a member’s trading rights and privileges. The Exchange shall provide reasonable financial support for technology, marketing and research for open outcry trading. In addition, members will be entitled to receive 10% of the gross revenues from the electronic trading of any Exchange product on an on-going basis, with certain limited exceptions, in the event the Exchange permanently terminates all open outcry trading with respect to such product. For a more complete description of the open outcry trading protections, see “Comparison of Class A Membership Rights Under the Exchange Bylaws Before and After the General Atlantic Transaction” on the following page and the New Exchange Bylaws attached as Appendix H.

In connection with the above protection for open outcry trading, the New Exchange Bylaws will restrict the ability of Class A Members to (i) call special meetings and (ii) to eliminate, waive or delete the New Exchange Bylaws, in each case, to only those matters related to the protection of open outcry trading.

COMPARISON OF CLASS A MEMBERSHIP RIGHTS

UNDER THE EXCHANGE BYLAWS

BEFORE AND AFTER THE GENERAL ATLANTIC TRANSACTION

The following is a summary of the material differences between the Exchange’s existing bylaws and the New Exchange Bylaws. The summary is not a complete statement of the rights of Class A Members or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the current bylaws of the Exchange and the New Exchange Bylaws, attached as Appendix H.

	Before General Atlantic Transaction	After General Atlantic Transaction
Protection of Open Outcry Trading	None.

A majority of the Class A memberships present at a meeting generally must consent to the following:

1.      Elimination of any product from a Class A Member’s rights and privileges or the imposition of any restrictions or limitations (including the right to lease a Class A Member’s trading rights);

2.      Any new category of fee or charge, and for core products, any change in fees;

3.      Issuance of trading permits for current open outcry products;

4.      Commencement of side-by-side electronic trading in any core product (if a new product is not traded by open outcry, the Exchange will commence open outcry trading in such product at the request of a majority of the Class A memberships);

5.      Material changes to eligibility requirements for membership;

6.      Any change in regular trading hours;

7.      Changes to current procedures for setting margin requirements; and

8.      Material changes to the eligibility criteria and composition of the Regular Committees.

75% of all Class A memberships must consent to the following:

1.      Any change to the requirement that the Exchange maintain the current (or a comparable) facility for open outcry trading, clearing and delivery and provide reasonable financial support for technology, marketing and research for open outcry markets consistent with prior budget levels.

	Before General Atlantic Transaction	After General Atlantic Transaction

2.      The elimination or suspension of open outcry trading, unless a product is no longer “liquid”. For these purposes, “liquid” means a futures or options contract listed for trading on the Exchange where the total trading volume executed by open outcry in the applicable trading ring for that contract for the most recent three month period is at least 20% or more of the total trading volume executed by open outcry in the applicable trading ring for that contract for the three month period immediately preceding the most recent three months.

3.      An increase or decrease in the number of memberships.

4.      Any transaction that causes the clearinghouse to no longer be wholly-owned by the Exchange.

Core Products	None.

Core Products shall be comprised of the following listed Exchange contracts and also shall include any new NYMEX Division product that may be listed by the Exchange for trading by open outcry (or similar or “look-alike” contracts or products or successor or similar contracts or products):

New York Harbor No. 2 Heating Oil Futures

New York Harbor No. 2 Heating Oil Options

New York Harbor No. 2 Unleaded Gasoline Futures

New York Harbor No. 2 Unleaded Gasoline Options

New York Harbor Gasoline Blendstock (RBOB) Futures

Natural Gas Futures

Natural Gas Options

Light, Sweet Crude Oil Futures

Light, Sweet Crude Oil Options

Heating Oil-Crude Oil Spread Option

Unleaded Gasoline-Crude Oil Spread Option

Crude Oil Calendar Spread Option

Heating Oil Calendar Spread Option

Unleaded Gasoline Calendar Spread Option

Natural Gas Calendar Spread Option

Platinum Futures

Platinum Option.

Palladium Futures

Liquefied Propane Gas Futures

	Before General Atlantic Transaction	After General Atlantic Transaction

NYMEX Natural Gas Mini Futures

NYMEX Light Sweet Crude Oil Mini Futures

NYMEX Heating Oil Mini Futures

NYMEX Unleaded Gasoline Mini Futures

Henry Hub Swap Futures

Crude Oil Look-Alike Option

Natural Gas Look-Alike Option

Crude Oil Average Price Option

New York Harbor Unleaded Gasoline Average Price Option

New York Harbor Heating Oil Average Price Option

Henry Hub Natural Gas Penultimate Swap Futures

Economic Rights	None.	In the event the Exchange permanently terminates all open outcry trading of a particular NYMEX Division core product, with certain limited exceptions, Exchange members will receive, starting at the time of such termination, 10% of the gross revenue from the electronic trading of such NYMEX Division core product, but not including clearing or market data fees, or, if greater, 100% of the revenue from any additional special fee or surcharge applicable to the electronic trading of such NYMEX Division core product.

Member Right to Call special meetings	Special meetings may be called by members entitled to vote 10% of the votes.	Special meetings may be called by members entitled to vote 10% of the votes, but only for business related to open outcry trading rights.

Number of Directors	25 directors.	15 directors.

Quorum of directors	One-third of the entire Board.	Majority of the entire Board.

Quorum of members	150 members.	Owners of at least one-third of Class A memberships.

Chief Executive Officer	Chairman of the Board.	President.

Officer Qualifications	Exchange rules prohibit officers from being members.	Officers, with the exception of the Chairman, Vice Chairman and Treasurer, shall not be members.

Treasurer	Treasurer must be chairman of Finance Committee.	Treasurer need not be chairman of Finance Committee.

	Before General Atlantic Transaction	After General Atlantic Transaction
Amendments to Bylaws	Bylaws may be amended by a majority of memberships and two-thirds of the entire Board.

Bylaws may be amended by two-thirds of the entire Board for all amendments, other than those regarding open outcry protections.

Consent of a majority of Class A memberships is in effect required to amend open outcry protections.

Collateral and forfeiture of Class A membership	All of the memberships held by expelled and certain suspended Class A Members for failure to meet certain financial obligations will be sold.	All of the memberships and all other collateral, including shares of NYMEX capital stock, held by expelled and certain suspended Class A Members will be sold.

Annual Meeting Date	Fixed as the 3rd Tuesday of March.	At such time as determined by the Board.

On November 14, 2005, the Exchange’s board of directors determined that adopting the New Exchange Bylaws is advisable and in our best interests and the best interests of our Class A Members, and approved the New Exchange Bylaws. Accordingly, the Exchange’s board of directors recommends that our Class A Members vote FOR the approval of the New Exchange Bylaws.

All of the provisions of the New Exchange Bylaws will apply to all of the Class A Members in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the existing certificate of incorporation and the existing bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF THE EXCHANGE RECOMMENDS THAT

YOU APPROVE THE NEW EXCHANGE BYLAWS

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

The following table illustrates that (1) as of November 22, 2005, no director or executive officer of NYMEX owned more than 1% of all the outstanding shares of our common stock and (2) no person is the beneficial owner of 5% or more of the shares of our common stock. The table sets forth information regarding current directors and executive officers and directors and executive officers as a group. There currently is one (1) vacancy on the board of directors. A person has beneficial ownership over shares if the person has voting or investment power over the shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors
Mitchell Steinhause (1)	1	*
Richard Schaeffer (2)	1	*
Kevin McDonnell	1	*
Gary Rizzi (3)	2	*
Stephen Ardizzone	2	*
Eric Bolling	2	*
Joel Faber	4	*
Melvyn Falis	0	*
Stephen Forman (4)	2	*
Howard Gabler	0	*
Kenneth Garland	1	*
Anthony George Gero	2	*
Harvey Gralla	1	*
David Greenberg	1	*
E. Bulkeley Griswold	0	*
Jesse Harte (5)	1	*
Scott Hess	1	*
Steven Karvellas	1	*
David Lazarus	8	*
Harley Lippman	0	*
Michael McCallion	1	*
John McNamara	1	*
Stanley Meierfeld	6	*
Robert Steele	0	*
Executive Officers
James Newsome	0	*
Christopher K. Bowen	0	*
Samuel H. Gaer	0	*
All directors and executive officers as a group	39	4.8%

*	less than one percent.
(1)	Mr. Steinhause is an executive officer as well as the Chairman of the board of directors.
(2)	Mr. Schaeffer is an executive officer as well as the Vice-Chairman of the board of directors.
(3)	Mr. Rizzi has entered into an ABC Agreement with A.G. Edwards & Sons, Inc.
(4)	Mr. Forman has entered into an ABC Agreement with Prudential Financial Derivatives, LLC.
(5)	Mr. Harte is currently leasing a membership from Calyon Financial Inc. As a lessee, Mr. Harte has no voting control or pecuniary interest in the membership.

ABC Agreement

An “ABC Agreement” is an agreement by which a member institution designates an individual to exercise voting rights and other membership privileges with respect to a membership purchased by the member institution, but does not give the individual the power to dispose of the membership. The provisions of an ABC Agreement also apply to the common stock of NYMEX shown to be beneficially owned by each director shown as being party to an ABC Agreement.

MANAGEMENT

Directors and Executive Officers

Set forth below are: (l) the names and ages of our directors (including directors who are also executive officers) and executive officers as of November 22, 2005; (2) all positions with NYMEX presently held by each such person; and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years.

Name	Age	Position	Term Expiration Date*
Mitchell Steinhause	57	Chairman and Chief Executive Officer	2007
Richard Schaeffer	53	Vice Chairman	2008
Kevin McDonnell	46	Director, Treasurer	2008
Gary Rizzi	51	Director, Corporate Secretary	2007
Stephen Ardizzone	44	Director	2006
Eric Bolling	43	Director	2008
Joel Faber	65	Director	2006
Melvyn Falis	65	Public Director	2008
Stephen Forman	49	Director	2007
Howard Gabler	65	Public Director	2006
Kenneth Garland	57	Director	2007
Anthony George Gero	69	Director	2008
Harvey Gralla	61	Director	2008
David Greenberg	41	Director	2006
E. Bulkeley Griswold	67	Public Director	2006
Jesse B. Harte	47	Director	2006
Scott Hess	48	Director	2006
Steven Karvellas	45	Director	2008
David Lazarus	64	Director	2006
Harley Lippman	51	Public Director	2007
Michael McCallion	60	Director	2007
John McNamara	49	Director	2006
Stanley Meierfeld	58	Director	2008
Robert Steele	67	Public Director	2007
James E. Newsome	46	President
Christopher K. Bowen	45	General Counsel and Chief Administrative Officer
Madeline J. Boyd	53	Senior Vice President—External Affairs
Samuel H. Gaer	38	Senior Vice President and Chief Information Officer
Sean Keating	40	Senior Vice President—Clearing Services
Thomas F. LaSala	44	Senior Vice President—Compliance and Risk Management
Robert Levin	50	Senior Vice President—Planning and Development
Joseph Raia	48	Senior Vice President—Marketing
Richard D. Kerschner	39	Senior Vice President—Corporate Governance and Strategic Initiatives
Kenneth D. Shifrin	48	Vice President and Acting Chief Financial Officer

*	Immediately following the General Atlantic transaction, our board of directors will be reduced from twenty-five (25) to fifteen (15) directors and pursuant to the Purchase Agreement, Mr. William E. Ford will join the board. In order to reduce the board from its current twenty-five (25) directors, the board members have agreed that the current board members will select three (3) of the five (5) current Public Directors. The three (3) selected Public Directors, the Chairman (Mr. Steinhause), Vice Chairman (Mr. Schaeffer), President (Dr. Newsome), and the General Atlantic designee (Mr. Ford) will select eight (8) of the remaining directors from among the current directors who occupy the categories required to join the newly-constituted board of directors. Additionally, we have eliminated the staggered board such that each director will serve concurrent one-year terms. While it is not possible to say who (other than Dr. Newsome, and Messrs. Steinhause, Schaeffer and Ford) will be the directors post-closing, with the exception of Mr. Ford and Dr. Newsome, they will be selected from the current directors. Accordingly, the biographical information of all current directors, Dr. Newsome and Mr. Ford is provided below.

Mitchell Steinhause	Chairman and Chief Executive Officer
Director since 1992
Member since 1975

Mr. Steinhause has been our Chairman since 2004, and was our Vice Chairman from 2000 to 2004. He served as our Corporate Secretary from 1996 to 1998. Mr. Steinhause was first elected to the board of directors in 1992. Mr. Steinhause has been a member of the Exchange since 1975, working as a floor broker for 15 years and trading for his own account for 14 years.

Richard Schaeffer	Vice Chairman
Director since 1990
Member since 1981

Mr. Schaeffer has been our Vice Chairman since 2004. Mr. Schaeffer was our Treasurer from 1993 to 2004. Mr. Schaeffer has been a Director of both NYMEX and the Exchange since 1990 and a member since 1981. Since 1997, Mr. Schaeffer has been an executive of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer had been a Senior Vice President/Director of the Chicago Corp., which was a clearing member of both the Exchange and Commodity Exchange, Inc., or COMEX Division, which is a wholly-owned subsidiary of the Exchange, until its buyout by ABN AMRO, Inc. Mr. Schaeffer also serves as a member of the board of directors of the Juvenile Diabetes Foundation.

Kevin McDonnell	Director, Treasurer
Director since 1999
Member since 1984

Mr. McDonnell has been our Treasurer and has served on our Executive committee since 2004. As Treasurer, Mr. McDonnell serves as the Chairman of the Finance committee. Mr. McDonnell previously served as the co-Vice Chairman of the Finance committee. Mr. McDonnell has been a Director of both NYMEX and the Exchange since 1999. Mr. McDonnell has been an independent floor trader since 1985 and a member of the Exchange since 1984.

Gary Rizzi	Director, Corporate Secretary
Director since 1995
Member since 1983

Mr. Rizzi has been our Corporate Secretary since 2001 and has served on our Executive committee since 2000. He has been a Director of NYMEX and the Exchange since 1995 and a member of the Exchange since 1983. Mr. Rizzi is currently a Vice President at A.G. Edwards & Sons, Inc. Mr. Rizzi has been Vice President of AGE Commodity Clearing Corp. since 2001 and was an Associate Vice President since 1985. Mr. Rizzi is also a member of the COMEX Division and of the Board of Trade of the City of New York, Inc.

Stephen Ardizzone	Director since 2003
Member since 1986

Mr. Ardizzone began his career as a COMEX Division clerk from 1981 to 1983. He subsequently moved to crude oil where he worked for three years as a clerk for Rafferty Associates and Smith Barney before forming his own brokerage operation, Zone Energy. In 2002, Mr. Ardizzone and his brother founded Bluefin Energy Trading, currently a member firm. Mr. Ardizzone has been active on various committees of the board of directors of the Exchange for the last 17 years, including Marketing, Floor, Facilities and Control committees, and currently serves on the Floor Broker Advisory, Compliance Review, Business Conduct, Bylaws, and Rules committees.

Eric Bolling	Director since 2002
Member since 1988

Mr. Bolling has been an independent floor trader since 1991 and a member of the Exchange since 1988. He is also a member of the COMEX Division, and the Board of Trade of the City of New York, Inc. Mr. Bolling began his career at the Exchange as a floor broker for SHB Commodities in 1988. Previously, he worked for Mobil Oil as a marketing representative. Mr. Bolling currently serves on the Arbitration, Corporate Governance, Membership, Natural Gas Advisory, Natural Gas Settlement, and Locals’ Advisory committees, as well as the Special committee for Hedge Fund Membership. He also serves as Floor Committee Ring Chairman in Natural Gas.

Joel Faber	Director since 2001
Member since 1978

Mr. Faber founded Faber’s Futures in 1978 in order to trade on behalf of major oil and gasoline companies. He was elected to the board of directors of the Exchange for two consecutive terms from 1982 to 1989 and served on the Executive committee for three years. In 2001, Mr. Faber was elected to a two-year term on the board of directors and in 2003 he was re-elected to a three-year term. Mr. Faber has served as an arbitrator with the National Association of Securities Dealers. Mr. Faber is currently the Chairman of the Equity Holders’ Advisory committee.

Melvyn Falis	Public Director since 2001

Mr. Falis is currently the Chairman of the Corporate Governance committee, and serves on the Audit, Compensation and Clearing committees. Mr. Falis has been a partner in Gusrae, Kaplan, Bruno & Nusbaum, PLLC, since 1987. He was a public member of the board of directors of the New York Futures Exchange and, since 1999, has served as a public member of the board of directors of the Commodity Floor Brokers and Traders Association. He has served as Co-Chairman of the International Advisory committee and Co-Vice Chairman of the International Advisory committee. Mr. Falis served as General Counsel of the Exchange from 1977 to 1983 and was a principal author of the heating oil contract. Prior to serving as the General Counsel of the Exchange, he was commodities and securities counsel for Prudential Securities.

Stephen Forman	Director since 2002
Member since 2000

Mr. Forman began his career as a margin clerk for Shearson Hayden Stone in 1974. He has been a conferring member and Senior Vice President of Prudential Financial Derivatives, LLC since 2003. Mr. Forman has served on various Exchange committees and Futures Industry operations committees, including the board of directors of Futures and Options for Kids, and has been an arbitrator for the National Futures Association since 1992. Mr. Forman is currently a member of the Business Conduct and the Adjudication committees and serves on the board of the New York Clearing Corporation.

Howard Gabler	Public Director since 2005

Mr. Gabler serves on the Audit, Compensation, and Corporate Governance committees. Mr. Gabler is a managing director of Glocap. He has spent twenty-five years in the executive search business. Mr. Gabler was a founding partner and President of G.Z. Stephens Inc., a retainer-based executive search firm specializing in senior level assignments for investment banks, asset managers, broker dealers, and exchanges both domestically and internationally. Prior to that, Mr. Gabler was responsible for the Securities and Commodities group at Hadley Lockwood, Inc. servicing a similar client group. Before entering the executive search business, Mr. Gabler was the Executive Vice President of the Exchange and helped develop its energy platform.

Harvey Gralla	Director since 2005
Member since 1980

Mr. Gralla serves on the Arbitration, Equity Holders’ Advisory and Finance committees. Mr. Gralla began his career in the life insurance field and received a Chartered Life Underwriter degree. In 1980, he changed careers and became a member of the Exchange, where he traded for 17 years. In addition to being an Exchange equity holder, Mr. Gralla is an active off-the-floor trader in the Exchange energy products.

Kenneth Garland	Director since 2001
Member since 1981

Mr. Garland began trading on the Exchange as a local trader in 1981. In 1982 and 1983, he also acted as a floor broker. Since 1983, he has traded exclusively as a local trader, in 1994, he was recommended by the Exchange to be a representative on the National Futures Association membership appeals subcommittee, a position he holds to date. Mr. Garland serves on the Adjudication and Compliance Review committees.

Anthony George Gero	Director since 1999
Member since 1966

Mr. Gero is currently a Senior Vice President of Legg Mason Wood Walker, Inc. Mr. Gero held various positions with the Futures Division of Prudential Securities, Inc., from 1981 to 2003, most recently as a Senior Vice President-Investment and as a First Vice President. Mr. Gero first served as a board member of the Exchange in 1976 and has been a member of COMEX Division since 1976, the American Stock Exchange since 1995, NYBOT since 1984, PHLX since 2003 and the Exchange since 1966. Mr. Gero is the Co-Chairman of the Government Relations committee, Vice Chairman of the NYMEX PAC and Corporate Governance committee. Mr. Gero also serves on the Adjudication committee. Mr. Gero is the Chairman of the Commodity Floor Brokers and Traders Association. Mr. Gero is currently a board member of the New York Futures Exchange, International Precious Metals Institute and FINEX, and was previously a director of the Commodity Clearing Corporation. In addition, Mr. Gero is currently a board member of the PBOT division of the Philadelphia Stock Exchange.

David Greenberg	Director since 2000
Member since 1990

Mr. Greenberg has been the President of Sterling Commodities Corp. since 1996. Mr. Greenberg has been a member of the Exchange since 1990 and of the COMEX Division since 1988. He is Chairman of the Security committee and Vice Chairman of the Locals’ Advisory, Electronic Trading Advisory, Marketing, and Corporate Governance committees and Co-Chairman of the International Advisory committee. He also serves as a member of NYBOT and as a director of the Commodity Floor Brokers and Traders Association and the Futures and Options for Kids charity.

E. Bulkeley Griswold	Public Director since 1996

Mr. Griswold is the Chairman of the Audit Committee, and serves on the Compensation and Corporate Governance committees. He has been the Managing Director of L&L Capital Partners since 1997. Since 1983,

Mr. Griswold has been President and General Partner of Market Corp. Ventures, a Division of Market Corp. of America. He also serves on the boards of Southern Connecticut Advisory Board of Fleet Bank, the Trust Company of Connecticut and the New London County Mutual Insurance Company.

Jesse B. Harte	Director since 2000
Member since 1982

Mr. Harte is an officer of Energy Merchants, Inc. and currently leases a membership seat from Calyon Financial Inc. Mr. Harte was previously employed by Duke Energy Merchants, LLC, a commodity trading firm, from 1996 to 2003. Mr. Harte has been a member of the Exchange since 1982. He was formerly an owner of Bay Area Petroleum, a large independent floor brokerage operation, and a Senior Vice President of Daiwa Securities, a futures commission merchant.

Scott Hess	Director since 1997
Member since 1982

Mr. Hess has been a partner in G&H Commodities since 1987. He currently serves on the Executive committee and has been a member of the Exchange since 1982. Mr. Hess is the Chairman of the Appeals committee. He is also a director of the Commodity Floor Brokers and Traders Association.

Steven Karvellas	Director since 1996
Member since 1990

Mr. Karvellas has been an independent floor broker and a member of the Exchange since 1990. He has been a member of the board of directors since 1996 and served on the Executive Committee from 1998 to 2002. Mr. Karvellas currently serves as the Chairman of the Adjudication, Compliance Review and Natural Gas Advisory committees, and Co-Chairman of the NYMEX Charitable Foundation. Mr. Karvellas also serves as Vice Chairman of the Floor Broker Advisory committee. Mr. Karvellas began his career as a member of COMEX Division in 1984. He was elected to the COMEX Board of Governors in 1987, and was elected to the Executive committee representing the floor group of COMEX Division in 1989.

David Lazarus	Director since 2005
Member since 1979

Mr. Lazarus serves on the Equity Holders’ Advisory committee. Mr. Lazarus was the president of DFG Mercury Corp., a subsidiary of D.F. Goldsmith Chemical & Metal Corp. Prior to that, Mr. Lazarus served as vice president of D.F. Goldsmith Chemical & Metal Corp. Mr. Lazarus also served as vice president of the metals division of Prudential Securities Corp.

Harley Lippman	Public Director since 1999

Mr. Lippman serves on the Audit, Compensation, and Corporate Governance committees. He is the Chairman of the NYMEX PAC. Mr. Lippman is the founder, owner and chief executive officer of the information technology consulting company Genesis 10, which he founded in 1999. He was also the founder and sole owner of Triad Data Inc., an information technology consulting firm he sold in 1998. Mr. Lippman is Co-Chairman of the Dean’s Council-Columbia University School of International and Public Affairs. In addition, Mr. Lippman is the Vice-Chairman of the National Governing Council of the American Jewish Congress, and serves on the National Commission and Executive committee of the Anti-Defamation League.

Michael McCallion	Director since 2004
Member since 1982

Mr. McCallion, who has been trading for his own account since 1990, began his career as a COMEX Division clerk for Dean Witter Reynolds and became Vice President of its energy floor operation. He also spent two years in the U.S. Armed Forces. Mr. McCallion is the Chairman of the Arbitration Committee and a Vice Chairman of the Facilities committee. He also serves on the Finance, Membership, Members’ Benefit and Food Services committees. Additionally, he was the only non-board member to serve on the project management committee for the development of the Exchange headquarters.

John McNamara	Director since 2001
Member since 1991

Since February 2005, Mr. McNamara has been a Vice President with R.J.O’Brien, Inc. He was a Vice President of BancOne Brokerage International Corporation from 1999 until July 2004. From 1992 to 1998, he was a floor broker for ABN AMRO, Inc. Prior to that, he worked for various futures commission merchants. Mr. McNamara has been an options floor trader on the Exchange since 1986. He has been a COMEX Division member since 1985 where he previously traded options.

Stanley Meierfeld	Director since 2005
Member since 1971

Mr. Meierfeld is a partner of Kottke Associates, Inc., and managing director of the Geldermann division of F.C. Stone, LLC, an Exchange clearing member firm. He serves on the Clearing, Bylaws, Compliance Review, Arbitration, Joint Special, and FCM Advisory committees. Mr. Meierfeld joined the Exchange through his family firm, S. Meierfeld, Inc., in 1971, which was established by his grandfather, Exchange member Samuel Meierfeld, in 1902. At his family firm, Mr. Meierfeld handled all aspects of the business, from runner to floor broker to back office manager. Mr. Meierfeld previously served for 15 years on the Exchange board of directors, including one term as vice chairman.

Robert Steele	Public Director since 1999

Mr. Steele is Chairman of the Compensation Committee, and serves on the Audit and Corporate Governance Committees. Mr. Steele was a Public director from 1988 to 1994 and was re-appointed to the Board in 1999. He was elected to his current term in 2004. A former banker, Mr. Steele has been Vice Chairman of the John Ryan Company since 1996 and director of the Merlin Retail Financial Center since 1993. He is a Public Director of the American Stock Exchange, and a director of NLC Mutual Insurance Company. Mr. Steele served as a Representative in the United States Congress from 1970 to 1974.

James E. Newsome	President

Dr. Newsome has been our President since August 2004. Prior to joining NYMEX, Dr. Newsome was appointed by President George W. Bush and served as chairman of the CFTC upon U.S. Senate confirmation in December 2001. Dr. Newsome had been a commissioner of the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s Working Group on Financial Markets, and the President’s Corporate Fraud Task Force.

Christopher K. Bowen	General Counsel and Chief
Administrative Officer

Mr. Bowen was appointed as our General Counsel and Chief Administrative Officer in 2002. Mr. Bowen has served as our Senior Vice President and General Counsel since 1997. Mr. Bowen held positions of Associate General Counsel and Senior Associate General Counsel at NYMEX. Mr. Bowen had also served as Counsel/Manager of Futures Compliance at Morgan Stanley & Co., Inc. and as an attorney at the CFTC.

Madeline J. Boyd	Senior Vice President—External
Affairs

Ms. Boyd was appointed as our Senior Vice President of Government, Community and Philanthropic Affairs and subsequently appointed as Senior Vice President of our newly established External Affairs department in 2004. Ms. Boyd had been a member of the Exchange since 1984, and a Director of NYMEX and the Exchange from 1998 to 2004. Ms. Boyd was a gasoline trader on the Exchange from 1987 to 2004. Ms. Boyd has been the President of the NYMEX Charitable Foundation since January 2004 and continues to serve as Chairman of the New York Mercantile Exchange Charitable Assistance Fund.

Samuel H. Gaer	Senior Vice President and
Chief Information Officer

Mr. Gaer was appointed as our Senior Vice President and Chief Information Officer in 2003. Mr. Gaer has been involved with the commodities industry since he was fifteen years old, working as a clerk on the COMEX trading floor. Mr. Gaer became a member of COMEX Division in 1988. In 1991, Mr. Gaer formed Uptick Trading, which merged into Millenium Copper Group, Inc. in 1993. Mr. Gaer left the trading floor in 1998 to devote more time to trading software development and architecture, and subsequently founded TradingGear.com, a trading software development company.

Sean Keating	Senior Vice President—Clearing
Services

Mr. Keating was appointed as our Senior Vice President of Clearing Services in 2004. Mr. Keating joined NYMEX from Pioneer Futures, Inc., a former Exchange clearing member, where he had been employed for over 16 years and served as its president since 1998. Mr. Keating had also served as president of Pioneer Capital Corp. a self-clearing National Association of Securities Dealers and New York Stock Exchange broker dealer.

Thomas F. LaSala	Senior Vice President—Compliance and
Risk Management

Mr. LaSala was appointed as our Senior Vice President of Compliance and Risk Management in 2002. Mr. LaSala previously served as our Vice President of Compliance since 1994.

Robert Levin	Senior Vice President—Research

Mr. Levin serves as our Senior Vice President of Research and has been a Senior Vice President since 1993. Mr. Levin was our Vice President of Product Development from 1991 until 1993.

Joseph Raia	Senior Vice President—Marketing

Mr. Raia was appointed as our Senior Vice President of Marketing in 2004. Mr. Raia had served as the Vice President of Marketing in 2004 and Director of Marketing from 2001 to 2004. Mr. Raia has over 22 years of professional experience in the energy and transportation sectors. From 2000 to 2001, Mr. Raia was the Senior Vice President, Senior Oil and Gas On-Air Analyst and Anchor at JAG Media Holdings, where he reported on energy equities and commodities.

Richard D. Kerschner	Senior Vice President—Corporate Governance and Strategic Initiatives

Mr. Kerschner was appointed as our Senior Vice President of Corporate Governance and Strategic Initiatives in October 2005. Mr. Kerschner joined NYMEX in July 2004 as Associate General Counsel and Director—Office of Corporate Governance. He was promoted to Associate General Counsel and Vice President of Corporate Governance in December 2004.

Prior to joining NYMEX, Mr. Kerschner served as a Senior Advisor and Special Counsel to the legal department of T-Mobile USA. From April 2000 to February 2004, Mr. Kerschner was the Senior Vice President, General Counsel and Secretary of SmartServ Online, Inc., a Nasdaq-listed mobile data company. From November 1997 to April 2000, Mr. Kerschner served as the Managing Counsel of Omnipoint Communications, a Nasdaq-listed wireless telecommunications carrier currently part of T-Mobile USA. Prior to joining Omnipoint, Mr. Kerschner practiced law in a New Jersey law firm.

Kenneth D. Shifrin	Vice President and Acting Chief Financial Officer

Mr. Shifrin joined NYMEX in January 2004 as Vice President & Controller. In June 2005, Mr. Shifrin was appointed Acting Chief Financial Officer. Prior to joining NYMEX, Mr. Shifrin served as global controller of Electronic Broking Systems. Prior to that, Mr. Shifrin held several senior financial roles, including chief financial officer of Gateway Logistics, Corp., and chief financial officer and vice president of finance for Hirsch International, Corp.

William E. Ford

Mr. Ford, 44, is President and a Managing Director of General Atlantic LLC, a leading global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. He has been with General Atlantic since 1991. Mr. Ford is also a director of Archipelago Holdings, Inc. and Computershare Limited.

STOCKHOLDER PROPOSALS

Proposals that stockholders wish be included in next year’s Proxy Statement for the Annual Meeting to be held in 2006 in accordance with Rule 14a-8 under the Exchange Act must be received by the Office of the Corporate Secretary at our principal offices at One North End Avenue, New York, New York 10282-1101 no later than December 31, 2005. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act for presentation at our 2006 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after December 31, 2005.

OTHER MATTERS

Our management knows of no matters, other than the foregoing, that will be presented for action at the special meeting.

A representative of KPMG LLP is not expected to be available at the special meeting to respond to questions.

WHERE YOU CAN FIND MORE INFORMATION

References in this joint proxy statement to any of our contracts or other documents are not necessarily complete, and you should refer to the appendices attached to this joint proxy statement for copies of the actual contract or document. You may read and copy the joint proxy statement, the related appendices and other information that NYMEX Holdings, Inc. has filed or will file with the SEC at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. That site is www.sec.gov. You may also obtain this information, without charge, by request to the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This joint proxy statement incorporates by reference the documents listed below that NYMEX has previously filed with the SEC which are attached as Appendices I and J. They contain important information about NYMEX, its financial condition, compensation of our board and executive officers and other important information.

NYMEX’s SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 2004 as filed on March 3, 2005

Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2005 as filed on November 9, 2005

By Order of the Board of Directors of

NYMEX Holdings, Inc.

GARY RIZZI

Corporate Secretary

Dated: [                    ], 2005

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November [ ], 2005, by and between NYMEX Holdings, Inc., a Delaware corporation (“Holdings”), and NYMEX Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with Holdings, the “Constituent Entities”).

W I T N E S S E T H:

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement dated as of November 14, 2005 (the “Purchase Agreement”) among General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG (collectively, “GA”) and Holdings, the Constituent Entities desire that Holdings be merged with Merger Sub (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of each of the Constituent Entities has approved and declared advisable this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

Section 1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into Holdings at the Effective Time (as defined in Section 2 below). Following the Effective Time, Holdings shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of each of the Constituent Entities in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL. Notwithstanding the foregoing, at any time prior to the Effective Time the Constituent Entities may determine for tax, legal, accounting or other considerations that Holdings shall be merged with and into Merger Sub in which case Merger Sub shall be the Surviving Corporation for all purposes hereunder; provided that such a determination does not adversely affect GA or materially delay the Closing (as defined in the Purchase Agreement).

Section 2. Effective Time. On the Closing Date (as defined in the Purchase Agreement) the parties shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is filed with such Secretary of State of the State of Delaware (the time the Merger becomes effective being referred to herein as the “Effective Time”).

Section 3. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Entities: (i) each share of common stock of Holdings issued and outstanding shall be converted into the right to receive (x) 30,000 shares of Series A-1 common stock of the Surviving Corporation, (y) 30,000 shares of Series A-2 common stock of the Surviving Corporation and (z) 30,000 shares of Series A-3 common stock of the Surviving Corporation; (ii) each share of common stock of Holdings held as treasury stock shall be cancelled and shall cease to exist and no cash, stock or other consideration shall be delivered in exchange therefore; and (iii) the sole share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist and no cash, stock or other consideration shall be delivered in exchange therefore.

Section 4. Certificate of Incorporation and By-laws of the Surviving Entity. The Certificate of Incorporation and Bylaws attached as Annex A and Annex B hereto, respectively, shall be the Certificate of Incorporation and By-laws, respectively, of the Surviving Corporation until thereafter changed or amended.

Section 5. Conditions. The parties’ obligations to effect the Merger shall be subject to the receipt of Stockholder Approval (as defined in the Purchase Agreement) and the satisfaction or waiver of the conditions set forth in Article V of the Purchase Agreement.

Section 6. Termination; Amendment; Other.

(a) The Constituent Entities may terminate or amend, modify, or supplement this Agreement in such manner as may be agreed upon by them in writing at any time whether before or after stockholder approval of this Agreement.

(b) This Agreement may be executed in counterparts.

(c) This Agreement shall be governed by the laws of the State of Delaware, without regard to applicable principles of conflicts of law thereof.

(d) The name of the Surviving Corporation from and after the Effective Time, regardless of which of the Constituent Entities is the Surviving Corporation, shall be “NYMEX Holdings, Inc.” as provided in Annex A.

[Execution Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NYMEX Holdings, Inc., a Delaware corporation

By:
Name:
Title:

NYMEX Merger Sub, Inc., a Delaware corporation

By:
Name:
Title:

3

APPENDIX B

Amended and Restated Certificate of Incorporation of NYMEX Holdings, Inc.

The following shows the changes which will be made to the existing certificate of incorporation of NYMEX Holdings, Inc. upon the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NYMEX HOLDINGS, INC.

~~The undersigned, Daniel Rappaport and Neil Citrone, do hereby certify that:~~

~~1. They are the duty elected and acting Chief Executive Officer and Secretary, respectively, of~~ NYMEX Holdings, Inc. ~~(the “Corporation”)~~, a Delaware corporation~~.~~ (the “Corporation”), does hereby certify that:

1. ~~2. In~~This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware~~, the Board of Directors hereby amends and restates the Certificate of Incorporation of the Corporation~~.

2. ~~3.~~ The Certificate of Incorporation of the Corporation, originally filed February 10, 2000, is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is NYMEX Holdings, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the ~~"~~“DGCL~~"~~”).

FOURTH: ~~The Corporation shall have the authority to issue 816 shares of common stock, $.01 par value per share.~~

(a) The total number of shares of stock that the Corporation shall have authority to issue is 208,160,000, of which the Corporation shall have authority to issue (i) 200,000,000 shares of common stock, each having a par value of $0.01 (the “Common Stock”), which includes (x) 26,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (y) 26,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”) and (z) 26,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock”) and (ii) 8,160,000 shares of preferred stock, each having a par value of $0.01 (the “Preferred Stock”), all of which shall be designated as Series A Preferred Stock (as defined in Article FOURTH, Section (b)(1)). The Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock shall be collectively referred to as shares of “Restricted Common Stock” and the other 120,560,000 shares of Common Stock shall be referred to as the “Unrestricted Common Stock.” All shares of Restricted Common Stock that automatically convert into shares of Unrestricted Common Stock pursuant to Article FIFTH, Sections (b) or (d), shall be retired and shall not be reissued as shares of any series of Restricted Common Stock, but shall instead resume the status of and become authorized and unissued shares of Unrestricted Common Stock.

(b) Series A Preferred Stock

1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as “Series A Cumulative Redeemable Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 8,160,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

2. Rank. The Series A Preferred Stock shall, with respect to (i) the Liquidation Payment in the event of a Liquidation, (ii) the Sale Payment in the event of a Sale Transaction, (iii) the Redemption Payment in the event of an optional redemption pursuant to Section 5 hereof, (iv) dividends (other than the Special Distribution or Common Stock dividends permitted by Section 3(c)) and (v) all other rights and preferences rank senior to (x) all classes of common stock of the Corporation (including, without limitation, the Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”)) and (y) each other class or series of Capital Stock of the

Corporation hereafter created that does not expressly rank pari passu with or senior to the Series A Preferred Stock (clauses (x) and (y), together, the “Junior Stock”).

3. Dividends.

(a) Dividend Rate. Each of the holders of shares of Series A Preferred Stock shall receive dividends at an annual rate equal to 5.5% of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, which shall accrue on a daily basis from the Original Issue Date, whether or not declared and whether or not funds are legally available therefor (all such dividends, the “Base Dividends”). Subject to Section 3(b) hereof, accrued and unpaid Base Dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value in effect immediately prior to the Compounding Date, on a quarterly basis on March 31st, June 30th, September 30th and December 31st of each year (each such date, a “Compounding Date”).

(b) Dividend Payment.

(i) If the Corporation has not consummated its Initial Public Offering on or prior to the Target Date, the aggregate amount of all unpaid Base Dividends that have accrued and been added to the Accreted Value of the shares of Series A Preferred Stock pursuant to Section 3(a) as of, through and including the Target Date (the “Base Dividend Payment”) shall be paid by the Corporation to the holders of Series A Preferred Stock no later than September 30, 2008. The Base Dividend Payment shall be paid by the Corporation, either at the option of the Corporation in its sole discretion, in cash, or by adding the amount of the Base Dividend Payment to the Adjusted Liquidation Price (the “Stock Election”). If the Corporation pays the Base Dividend Payment in full in cash to the holders of Series A Preferred Stock, the Accreted Value of each share of Series A Preferred Stock as of the Target Date shall be reduced by the amount of the Base Dividend Payment.

(ii) If the Corporation has not consummated its Initial Public Offering on or prior to the Target Date, then in addition to Section 3(b)(i) above, on each Compounding Date from and after the Target Date, the Corporation shall pay in cash to each of the holders of shares of Series A Preferred Stock an amount equal to the product of the number of shares of Series A Preferred Stock held thereby, multiplied by all accrued and unpaid Base Dividends that have accrued since the then-most recent Compounding Date (including in the case of September 30, 2008, all accrued and unpaid Base Dividends that have accrued since the Target Date) with respect to the Accreted Value of one share of Series A Preferred Stock. Dividends paid in cash pursuant to this Section 3(b)(ii) shall not be added to the Accreted Value.

(iii) If the Corporation consummates its Initial Public Offering on or prior to the Target Date, then no Base Dividends shall be payable or paid with respect to the shares of Series A Preferred Stock pursuant to Section 3(a), and the Accreted Value of each share of Series A Preferred Stock shall be reduced by the amount of the accrued and unpaid Base Dividends.

(c) Common Stock Dividends. Except for the Special Distribution, if the Corporation declares and pays any dividends on the Common Stock, then, in that event, holders of shares of Series A Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares have been converted into shares of Common Stock pursuant to Section 7(a) below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

4. Liquidation and Sale Transaction.

(a) Liquidation. Upon the occurrence of a Liquidation, each of the holders of shares of Series A Preferred Stock shall be paid in cash for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution is made to any Junior Stock, an amount equal to the greater of (i) if such Liquidation occurs (1) on or prior to the Target Date, the Liquidation Price or (2) after the Target Date, the Adjusted Liquidation Price or (ii) the aggregate amount payable in such Liquidation with respect to the

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number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to such Liquidation (the greater of clause (i) or clause (ii), the “Liquidation Payment”). If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the Liquidation Payment due on each share of Series A Preferred Stock, then all of the assets available for distribution to holders of shares of Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Sale Transaction. Upon the consummation of a Sale Transaction, each of the holders of shares of Series A Preferred Stock shall be paid for each share of Series A Preferred Stock held thereby, before any payment or distribution is made to any Junior Stock, an amount equal to the greater of (i) if such Sale Transaction occurs (1) on or prior to the Target Date, the Liquidation Price or (2) after the Target Date, the Adjusted Liquidation Price or (ii) the aggregate amount of consideration payable in such Sale Transaction with respect to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to the consummation of such Sale Transaction (the greater of clause (i) or clause (ii), the “Sale Payment”). If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the Sale Payment due on each share of Series A Preferred Stock, then all of the assets available for distribution to holders of shares of Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The Sale Payment due on each share of Series A Preferred Stock shall be paid in the form of consideration paid in such Sale Transaction on the closing date of such Sale Transaction.

(c) No Additional Payment. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 4(a) or Section 4(b), as the case may be, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

(d) Sale Consideration. Any securities of the surviving Person or the parent of the surviving or acquiring Person to be delivered to the holders of shares of Series A Preferred Stock in a Sale Transaction shall be valued as follows:

(i) With respect to securities that do not constitute “restricted securities,” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

(ii) With respect to securities that constitute “restricted securities,” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.

(e) Notice. Written notice of a Liquidation or a Sale Transaction stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

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5. Optional Redemption.

(a) Optional Redemption. If on or prior to [                ], 201[    ] the Corporation has not consummated its Initial Public Offering or a Sale Transaction, then from and after such date, the holders of the majority of the shares of Series A Preferred Stock shall have the right, at their sole option and election, at any time, to cause the Corporation to redeem all of the shares of Series A Preferred Stock, in whole but not in part (the “Redeemed Shares”), on not less than twenty (20) days’ notice of the date selected for such redemption (such date, the “Optional Redemption Date”) at a price per share equal to the Adjusted Liquidation Price. The total sum payable per share of Series A Preferred Stock redeemed on the Optional Redemption Date is referred to as the “Redemption Price,” and the aggregate payment to be made for all of the Redeemed Shares is referred to as the “Redemption Payment.”

(b) Redemption Payment. The Redemption Payment shall be paid by a promissory note which shall be due in thirteen (13) quarterly installments, beginning on the Optional Redemption Date and continuing for each of the twelve (12) consecutive three-month anniversaries of the Optional Redemption Date (each such payment, a “Redemption Installment Payment” and the date of each such Redemption Installment Payment, a “Redemption Installment Payment Date”). Interest on the principal amount of the note shall accrue daily from the Optional Redemption Date on the unpaid amount of the Redemption Payment at an annual rate equal to 5.0% of the then-unpaid amount of the Redemption Payment, calculated on the basis of a 360-day year, consisting of twelve 30-day months. The amount of each Redemption Installment Payment shall equal the sum of one-thirteenth of the amount of the Redemption Payment, plus all accrued and unpaid interest on the unpaid portion of the Redemption Payment to and including such Redemption Installment Payment Date. Each Redemption Installment Payment shall be made by wire transfer of immediately available funds to accounts designated in writing by the holders of shares of Series A Preferred Stock or their designee(s). Upon delivery by the Corporation of the promissory note evidencing the Redemption Payment, containing the terms and provisions of this Section 5(b) and otherwise reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, each holder of shares of Series A Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series A Preferred Stock, certificate(s) representing all of the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation may at any time, at its sole option and election and without penalty, prepay the promissory note evidencing the Redemption Payment, in whole or in part, plus all accrued and unpaid interest on the Redemption Payment to the date of such prepayment(s). Any partial prepayment of the promissory note evidencing the Redemption Payment shall reduce, dollar-for-dollar, by the portion of such prepayment applied toward the Redemption Payment, first, the accrued and unpaid interest of such note and, second, the outstanding principal amount of the promissory note evidencing the Redemption Payment; provided that, if the amount of any such voluntary prepayment(s) during any of the foregoing interim periods exceeds the portion of the promissory note evidencing the Redemption Payment due and payable on the next Redemption Installment Payment Date, the excess shall be applied as a reduction of the portion of the Redemption Payment due on the next succeeding Redemption Installment Payment Date.

(c) Termination of Rights. Upon delivery by the Corporation of the promissory note evidencing the Redemption Payment, containing the terms and provisions set forth in Section 5(b) and otherwise reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, then all rights of any holder of such shares of Series A Preferred Stock shall cease and terminate and such shares of Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificate(s) representing such shares have been received by the Corporation.

6. Voting Rights; Election of Director.

(a) General. In addition to the voting rights to which the holders of Series A Preferred Stock are entitled under or granted by Delaware law, the holders of Series A Preferred Stock shall be entitled to vote,

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in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any), in each case, irrespective of the provisions of Section 242(b)(2) of the DGCL. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Unrestricted Common Stock pursuant to Section 7(a) below on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

(b) Directors. At any time prior to the Initial Public Offering, so long as General Atlantic Partners 82, L.P.(“GAP LP”), GAP Coinvestments III, LLC (“GAP Coinvestments III”), GAP Coinvestments IV, LLC (“GAP Coinvestments IV”), GapStar, LLC (“GapStar”), GAPCO GmbH & Co. KG (“GmbH Coinvestment”) and any Affiliates thereof (collectively, the “General Atlantic Parties”) in the aggregate own at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, on the Original Issue Date (including for purposes of this calculation the shares of Unrestricted Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event) then the General Atlantic Parties, voting together as a separate class, shall be entitled to designate and elect one director of the Corporation (such director, the “General Atlantic Director”) and designate one nonvoting observer to the Board of Directors; provided that, any such nonvoting observer shall sign an appropriate and customary confidentiality agreement and shall be reasonably acceptable to the Corporation; and provided, further, that the Corporation reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Corporation and its counsel.

(c) Elections. At any meeting held for the purpose of electing directors at a time when the General Atlantic Parties are entitled to vote as a separate class for the election of the General Atlantic Director or designation of an observer pursuant to Section 6(b), (i) the presence in person or by proxy of the holders of a majority of the shares held by the General Atlantic Parties then outstanding shall constitute a quorum of the General Atlantic Parties for the election of the General Atlantic Director or designation of such observer, (ii) the General Atlantic Parties shall be entitled to cast one vote per share of Series A Preferred Stock in any such election and (iii) each of the General Atlantic Director and such observer shall be elected by the affirmative vote of the holders of a majority of the outstanding shares held by the General Atlantic Parties. A vacancy in the General Atlantic directorship or in the observership filled by the General Atlantic Parties voting as a separate class pursuant to Section 6(b) shall be filled only by vote or written consent of the General Atlantic Parties. Neither the director nor the observer elected pursuant to Section 6(b) may be removed without the consent of the holders of a majority of the shares held by the General Atlantic Parties.

(d) Major Actions. Notwithstanding anything to the contrary set forth in this certificate of incorporation, the By-laws of the Corporation or otherwise at any time prior to the Initial Public Offering and so long as the General Atlantic Parties and/or any Affiliate thereof in the aggregate own at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, on the Original Issue Date (including for purposes of this calculation the shares of Unrestricted Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), neither the Corporation, the Board of Directors nor the stockholders of the Corporation shall approve, consent to or ratify any of the following actions and the Corporation shall cause the Subsidiaries not to approve, consent to or ratify any of the following actions (“Major Actions”), whether in a single transaction or a series of related transactions, without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class:

(i) the creation or issuance of or agreement to create or issue any shares of Preferred Stock other than the shares of Series A Preferred Stock issued on the Original Issue Date;

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(ii) any amendment, modification or restatement of (x) the terms of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise), (y) this certificate of incorporation or (z) the certificates of incorporation or by-laws of the Exchanges, in the case of clauses (y) or (z), so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise); provided that, the conversion or exchange of the Series A Preferred Stock into preferred stock of the surviving, successor or resulting company or the parent thereto, having the same terms as the Series A Preferred Stock shall be deemed not to be an amendment, modification or restatement;

(iii) any Sale Transaction unless (x) the aggregate proceeds to be paid to the holders of shares of Series A Preferred Stock are comprised entirely of cash or Capital Stock of any Person so long as such Capital Stock is listed and freely tradable without restriction to the recipients thereof on the New York Stock Exchange or The NASDAQ Stock Market and (y) such aggregate proceeds are greater than the product of (1) 1.7, multiplied by (2) the Purchase Price, multiplied by (3) the number of shares of Series A Preferred Stock issued on the Original Issue Date; provided that, the calculation contemplated by clause (y) above shall be made on the date the Board of Directors votes to approve the definitive agreement governing such Sale Transaction; provided further that, the value of any such Person’s Capital Stock to be received as proceeds of such Sale Transaction shall be the Current Market Price of such Capital Stock as of the date of such calculation;

(iv) the issuance of any shares of Capital Stock of the Corporation or any Subsidiary or Common Stock Equivalents ranking senior to or pari passu with the Series A Preferred Stock;

(v) the redemption of any shares of Capital Stock of the Corporation or any Subsidiary or Common Stock Equivalents (other than (A) shares of Capital Stock from employees of the Corporation or any Subsidiary upon termination of employment in accordance with contractual arrangements approved by the Board of Directors and (B) shares of Series A Preferred Stock redeemed in accordance with the terms of Section 5 hereof);

(vi) the Corporation’s or any Subsidiary’s creation, incurrence, issuance, assumption or guarantee of or becoming liable for (each, an “Incurrence”) of any Indebtedness if the Corporation’s ratio of consolidated Indebtedness to EBITDA would exceed 2:1 on a pro forma basis, calculated in accordance with GAAP, as a result of such Incurrence;

(vii) any change in the size of the Board of Directors or any creation or change in the size of any committee of the Board of Directors; and

(viii) any amendment to the foregoing list of Major Actions.

7. Conversion.

(a) Optional Conversion. Any holder of shares of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Unrestricted Common Stock as is equal to the product of (i) the number of shares of Series A Preferred Stock being so converted, multiplied by (ii) the quotient obtained by dividing (x) if the conversion occurs (1) on or before the Target Date, the Liquidation Price and (2) after the Target Date, the Adjusted Liquidation Price, by (y) $16.5441176 (such amount in clause (ii)(y), as adjusted as provided in Section 7(d) below at the relevant time, the “Conversion Price”). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series A Preferred Stock), accompanied by written notice that the surrendering holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which certificate(s) for shares of Unrestricted Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly

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executed by such holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j) below. All certificate(s) representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and shall be canceled by it. As promptly as practicable after the surrender of any certificate(s) representing shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Unrestricted Common Stock into which such shares of Series A Preferred Stock are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with Section 3(c) above; provided that in no event shall any holder of Series A Preferred Stock receive duplicative payment in respect of any dividend. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Unrestricted Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Unrestricted Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificate(s) representing such Unrestricted Common Stock shall not then be actually delivered to such Person.

(b) Automatic Conversion.

(i) Upon the consummation of the Initial Public Offering, all of the shares of Series A Preferred Stock shall automatically convert into the number of fully paid and nonassessable shares of Unrestricted Common Stock equal to the product of (A) the number of shares of Series A Preferred Stock being converted, multiplied by (B) the quotient obtained by dividing (x) if the Initial Public Offering is consummated (1) on or before the Target Date, the Liquidation Price and (2) after the Target Date, the Adjusted Liquidation Price, by (y) the Conversion Price.

(ii) Immediately upon conversion as provided in Section 7(b)(i), each holder of shares of Series A Preferred Stock shall be deemed to be the holder of record of the shares of Unrestricted Common Stock issuable upon conversion of such holder’s shares of Series A Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificate(s) representing such shares of Unrestricted Common Stock shall not then actually be delivered to such Person. Upon written notice from the Corporation, each holder of shares of Series A Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Series A Preferred Stock) certificate(s) representing the shares of Series A Preferred Stock so converted.

(c) Termination of Rights. On the date of an optional conversion pursuant to Section 7(a) or of an automatic conversion pursuant to Section 7(b)(i), all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificate(s) for the number of shares of Unrestricted Common Stock into which such shares of Series A Preferred Stock have been converted and (ii) exercise the rights and benefit from the privileges to which they are entitled as holders of shares of Unrestricted Common Stock.

(d) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of shares of Series A Preferred Stock, shall be subject to adjustment as follows:

(i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock (w) pay a dividend (other than the Special Distribution, or a Common Stock dividend for which payment was made pursuant to Section 3(c)) or make a distribution on the outstanding shares of Common Stock payable in shares of Capital Stock of the Corporation, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made

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pursuant to another clause of this Section 7(d)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Unrestricted Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) Issuance of Common Stock or Common Stock Equivalent below Conversion Price.

(1) If the Corporation shall at any time or from time to time prior to conversion of shares of Series A Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to the quotient obtained by dividing (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this Section 7(d) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price in effect on the day immediately prior to the Relevant Date shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date, by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date on a fully-diluted basis immediately prior to such issuance, plus the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price in effect on the day immediately prior to the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock that the aggregate consideration received by the Corporation upon the issuance of such Common Stock Equivalents and receivable by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Conversion Price in effect on the day immediately prior to the Relevant Date) and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date a fully-diluted basis immediately prior to such issuance, plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).

(2) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

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(3) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, as determined mutually by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.

(4) If any Common Stock Equivalents (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(iii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (1) cash dividends in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3, (2) dividends or distributions payable in shares of Capital Stock for which adjustment is made under another paragraph of this Section 7(d), (3) any distribution in connection with an Excluded Transaction and (4) the Special Distribution) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Unrestricted Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

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(iv) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(d)(i), 7(d)(ii) or 7(d)(iii) above or Section 7(g) below (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series A Preferred Stock).

(v) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price if the Corporation receives written notice from holders of all of the outstanding shares of Series A Preferred Stock that no such adjustment is required.

(e) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

(f) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of shares of Series A Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(g) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation (other than a Sale Transaction) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a pro rata stock dividend to all stockholders or subdivisions, split-up or combination of shares) (each, a “Transaction”), the Corporation shall execute and deliver to each holder of shares of Series A Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, stating that the holder of each share of Series A Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series A Preferred Stock, a security identical to (and not less favorable than) the Series A Preferred Stock, and provision shall be made therefor in the agreement, if any, relating to such Transaction, unless the Series A Preferred Stock shall remain outstanding without amendment (whether by merger, consolidation, business combination or otherwise). Any certificate delivered pursuant to this Section 7(g) shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

(h) Notices. In case at any time or from time to time:

(w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

(x) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants;

(y) there shall be any Transaction; or

(z) there shall occur the Initial Public Offering or a Sale Transaction;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) Business

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Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Initial Public Offering or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction, Initial Public Offering or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which Section 7(g) above is applicable, the Corporation shall also deliver the certificate described in Section 7(g) above to each holder of shares of Series A Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

(i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Unrestricted Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Unrestricted Common Stock if at any time there shall be insufficient authorized but unissued shares of Unrestricted Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(j) No Conversion Tax or Charge. The issuance or delivery of certificates for Unrestricted Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

8. Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article Fourth, Section (b) of this certificate of incorporation and to enforce specifically the terms and provisions of this Article Fourth, Section (b) of this certificate of incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

9. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

10. Definitions. As used in this Article Fourth, Section (b) of this certificate of incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Accreted Value” means, as of any date, with respect to each share of Series A Preferred Stock, the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus the amount of Base Dividends that have accrued, compounded and been added thereto to such date pursuant to Section 3(a) hereof, minus the Base Dividend Payment that is paid in cash with respect to the Series A Preferred Stock pursuant to Section 3(b)(i), if any.

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“Adjusted Liquidation Price” means, as of the date of determination, with respect to each share of Series A Preferred Stock, the sum of (a) the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus (b) if the Corporation has made the Stock Election, the Base Dividend Payment with respect to such share of Series A Preferred Stock, plus (c) all accrued and unpaid dividends that have accrued and not been paid in accordance with Section 3(b)(ii) with respect to such share of Series A Preferred Stock (including, without limitation, all accrued and unpaid dividends since the then most recent Compounding Date), plus (d) all declared and unpaid dividends (excluding Base Dividends) with respect to such share of Series A Preferred Stock.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

“Base Dividend Payment” shall have the meaning ascribed to it in Section 3(b)(i) hereof.

“Base Dividends” shall have the meaning ascribed to it in Section 3(a) hereof.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to it in Section 2 hereof, including, without limitation, the Restricted Common Stock and the Unrestricted Common Stock.

“Common Stock Equivalent” means any security or obligation that is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series A Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Compounding Date” shall have the meaning ascribed to it in Section 3(a) hereof.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

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“Conversion Price” shall have the meaning ascribed to it in Section 7(a) hereof.

“Current Market Price” per share of Capital Stock of any Person means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of such Capital Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange or quoted in an over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“EBITDA” means, at any time of measurement, with respect to any Person, for the twelve (12) months ending on the last day of the most recent fiscal quarter for which such information is available, earnings before interest, taxes, depreciation and amortization of such Person in each case determined in accordance with GAAP consistent with the presentation and manner of calculation of such component in the Corporation’s consolidated statement of operations contained in its then most recently prepared consolidated financial statements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchanges” means, collectively, New York Mercantile Exchange, Inc., a Delaware corporation, and Commodity Exchange, Inc., a New York not-for-profit corporation.

“Excluded Transaction” means (i) a subdivision of the outstanding shares of Common Stock into a larger number of shares of, or a pro rata stock dividend to all stockholders of, Common Stock, (ii) shares of Common Stock offered pursuant to the Initial Public Offering, (iii) shares of Common Stock issued in consideration of an acquisition by the Corporation or any Subsidiary of another Person that has been approved by the Board of Directors in accordance with the terms of this certificate of incorporation and the By-Laws of the Corporation, (iv) shares of Capital Stock of the Corporation issued in connection with any joint venture, partnership, strategic alliance or other similar arrangement where the primary purpose is not financing or where there is not a financing provided by a private equity firm, a venture capital firm, a hedge fund or similar pooled investment vehicle and (v) shares of Unrestricted Common Stock issuable upon conversion of the Series A Preferred Stock.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP LP” shall have the meaning ascribed to it in Section 6(b) hereof.

“GAP Coinvestments III” shall have the meaning ascribed to it in Section 6(b) hereof.

“GAP Coinvestments IV” shall have the meaning ascribed to it in Section 6(b) hereof.

“GapStar” shall have the meaning ascribed to it in Section 6(b) hereof.

“General Atlantic” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“General Atlantic Director” shall have the meaning ascribed to it in Section 6(b) hereof.

“General Atlantic Parties” shall have the meaning ascribed to it in Section 6(b) hereof.

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“GmbH Coinvestment” shall have the meaning ascribed to it in Section 6(b) hereof.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof.

“Incurrence” shall have the meaning ascribed to it in Section 6(d)(vi) hereof.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or an internationally recognized stock exchange.

“Issue Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

“Junior Stock” shall have the meaning ascribed to it in Section 2 hereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“Liquidation” means the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation. A Sale Transaction shall not be deemed to be a Liquidation.

“Liquidation Payment” shall have the meaning ascribed to it in Section 4(a) hereof.

“Liquidation Price” means, as of the date of determination, the sum of (x) the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus (y) all declared and unpaid dividends, if any (excluding Base Dividends), with respect to one share of Series A Preferred Stock.

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

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“Major Actions” shall have the meaning ascribed to it in Section 6(d) hereof.

“Market Price” means, with respect to the Capital Stock of any Person, as of the date of determination, (a) if such Capital Stock is listed on a national securities exchange, the closing price per share of such Capital Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Capital Stock is then listed or admitted to trading; or (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Capital Stock on such date; or (c) if there shall have been no trading on such date or if such Capital Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of such Capital Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors.

“Optional Redemption Date” shall have the meaning ascribed to it in Section 5(a) hereof.

“Original Issue Date” means [                    ].

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Preferred Stock” means (x) the Series A Preferred Stock and (y) each other class or series of preferred stock of the Corporation hereafter created.

“Purchase Price” means $16.5441176 per share of Series A Preferred Stock.

“Redeemed Shares” shall have the meaning ascribed to it in Section 5(a) hereof.

“Redemption Installment Payment” shall have the meaning ascribed to it in Section 5(b) hereof.

“Redemption Installment Payment Date” shall have the meaning ascribed to it in Section 5(b) hereof.

“Redemption Payment” shall have the meaning ascribed to it in Section 5(a) hereof.

“Redemption Price” shall have the meaning ascribed to it in Section 5(a) hereof.

“Relevant Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

“Restricted Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Sale Payment” shall have the meaning ascribed to it in Section 4(b) hereof.

“Sale Transaction” means, whether in a single transaction or a series of related transactions, (a) the merger, tender offer or other business combination of the Corporation into or with one or more Persons or of one or more Persons into or with the corporation or any stock sale followed by any such merger, tender offer or other business

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combination, in each case in which the stockholders of the Corporation immediately prior to such transaction do not retain at least a majority of the voting power of the surviving Person or the parent of the surviving or acquiring Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in this certificate of incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in this certificate of incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in this certificate of incorporation.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1 hereof.

“Special Distribution” means the special distribution to stockholders of record of the Corporation as of the close of business on the Business Day immediately prior to the Original Issue Date (which shall not include holders of the Series A Preferred Stock) of the aggregate Purchase Price from the sale of the Series A Preferred Stock.

“Stock Election” shall have the meaning ascribed to it in Section 3(b)(i).

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 14, 2005, by and among GAP LP, GapStar, GAPCO III, GAPCO IV, GmbH Coinvestment and the Corporation.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Article Fourth, Section (b) of this certificate of incorporation shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Exchanges are Subsidiaries of the Company. With respect to London and Dubai, the limitation on Major Actions shall apply only to the extent that such items are within the Company’s reasonable control.

“Target Date” means June 30, 2008.

“Transaction” shall have the meaning ascribed to it in Section 7(g) hereof.

“Unrestricted Common Stock” means all shares of Common Stock other than the Restricted Common Stock.

FIFTH:

(a) Subject to paragraphs (b) and (c) of this Article FIFTH, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares of Common Stock or Preferred Stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

(b) Until ~~such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in this paragraph (b), the shares of common stock of the Corporation~~the Initial Public

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Offering (as defined in Article FOURTH), but subject to Section (c) of this Article FIFTH, the shares of Restricted Common Stock shall be transferable only ~~together with~~to (x) a holder of one or more Class A memberships (each, an ~~"~~“Exchange Membership~~"~~”) issued by New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the ~~"Exchange").~~“Exchange”), or (y) to the General Atlantic Parties (as defined in Article FOURTH, Section (b)(6)(b)); provided, that (i) a General Atlantic Party may only acquire such shares in accordance with the terms and conditions of the Investor Rights Agreement, dated as of [                    , 200    ], by and among the Corporation and the General Atlantic Parties (the “Investor Rights Agreement”) and (ii) if any shares of Restricted Common Stock are transferred to any General Atlantic Party, such shares of Restricted Common Stock shall automatically convert, without any action on the part of the transferor or the General Atlantic Party receiving such shares, into the same number of shares of Unrestricted Common Stock and shall be subject to the Investor Rights Agreement in accordance with and to the extent of the terms and conditions thereof. Accordingly, notwithstanding the provisions of paragraph (a) of this Article FIFTH, so long as this paragraph (b) remains in effect: (i) the shares of ~~common stock of the Corporation~~Restricted Common Stock shall not be transferable, and shall not be transferred on the books of the Corporation, unless ~~a simultaneous transfer is made by the same transferor to the same transferee of a number of Exchange Memberships equal to the number of shares of common stock being transferred~~such transfer is made in compliance with this Article FIFTH; (ii) each certificate evidencing ownership of shares of ~~common stock of the Corporation shall be deemed to evidence the same number of Exchange Memberships and~~Restricted Common Stock shall bear a legend prominently noting that fact and the restrictions on transfer contained in this Article FIFTH; and (iii) any attempted or purported transfer of shares of Restricted Common Stock in violation of the provisions of this Article FIFTH shall be null and void ab initio. ~~For purposes of the restrictions on transfer contained in this Article FIFTH, the term “transfer” shall be deemed not to include a lease of an Exchange Membership made in accordance with the Bylaws and rules of the Exchange.~~

~~SIXTH: Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in paragraph (b) of Article FIFTH:~~

~~(a)~~

(c) In the event of the Initial Public Offering, each holder of shares of Restricted Common Stock will not, during the applicable Restricted Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Restricted Common Stock or any securities convertible into or exercisable or exchangeable for Restricted Common Stock (including without limitation, shares of Restricted Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Restricted Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the period beginning on the effective date of the registration statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (2) prior to the expiration of such 180-day period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Article FIFTH, Section (c) shall continue to apply with respect to shares of Restricted Common Stock that were to convert into shares of Unrestricted Common Stock upon the expiration of such 180-day period until the expiration of an 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each certificate evidencing ownership of shares of Restricted Common Stock shall bear a legend prominently noting such restrictions on transfer contained in this Article FIFTH, Section (c), and in furtherance of the foregoing, the Corporation and any duly appointed transfer agent for the registration or

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transfer of the shares of Restricted Common Stock described herein are hereby authorized to decline to make any transfer of shares of Restricted Common Stock if such transfer would constitute a violation or breach of this Article FIFTH, Section (c).

(d) The term “Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to the shares of Series A-1 Common Stock, 180 days thereafter, unless a later date is mandated by the second sentence of Article FIFTH, Section (c), above, and in such case as of such later date, (y) with respect to the shares of Series A-2 Common Stock, 360 days thereafter, and (z) with respect to the shares of Series A-3 Common Stock, 540 days thereafter so that none of the shares of Restricted Common Stock shall be subject to restrictions on transfer contained in this Article FIFTH as of such 540th day. Immediately following the expiration of the relevant Restricted Period, the applicable shares of Restricted Common Stock shall automatically convert, without any action by the holder, into the same number of shares of Unrestricted Common Stock. The board of directors of the Corporation (the “Board of Directors”) shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Restricted Common Stock into the same number of shares of Unrestricted Common Stock.

(e) Notwithstanding any other provision of this Article FIFTH, the following transfers of Restricted Common Stock shall be permitted but shall not shorten the Restricted Period: (i) transfers of shares of Restricted Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of New York Mercantile Exchange, Inc. and clearing members of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc., in each case where the transferee receives the same series of Restricted Common Stock as held by the transferor, (ii) transfers to satisfy claims of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc. or (iii) any redemption by the Corporation that has been approved by the Board of Directors.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The Board of Directors shall consist of ~~25 members.~~

~~(b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class I directors shall first expire at the annual meeting of stockholders held in 2001; the terms of the Class II directors shall first expire at the annual meeting of stockholders held in 2002; and the terms of the Class III directors shall first expire at the annual meeting of stockholders held in 2003. At each annual meeting of stockholders, the successors to the class of directors whose term expires shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so as to maintain the number of directors in each class as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which the director’s term expires and until the director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~ 15 members (each, a “Director”).

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(b) ~~(c)~~ The Board of Directors shall have a Chairman and a Vice Chairman who shall be designated as Chairman or Vice Chairman by the stockholders of the Corporation ~~and who shall, when so designated, become members of the At Large category of Directors as described below. The Chairman shall be a member of Class I and the Vice Chairman shall be a member of Class II. The term of each of them shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires.~~. In order to be designated as Chairman or Vice Chairman, a candidate for election to the Board ~~must be designated~~of Directors must be an Exchange Member at the time of his nomination and shall have been an Exchange Member for at least one year prior to his nomination and be nominated in accordance with the procedures determined by the Board of Directors. The Chairman and the Vice Chairman each shall have the power, authority and responsibilities provided in the ~~bylaws~~By-Laws of the Corporation (the “By-Laws”).

(c) ~~(d) Each Class~~The Board of ~~d~~Directors shall consist of ~~at least one member~~the following members from each of the categories indicated below:

(i) One member from the Floor Broker Group ~~("Floor Broker")~~, which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is acting as a floor broker on the floor of the Exchange;

(ii) One member from the Futures Commission Merchant Group ~~("FCM")~~, which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, the principal commodity-related business of which is the solicitation or acceptance of orders for commodity futures and/or options transactions from customers, and in connection therewith accepts money, securities or other property to margin or guarantee such transactions and~~,~~ which is registered with the Commodity Futures Trading Commission as a Futures Commission Merchant;

(iii) One member from the Trade Group ~~("Trade")~~, which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, the principal commodity-related business of which is the production, processing or commercial use of, or is a merchant dealing in, one or more commodities traded on the Exchange;

(iv) One member from the Local Trader Group ~~("Local")~~, which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is executing trades in Exchange contracts on the floor of the Exchange for their personal accounts;

(v) Two members from the At Large Group ~~("At Large")~~, which consists of holders or lessees of Exchange Memberships; ~~and~~

(vi) Two members from the Equity Holder Group ~~("Equity")~~, which consists of owners of Exchange Memberships who have leased their last or sole membership to another party~~.~~ ;

~~In addition, the directors designated as the Chairman and Vice Chairman of the Board shall become members of the At Large category of directors.~~

(vii) If any shares of Series A Preferred Stock are outstanding, the General Atlantic Director (as defined and designated in accordance with Article FOURTH, Section (b)(6));

(viii) Three Public Directors as described in Article SIXTH, Section (d) below;

(ix) The Chairman;

(x) The Vice-Chairman; and

(xi) The President. In order to be designated as President, the candidate must be the officer appointed as “President” by the Board of Directors.

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(d) In order to be elected at a meeting of stockholders held after this ~~provision~~Article SIXTH first becomes effective to one of the categories described in Article SIXTH, Section (c), clauses (i) through (vi) above, a candidate for election to the Board of Directors must be nominated in accordance with the procedures determined by the Board of Directors whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. If, by reason of a change in the business of a Director~~,~~ elected to a fill a seat set forth in Article SIXTH, Section (c), clauses (i) through (vi) above, the business of such Director no longer falls within ~~the~~such category ~~set forth in subclauses (i) through (vi) above~~ in which he was elected, the term of such Director shall automatically expire effective at the next annual meeting of stockholders ~~and a successor to such Director shall thereupon be elected for the remainder of the term of the class to which such successor Director succeeds~~. In the event of a dispute as to ~~the~~which category set forth in Article SIXTH, Section (c), clauses (i) through (vi) above, the business of any Director falls, the Board of Directors shall make a final determination upon such data as it, in its sole and absolute discretion, determines is necessary, relevant or material.

(e) Notwithstanding anything to the contrary in this Article SIXTH, if any shares of Series A Preferred Stock are outstanding the General Atlantic Director shall be nominated and elected in accordance with Article FOURTH, Section (b)(6)(a)-(c).

(f) ~~(e) The Board of Directors shall also have five Public Directors who shall be directly elected by the stockholders. Two Public Directors shall be members of Class I, one Public Director shall be a member of Class II and two Public Directors shall be members of Class III. The term of each Public Director shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires.~~ In order to qualify as a Public Director described in Article SIXTH, Section (c), clause (viii) above, a person must (x) be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors ~~and may not be a member of the Exchange or affiliated with any member of the Exchange~~, (y) not be a holder of an Exchange Membership (an “Exchange Member”), an affiliate of any Exchange Member or an employee of the Exchange~~. No Public Director who has served as a Public Director for two consecutive terms shall be eligible for election as a Public Director until one year has elapsed from the date of the expiration of such person’s last term~~ and (z) meet the definition of independence (A) if the Corporation has conducted the Initial Public Offering, contained in the listing standards of the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange on which the Common Stock generally is listed or quoted, as applicable, or (B) prior to the Initial Public Offering, contained in the listing standards of the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange as consistently applied by the audit committee.

(g) ~~(f)~~ Not more than one partner, officer, director, employee or affiliate of ~~a member of the~~an Exchange Member or of any member firm of the Exchange~~, or of any affiliate of a member of the Exchange or of a member firm of the Exchange~~ (a “Member Firm”), or partner, officer, director or employee of any affiliate of an Exchange Member or of any affiliate of a Member Firm, shall be eligible to serve as a Director at one time. If, by reason of a change in affiliation of a Director, election of a Director at any time, or by reason of merger, sale or consolidation of two or more ~~member firms of the~~ Exchange Members or Member Firms, more than one partner, officer, director, employee, ~~partner, or affiliate of a member firm of the Exchange~~or affiliate of an Exchange Member or of a Member Firm or partner, officer, director or employee of any affiliate of such Exchange Member or of any affiliate of such Member Firm, as the case may be, is a Director, at least one such Director shall resign so that there shall be only one Director who is ~~an officer, director, employee, partner, affiliate of such member of the Exchange or member firm of the Exchange or of its affiliate.~~a partner, officer, director, employee, or affiliate of such Exchange Member or Member Firm, as the case may be, or partner, officer, director or employee of any affiliate of such Exchange Member or of any affiliate of such Member Firm, as the case may be. If one such Director shall fail to resign, the term of all such Directors shall automatically and immediately expire and the vacancy or vacancies shall thereafter be filled by the Board~~,~~ of Directors; provided, however, that if one such Director is the Chairman or the Vice Chairman, only the term of the other such Director or Directors shall expire; ~~further~~ provided, further, that if two of such Directors are the Chairman and the Vice Chairman~~,~~

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~~respectively~~, the term of the Chairman shall not expire as aforesaid and the term of the Vice Chairman and any other such Director shall expire as aforesaid. No person shall be permitted to stand for election to the Board of Directors if the election and qualification of such person could result in more than one person who is a partner, officer, director, employee or affiliate of ~~a member of the Exchange or of any member firm of the Exchange or~~an Exchange Member or Member Firm or partner, officer, director or employee of any affiliate of ~~a member of the~~an Exchange Member or of ~~a member firm of the Exchange~~any affiliate of a Member Firm serving on the Board of Directors.

The term ~~"~~“affiliate~~"~~” as used in this clause (~~f~~g) shall include the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation, association or other entity or ownership of a partnership interest in a partnership.

In the event that there is a controversy as to the status of the business affiliation of a Director, Director elect, or Director nominee, at the written request of the Chairman or the President, the Executive Committee ~~of the Board~~(or the entire Board of Directors, if there is no Executive Committee) of the Board of Directors shall make a final determination upon such data as it, in its sole and absolute discretion, determines is necessary, relevant or material.

(h) ~~(g)~~ No person shall be permitted to stand for election for more than one position on the Board of Directors at a single meeting of stockholders.

~~SEVENTH: The Board of Directors shall not adopt, amend or delete any bylaw without the approval of the stockholders of the Corporation in the manner provided by the Bylaws of the Corporation.~~

(i) Except as set forth in Sections 311, 500(B) and 501 of the Exchange’s Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. With respect to Sections 311, 500(B) and 501 of the Exchange’s Bylaws (relating to certain rights of Exchange Members), the Directors shall (i) not be liable to the Corporation or its stockholders by reason of the actions or omissions of Exchange Members and (ii) be entitled to indemnification and advancement of expenses as provided in the By-Laws. A copy of the Exchange’s Bylaws is available, without cost, to any stockholder of the Corporation from the Corporation’s secretary.

SEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-Laws. The affirmative vote of at least two-thirds of the entire Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders entitled to vote in connection with the election of Directors as provided therein.

EIGHTH: No director will have any personal liability to the Corporation or its ~~members~~stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended or (iv) for any transaction from which the director obtained an improper personal benefit.

NINTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.

~~TENTH: Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.~~

~~ELEVENTH: In the event that a holder of an Exchange membership is expelled from membership in the Exchange pursuant to the rules of the Exchange, then all shares of common stock of the Corporation held by such holder shall be automatically redeemed at a redemption price per share payable in cash equal to $.01; provided, that immediately following any such redemption, the Corporation has outstanding one or more shares of common stock.~~

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~~Each of us declares under penalty of perjury under the Laws of the State of Delaware that the foregoing is true and correct.~~

~~In Witness Whereof, the undersigned have executed this Amended and Restated Certificate of Incorporation on January 4, 2001.~~

TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, except as set forth in Article FOURTH, Section (b) with respect to the Series A Preferred Stock.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles SIXTH, SEVENTH or TENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH. Further, any amendment to Article SIXTH, Section (i), or to this sentence of Article TWELFTH, shall also require the concurrence of the Exchange Members voting in accordance with the Exchange’s Bylaws.

[Execution Page Follows]

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In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf on [                    ], 200[    ].

NYMEX Holdings, Inc.

By:
Name:
Title:
~~/s/ DANIEL RAPPAPORT~~
~~Chief Executive Officer~~

~~/s/ DANIEL RAPPAPORT~~
~~Corporate Secretary~~

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APPENDIX C

Amended and Restated Bylaws of NYMEX Holdings, Inc.

The following shows the bylaws which will become the bylaws of NYMEX Holdings, Inc. upon the effectiveness of the merger.

AMENDED AND RESTATED

BY-LAWS

OF

NYMEX HOLDINGS, INC.

A Delaware Corporation

Effective: [            ], 200[    ]

i

ii

iii

BY-LAWS

OF

NYMEX HOLDINGS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held during the month of May or on such other date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by (i) the Chairman, if there be one or (ii) the President, and shall be called by the President or the Secretary at the request in writing of (x) the Board of Directors or (y) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of at least one-third of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

Section 7. Voting. Subject to the rights of the holders of the Corporation’s Series A Preferred Stock (the “Series A Holders”) set forth in Article FOURTH of the Certificate of Incorporation or unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 10 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast in person or by proxy at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 10. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 12. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 13. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with

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strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 14. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 14.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 14; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 14 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 15. Nomination of Directors. Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of any other holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a

4

stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 15.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) the proposed category for which such nominee is to seek election in accordance with Article SIXTH of the Certificate of Incorporation and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless such nomination is in compliance with Article SIXTH of the Certificate of Incorporation and such person was nominated in accordance with the procedures set forth in this Section 15. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

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ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of 15 members pursuant to and as described in the Certificate of Incorporation. Except as provided in Section 2 of this Article III and except as otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Section 2. Vacancies. Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation or unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3. Duties and Powers. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 311, 500(B) and 501 of the Bylaws of New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the “Exchange”)), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by a majority of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights of the Series A Holders and, if any, the rights of other holders of shares of preferred stock then outstanding, any of the directors or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Further, (x) a resignation from the Board of Directors shall be deemed to be a simultaneous resignation from the board of directors of the Exchange and (y) a resignation from the board of directors of the Exchange shall be deemed to be a simultaneous resignation from the Board of Directors.

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Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled

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to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), the Vice Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, the Vice Chairman or the Treasurer, need such officers be directors of the Corporation; provided that the officers of the Corporation (other than the Chairman, the Vice Chairman and the Treasurer) shall not be members of the Exchange.

Section 2. Election. The Board of Directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 5. Vice Chairman of the Board of Directors. In the absence or disability of the Chairman, the Vice Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the Chairman of the Board of Directors and the President, the Vice Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

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Section 6. President. The President shall, subject to the control of the Board of Directors, be the chief executive officer of the Corporation, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman and Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 7. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

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Section 10. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided,

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however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

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Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, the Exchange), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the

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Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any

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director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes

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duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by two-thirds of the entire Board of Directors then in office; provided that amendments to Article II, Section 14 or 15; Article III, Section 1 or 2; Article VIII; or this Article IX must be approved by either the holders of 80% of the outstanding capital stock entitled to vote thereon or by two-thirds of the entire Board of Directors then in office. Further, any amendment to Article III, Section 3, this sentence of Article IX, Section 1, or the second sentence of Article X, Section 1 shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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ARTICLE X

MISCELLANEOUS

Section 1. Investor Rights Agreement. Notwithstanding anything to the contrary set forth in these By-Laws, solely with respect to those items specifically provided for in that certain Investor Rights Agreement (the “IRA”) by and between the Corporation and the Series A Holders, as the same may be amended from time to time, the terms of these By-Laws are subject to the terms of the IRA. Further, any amendment to the IRA which adversely affects any rights of the Exchange members pursuant to Sections 311, 500(B) and 501 of the Exchange’s Bylaws, shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws. In the event of any conflict between these By-Laws and such specific terms of the IRA, the terms of the IRA shall prevail.

* * *

Adopted as of:

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APPENDIX D

STOCK PURCHASE AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC

and

GAPCO GMBH & CO. KG

Dated: November 14, 2005

i

EXHIBITS

A	Form of New Certificate of Incorporation
B	Form of New Bylaws
C	Existing Bylaws
D	Existing Certificate of Incorporation
E	Form of Investor Rights Agreement
F	Form of Registration Rights Agreement
G	Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion
H	Form of Agreement and Plan of Merger
I	Form of Certificate of Merger
J	Form of Exchange Certificate of Incorporation
K	Form of Exchange Bylaws

SCHEDULES

3.1	Due Qualification
3.2	Execution, Delivery and Performance
3.3(iii)	CFTC Consents
3.3(vi)	Authorizations and Consents
3.5	Litigation
3.6(a)	Compliance with Laws
3.6(b)	Permits
3.7(a)	Options, Warrants, Conversion Privileges, Subscription or Purchase Rights
3.7(b)	List of Subsidiaries and their Equity Holders
3.9(a)	Material Contracts
3.9(c)	Contracts with Restrictive Covenants
3.10(b)	Material Transactions
3.10(c)	Compensation
3.11	Taxes
3.14	Employee Benefit Plans
3.14(d)	Retiree Welfare Plans
3.16(a)(ii)	Intellectual Property Owned by the Company and Filings and Applications Therefor
3.16(a)(iii)	Intellectual Property Licenses, Sublicenses, Distributor Agreements and Other Agreements
3.16(a)(iv)	Infringements by the Company of Intellectual Property of Others
3.16(a)(v)	Intellectual Property Litigation
3.16(b)	Infringements of Intellectual Property of the Company
3.16(e)(i)	Intellectual Property Owned by Affiliates of the Company
3.16(e)(ii)	Contributors to Intellectual Property Operating Under Grants
3.17	Privacy Policy
3.18	Potential Conflicts of Interest
3.19	Outstanding Borrowing
3.21	Insurance
3.23	CFTC Regulatory Matters
3.26	Brokers, Finder’s or Similar Fees
5.12	Company Consents and Approvals
6.10	Purchaser Consents and Approvals

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of November 14, 2005, by and among NYMEX HOLDINGS, INC., a Delaware corporation (the “Company”), GENERAL ATLANTIC PARTNERS 82, L.P., a Delaware limited partnership (“GAP LP”), GAPSTAR, LLC, a Delaware limited liability company (“GapStar”), GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), and GAPCO GMBH & CO. KG, a German limited partnership (“GmbH Coinvestment” and, collectively with GAP LP, GapStar, GAP Coinvestments III and GAP Coinvestments IV, the “Purchasers”).

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company, immediately following the NYMEX Merger, proposes to issue and sell to the Purchasers an aggregate of 8,160,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company for $135,000,000.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Agreement and Plan of Merger” means the agreement and plan of merger to be entered into by the Company and Merger Sub to effect the NYMEX Merger prior to the Closing, in the form attached hereto as Exhibit H.

“Alternative Proposal” shall mean (a) any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) at any time (i) which is structured to permit such person or group to acquire beneficial ownership of at least five percent (5%) of the assets of the Company and its Subsidiaries taken as a whole, or at least five percent (5%) of the outstanding capital stock of the Company pursuant to a merger, consolidation, tender offer or other business combination, sale or purchase of capital stock or Stock Equivalents, sale of assets, tender offer or exchange offer or similar transaction or (ii) which involves the incurrence or assumption of Indebtedness by the Company or any of its Subsidiaries on a secured or unsecured basis of at least $5,000,000, including, in the case of clauses (i) and (ii) above, any single or multi-step transaction or series of related transactions, in each case other than the transactions with the Purchasers and (b) any offer or proposal made in the context of a proxy contest with respect to clause (i) above.

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Basket” has the meaning set forth in Section 7.4 of this Agreement.

“Basket Exclusions” has the meaning set forth in Section 7.4 of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“CEA” means the Commodity Exchange Act and the rules and regulations promulgated by the CFTC thereunder.

“Certificate of Merger” means the certificate of merger duly filed with the Secretary of State of the State of Delaware to accomplish the NYMEX Merger, in the form attached hereto as Exhibit I.

“CFTC” means the Commodity Futures Trading Commission.

“Change of Control Transaction” means, with respect to the Company, (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation, or other business combination) the result of which is that stockholders of the Company immediately prior to the consummation thereof would own less than 45% of the Common Stock of the Company or the common stock of the resulting company in such transaction; provided that, in no event shall a Change of Control Transaction include any sale or other issuances of capital stock by the Company that is a minority investment in the Company by private equity firms, hedge funds, venture capital firms or other similar pooled investment vehicles or any private equity or private investment division of any investment bank or commercial bank.

“Claims” has the meaning set forth in Section 3.5 of this Agreement.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“COMEX” means Commodity Exchange, Inc., a New York not-for-profit corporation.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Commodities Laws” shall mean all applicable filing, reporting and other provisions of the CEA, all applicable orders, approvals and interpretations of the CFTC and the National Futures Association and all undertakings in connection with any investigation or examination by the CFTC or the National Futures Association.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and, from and after the NYMEX Merger, shall include the Restricted Common Stock and the Unrestricted Common Stock.

“Commonly Controlled Entity” means any entity which is under common control with the Company within the meaning of Section 414(b), (c), (m), (o) or (t) of the Code.

“Company” has the meaning set forth in the preamble to this Agreement.

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“Company Plan” has the meaning set forth in Section 3.14 of this Agreement.

“Condition of the Company” means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of July 12, 2005, by and between the Exchange and General Atlantic Service Corporation.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Copyrights” means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

“Customer Information” has the meaning set forth in Section 3.17 of this Agreement.

“DOJ” has the meaning set forth in Section 8.5 of this Agreement.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“Environmental Laws” means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Dividend Amount” has the meaning set forth in Section 2.4 of this Agreement.

“Exchange” means the New York Mercantile Exchange, Inc., a Delaware non-stock corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Bylaws” means the Amended and Restated Bylaws of the Exchange adopted by the board of directors of the Exchange and adopted by the members of the Exchange, in the form attached hereto as Exhibit K.

“Exchange Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Exchange approved by the board of directors of the Exchange, adopted by the members of the Exchange and duly filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit J.

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“Exchanges” means the Exchange and the COMEX.

“Existing Bylaws” means the Bylaws of the Company in effect on the date hereof and attached hereto as Exhibit C.

“Existing Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, in effect on the date hereof and attached hereto as Exhibit D.

“Financial Statements” has the meaning set forth in Section 3.8 of this Agreement.

“FTC” has the meaning set forth in Section 8.5 of this Agreement.

“Fundamental Actions” has the meaning set forth in Section 3.24 of this Agreement.

“GA LLC” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the CFTC and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“HSR Act” has the meaning set forth in Section 3.3 of this Agreement.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

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“Indemnified Party” has the meaning set forth in Section 7.1 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 7.1 of this Agreement.

“Intellectual Property” has the meaning set forth in Section 3.16 of this Agreement.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Investor Rights Agreement” means the Investor Rights Agreement in the form attached hereto as Exhibit E.

“Knowledge of the Company” means the actual knowledge of Mitchell Steinhause, Richard M. Schaeffer, James E. Newsome, Christopher Bowen, Richard Kerschner, Kenneth D. Shifrin, Joe Raia, Samuel H. Gaer, Sean Keating, Thomas F. LaSala, Madeline J. Boyd or Robert Levin; provided that, when “Knowledge of the Company” is utilized in this Article I in the definition of “Subsidiaries” with respect to London and Dubai, it shall be deemed to mean the knowledge of such persons after reasonable inquiry.

“Liabilities” has the meaning set forth in Section 3.15 of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

“Losses” has the meaning set forth in Section 7.1 of this Agreement.

“Material Contract” has the meaning set forth in Section 3.9 of this Agreement.

“Merger Sub” means NYMEX Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

“New Bylaws” means the amended and restated bylaws of the Company adopted by the Board of Directors, in the form attached hereto as Exhibit B.

“New Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company which, as a result of the NYMEX Merger, shall be the certificate of incorporation of the Company as of the Closing, in the form attached hereto as Exhibit A.

“NYMEX Merger” means the merger of Merger Sub and the Company, pursuant to the Agreement and Plan of Merger and the Certificate of Merger, as a result of which (i) the New Certificate of Incorporation shall be the certificate of incorporation of the surviving corporation and (ii) the New Bylaws shall be the bylaws of the surviving corporation.

“Orders” has the meaning set forth in Section 3.2 of this Agreement.

“Patents” means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

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“Permits” has the meaning set forth in Section 3.6(b) of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Plan” means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has any direct or indirect, actual or contingent liability.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Privacy Policy” has the meaning set forth in Section 3.17 of this Agreement.

“Proxy Statement” has the meaning set forth in Section 3.25 of this Agreement.

“Purchased Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit F.

“Restricted Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Retiree Welfare Plan” means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than severance benefits, coverage mandated by Section 4980A of the Code, commonly referred to as “COBRA,” or benefits the cost of which is fully paid by the current or former employee or his or her dependents).

“SEC Documents” has the meaning set forth in Section 3.8 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the New Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the New Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the New Certificate of Incorporation.

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“Special Payment” has the meaning set forth in Section 2.4 of this Agreement.

“Software” means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company’s pricing models, formulae and algorithms.

“SOX” has the meaning set forth in Section 3.22 of this Agreement.

“Stock Equivalents” means any security or obligation which is by its terms, whether directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock.

“Stockholder Approval” means the approvals by the Company’s stockholders and the members of the Exchange, as applicable, of the Fundamental Actions.

“Stockholders’ Meeting” has the meaning set forth in Section 8.2(b) of this Agreement.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. In addition, (i) the Exchanges are Subsidiaries of the Company, and (ii) London and Dubai shall be deemed Subsidiaries solely for purposes of Sections 3.1, 3.5, 3.6, 3.7(b), 3.9, 3.10, 3.11, 3.15, 3.16(a)(i), 3.16(a)(iv), 3.23, 8.1 and 8.7; provided that (x) the representations and warranties made in Sections 3.1, the first sentence of Section 3.5, 3.9, 3.10, 3.11, 3.15, 3.16(a)(i) and 3.16(a)(iv), to the extent that they relate to London or Dubai, shall be deemed to be made to the Knowledge of the Company and (y) the covenants made in Sections 8.1 and 8.7 shall apply to London or Dubai only to the extent that such items are within the Company’s reasonable control. London and Dubai shall not be deemed Subsidiaries for any other purpose in this Agreement.

“Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

“Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Trading Rights” has the meaning set forth in Section 5.17 of this Agreement.

“Transaction Documents” means, collectively, this Agreement, the Investor Rights Agreement and the Registration Rights Agreement.

“Unrestricted Common Stock” means all shares of Common Stock other than the Restricted Common Stock.

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ARTICLE II

PURCHASE AND SALE OF PREFERRED STOCK

2.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and the Purchasers, jointly and severally, agree to purchase from the Company, on the Closing Date, an aggregate of 8,160,000 shares of Preferred Stock (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the “Purchased Shares”), for $135,000,000. The Purchasers shall deliver to the Company, at least two Business Days prior to the Closing, a notice which shall specify the number of Purchased Shares to be purchased by each Purchaser pursuant to this Section 2.1; provided that, such allocation shall not modify the joint and several obligation of the Purchasers to acquire all of the Purchased Shares.

2.2 New Certificate of Incorporation. The Purchased Shares shall have the preferences and rights set forth in the New Certificate of Incorporation.

2.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchasers to make a special distribution to stockholders of record of the Company as of the close of business on the Business Day immediately prior to the Closing Date (which shall not include the Purchasers).

2.4 Closing. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the second (2nd) Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the “Closing Date”). On the Closing Date, the Company shall deliver to each Purchaser (x) a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds, and (y) in the event that at any time after the date hereof but prior to the Closing Date the Company establishes a record date for the payment of or pays any dividend or other distribution to its existing stockholders in accordance with Section 8.1(h) of this Agreement in an aggregate amount in excess of $5,000,000 (the amount of such excess being referred to herein as the “Excess Dividend Amount”), a wire transfer of immediately available funds in an amount (the “Special Payment”) equal to such Purchaser’s proportionate share of the product of (i) the Excess Dividend Amount multiplied by (ii) the quotient of 0.10 divided by 0.90.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers as follows:

3.1 Corporate Existence and Power. Each of the Company and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. No jurisdiction, other than those in which it is duly

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qualified, has claimed in writing that either the Company or any of its Subsidiaries, as the case may be, is required to qualify as a foreign corporation or other entity therein, and except as set forth on Schedule 3.1, neither the Company nor any of its Subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and the approval and adoption of the New Certificate of Incorporation and the New Bylaws (a) except for receipt of Stockholder Approval, have been duly authorized by all necessary corporate action of the Company (including the approval of the Board of Directors) or the Exchange (including the approval of the Board of Directors of the Exchange), as applicable, (b) except for receipt of Stockholder Approval, do not contravene the terms of the Existing Certificate of Incorporation, the Existing Bylaws, the New Certificate of Incorporation, the New Bylaws or the certificate of incorporation, memorandum of association, bylaws or other organizational documents of any of the Company’s Subsidiaries, (c) except for receipt of the Stockholder Approval, approval of the CFTC and the National Futures Association, expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, and filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement, or as set forth on Schedule 3.2, do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or its Subsidiaries or any material Requirement of Law applicable to the Company or its Subsidiaries and (d) except for approval of the CFTC and the National Futures Association, expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, and filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement, or as set forth on Schedule 3.2, do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company or its Subsidiaries.

3.3 Governmental Authorization; Third Party Consents. Except (i) for the filing of the Certificate of Merger, the New Certificate of Incorporation and the Exchange Certificate of Incorporation, each with the Secretary of State of the State of Delaware, after Stockholder Approval has been received, (ii) for such filings and notifications as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and, if necessary, similar foreign competition or Antitrust Laws, (iii) for such consent, approval, order or authorization of, or registration, declaration or filing with, the CFTC or the National Futures Association as are set forth on Schedule 3.3(iii), (iv) for the filing of the Proxy Statement with the Commission, (v) for filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement and (vi) as set forth in Schedule 3.3(vi), no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, quasi-governmental entity with jurisdiction or supervision over the Company or its Subsidiaries or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, effectiveness of the New Certificate of Incorporation and the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

3.4 Binding Effect. This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

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3.5 Litigation. Except as set forth on Schedule 3.5 or as disclosed in the SEC Documents, as of the date of this Agreement, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (of which investigations the Company has written or oral notice) (collectively, “Claims”) pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or its Subsidiaries nor, to the Knowledge of the Company, is the Company aware that there is any reasonable basis for any of the foregoing. As of the Closing, except as set forth on Schedule 3.5, there shall be no Claims pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or its Subsidiaries which would reasonably be expected to have a material adverse effect on the Condition of the Company. The foregoing includes, without limitation, Claims involving the prior employment of any of the employees of the Company or its Subsidiaries, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

3.6 Compliance with Laws.

(a) The Company and its Subsidiaries are in compliance in all material respects with all Requirements of Law and all Orders of any Governmental Authority against the Company and such Subsidiaries. Except as set forth on Schedule 3.6(a), to the Company’s Knowledge, there is no existing or proposed Requirement of Law which would reasonably be expected to prohibit or restrict the Company or its Subsidiaries from, or otherwise effect the Company or its Subsidiaries in, conducting their businesses in any jurisdiction in which they now conduct such businesses which would reasonably be expected to have a material adverse effect on the Condition of the Company.

(b) (i) The Company and its Subsidiaries have all material licenses, permits and approvals of any Governmental Authority (collectively, “Permits”) that are necessary for the conduct of the business of the Company and its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) except as set forth on Schedule 3.6(b), no material violations are or have been recorded in respect of any Permit.

3.7 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 816 shares of Common Stock and there are 816 shares of Common Stock issued and outstanding. On the Closing Date, after giving effect to the transactions contemplated by this Agreement (including the issuance of the Purchased Shares), the authorized capital stock of the Company shall consist of (i) 200,000,000 shares of Common Stock, of which 73,440,000 shares shall be issued and outstanding, which includes (A) 26,480,000 shares of Series A-1 Common Stock, of which 24,480,000 shares shall be issued and outstanding, (B) 26,480,000 shares of Series A-2 Common Stock, of which 24,480,000 shares shall be issued and outstanding and (C) 26,480,000 shares of Series A-3 Common Stock, of which 24,480,000 shares shall be issued and outstanding and (ii) 8,160,000 shares of Preferred Stock, of which 8,160,000 shares shall be issued and outstanding. As of the Closing Date, the Company shall reserve an aggregate of 8,160,000 shares of Unrestricted Common Stock for issuance upon conversion of the Purchased Shares. Except as set forth on Schedule 3.7(a) or as disclosed in the SEC Documents, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights outstanding as of the date of this Agreement to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s capital stock, (ii) any Stock Equivalents or (iii) any other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company’s capital stock or any Stock Equivalents or other securities of the Company. On the Closing Date, the Purchased Shares shall be duly authorized, and when issued and sold to the Purchasers against payment therefor, will be validly issued, fully paid and non-assessable, will be issued on the basis of a valid exemption from the registration and qualification requirements of all applicable federal, state and foreign securities laws (assuming the truth and accuracy of the representations and warranties of the Purchasers contained in Article IV) and will be free and clear of all Liens, other than (w) those

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imposed by the Securities Act, (x) those imposed by the New Certificate of Incorporation or the New Bylaws, (y) those imposed by the Investor Rights Agreement or the Registration Rights Agreement or (z) any Lien created by a Purchaser. The shares of Unrestricted Common Stock issuable upon conversion of the Purchased Shares, when issued in compliance with the provisions of the New Certificate of Incorporation, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens, other than (w) those imposed by the Securities Act, (x) those imposed by the New Certificate of Incorporation or the New Bylaws, (y) those imposed by the Investor Rights Agreement or Section 6 of the Registration Rights Agreement or (z) any Lien created by a Purchaser. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were issued on the basis of a valid exemption from the registration and qualification requirements of all applicable federal, state and foreign securities laws.

(b) Schedule 3.7(b) sets forth, as of the date hereof, a true and complete list of (i) each of the Subsidiaries of the Company, (ii) the authorized capital stock of each such Subsidiary, (iii) the amount and percentage of the authorized shares of capital stock of each such Subsidiary owned by the Company, (iv) except in the case of each of the Exchanges, the stockholders of each such Subsidiary and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (v) in the case of the Exchanges, the aggregate number of members and the aggregate amount of all outstanding capital stock, Stock Equivalents and membership interests by class owned by such members. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and are owned free and clear of all Liens. Except as set forth on Schedule 3.7(b), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. Except as set forth on Schedule 3.7(b), neither the Company nor any of its Subsidiaries, owns any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

(c) The Purchased Shares to be purchased by the Purchasers hereunder represent, in the aggregate, on the Closing Date, 10% of the outstanding shares of Common Stock on a fully diluted basis assuming the conversion, exercise or exchange of any outstanding securities into shares of Common Stock, including, without limitation, all of the Purchased Shares immediately following the Closing.

(d) There is no established trading market for the Common Stock (other than as a result of, prior to the Closing Date, being “stapled” to the Trading Rights for which there is a trading market) and the Common Stock is not listed on any exchange or automated quotation system.

3.8 SEC Documents; Financial Statements. Since January 1, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (or if amended or superseded by a filing at least two Business Days prior to the date of this Agreement, then on the date of such filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission (or if amended or superseded by a filing at least two Business Days prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (or if amended or superseded by a filing at least two Business Days prior to the date of this Agreement, then on the date of such filing), the financial statements of the Company (the “Financial Statements”) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The

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Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.9 Material Contracts.

(a) Schedule 3.9(a) sets forth a list of all contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments which have not been fully performed and for which the Company or any of its Subsidiaries has any continuing obligations or liabilities thereunder (to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets is bound) that involve or could involve aggregate payments of more than $1,000,000 per year that (A) have not previously been filed as an exhibit to the SEC Documents, (B) are not set forth on Schedule 3.16(a)(iii), (C) are not liabilities and obligations for fees and expenses incurred in connection with this transaction and (D) do not relate to routine overhead and administrative costs or expenses with respect to the facilities of the Company or its Subsidiaries that are incurred in the ordinary course of business, consistent with past practices (such contracts, agreements, commitments, arrangements, leases (including with respect to personal property), together with any contract, agreement or understanding required to be set forth on Schedule 3.9(c) or filed as an exhibit to the SEC Documents, each, a “Material Contract” and collectively, the “Material Contracts”). Copies of all Material Contracts have been previously delivered to or made available by the Company for inspection by the Purchasers, and such copies are true, complete and correct.

(b) There is no Material Contract that was required to be described in or filed as an exhibit to any SEC Document that was not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Material Contracts set forth on Schedule 3.9(a) are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Company is not, in any material respect, in violation or breach of or default under any Material Contract nor, to the Company’s Knowledge, is any other party to any such Material Contract.

(c) Except as set forth on Schedule 3.9(c) or disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement (including any lease of real property), (i) restricting the ability of the Company or any of its Subsidiaries to compete in any material respect in or conduct any line of business or to engage in business in any geographic area or to hire any individual or group of individuals, (ii) containing covenants of any other Person not to compete in any material respect with the Company or any of its Subsidiaries, (iii) containing any so-called “most favored nation” provisions or any similar provision requiring the Company or any Subsidiary to offer a third party terms or concessions at least as favorable as offered to one or more other parties, (iv) providing for “earn-outs,” “performance guarantees” or contingent payments by the Company or any of its Subsidiaries involving more than $1,000,000 per year, (v) relating to Indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien, or interest rate or currency hedging activities (including guarantees or other contingent liabilities in respect of any of the foregoing but in any event excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) or (vi) relating to any material joint venture, partnership, strategic alliance or similar arrangement (including, without limitation, any franchising agreement).

3.10 No Material Adverse Change; Ordinary Course of Business. Since December 31, 2004, except as disclosed in the SEC Documents, (a) there has not been any material adverse change in the Condition of the Company, other than those adverse changes occurring as a result of (i) general economic, market or industry conditions (including, without limitation, any change in trading prices of the Trading Rights), which do not have

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a disproportionate effect on the Company or its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct business, (ii) the initiation, continuation, escalation or cessation of armed hostilities involving the United States or its territories or (iii) the existing or proposed Requirements of Law identified on Schedule 3.6(a), (b) except as set forth on Schedule 3.10(b), the Company and its Subsidiaries have not participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company and its Subsidiaries, as the case may be, (c) except as set forth on Schedule 3.10(c), the Company and its Subsidiaries have not increased the compensation of any of their officers or the rate of pay of any of their employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company and its Subsidiaries have not created or assumed any Lien on a material asset of the Company and its Subsidiaries, (e) the Company and its Subsidiaries have not entered into any Contractual Obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP.

3.11 Taxes. Except as set forth on Schedule 3.11, (a) the Company and its Subsidiaries have timely filed or caused to be filed all material returns for Taxes that they are required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (b) the Company and its Subsidiaries have paid in full, or made adequate provision on its Financial Statements (in accordance with GAAP) for, all material Taxes with respect to periods ending on or before the date of its Financial Statements; (c) with respect to all Tax returns of the Company and its Subsidiaries, (i) there is no unpaid Tax deficiency proposed in writing against the Company or its Subsidiaries and (ii) no audit is in progress with respect to any material return for Taxes, no extension of time is in force with respect to any date on which any material return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) the Company and its Subsidiaries have paid in full or made adequate provision on its books and records for all material Taxes with respect to periods ending after the date of its most recent Financial Statements through the date hereof; and (e) there are no Liens for Taxes on the assets of the Company and its Subsidiaries, other than Liens for Taxes not yet due and payable.

3.12 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Purchased Shares. Assuming the truth and accuracy of the representations and warranties of the Purchasers contained in Article IV, no registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Purchased Shares or other securities are so registered.

3.13 Labor Relations. (a) Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company or any of its Subsidiaries; and (e) no union organizing activities are taking place. As of the date hereof, the Company has not discussed or taken any steps to terminate the employment of any such officer, key employee or group of key employees. To the Knowledge of the Company, each of the officers and key employees of the Company and its Subsidiaries spends all, or substantially all, of his business time on the business of the Company or any of its Subsidiaries. To the Knowledge of the Company, none of the employees of the Company or any of its Subsidiaries is resident in the United States in violation of any Requirement of Law.

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3.14 Employee Benefit Plans.

(a) Schedule 3.14(a) hereto and the SEC Documents together list each Plan that the Company or any of its Subsidiaries maintain or to which the Company or any of its Subsidiaries contribute (the “Company Plans”). The Company and its Subsidiaries have no liability under any Plans other than the Company Plans. Except as set forth on Schedule 3.14(a), neither the Company nor its Subsidiaries nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

(b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

(c) The Internal Revenue Service has issued a favorable determination letter with respect to each Company Plan that is intended to be qualified under Section 401(a) of the Code and to the Knowledge of the Company, no events have occurred that could reasonably be expected to result in the revocation of such determination.

(d) Except as set forth in Schedule 3.14(d), no Company Plan is a Retiree Welfare Plan.

(e) The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an “excess parachute payment” under section 280G of the Code.

(f) There are no unfunded obligations under any Company Plan which are not fully reflected on the Financial Statements in accordance with GAAP (to the extent required).

(g) Neither the Company nor any of its Subsidiaries has any liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

3.15 Liabilities. The Company and its Subsidiaries do not have any direct or indirect obligation or liability (the “Liabilities”) other than (a) Liabilities fully and adequately reflected in or reserved against on the Financial Statements or otherwise disclosed in the SEC Documents, (b) Liabilities incurred since December 31, 2004 in the ordinary course of business and (c) Liabilities not exceeding $500,000 in the aggregate or otherwise immaterial in the aggregate, in each case which are not required to be disclosed in the Financial Statements.

3.16 Intellectual Property.

(a) (i) The Company and its Subsidiaries are the owners of all, or have the license or right to use, sell and license, as applicable, all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, “Intellectual Property”) as such Intellectual Property is used in connection with their businesses as presently conducted or contemplated in the business plan of the Company and its Subsidiaries, free and clear of all Liens.

(ii) Schedule 3.16(a)(ii) sets forth all of the filings, registrations and applications for any Intellectual Property filed by, the Company, which have not previously been filed as an exhibit to the SEC Documents. Except as set forth on Schedule 3.16(a)(ii), none of the Intellectual Property listed on Schedule 3.16(a)(ii) is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending in writing or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

(iii) Schedule 3.16(a)(iii) sets forth all material Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or its Subsidiaries are either a licensor,

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licensee or distributor, which have not previously been filed as an exhibit to the SEC Documents (except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries. The Company and its Subsidiaries have substantially performed all obligations imposed upon them thereunder, and are not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of the Company, all such Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(iv) To the Knowledge of the Company, other than as set forth on Schedule 3.16(a)(iv) or as previously disclosed in the SEC Documents, none of the Intellectual Property, products or services currently sold, provided or licensed by the Company or its Subsidiaries to any Person or used by or licensed to the Company or its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

(v) Except as set forth on Schedule 3.16(a)(v) or as previously disclosed in the SEC Documents, no litigation is pending and no Claim has been made against the Company or its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or its Subsidiaries.

(b) Except as set forth on Schedule 3.16(b) or as previously disclosed in the SEC Documents, to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company and its Subsidiaries.

(c) No former employer of any employee of the Company or its Subsidiaries, has made a Claim against the Company, or its Subsidiaries or, to the Knowledge of the Company, against any of the Company’s or Subsidiaries’ Affiliates or other Person, that such employee is utilizing Intellectual Property of such former employer.

(d) To the Knowledge of the Company, none of the Trade Secrets of the Company or its Subsidiaries, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person who is not required to maintain such confidentiality, except as required pursuant to the filing of a patent application by the Company or its Subsidiaries.

(e) Schedule 3.16(e)(i) sets forth the Intellectual Property owned by any director, officer, employee or consultant of the Company or its Subsidiaries (or Persons the Company or any of its Subsidiaries presently intend to hire) that is necessary for the business of the Company and its Subsidiaries. Except as set forth on Schedule 3.16(e)(ii), to the Company’s Knowledge, at no time during the conception or reduction to practice of any of the Company’s or its Subsidiaries’ Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that would not reasonably be expected to have a material adverse effect on the Company’s or such Subsidiaries’ rights to their Intellectual Property.

(f) All present employees of the Company and its Subsidiaries named as an inventor in any of the pending Patent applications listed on Schedule 3.16(a)(ii) have executed and delivered proprietary invention agreements with the Company or such Subsidiaries, as the case may be, and are obligated under the terms thereof to assign all inventions subject to such Patent applications to the Company or its Subsidiaries.

3.17 Privacy of Customer Information. The Company and its Subsidiaries each have a privacy policy with respect to information, including, without limitation, non-public financial information it collects from customers

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or other parties (the “Customer Information”) (each a “Privacy Policy”) set forth on Schedule 3.17, true and complete copies of which have been provided to the Purchasers. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has collected, received or used any Customer Information in an unlawful manner or in violation of its applicable Privacy Policy. The Company has commercially reasonable (taking into account the nature of the information being collected) security measures and safeguards in place to protect the Customer Information from illegal or unauthorized access, download or use by its personnel or third parties, and from access, download or use by its personnel or third parties in a manner violative of Law, or the applicable Privacy Policy or the privacy rights of any individuals, and, to the Knowledge of the Company, no Person has gained unauthorized access to or made any unauthorized use of any Customer Information. The Company has adopted written information security programs designed to protect all Customer Information, copies of which have been provided to Purchaser.

3.18 Potential Conflicts of Interest. Except for transactions related to the clearing of securities in the ordinary course of business and except for trading on the floor of each of the Exchanges in the ordinary course of business, as disclosed in the SEC Documents, or as set forth on Schedule 3.18, no officer or director of the Company or any of its Subsidiaries, no spouse of any such officer or director, and, to the Knowledge of the Company, no relative of such spouse or of any such officer or director and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the conduct of the businesses of the Company or its Subsidiaries. No stockholder (a) is a lender to or borrower from the Company or any of its Subsidiaries, or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the conduct of the businesses of the Company or its Subsidiaries.

3.19 Outstanding Borrowing. Schedule 3.19 sets forth the amount of all Indebtedness of the Company and its Subsidiaries as of September 30, 2005, the Liens that relate to such Indebtedness and that encumber the assets and the name of each lender thereof. No such Indebtedness is entitled to any voting rights in any matters voted upon by the holders of Common Stock. The Company and its Subsidiaries have not incurred any Indebtedness since September 30, 2005 except for such Indebtedness incurred in the ordinary course of business and except for such Indebtedness that would not have a material adverse effect on the Condition of the Company.

3.20 Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a material adverse effect on the Condition of the Company. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries pursuant to Environmental Laws which would reasonably be expected to have a material adverse effect on the Condition of the Company. To the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which would reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a material adverse effect on the Condition of the Company, under Environmental Laws.

3.21 Insurance. The Company and its Subsidiaries maintain those insurance policies or binders of insurance identified on Schedule 3.21. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

3.22 Controls. As required by Rule 13a-15 of the Exchange Act, the Company has established and maintains (i) internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), which is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and its preparation

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of financial statements for external purposes in accordance with GAAP and (ii) disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), which are designed to ensure that all material information required to be disclosed by the Company in the SEC Documents is accumulated and communicated to the Company’s management, as appropriate to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s external auditors, the Audit Committee of the Board of Directors and to the Purchasers (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in the Company’s SEC Documents filed on or prior to the date hereof, there have been no changes in the Company’s internal control over financial reporting. To the Knowledge of the Company, as of the date of this Agreement, the Company expects that its external auditors and its chief executive officer and chief financial officer will be able to give, without qualification, the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, in the Company’s Form 10-K for the fiscal year ending December 31, 2005.

3.23 CFTC Regulatory Matters.

(a) Except as set forth on Schedule 3.23, the Company and its Subsidiaries have complied in all material respects with and are in material compliance with all Commodities Laws, except for any previous non-compliance prior to January 1, 2002 that is not reasonably expected to have a material continuing effect on the business and operations of the Company and its Subsidiaries.

(b) Except as set forth on Schedule 3.23, no material change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures to comply with any Commodities Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof, and neither the Company nor any of its Subsidiaries has received any written notice or written communication of any material noncompliance with any Commodities Laws.

(c) The Company has made available to the Purchasers copies of all material correspondence with the CFTC over the past three years, including without limitation all reports or correspondence relating to or arising out of any inspection, audit, investigation or similar proceeding performed by or on behalf of the CFTC during that period.

3.24 Stockholder Approval. The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock on the record date and (ii) the holders of a majority of the outstanding memberships of the Exchange on the record date, are the only votes of the Company’s stockholders or the members of the Exchange necessary to approve the Fundamental Actions. For the purposes of this Agreement, “Fundamental Actions” means the approval and adoption (x) by the Company’s stockholders, of the Agreement and Plan of Merger, which shall constitute approval of the New Certificate of Incorporation and the New Bylaws, and (y) by the Exchange’s members, of the Exchange Certificate of Incorporation and the Exchange Bylaws.

3.25 Proxy Statement. The proxy statement to be distributed to the Company’s stockholders in connection with the solicitation of votes in favor of the Stockholder Approval (as amended or supplemented from time to time, the “Proxy Statement”), shall not, at the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the meeting of the stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to the information furnished by the Purchasers concerning the Purchasers or their Affiliates, including William E. Ford, for inclusion in the Proxy Statement pursuant to Section 8.2(a). The Proxy Statement, and any amendments or supplements thereto, when filed by the Company with the Commission, or when distributed or otherwise disseminated to the Company’s stockholders, as

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applicable, shall comply as to form in all material respects with the requirements of the Exchange Act the rules and regulations thereunder and other applicable Requirements of Law.

3.26 Broker’s, Finder’s or Similar Fees. Except as set forth on Schedule 3.26, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers represents and warrants, severally and not jointly, to the Company as follows:

4.1 Existence and Power. Such Purchaser (a) is a limited partnership or limited liability company, as the case may be, duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and (b) has all requisite partnership or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership or limited liability company, as the case may be, action of such Purchaser, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereof, (c) except for expiration or early termination, as case may be, of all applicable waiting periods under the HSR Act, do not violate, conflict with or result in any breach or contravention of (or with due notice of lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser (except for the Lien created on the Purchased Shares purchased by GapStar to secure certain of its obligations), and (d) except for expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

4.3 Governmental Authorization; Third Party Consents. Except for such filings and notifications as may be required by the HSR Act and, if necessary, similar foreign competition or Antitrust Laws, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

4.4 Binding Effect. This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by such Purchaser, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

4.5 Purchase for Own Account. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of

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the United States, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Unrestricted Common Stock issuable upon conversion of its Purchased Shares, as required by Section 151(f) of the Delaware General Corporation Law, as necessary to reflect restrictions arising under the New Certificate of Incorporation, the Transaction Documents and to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth herein.

4.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

4.8 Accredited Investor. Such Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform their other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, GAP LP, on behalf of the Purchasers of the following conditions on or before the Closing Date.

5.1 Representations and Warranties. The representations and warranties of the Company contained in Article III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date; provided, however, that the representation and warranty made in Section 3.7(c) shall be true and correct in all respects at the time made and as of the Closing Date as if made at and on such date.

5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

5.3 Officer’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date, and signed by the Chief Executive Officer and the Chief Financial Officer (or acting Chief Financial Officer) of the Company, certifying as to the matters set forth in Section 5.1 and 5.2.

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5.4 Secretary’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the New Certificate of Incorporation, the New Bylaws, resolutions of the Board of Directors approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and resolutions of the stockholders of the Company approving the Fundamental Actions, are all true, complete and correct and remain unamended and in full force and effect, (c) that the attached copies of the resolutions of the Board of Directors designating William E. Ford to serve as a member of the Board of Directors are true, complete and correct and remain unamended and in full force and effect and (d) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

5.5 Filing of Certificate of Merger. The Agreement and Plan of Merger shall have been approved by the Board of Directors, and following receipt of Stockholder Approval, the Certificate of Merger containing the New Certificate of Incorporation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to GAP LP, on behalf of the Purchasers. The New Certificate of Incorporation and the Exchange Certificate of Incorporation shall each be effective.

5.6 Purchased Shares. The Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares set forth on the notice provided pursuant to Section 2.1, registered in the name of such Purchaser.

5.7 Investor Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Investor Rights Agreement.

5.8 Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement.

5.9 Stockholder Approval. The Company shall have obtained the Stockholder Approval and the Purchasers shall have received satisfactory evidence thereof.

5.10 Opinion of Counsel. The Company shall have delivered to the Purchasers an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date in the form attached hereto as Exhibit G.

5.11 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Condition of the Company other than those adverse changes occurring as a result of (i) general economic, market or industry conditions (including, without limitation, any change in trading prices of the Trading Rights), which do not have a disproportionate effect on the Company or its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct business, (ii) the initiation, continuation, escalation or cessation of armed hostilities involving the United States or its territories or (iii) the proposed Requirements of Law identified on Schedule 3.6(a) hereto.

5.12 Consents and Approvals. All consents, approvals, exemptions, authorizations, or other actions by, or notice to, or filings identified on Schedule 5.12, shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

5.13 HSR Act. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

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5.14 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

5.15 Good Standing Certificates. The Company shall have delivered to the Purchasers good standing certificates for the Company and each of its Subsidiaries.

5.16 New Bylaws; Board of Directors. The New Bylaws shall have been duly approved by the Board of Directors, and following receipt of Stockholder Approval, be effective; and in accordance with the New Bylaws, the size of the Board of Directors shall have been reduced to fifteen (15) members. William E. Ford shall have been appointed a member of the Board of Directors.

5.17 Separation of Rights.

(a) The Common Stock and membership rights that represent trading privileges on the Exchange (such membership rights, the “Trading Rights”) of the stockholders of record of the Company immediately prior to Closing shall have been “de-stapled” as contemplated by the Exchange Certificate of Incorporation and the New Certificate of Incorporation.

(b) The Trading Rights shall otherwise remain unchanged, subject to the provisions of the New Certificate of Incorporation and the Exchange Certificate of Incorporation and the Exchange Bylaws.

5.18 Closing Payment. The Company shall have paid to the Purchasers the Special Payment, if any.

ARTICLE VI

CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

The obligation of the Company to issue and sell the Purchased Shares at the Closing and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date.

6.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

6.2 Compliance with this Agreement. Each Purchaser shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by such Purchaser on or before the Closing Date.

6.3 Officer’s Certificate. The Company shall have received a certificate from each Purchaser, in form and substance reasonably satisfactory to the Company, dated the Closing Date, and signed by an appropriate officer of such Purchaser, certifying as to the matters set forth in Section 6.1 and 6.2.

6.4 Certificate. The Company shall have received a certificate from each Purchaser, in form and substance reasonably satisfactory to the Company, dated the Closing Date and signed by an authorized representative of

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such Purchaser, certifying (a) that such Purchaser is in good standing in the jurisdiction of formation and (b) as to the incumbency and specimen signature of each officer of such Purchaser executing this Agreement, the other Transaction Documents and any other document delivered in connection herewith on behalf of such Purchaser.

6.5 Payment of the Purchase Price. Each Purchaser shall have paid the Company the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

6.6 Investor Rights Agreement. Each Purchaser shall have duly executed and delivered to the Company the Investor Rights Agreement.

6.7 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered to the Company the Registration Rights Agreement.

6.8 HSR Act. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

6.9 Stockholder Approval. The Company shall have obtained the Stockholder Approval.

6.10 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings identified on Schedule 6.10 shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

6.11 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, (a) prohibit or restrict (i) the sale of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Company to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be sold hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification. Except as otherwise provided in this Article VII, from and after the Closing the Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each of the Purchasers and their respective officers, directors, agents, employees, Subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Purchased Shares. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to

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the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate (subject to the Indemnifying Party’s right to control the defense in accordance with this Section 7.2) in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense (in accordance with this Section 7.2) of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party and which the Indemnified Party is not reasonably able to assert or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim; provided that, the Indemnifying Party shall use commercially reasonable efforts to include any Indemnified Party in such settlement, compromise or consent if such Indemnified Party has been actually threatened to be made a party thereto. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party under this Article VII shall be the exclusive remedy that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief, including any right to any remedy set forth in Section 10.7.

7.3 Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is due in accordance with the terms hereof, but is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein as a result of a final, non-appealable determination by a Governmental Authority that such indemnification is not enforceable, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding but shall be subject to the limits set forth in Section 7.4.

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7.4 Limits on Indemnification. The amount of any payment by the Indemnifying Party under this Article VII shall be subject to the following limitations:

(a) the Indemnifying Party shall not be obligated to make any payments pursuant to this Article VII until the aggregate amount of Losses for which the Indemnifying Party would (but for this Section 7.4(a)) be liable thereunder exceeds $2,000,000.00 (the “Basket”), and then only for amounts in excess of the Basket; provided, however, that Losses based upon, arising out of or otherwise relating to any breach of the representations and warranties of the Company in the second sentence of Section 3.1, Section 3.2(a) or (b), Section 3.3 (but only to the extent the breach arises from the failure to obtain the approval, consent, compliance, exemption, authorization or other action by, or notices to, or filing with any Governmental Authority or quasi-governmental authority), Section 3.4, Section 3.7 and Section 3.26 (the “Basket Exclusions”) shall not be subject to the Basket; and

(b) the total amount for which the Indemnifying Party shall be liable to indemnify and hold harmless the Indemnified Parties pursuant to this Article VII shall not exceed $67,500,000 (other than Losses based upon, arising out of or otherwise relating to the Basket Exclusions for which the total amount for which the Indemnifying Party shall be liable, when combined with its liability otherwise pursuant to this Section 7.4(b), shall not exceed $135,000,000.00).

(c) Unless otherwise required by applicable Law, the parties hereto agree to treat any payment made pursuant to this Article VII as an adjustment to the consideration paid by the Purchasers pursuant to this Agreement for all tax purposes.

(d) In no event shall an Indemnifying Party be liable for speculative, unforeseeable, punitive, exemplary or consequential damages or lost profits; provided, however, that nothing in this Section 7.4(d) shall affect any Purchaser’s right to be indemnified by an Indemnifying Party pursuant to this Article VII for the diminution in value of such Purchaser’s Purchased Shares. Notwithstanding any provision contained herein to the contrary, no Indemnified Party shall be entitled to indemnification or contribution hereunder with respect to a breach by the Indemnifying Party of any representations or warranties of which such Indemnified Party had actual knowledge of such breach at or prior to the Closing. For the purposes of this Section 7.4(d), knowledge of an Indemnified Party shall mean the actual knowledge of William E. Ford, Peter L. Bloom, Rene M. Kern, David A. Rosenstein or Stephen J. Byrne.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees with the Purchasers as follows:

8.1 Conduct of Business of the Company. Except as contemplated by this Agreement (including, without limitation, the NYMEX Merger or the proviso in Section 8.3) or with the prior written consent of the Purchasers, during the period from the date of this Agreement to the Closing Date, the Company will conduct its and its Subsidiaries’ operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement, will use its commercially reasonable efforts to preserve intact the business organization of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and its Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Closing Date, the Company will not and the Company will cause its Subsidiaries not to, without the prior written consent of the Purchasers, which consent will not be unreasonably withheld or delayed: (a) engage in any transaction (including, without limitation, capital expenditures) out of the ordinary course of business and consistent with past practices; (b) issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock; (c) dispose of any of assets or properties except to the extent these are used, retired or replaced in the ordinary

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course of business; (d) fail to keep in force any Permits required by the Company or any of its Subsidiaries to carry on business as currently conducted; (e) fail to keep in force material Intellectual Property rights required by the Company or any of its Subsidiaries to carry on business as currently conducted; (f) fail to perform all material obligations required to be performed by the Company or any of its Subsidiaries under any of the Material Contracts; (g) enter into transactions with Affiliates of the Company or any of its Subsidiaries (other than in transactions related to the clearing of securities in the ordinary course of business, as disclosed in the SEC Documents or as set forth on Schedule 3.18); (h) pay any dividends to stockholders of the Company (other than the one-time payment of the Company’s regular end-of-the-year dividend in the ordinary course of business in an amount not to exceed an aggregate of $30,000,000, including the amount of the Special Payment, if any); (i) redeem the shares of stockholders of the Company other than pursuant to an existing restricted stock purchase agreement with current or former employees; (j) amend the Existing Certificate of Incorporation or the Existing Bylaws; or (k) knowingly take any action or enter into any transaction which has, or would reasonably be expected to have, the effect of intentionally delaying or otherwise impeding the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

8.2 Stockholder Approval.

(a) As soon as practicable following the date hereof, the Company will prepare and file the Proxy Statement with the Commission. The Company shall use its commercially reasonable efforts to (i) respond as promptly as practicable to any comments of the Commission with respect thereto, (ii) have or cause the Proxy Statement to be cleared by the Commission as promptly as practicable and (iii) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable thereafter. The Purchasers shall furnish all information concerning the Purchasers or their Affiliates, including William E. Ford, as the Company may reasonably request and is required under applicable law in connection with the preparation of the Proxy Statement. The information supplied by the Purchasers for inclusion in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the meeting of the stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly notify each of the Purchasers upon the receipt of comments from the Commission or its staff or any request from the Commission or its staff for amendments or supplements to the Proxy Statement and shall provide each of the Purchasers with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the Commission with respect thereto, the Company (x) shall provide each of the Purchasers with an opportunity to review and comment on such document or response and (y) shall include in such document or response all comments reasonably proposed by the Purchasers. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Section 14(a) thereof.

(b) Following the clearance by the Commission of the Proxy Statement and upon the mailing thereof to the Company’s stockholders, the Company shall call and arrange for a special meeting of the stockholders of the Company to be held as promptly as permitted under the Exchange Act after such clearance (the “Stockholders’ Meeting”) and take such other actions necessary to obtain the Stockholder Approval as promptly as practicable. The Company shall, through the Board of Directors recommend to the Company’s stockholders that they approve and authorize the Fundamental Actions. The Company shall call, give notice of, convene and hold the Stockholders’ Meeting and submit the Fundamental Actions to a vote of the Company’s stockholders, regardless of the commencement, disclosure, announcement or submission to it of any Alternative Proposal, any furnishing of information, discussions or negotiations with respect thereto of the type permitted by subsection (B) of the proviso to the first sentence of Section 8.3 or any change, modification, withdrawal or other alteration of the Board of Directors’ recommendation with respect to the Fundamental Actions. Prior to the Stockholders’ Meeting, the Company shall not submit to the vote of its stockholders any Alternative Proposal or propose to do so.

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8.3 No Solicitation. Prior to the Closing, the Company shall not, and shall cause its Subsidiaries and the officers, directors, employees, representatives (including, without limitation, investment bankers, attorneys and accountants), agents or Affiliates of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate any inquiries or the making of the proposal or offer with respect to an Alternative Proposal or (ii) participate in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any securities of the Company or any of its Subsidiaries), any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) (other than the Purchasers or any Affiliate or associate of the Purchasers) concerning any Alternative Proposal; provided that, nothing contained in this Agreement shall prevent the Company or the Board of Directors from (A) complying with Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal or (B) providing information (pursuant to a confidentiality agreement in reasonably customary form, which is no more favorable than the Confidentiality Agreement and which does not contain terms that prevent the Company from complying with its obligations under this Section 8.3) to or engaging in any negotiations or discussions with any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) who has made an unsolicited bona fide Alternative Proposal with respect to a Change of Control Transaction, if, with respect to the actions set forth in clause (B), the Board of Directors, after consulting with and taking into account the advice of its outside legal counsel and its financial advisers, determines in good faith that (i) such Change of Control Transaction is reasonably capable of being completed without undue delay taking into account all legal, financial, regulatory and other aspects of the proposal and the party making the proposal, (ii) any required financing to complete such Change of Control Transaction has been demonstrated to the satisfaction of the Board of Directors of the Company, acting in good faith, will be timely obtained and (iii) taking such action is necessary in order for the Board of Directors to comply with its fiduciary obligations under any Requirements of Law. Notwithstanding the proviso to the immediately preceding sentence, the Company shall remain obligated (i) to use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement (including the NYMEX Merger) as expeditiously as possible, and (ii) to submit the Fundamental Actions to the vote of the stockholders of the Company at the Stockholder’s Meeting as soon as practicable, in accordance with Section 8.2.

8.4 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law (including all filings to be made with, and consents to be obtained from, the CFTC and the National Futures Association and all determinations or certifications to be made under the Commodities Laws) to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, each of the Company and the Purchasers shall use its commercially reasonable efforts to make promptly any required submissions under any applicable Requirements of Law that the Company or the Purchasers determines is required to be made, in each case, with respect to the transactions contemplated hereby and to respond as promptly as practicable to all inquiries received from any Governmental Authority with respect to such submissions for additional information or documentation.

8.5 HSR Act and CFTC Approval. The Company will promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, which the Company shall file no later than 10 Business Days after the date hereof) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, which may be reasonably required, or which the Purchasers may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company will use commercially reasonable efforts to obtain, or assist the Purchasers in obtaining, all such authorizations, approvals and consents, including without limitation using commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to request the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The Company shall, in connection with its obligation to use commercially reasonable efforts to

26

obtain, or assist the Purchasers in obtaining, all such requisite authorizations, approvals or consents, use commercially reasonable efforts to (i) cooperate in all reasonable respects with the Purchasers in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the Purchasers of any communication received by the Company from or given by the Company to, the United States Department of Justice (the “DOJ”), the United States Federal Trade Commission (the “FTC”), the CFTC or any other Governmental Authority or quasi-governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the Purchasers, or the Purchasers’ legal counsel, to review any communication given by it to, and consult with the Purchasers in advance of any meeting or conference with, the DOJ, the FTC, the CFTC or any such other Governmental Authority or quasi-governmental entity or, in connection with any proceeding by a private party, with any other person and (iv) give the Purchasers the opportunity to attend and participate in such meetings and conferences (other than with respect to the CFTC).

8.6 Tax Reporting. The Company shall not treat the Purchased Shares as “preferred stock” for purposes of the Code, including, but not limited to, Section 305 thereof, except as required by any Requirements of Law or pursuant to a final determination.

8.7 Inspection. Prior to the Closing, the Company shall permit representatives of the Purchasers to visit and inspect any of its and its Subsidiaries properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company. Each Purchaser agrees that any information furnished by the Company relating to the Company and its business may not be used for any purpose other than for evaluating and monitoring such Purchaser’s investment or future investment in the Company. Each Purchaser agrees to use, and to use its commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as such Purchaser uses to protect its own confidential information, to keep confidential any information furnished to it (so long as such information is not in the public domain), except that such Purchaser may disclose such proprietary or confidential information (i) to any investor, Subsidiary, member or parent of such Purchaser for the purpose of evaluating its investment in the Company as long as such investor, Subsidiary, member or parent of such Purchaser is subject to a customary confidentiality arrangement with such Purchaser, (ii) to the extent required by law, rule, regulation or legal process, provided that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, in pursuing any such protective order, (iii) to the extent such information relating to the Company’s or any of its Subsidiaries’ business is or becomes publicly available other than as a result of a breach of this Section 8.7, or (iv) to the extent the Company shall have consented to such disclosure.

8.8 Litigation. The Company shall notify the Purchasers in writing promptly after learning of any material action, proceeding, claim or investigation by or before any court, arbitrator or administrative agency, initiated against it or any of its Subsidiaries, or, to the Knowledge of the Company, threatened against it or any of its Subsidiaries relating to the transactions contemplated by this Agreement.

8.9 IRS Forms. The Purchasers hereby covenant and agree with the Company that on the date hereof, each of the Purchasers shall provide the Company, in the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9, W-8BEN, W8IMY, or other applicable form, certificate, or document prescribed by the Internal Revenue Service for purposes of establishing such Purchaser’s status and entitlement to any reduction or exemption from U.S. withholding taxes (each an “IRS Form”); provided that, the Company shall not withhold from any payments any amounts for taxes except as it reasonably believes is required, after consultation with the Purchasers, to be withheld under applicable Requirements of Law. After the Closing Date, each Purchaser shall deliver such additional applicable IRS Forms as may then be required when a lapse in time or change of circumstance renders the previous IRS Form obsolete or inaccurate.

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8.10 Intellectual Property. The Company shall use its commercially reasonable efforts to (i) require that current employees of the Company or any Subsidiary involved in the creation of Intellectual Property for the Company or a Subsidiary, as determined in the commercially reasonable business judgment of the Company, enter into agreements that provide that such employees are obligated to keep confidential proprietary information of, and assign Intellectual Property, including, without limitation, inventions, made by such employees during the course of employment to, the Company or its Subsidiaries and (ii) institute a procedure, as determined in the commercially reasonable business judgment of the Company, intended to ensure that future employees of the Company or any Subsidiary enter into such agreements.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

(b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on March 31, 2006, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because either (x) any party hereto has not yet obtained any necessary approval from any Governmental Authority or the CFTC or (y) the Proxy Statement is not cleared for mailing by the Commission to the Company’s stockholders by January 15, 2006 in which case such election may be made after 5:00 pm, New York time, on May 15, 2006;

(c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach;

(d) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach; or

(e) at the election of the Company or the Purchasers, if Stockholder Approval shall not have been obtained at the Stockholders’ Meeting (including adjournments and postponements) duly convened in accordance with Section 8.2(b).

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

9.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I, this Section 9.2 and Sections 10.2 through 10.4 (inclusive); provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a), Section 9.1(b) or Section 9.1(e), (b) nothing shall relieve any of the parties from liability for actual damages resulting from a breach of the covenants set forth in Sections 8.2 and 8.3 or a willful breach of any other representation, warranty, covenant or agreement which gave rise to a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, unforeseeable, punitive, exemplary or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

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ARTICLE X

MISCELLANEOUS

10.1 Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is thirty (30) days after the receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 2006 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for the second sentence of Section 3.1, Section 3.2, Section 3.4, Section 3.7, Section 3.12, Section 4.5, Section 4.6 and Section 4.8, which representations and warranties shall survive until the third anniversary of the Closing Date. The covenants (other than Sections 8.6 and 8.9) shall survive the Closing in accordance with their terms and for 90 days thereafter. For purposes of this Section 10.1, “receipt by the Purchasers of audited financial statements of the Company” shall be deemed to occur no earlier than the second day following their public availability on the Commission’s EDGAR website.

10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as

above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6518

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(b) if to any of the Purchasers:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: William E. Ford

                  David A. Rosenstein, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

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All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions of the other Transaction Documents, the Purchasers may assign any of their rights under the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers, other than pursuant to the NYMEX Merger. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.4 Amendment and Waiver.

(a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and each of the Purchasers and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchasers in any case shall entitle the Company or the Purchasers, respectively, to any other or further notice or demand in similar or other circumstances.

10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

10.8 GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

10.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by GA LLC entered into on September 20, 2005.

10.13 Fees. If the Closing occurs, then the Company shall reimburse the Purchasers for all of their reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement up to an aggregate amount of $250,000.

10.14 Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior written approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict the parties from disclosing information (a) that is already publicly available, (b) that was known to the parties on a non-confidential basis prior to its disclosure by another party, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that the parties will use reasonable efforts to notify the other parties in advance of such disclosure so as to permit the other parties to seek a protective order or otherwise contest such disclosure, and the parties will use reasonable efforts to cooperate, at the expense of such party contesting disclosure, in pursuing any such protective order, (d) in order to comply with any Requirement of Law, (e) to the Purchasers’ or the Company’s officers, directors, stockholders, members, partners, investors, advisors, employees, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law; and provided further, that from and after Closing, GA LLC may disclose on its worldwide web page, www.generalatlantic.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the Company’s logo and the aggregate amount of the Purchasers’ investment in the Company. If any announcement is required by any Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to

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the other parties and shall give the other parties reasonable opportunity to comment thereon. If the Company wishes to issue any press release or public comment or otherwise make any disclosure concerning the Purchasers that is not required by a Requirement of Law, other than a brief description of GA LLC or the Purchasers and GA LLC’s logo and the aggregate amount of the Purchasers’ investment in the Company, the Company shall first consult with the Purchasers and give them a reasonable opportunity to comment thereon prior to issuing any such press release, public comment or other disclosure, or if applicable, comply with Section 10.14(c).

10.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:	/s/ MITCHELL STEINHAUSE
Name:	Mitchell Steinhause
Title:	Chairman and Principal Executive Officer

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC, its General Partner

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC, its Sole Member

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAP COINVESTMENTS III, LLC

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

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APPENDIX E

FORM OF INVESTOR RIGHTS AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC

and

GAPCO GMBH & CO. KG

Dated:                     , 200

i

EXHIBITS

A	Certificate of Incorporation
B	Bylaws
C-1	Form of Transfer Agreement (Previously issued shares)

SCHEDULE

I	Competitors

ii

FORM OF INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT, dated as of [                         ], 200[  ], by and among NYMEX HOLDINGS, INC., a Delaware corporation (the “Company”), GENERAL ATLANTIC PARTNERS 82, L.P., a Delaware limited partnership (“GAP LP”), GAPSTAR, LLC, a Delaware limited liability company (“GapStar”), GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), and GAPCO GMBH & CO. KG, a German limited partnership (“GmbH Coinvestment”).

W I T N E S S E T H:

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 14, 2005 (the “Stock Purchase Agreement”), among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment, the Company has agreed to issue and sell to GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”); and

WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for, among other things, first offer and preemptive rights, corporate governance rights and obligations and certain other rights under certain conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Preemptive Rights Notice” has the meaning set forth in Section 4.1(b).

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Bylaws” means the Amended Bylaws of the Company, a copy of which is attached hereto as Exhibit B.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Certificate of Incorporation” means the Certificate of Incorporation, a copy of which is attached hereto as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company, including, without limitation, the Restricted Common Stock and the Unrestricted Common Stock.

“Common Stock Equivalents” means, as to any Person, any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Option” has the meaning set forth in Section 3.1(b).

“Company Option Period” has the meaning set forth in Section 3.1(b).

“Competitor” means those Persons listed on Schedule I to this Agreement.

“Contract Date” has the meaning set forth in Section 3.1(d).

“Director” means a member of the Board of Directors.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchanges” means the New York Mercantile Exchange, Inc., a Delaware non-stock corporation, and Commodity Exchange, Inc., a New York not-for-profit corporation.

“Exempt Issuances” has the meaning set forth in Section 4.1.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“General Atlantic Director” has the meaning set forth in Section 7.1(a).

“General Atlantic Observer” has the meaning set forth in Section 7.1(d).

“General Atlantic Stockholders” means GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GmbH Coinvestment, any Subsequent General Atlantic Purchaser and any Permitted Transferee thereof to whom

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Shares are transferred in accordance with Section 2.2 of this Agreement, and the term “General Atlantic Stockholder” shall mean any such Person.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The NASDAQ Stock Market, Inc. or an internationally recognized stock exchange.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“IPO Filing” has the meaning set forth in Section 4.5(a).

“IPO Notice” has the meaning set forth in Section 4.5(a).

“IPO Participant Allotment” has the meaning set forth in Section 4.5(a).

“IPO Participants” has the meaning set forth in Section 4.5(a).

“IPO Shares” has the meaning set forth in Section 4.5(a).

“Knowledge” means as to any Person (a) if such Person is an entity, the actual knowledge of any officer of such entity after reasonable inquiry; provided that, reasonable inquiry shall in the case of any determination of a Person’s beneficial ownership of the Capital Stock of the Company be deemed to be satisfied upon review of the Schedules 13D and 13G and Forms 3, 4 and 5 filed by such Person with the Commission under the Exchange Act with respect to the Company, and (b) if such Person is an individual, the actual knowledge of such individual after reasonable inquiry; provided that, reasonable inquiry shall in the case of any determination of a Person’s beneficial ownership of the Capital Stock of the Company be deemed to be satisfied upon review of the Schedules 13D and 13G and Forms 3, 4 and 5 filed by such Person with the Commission under the Exchange Act with respect to the Company. In all cases, Knowledge shall be deemed to include the contents of all Schedules 13D or 13G or Forms 3, 4 or 5 filed with the Commission under the Exchange Act with respect to the Company, whether or not actually reviewed.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

“Members” means holders, including owners and lessees, of Class A Memberships of New York Mercantile Exchange, Inc.

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“New Issuance Notice” has the meaning set forth in Section 4.1.

“New Securities” has the meaning set forth in Section 4.1.

“Offer Price” has the meaning set forth in Section 3.1(a).

“Offered Securities” has the meaning set forth in Section 3.1(a).

“Offering Notice” has the meaning set forth in Section 3.1(a).

“Other Preemptive Rightholder” has the meaning set forth in Section 4.1(b).

“Permitted Transferee” has the meaning set forth in Section 2.2.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preemptive Rightholder(s)” has the meaning set forth in Section 4.1(a).

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Proposed Price” has the meaning set forth in Section 4.1.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Restricted Action” has the meaning set forth in Section 6.1(d).

“Restricted Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Sale Transaction” means, whether in a single transaction or a series of related transactions, (a) the merger, tender offer or other business combination of the Company into or with one or more Persons or of one or more Persons into or with the Company or any stock sale followed by any such merger, tender offer or other business combination, in each case in which the stockholders of the Company immediately prior to such transaction do not retain at least a majority of the voting power of the surviving Person or parent of the surviving or acquiring Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 3.1(a).

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the Certificate of Incorporation.

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“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the Certificate of Incorporation.

“Shares” means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock, Preferred Stock and each other class or series of preferred stock of the Company hereafter created, and any other Common Stock Equivalents owned thereby; provided, however, that for the purposes of any computation of the number of Shares pursuant to Sections 2, 3, 4.1 and 4.2, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

“Standstill Ceiling” has the meaning set forth in Section 6.1(a).

“Standstill Expiration Date” means the earlier of (a) the date that the General Atlantic Stockholders collectively beneficially own less than 4,080,000 shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event and assuming the conversion of the shares of the Preferred Stock into Unrestricted Common Stock) or (b) [                    ].

“Stock Election” has the meaning set forth in Article Fourth, Section (b) of the Certificate of Incorporation.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Stockholders” means (a) the General Atlantic Stockholders and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement, and the term “Stockholder” shall mean any such Person.

“Stockholders Meeting” means any regular or special meeting of stockholders of the Company.

“Subject Purchaser” has the meaning set forth in Section 4.1.

“Subsequent General Atlantic Purchaser” means any Affiliate of General Atlantic that, after the date hereof, acquires Shares.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which fifty percent (50%) or more of the voting power of the outstanding voting equity securities or fifty percent (50%) or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Exchanges are Subsidiaries of the Company. With respect to London and Dubai, the covenants made in Section 7.5 of this Agreement shall apply only to the extent that such items are within the Company’s reasonable control.

“Third Party Purchaser” has the meaning set forth in Section 3.1(a) of this Agreement.

“transfer” has the meaning set forth in Section 2.1.

“Unrestricted Common Stock” means all shares of Common Stock other than the Restricted Common Stock.

“Written Consent” means any written consent executed in lieu of a Stockholders Meeting.

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2. Restrictions on Transfer of Shares.

2.1 Limitations on Transfer. Prior to the earlier to occur of (i) [            ] and (ii) the IPO Effectiveness Date, no Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of Sections 2.2 and 2.6. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.3 and 2.4, (i) each Stockholder may at any time transfer all or a portion of its Shares to any of its Affiliates and (ii) GapStar may pledge and grant a security interest in all or any portion of its Shares to secure certain of its obligations (the Persons referred to in the preceding clauses (i) and (ii) are each referred to hereinafter as a “Permitted Transferee”). A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder. No Stockholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

2.3 Permitted Transfer Procedures. If any Stockholder wishes to transfer Shares (other than a pledge by GapStar) to a Permitted Transferee under Section 2.2 such Stockholder shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Agreement unless (a) if to a Permitted Transferee, the transferee (other than in the case of a pledge by GapStar) has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-1, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Stockholder reasonably satisfactory to the Company shall be supplied to the Company, at such transferring Stockholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, the Permitted Transferee of a General Atlantic Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a General Atlantic Stockholder hereunder with respect to the Shares transferred to such Permitted Transferee.

2.5 Special Transfer Restriction. Notwithstanding anything to the contrary in this Agreement and for so long as the General Atlantic Stockholders beneficially own any Shares, none of the General Atlantic Stockholders shall transfer all or any portion of its Shares to any Person that is at the time of such transfer (a) to the Knowledge of such General Atlantic Stockholder, a Competitor or (b) solely with respect to transfers effected after the IPO Effectiveness Date, to the Knowledge of such General Atlantic Stockholder, the beneficial owner of ten percent (10%) or more of the outstanding Common Stock; provided that, (i) the foregoing restriction shall not be applicable to any transfer pursuant to Sections 2.2 or 2.6, and (ii) on and after the IPO Effectiveness Date, nothing contained in this Section 2.5 or in the definition of “Competitors” shall prohibit the transfer of Shares by any General Atlantic Stockholder (x) to (or otherwise arranged or placed by) a broker, a dealer or a market maker of the shares of Capital Stock of the Company in the ordinary course of such Person’s business (such ordinary course of business to include, without limitation, transfers made pursuant to Rule 144 promulgated under the Securities Act and private placement sales to (or

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arranged by) such Person), (y) to an underwriter, initial purchaser or other intermediary in connection with an underwritten offering of Capital Stock of the Company or (z) through the facilities of any recognized securities exchange, over the counter market or national quotation system on which any Capital Stock of the Company is then quoted, listed or otherwise traded.

2.6 Exception. Notwithstanding anything to the contrary set forth in this Agreement (including this Article 2 and Article 3), any Stockholder may at any time transfer its Shares pursuant to a Sale Transaction approved by the Board of Directors.

3. Right of First Offer.

3.1 Proposed Voluntary Transfers.

(a) Offering Notice. If at any time after [                    ] but prior to the IPO Effectiveness Date, any General Atlantic Stockholder (a “Selling Stockholder”) wishes to transfer in a bona fide transaction all or any portion of its or his Shares to any Person (other than pursuant to Sections 2.2 and 2.6) (a “Third Party Purchaser”), such Selling Stockholder shall offer such Shares first to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (i) the number of Shares proposed to be transferred (the “Offered Securities”); (ii) the proposed purchase price per Share for the Offered Securities, which shall not be greater than the fair market value thereof, determined in the manner set forth in the penultimate sentence of this Section 3.1(a) (the “Offer Price”); and (iii) the terms and conditions of such sale. The Offering Notice shall also include a determination by a nationally recognized investment banking firm or other nationally recognized expert experienced in the valuation of companies engaged in the business conducted by the Company (and selected by the Selling Stockholders) of the fair market value of the Offered Securities, which fair market value shall be determined by such firm or expert without regard to any “minority” or “illiquidity” discount or “control” premium. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the right of first offer provided for herein shall have been waived or shall have expired.

(b) Company Option; Exercise. For a period of ten (10) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company or its designee(s) shall have the right (the “Company Option”) but not the obligation to purchase all, but not less than all, of the Offered Securities at a purchase price equal to the Offer Price of the Offered Securities and upon the terms and conditions set forth in the Offering Notice. The right of the Company and/or its designee(s) to purchase all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, which notice shall state the number of Offered Securities proposed to be purchased by the Company or its designee(s). The failure of the Company and/or its designee(s) to respond within the Company Option Period shall be deemed to be an irrevocable waiver of the Company Option; provided that, the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder.

(c) Closing. The closing of the purchase of the Offered Securities purchased by the Company or its designee(s) under Section 3.1(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on the thirtieth (30th) day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities, that the transfer has been duly authorized by the Selling Stockholder and that the transfer does not conflict with the Selling Stockholder’s organizational documents, if applicable, material contracts or any laws, rules or

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regulations applicable to such Selling Stockholder or any of its properties or assets. The Selling Stockholder shall not be required to make any additional representations and warranties. The Company and/or its designee(s), as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d) Sale to a Third Party Purchaser. Unless the Company or its designee(s) elects to purchase all, but not less than all, of the Offered Securities pursuant to Section 3.1(b), the Selling Stockholder may sell all, but not less than all, of the Offered Securities to a Third Party Purchaser in a bona fide transaction at a price per Share that is not less than the Offer Price; provided, however, that such sale is made pursuant to an agreement entered into within 90 days after (x) the expiration of the Company Option Period or (y) the waiver by the Company of its option to purchase the Offered Securities (the “Contract Date”). If such sale is not consummated within ninety (90) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company in accordance with this Section 3.1.

4. Future Issuance of Shares; Preemptive Rights.

4.1 Offering Notice.

(a) Except for (i) a subdivision of the outstanding shares of Common Stock into a larger number of shares of, or a pro rata stock dividend to all stockholders of, Common Stock, (ii) shares of Common Stock offered pursuant to the Initial Public Offering, (iii) shares of Common Stock issued in consideration of an acquisition by the Company or any Subsidiary of another Person that has been approved by the Board of Directors in accordance with the terms of the Certificate of Incorporation and the Bylaws, (iv) shares of Capital Stock of the Company issued in connection with any joint venture, partnership, strategic alliance or other similar arrangement where the primary purpose is not financing or where there is not a financing provided by a private equity firm, a venture capital firm, a hedge fund or similar pooled investment vehicle and (v) shares of Unrestricted Common Stock issuable upon conversion of the Preferred Stock ((i)-(v) being referred to collectively as “Exempt Issuances”), if at any time prior to the IPO Effectiveness Date, the Company wishes to issue any Capital Stock or any Common Stock Equivalents of the Company (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall offer a number of such New Securities equal to the product of (1) the number of such New Securities, multiplied by (2) the quotient obtained by dividing (A) the number of Shares then owned by the General Atlantic Stockholders, by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to issuance of any of such New Securities to each of the General Atlantic Stockholders (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (each, a “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued, (y) the number of such New Securities to be initially allocated to the Preemptive Rightholders and (z) the proposed purchase price per security of such New Securities (the “Proposed Price”). Upon delivery of any New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

(b) Subject to the Standstill Ceiling set forth in Section 6, if the Company has granted preemptive rights to any other Person (each, an “Other Preemptive Rightholder”) that are triggered by the issuance of New Securities, and such Other Preemptive Rightholder elects not, or otherwise fails, to subscribe for, or to purchase, the full number of such New Securities to which such Other Preemptive Rightholder was granted the right to subscribe for, or to purchase, pursuant to the terms of such Other Preemptive Rightholder’s preemptive rights, the Company shall then offer the full number of such New Securities not so subscribed for, or to be purchased by, such Other Preemptive Rightholder to the Preemptive Rightholders by sending written notice (each, an “Additional Preemptive Rights Notice”) to

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each of the Preemptive Rightholders, which Additional Preemptive Rights Notice shall state (x) the number of such New Securities initially allocated to all of the Other Preemptive Rightholders, (y) the number of such New Securities subscribed for or to be purchased by all of the Other Preemptive Rightholders and (z) the number of such New Securities that shall be allocated to the Preemptive Rightholders pursuant to this Section 4.1(b), which number shall be in addition to the number of New Securities allocated to the Preemptive Rightholders pursuant to Section 4.1(a) above. Upon delivery of an Additional Preemptive Rights Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

4.2 Preemptive Rights; Exercise.

(a) For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1(a) and for a period of ten (10) days after the giving of any Additional Preemptive Rights Notice pursuant to Section 4.1(b), each of the Preemptive Rightholders shall have the right to purchase the number of the New Securities set forth in the New Issuance Notice and the Additional Preemptive Rights Notice, as the case may be, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice and the Additional Preemptive Rights Notice, as the case may be. Any of the General Atlantic Stockholders may assign to any of its Affiliates all or any portion of its rights as a Preemptive Rightholder pursuant to this Section 4.2.

(b) The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period or 10-day period, as the case may be, referred to in Section 4.2(a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a). The failure of a Preemptive Rightholder to respond within such 20-day period or 10-day period, as the case may be, shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 4.2(a); provided that, each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20-day period or 10-day period, as the case may be, by giving written notice to the Company.

4.3 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 or (b) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder, arising under the Registration Rights Agreement, the Certificate of Incorporation, the Bylaws, securities laws and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and nonassessable. In addition, the Company shall make the same additional representations and warranties to the Preemptive Rightholders such as the Company shall have agreed to make to the Subject Purchaser. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.4 Sale to Subject Purchaser. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Sections 4.2 and 4.3 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that, such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 20-day period or the 10-day period, as the case may be, referred to in Section 4.2. If such sale is not consummated within 90 days after such contract has been entered into for any reason, then the restrictions provided for herein shall again

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become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4. The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90-day period.

4.5 Initial Public Offering.

(a) Subject to applicable Requirements of Law and the Standstill Ceiling, in connection with the Company’s Initial Public Offering (provided that, the initial filing of the registration statement to register the Company’s securities (the “IPO Filing”) with the Commission occurs at least twelve (12) months after the date of this Agreement), the Company shall offer to each of the stockholders of the Company (including the General Atlantic Stockholders) and, in the Company’s sole discretion, other Persons, including Members (the “IPO Participants”) the right to purchase its IPO Participation Allotment (as hereinafter defined) at the final price per share (after deduction of such underwriters, broker or dealers fees, discounts and commissions) set forth on the front cover of the final prospectus included in the Registration Statement filed under the Securities Act for the Initial Public Offering by sending written notice (the “IPO Notice”) to the IPO Participants at such time as is reasonably determined by the Company and the managing underwriter of the Initial Public Offering. The IPO Notice shall state (i) that each IPO Participant has the right to purchase up to its IPO Participation Allotment, (ii) the date by which each IPO Participant must make its election to purchase all or a portion of its IPO Participation Allotment and (iii) such other terms and conditions applicable to the purchase of the IPO Shares as may be reasonably required by the managing underwriter of the Initial Public Offering. For purposes hereof, “IPO Participation Allotment” means, (i) with respect to each stockholder of the Company, the excess of (1) the product of (x) 5% of the total number of shares of Common Stock offered in the Initial Public Offering (such 5% of the number of shares being offered referred to as the “IPO Shares”) multiplied by (y) a fraction, the numerator of which is the total number of shares of Common Stock owned by such stockholder and the denominator of which is the total number of shares of Common Stock owned by all stockholders of the Company (on a fully diluted basis) minus (2) such stockholder’s pro rata share (calculated based on the same fraction set forth in the immediately preceding clause (y)) of the total number of IPO Shares that the Company elects to offer to Persons (including Members) other than the stockholders of the Company, and (ii) with respect to each Person (including Members) other than the stockholders of the Company, the number of IPO Shares that the Company elects to offer to such Person. Any of the General Atlantic Stockholders may assign to any of its Affiliates all or any portion of its rights pursuant to this Section 4.5(a).

(b) Each IPO Participant’s purchase of IPO Shares shall occur simultaneously with the closing of the purchase and sale of the other shares distributed in such Initial Public Offering. It is the intent of the parties, subject to Section 4.5(c) below, that the IPO Shares issued to each of the IPO Participants shall be fully registered shares, offered and sold in such Initial Public Offering.

(c) In the event that the IPO Filing occurs prior to twelve (12) months of the date of this Agreement or the Company shall otherwise reasonably determine that making such IPO Participation Allotment available to the IPO Participants is inconsistent with applicable laws and regulatory restrictions, then each IPO Participant’s right to purchase its IPO Participation Allotment shall terminate and the Company shall in lieu thereof make a concurrent private placement to the IPO Participants of their IPO Participation Allotment which private placement shall be otherwise on the same terms as the initial public offering.

5. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents of the Company now owned or that may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Stockholder in any other manner.

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6. Standstill.

6.1 Restricted Actions. Without the prior written consent of the Board of Directors, none of the General Atlantic Stockholders shall at any time prior to the Standstill Expiration Date:

(a) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, (a) any shares of Capital Stock or Common Stock Equivalents of the Company or (b) any shares of Capital Stock or Common Stock Equivalents of the Exchange, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, if after such acquisition, the General Atlantic Stockholders, together with any investment entity that is an Affiliate of General Atlantic, would own voting securities of the Company or the Exchange representing greater than 20% of the voting power of the Company or the Exchange, as the case may be (such percentage, the “Standstill Ceiling”); provided, however, that, solely at the time of the Stock Election, if any, the increase in voting power resulting from such Stock Election shall not result in a breach of the Standstill Ceiling;

(b) propose (or publicly announce or otherwise disclose an intention to propose), any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company that would constitute a Sale Transaction;

(c) propose or otherwise seek or solicit stockholders of the Company to nominate or attempt to nominate any Person for election as a Director (except in accordance with Section 7 and except as set forth in Article Fourth, Section (b) of the Certificate of Incorporation) or seek the removal or resignation of any Director (except in accordance with Section 7 and except as set forth in Article Fourth, Section (b) of the Certificate of Incorporation);

(d) otherwise seek to control the Board of Directors or the management of the Company or the Exchange (each of subsections (a) through (d), a “Restricted Action” and together, the “Restricted Actions”); or

(e) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any Person in connection with any of the Restricted Actions;

provided, however, that, notwithstanding the foregoing (v) the General Atlantic Director may, in his or her sole discretion, take any action or omit to take any action in his or her capacity as a Director, (w) each of the General Atlantic Stockholders may vote its shares of Capital Stock of the Company at any Stockholders Meeting or in a Written Consent in any manner it, in its sole discretion, determines, (x) each of the General Atlantic Stockholders may consent to or approve, or withhold consent to or approval of, any of the Major Actions, (y) any representative of General Atlantic or any of any of its Affiliates who serves as a director of any other portfolio company of General Atlantic or its Affiliates may take any action or omit to take any action, in his or her sole discretion, in his or her capacity as a director of such portfolio company and (z) the General Atlantic Stockholders may collectively act as a “group” for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock of the Company or Common Stock Equivalents of the Company, but in such event may not undertake any Restricted Action.

6.2 Certain Additional Restrictions. Prior to the IPO Effectiveness Date, no General Atlantic Stockholder shall acquire shares of Restricted Common Stock from any other stockholder of the Company (other than another General Atlantic Stockholder) without the prior consent of the Board of Directors (which consent shall not be unreasonably withheld or delayed).

7. Corporate Governance.

7.1 General.

(a) Commencing on the date hereof and through and until the date on which the General Atlantic Stockholders in the aggregate no longer own at least 80% of the number of shares of Preferred Stock

11

initially acquired by them (including for purposes of this calculation the shares of Unrestricted Common Stock issued or issuable upon conversion of such shares of Preferred Stock as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), the Company (or the Board of Directors or a committee thereof) shall nominate and unanimously recommend to its stockholders for election, and, subject to the fiduciary duties of the Board of Directors, use its commercially reasonable efforts to elect to the Board of Directors one individual designated by the General Atlantic Stockholders (a “General Atlantic Director”), who initially shall be William E. Ford, at each Stockholders Meeting and in each action by Written Consent at which Directors are to be elected; provided that, at any such election, the Company shall have no such obligation if there is already a General Atlantic Director on the Board of Directors whose term does not expire at such Stockholders Meeting.

(b) The Board of Directors shall create, establish and maintain an Audit Committee, a Compensation Committee, a Compliance Committee, a Governance and Nominating Committee and a Budget Committee (which shall among its other responsibilities, advise the Board of Directors with respect to annual operating and capital expenditure budgets) and such other committees of the Board of Directors that the Board of Directors shall from time to time create in its sole discretion. Each of the Governance and Nominating Committee and the Budget Committee shall be at all times comprised of five (5) Directors.

(c) Subject to any Requirement of Law or listing requirement or rule of any recognized securities exchange, over the counter market or national quotation system on which any Capital Stock of the Company is then quoted, listed or otherwise traded, the General Atlantic Director, whether elected pursuant to this Agreement or by virtue of the rights of the General Atlantic Stockholders as holders of Preferred Stock, shall have the right to serve on, and the Company shall ensure that the General Atlantic Director has the right to serve on, (i) each committee of the Board of Directors other than the Audit Committee and (ii) each committee of the board of directors of each of the Exchanges.

(d) So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, the General Atlantic Stockholders shall have the right to designate one non-voting observer (the “General Atlantic Observer”) (initially Rene M. Kern), who shall have the right to attend all regular, special and telephonic meetings of the Board of Directors; provided that, any such nonvoting observer shall sign an appropriate and customary confidentiality agreement and shall be reasonably acceptable to the Company; and provided, further, that the Company reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

7.2 Vacancy. If at any time during the term of this Agreement, a vacancy is created on the Board of Directors by reason of incapacity, death, removal or resignation of a General Atlantic Director, then the General Atlantic Stockholders, acting through General Atlantic, shall designate an individual who the Company shall cause to be designated to fill such vacancy.

7.3 Reimbursement of Expenses; D&O Insurance. The Company shall reimburse the General Atlantic Stockholders, or their respective designees, for all reasonable travel and accommodation expenses incurred by the General Atlantic Director and the General Atlantic Observer in connection with the performance of their duties as a Director and as an observer of the Company upon presentation of appropriate documentation therefor in accordance with the Company’s reimbursement policies applicable to the directors. The Company shall use commercially reasonable efforts to, and each Stockholder shall use commercially reasonable efforts to cause the Board of Directors to cause the Company to, maintain a directors’ liability insurance policy.

7.4 Annual Budget; SEC Reports. Not less than thirty (30) days after the end of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating budget of the Company and the Exchanges for the next succeeding fiscal year. So long as the General Atlantic

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Stockholders have the right to designate a Director nominee pursuant to this Agreement, promptly upon their becoming available, the Company shall deliver copies of (i) all SEC Reports (as hereinafter defined) of the Company, (ii) all financial statements, reports, notices and proxy statements sent or made available by the Company to its security holders, and (iii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the Commission or any other governmental or private regulatory authority; provided that, the Company’s obligation to deliver any of the foregoing items in clauses (i), (ii) and (iii) shall be deemed satisfied upon their timely public availability on the Commission’s EDGAR website. For purposes of this Agreement “SEC Reports,” with respect to any Person, shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable governmental or regulatory entity or authority.

7.5 Financial Statements and Other Information. The Company shall deliver to each of the General Atlantic Stockholders the following:

(a) if at any time the Company ceases to file periodic reports under Section 13 or Section 15 of the Exchange Act, then as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, prepared in accordance with GAAP and accompanied by the opinion of a nationally recognized independent certified public accounting firm;

(b) if at any time the Company ceases to file periodic reports under Section 13 or Section 15 of the Exchange Act, then as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

(c) So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, commencing with the month ending on                          ,         ,4 as soon as available, but in any event not later than ten (10) days after the end of each month of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month in the same form and substance as those delivered to the Board of Directors for such month.

7.6 Books and Records. The Company shall comply with Section 13(b)(2) of the Exchange Act.

7.7 Confidentiality. Each General Atlantic Stockholder agrees that any information furnished by the Company relating to the Company and its business may not be used for any purpose other than for evaluating and monitoring such General Atlantic Stockholder’s investment or future investment in the Company. Each General Atlantic Stockholder agrees to use, and to use its commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as such General Atlantic Stockholder uses to protect its own confidential information, to keep confidential any information furnished to it (so long as such information is not in the public domain), except that such General Atlantic Stockholder may disclose such proprietary or confidential information (i) to any investor, Subsidiary, member or parent of such General Atlantic Stockholder for the purpose of evaluating its investment in the Company as long as such investor, Subsidiary, member or parent of such General Atlantic Stockholder is subject to a customary

[4]	Insert date of last day of the month in which the closing occurs.

13

confidentiality arrangement with such General Atlantic Stockholder, (ii) to the extent required by law, rule, regulation or legal process; provided that, the General Atlantic Stockholders will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and the General Atlantic Stockholders will use reasonable efforts to cooperate, at the expense of the Company, in pursuing any such protective order, (iii) to the extent such information relating to the Company’s or any of its Subsidiaries’ business is or becomes publicly available other than as a result of a breach of this Section 7.7 or (iv) to the extent the Company shall have consented to such disclosure.

8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE INVESTOR RIGHTS AGREEMENT, DATED [                         ], 200 [    ], AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT.

9. Miscellaneous.

9.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

14

(b) if to any of the General Atlantic Stockholders:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: William E. Ford

                 Matthew Nimetz, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(c) if to any other stockholder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.1 designate another address or Person for receipt of notices hereunder.

9.2 Successors and Assigns; Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.3 Amendment and Waiver.

(a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and holders of a majority of the Shares held by the General Atlantic Stockholders and (ii) only in the specific instance and for the specific purpose for which made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders. Notwithstanding the first sentence of this Section 9.3(b), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to the Agreement as a General Atlantic Stockholder.

9.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

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9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.7 GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.10 Rules of Construction. Unless otherwise specifically stated herein, all references herein to Sections, Schedules or Exhibits refer to Sections contained in, or Schedules or Exhibits attached to, this Agreement.

9.11 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Exhibits and Schedules hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by General Atlantic entered into on September 20, 2005.

9.12 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate and be of no further force or effect on the earlier of (a) the date on which no General Atlantic Stockholder owns any Shares or (b) the 50th anniversary of the date hereof. Notwithstanding the foregoing, Sections 2.1, 2.2, 2.3, 2.4 and 6.2 and Articles 3 and 4 shall terminate and be of no further force or effect from and after the IPO Effectiveness Date.

9.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

16

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Investor Rights Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:
Name:
Title:

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:
Name:
Title:

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC,
its Sole Member

By:
Name:
Title:

GAP COINVESTMENTS III, LLC

By:
Name:
Title:

GAP COINVESTMENTS IV, LLC

By:
Name:
Title:

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

By:
Name:
Title:

Signature Page to the Investor Rights Agreement

17

EXHIBIT A

CERTIFICATE OF INCORPORATION

EXHIBIT B

BYLAWS

EXHIBIT C-1

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares or certain options, warrants or other rights to purchase              shares, par value $0.01 per share, of Common Stock (the “Shares”) of NYMEX Holdings, Inc., a Delaware corporation (the “Company”);

The Shares are subject to the Investor Rights Agreement, dated                     , 200     (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a “General Atlantic Stockholder” (as therein defined).

This                      day of                     , 20    .

APPENDIX F

FORM OF REGISTRATION RIGHTS AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC

and

GAPCO GMBH & CO. KG

Dated: [                     , 200    ]

i

ii

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated [                    ], 200[    ] (this “Agreement”), among NYMEX Holdings, Inc., a Delaware corporation (the “Company”), General Atlantic Partners 82, L.P., a Delaware limited partnership (“GAP LP”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”) and GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment” and together with GAP LP, GapStar, GAP Coinvestments III and GAP Coinvestments IV, the “Purchasers”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated November 14, 2005 (the “Stock Purchase Agreement”), among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment, the Company has agreed to issue and sell to the Purchasers an aggregate of 8,160,000 shares of Series A Cumulative Redeemable Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”);

WHEREAS, concurrently herewith, the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment are entering into the Investor Rights Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer rights, preemptive rights, participation rights and certain corporate governance rights and obligations; and

WHEREAS, in order to induce each of the Purchasers to purchase its shares of Preferred Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York

Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, including the Restricted Common Stock, or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Holder” means each of the General Atlantic Stockholders, and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GA LLC” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic Stockholders” means GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GmbH Coinvestment, any Subsequent General Atlantic Purchaser and any Permitted Transferee (as defined in the Investor Rights Agreement) thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Investor Rights Agreement (so long as such agreement is in effect) and Section 10(f) of this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i) of this Agreement.

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“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or an internationally recognized stock exchange.

“Initiating Holders” has the meaning set forth in Section 3(a) of this Agreement.

“Inspector” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Liability” has the meaning set forth in Section 8(a) of this Agreement.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Registrable Securities” means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof. In each case, the number of shares of Registrable Securities which may be included, or sought to be included, in a Registration Statement shall be limited in accordance with Section 6 and with respect to clause (b) of the prior sentence, the provisions of this Agreement (including, without limitation, the application of a Restricted Period) shall apply to such Registrable Securities as if such Registrable Securities had been acquired pursuant to the Stock Purchase Agreement.

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“Registration Expenses” has the meaning set forth in Section 7(d) of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act.

“Release” means any action by the Company, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the Restricted Period.

“Restricted Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 180 days thereafter (or such shorter restriction period applicable to any share of Series A-1 Common Stock to the extent that the Company has reduced the duration or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-1 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities), unless a later date is mandated by the second sentence of Section 6(a)(ii), and in such case as of such later date, (y) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 360 days thereafter (or such shorter restriction period applicable to any share of Series A-2 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-2 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities), and (z) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 540 days thereafter (or such shorter restriction period applicable to any share of Series A-3 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-3 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities) so that none of the Registrable Securities shall be subject to a Restricted Period as of such 540th day. Reductions or Releases to allow (i) transfers of shares of Restricted Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of New York Mercantile Exchange, Inc. and clearing members of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc., in each case where the transferee receives the same series of Restricted Common Stock as held by the transferor, (ii) transfers to satisfy claims of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc. or (iii) any redemption by the Company that has been approved by the Board of Directors (clauses (i), (ii) and (iii), collectively, “Permitted Releases”), in each case shall not shorten the Restricted Period.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“S-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the Company’s Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the Company’s Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the Company’s Certificate of Incorporation.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsequent General Atlantic Purchaser” means any Affiliate of GA LLC that, after the date hereof, acquires any Registrable Securities.

“Unrestricted Common Stock” means all shares of Common Stock other than the Restricted Common Stock.

“Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

3. Demand Registration.

(a) Request for Demand Registration. At any time after 180 days from the consummation of the Initial Public Offering the General Atlantic Stockholders as a group, acting through GAP LP or its written designee (the “Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities held by such Initiating Holders stated in such request, which number shall be subject for any such Demand Registration to the holdback agreements set forth in Section 6 below; provided, however, that the Company shall not be obligated to effect more than two such Demand Registrations for the General Atlantic Stockholders. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing,

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acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Designated Holders may offer its or his Registrable Securities (in addition to the Registrable Securities of the Initiating Holders who have requested a registration under Section 3(a)) under any Demand Registration pursuant to this Section 3(b) (with the number of Registrable Securities that may be included subject to the holdback agreements set forth in Section 6 below). Within ten (10) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

(c) Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall constitute a Demand Registration if the failure to become effective is due to a request by the Initiating Holders to withdraw such registration other than as a result of either information about the Company becoming known to the Initiating Holders after the Initiating Holders’ request for a Demand Registration or a change in market conditions after the Initiating Holders’ request for a Demand Registration that is reasonably likely to have a material adverse effect on the ability of the Approved Underwriter to sell all of the Initiating Holders’ Registrable Securities requested to be included in such request at the anticipated price range discussed among the Company and the Initiating Holders at the time of such request; provided, further, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions

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specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

(d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall be required to include in the offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the Initiating Holders, pro rata based on the number of Registrable Securities owned by such Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 3(b), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved in their reasonable discretion by the Initiating Holders or S-3 Initiating Holders, as the case may be.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration. If at any time 180 days after the Initial Public Offering the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”), which number shall be subject for any such Incidental Registration to the holdback agreements set forth in Section 6 below. The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not

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jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, (i) if the Registration Statement is proposed by the Company to be filed with respect to an offering of shares of Common Stock for the account of the Company, all of the shares of Common Stock to be offered for the account of the Company or (ii) if the Registration Statement is requested to be filed with respect to an offering of shares of Common Stock for the account or accounts of any stockholder of the Company, other than the Designated Holders, pursuant to registration rights granted in accordance with Section 10(b), all of the shares of Common Stock to be offered for the account or accounts of such other stockholders of the Company initially requesting such Registration Statement; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, and the securities to be offered by any other stockholder of the Company pursuant to registration rights granted in accordance with Section 10(b), pro rata based on the number of Registrable Securities owned by each such Designated Holder and each such other stockholder; and third, any other securities requested to be included in such offering. The Company may postpone or withdraw the filing or effectiveness of an Incidental Registration at any time in its sole discretion.

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Request for a Form S-3 Registration. At any time 180 days after the Initial Public Offering (if the Company is eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities), the General Atlantic Stockholders as a group, acting through GAP LP or its written designee (the “S-3 Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), the number of Registrable Securities held by such S-3 Initiating Holders stated in such request, which number shall be subject for any such S-3 Registration to the holdback agreements set forth in Section 6 below. The Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such S-3 Registration. If requested by the S-3 Initiating Holders such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its commercially reasonable efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (in addition to the Registrable Securities of the S-3 Initiating Holders who have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

(b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required

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to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse affect on the success of such offering, then the Company shall be required to include in the offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(c) Limitations on Form S-3 Registrations. If the Board of Directors, in its good faith judgment, determines that it has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than twice in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $20,000,000.

(d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e) No Demand Registration. No registration requested by any S-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Holders.

(i) To the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this Section 6(a) or are otherwise subject to similar provisions, each Designated Holder agrees that the number of its Registrable Securities that may be sold, including a sale pursuant to Rule 144 under the Securities Act, that may be offered for sale, contracted for sale (including without limitation any short sale), subject to any option to purchase or subject to any hedging or similar transaction with the same economic effect as a sale, is subject to the applicable Restricted Period. A legend shall be placed on each certificate representing Registrable Securities subject to a Restricted Period to the effect that such Registrable Securities are subject to the restrictions

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of the Restricted Period, which legend shall be removed from a certificate upon the end of a Restricted Period applicable to such Registrable Securities.

(ii) Further, and without reducing or affecting any applicable Restricted Period, each Designated Holder agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute identical agreements or are otherwise subject to similar provisions, (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the effective date of the Registration Statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date (except as part of such registration). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period described in the foregoing sentence the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 6(a)(ii) shall continue to apply with respect to Registrable Securities that were subject to a Restricted Period that was scheduled to expire upon the expiration of such 180-day period until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each Designated Holder agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of its Initial Public Offering on terms consistent with this Section 6(a)(ii). Notwithstanding anything to the contrary set forth in this Section 6(a)(ii), any General Atlantic Stockholder may transfer Registrable Securities at any time to any of its Affiliates so long as such Affiliate remains subject to the provisions of this Section 6(a)(ii).

(iii) Further, and without reducing or affecting any applicable Restricted Period, so long as the Designated Holders, in the aggregate, own at least 50% of the Registrable Securities acquired pursuant to the Stock Purchase Agreement, each Designated Holder agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this Section 6(a) or are otherwise subject to similar provisions, (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the effective date of any Registration Statement of the Company (other than the Registration Statement relating to the Initial Public Offering) and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration). Each Designated Holder agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of an offering described in this Section 6(a)(iii) on terms consistent with this Section 6(a)(iii). Notwithstanding anything to the contrary set forth in this Section 6(a)(iii), any General Atlantic Stockholder may transfer Registrable Securities at any time to any of its Affiliates so long as such Affiliate remains subject to the provisions of this Section 6(a)(iii).

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of

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Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as expeditiously as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered;

(ii) subject to Sections 3(a) and 5(c), prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to

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qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and subject to Sections 3(a) and 5(c), the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including making senior members of management available to participate in “road shows” and other customary information meetings organized by the Approved Underwriter or Company Underwriter; provided that such activities do not unreasonably interfere with such senior members’ responsibilities to the Company;

(vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities

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becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xii) keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(xiv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any reasonable fees, charges and expenses of one legal counsel incurred, in

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the case of a Demand Registration or an S-3 Registration, by the Initiating Holders or the S-3 Initiating Holders, as the case may be, regardless of whether such Registration Statement is declared effective. Notwithstanding the foregoing, in connection with any registration under this Agreement, each seller of Registrable Securities shall pay transfer taxes, if any, attributable to the sale of such seller’s Registrable Securities. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or, if applicable, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b), (y) was caused by such Designated Holder’s failure to deliver to such Designated Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Designated Holder with a sufficient number of copies of the same or (z) arises out of or is based upon offers or sales by such Designated Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

(b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers and Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b), (y) for any Liability which was caused by such Designated

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Holder’s failure to deliver to such Designated Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Designated Holder with a sufficient number of copies of the same or (z) for any Liability which arises out of or is based upon offers or sales by such Designated Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate (subject to the Indemnifying Party’s right to control the defense in accordance with this Section 8(c)) in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which the Indemnified Party is not reasonably able to assert. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations, including the relative benefits received from the offering. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such

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action. The relative benefits received by the Indemnifying Party and the Indemnified Party shall be deemed to be equal to the total net proceeds (after deducting the underwriters’ discounts and commissions) received by it in the offering. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement, except that the Company may grant the registration rights held by the General Atlantic Stockholders to any Subsequent General Atlantic Purchaser; provided that, if the Company grants additional registration rights to any other stockholders of the Company, then (i) the Designated Holders shall have incidental “piggy-back” registration rights for their Registrable Securities with respect to any demand registrations by such other stockholders of the Company, (ii) for the purposes of any reduction in the amount of shares of capital stock to be offered under any registration pursuant to such agreement granting such additional registration rights, the securities being registered shall be reduced in the manner set forth in Section 4(a) of this Agreement and (iii) such other stockholder shall be subject to an identical restriction as are set forth in the definition of “Restricted Period” and in Section 6(a) hereof. The Company further covenants and agrees that during the Restricted Period, (i) if the Company amends its certificate of

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incorporation to reduce or Release, or the Board of Directors reduces or Releases, the periods during which any of the Series A-1 Common Stock, the Series A-2 Common Stock or the Series A-3 Common Stock are subject to restrictions on transfer (other than Permitted Releases), then the Company shall make a corresponding adjustment to the Restricted Period and the number of Registrable Securities subject thereto and (ii) the Company shall not grant to any Person the right to acquire any shares of Common Stock or any options, warrants, or other securities convertible into shares of Common Stock unless such shares of Common Stock are subject to restrictions on transfer identical to the transfer restrictions applicable to the Registrable Securities during the Restricted Period.

(c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) holders of a majority of the Registrable Securities held by the General Atlantic Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 10(d), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to this Agreement as a General Atlantic Stockholder.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(i) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6518

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(ii) if to the General Atlantic Stockholders:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: Matthew Nimetz, Esq.

                 David A. Rosenstein, Esq.

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with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(iii)	if to any other Designated Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights and related rights of the General Atlantic Stockholders contained in Sections 3, 4 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a General Atlantic Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, non-transferable. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND

18

THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(j).

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by GA LLC entered into on September 20, 2005.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement or the Investor Rights Agreement.

[Remainder of page intentionally left blank]

19

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:
Name:
Title:

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:
Name:
Title:

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC,
its Sole Member

By:
Name:
Title:

GAP COINVESTMENTS III, LLC

By:
Name:
Title:

GAP COINVESTMENTS IV, LLC

By:
Name:
Title:

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

By:
Name:
Title:

Signature Page to Registration Rights Agreement

20

APPENDIX G

Amended and Restated Certificate of Incorporation of New York Mercantile Exchange, Inc.

The following shows the changes which will be made to the existing certificate of incorporation of New York Mercantile Exchange, Inc. following the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW YORK MERCANTILE EXCHANGE, INC.

New York Mercantile Exchange, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of Delaware.

2. The Certificate of Incorporation of the Corporation, originally filed May 11, 2000, is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is New York Mercantile Exchange, Inc. (the ~~"~~“Corporation”~~"~~).

SECOND: The address of the Corporation’s registered office in the ~~s~~State of Delaware is 2711 Centerville Road~~.~~, Suite~~,~~ 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the ~~"~~“DGCL~~"~~”).

FOURTH: The Corporation shall not have the authority to issue capital stock. The membership interests that the Corporation shall have authority to issue initially shall consist of 816 Class A ~~m~~Memberships and ~~a~~one Class B ~~m~~Membership. The Class B ~~m~~Membership initially shall be held by NYMEX Holdings, Inc., a Delaware stock corporation (~~"~~“NYMEX Holdings~~"~~”). The holders of Class A ~~m~~Memberships are sometimes hereinafter referred to as ~~"~~“Class A ~~m~~Members~~"~~” and the holder of the Class B ~~m~~Membership is sometimes hereinafter referred to as the ~~"~~“Class B ~~m~~Member~~."~~.” The Board of Directors of the Corporation (the “Board”) shall have the authority to create additional classes of memberships with such rights and limitations as the Board determines; provided, however, that no such additional class of membership~~, other than the Class B membership,~~ shall have voting or other rights equal to or greater than the Class A ~~m~~Memberships. Except to the extent provided in this Amended and Restated Certificate of Incorporation, the conditions of membership in the Corporation shall be as set forth in the bylaws of the Corporation (the “Bylaws”).

~~FIFTH: Until such time as the certificate of incorporation of NYMEX Holdings is amended to eliminate the restrictions on transfer contained in paragraph (b) of Article FIFTH thereof, Class A memberships shall be transferable only together with shares of common stock of NYMEX Holdings (“NYMEX Holdings Common Stock”). Accordingly, until that time: (i) the Class A memberships shall not be transferable, and shall not be transferred on the books of the Corporation, unless a simultaneous transfer is made by the same transferor to the same transferee of a number of shares of NYMEX Holdings Common Stock equal to the number of Class A memberships being transferred; (ii) each Certificate evidencing ownership of shares of NYMEX Holdings Common Stock shall be deemed to evidence the same number of Class A memberships; and (iii) any attempted or purported transfer in violation of the provisions of this Article FIFTH shall be void. For purposes of the restrictions on transfer contained in this Article FIFTH, the term “transfer” shall be deemed not to include a lease of a member’s trading privileges made in accordance with the bylaws and rules of the Corporation.~~

FIFTH: Except as set forth in Sections 311, 500(B) and 501 of the Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board. With respect to Sections 311, 500(B) and 501 of the Bylaws (relating to certain rights of Class A Members), the members of the Board shall (i) not be liable to the Corporation or its members by reason of the actions or omissions of the Class A Members and (ii) be entitled to indemnification and advancement of expenses as provided in the Bylaws. A copy of the Bylaws is available, without cost, to any member of the Corporation from the Corporation’s secretary.

SIXTH: The terms, conditions, preferences and rights of the Class A ~~m~~Memberships and the Class B ~~m~~Membership shall be as set forth in the ~~bylaws of the Corporation~~Bylaws; provided, however, that:

(a) Except as set forth in Article EIGHTH or the Bylaws, the Class A ~~m~~Members shall have no voting rights;

(b) Except as set forth in Article EIGHTH or the Bylaws, the Class B ~~m~~Member exclusively shall exercise full voting rights with respect to any matter on which members are permitted to vote by the laws of the State of Delaware ~~law~~, this Amended and Restated Certificate of Incorporation or the ~~bylaws of the Corporation~~Bylaws; and

(c) The Class A ~~m~~Members shall have no interest in the profits of the Corporation~~. The~~, and the Class B ~~m~~Member exclusively shall be entitled to all dividends and other distributions of any type (including upon liquidation) made by the Corporation.

SEVENTH: ~~So long as the provisions of paragraph (a) of Article SIXTH remain in effect, (i) it~~ It shall be a qualification for each director of the Corporation that such director is also a director of NYMEX Holdings; ~~(ii)~~ the Class B ~~m~~Member shall elect any person who becomes a director of NYMEX Holdings as a director of the Corporation; ~~(iii)~~ the Class B ~~m~~Member shall designate the Chairman and Vice Chairman of NYMEX Holdings to also serve as the Chairman and Vice Chairman of the Corporation; and ~~(iv)~~ any director of the Corporation who ceases to be a director of NYMEX Holdings shall immediately cease to be a director of the Corporation.

EIGHTH: The ~~board of directors~~Board shall not adopt, amend or delete any ~~b~~Bylaw without the approval of the memberships of the Corporation in the manner provided by the ~~bylaws of the Corporation~~Bylaws. Further, any amendment to Article FOURTH, FIFTH, SIXTH(a), SIXTH(b), SEVENTH or to this sentence of Article EIGHTH, shall also require the concurrence of the Class A Members voting in accordance with the Bylaws.

NINTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended, or (iv) for any transaction from which the director obtained an improper personal benefit.

TENTH: Directors shall not be required to be elected by written ballot.

[Execution Page Follows]

In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf on [                    ], 200[  ].

New York Mercantile Exchange Holdings, Inc.

By:
Name:
Title:

2

APPENDIX H

Amended and Restated Bylaws of New York Mercantile Exchange, Inc.

The following shows the changes which will be made to the existing bylaws of New York Mercantile Exchange, Inc. following the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

BYLAWS

OF

NEW YORK MERCANTILE EXCHANGE, INC.

~~BYLAWS~~

ARTICLE 1

MEMBERSHIP

SEC. 100. Definitions.

Defined terms used herein shall have the meanings ascribed to them in Article 9.

SEC. 101. ~~SEC. 100.~~ Classes of Membership; Number of Memberships; Additional Classes of Memberships

(A) Membership shall consist of the following two classes:

(1) Class A, and

(2) Class B.

(B) ~~The~~Subject to Sections 311, 500(B) or 501, the number of Class A Memberships is limited to 816 and the number of Class B Memberships is limited to one.

(C) ~~The~~Subject to Sections 311, 500(B) or 501, the Board may create additional classes of members with such rights and limitations as the Board determines, provided however, that no such additional class of Membership~~, other than the Class B Membership,~~ shall have voting or other rights equal to or greater than the Class A Memberships.

SEC. 102. ~~SEC. 101.~~ Eligibility Criteria and Procedures

(A) ~~The~~Subject to Sections 311, 500(B) or 501, the Board may adopt, from time to time, Rules relating to criteria for eligibility for membership and procedures for becoming a member and any requirements or procedures for the acquisition or transfer of a membership as it may determine.

(B) ~~The~~Subject to Sections 311, 500(B) or 501, the Board may adopt, from time to time, Rules relating to eligibility and application procedures for Floor Members as it shall determine.

SEC. 103. ~~SEC. 102.~~ Financial Standards

(A) ~~The~~Subject to Sections 311, 500(B) or 501, the Board may adopt, from time to time, Rules relating to financial standards applicable to Class A Members and Member Firms as a condition to becoming a Class A Member and continuing as a Class A Member. Such financial standards may differ among different categories of memberships as determined by the Board in its discretion.

(B) Any Class A Member who is registered with the Commission shall comply with such rules and regulations as the Commission adopts relating to financial requirements.

SEC. 104. ~~SEC. 103.~~ Dues

~~The~~Subject to Sections 311, 500(B) or 501, the annual dues of Class A Members shall be fixed by the Board at any meeting of the Board and are payable at such time as the Board may determine. The Board may waive the payment of dues by all Class A Members or by individual Class A Members as it shall determine. Dues are payable by the Class A Member in whose name ~~a membership~~such Class A Membership is registered as owner.

SEC. 105. ~~SEC. 104.~~ Assessments

~~From~~Subject to Sections 311, 500(B) or 501, from time to time the Board may levy such assessments as it determines to be necessary. All assessments are due and payable at such time as the Board may determine. All assessments are payable by the Member in whose name ~~the~~such ~~m~~Membership is registered as owner.

SEC. 106. ~~SEC. 105.~~ Fees

~~From~~Subject to Sections 311, 500(B) or 501, from time to time the Board may establish fees, in such amounts as it determines, on contracts traded on the Exchange.

SEC. 107. ~~SEC. 106.~~ Failure to Pay Dues, Assessments and Fees

(A) If a Class A Member fails to pay any dues, assessments or fees when due and such failure is not cured within 30 days after written notice to the Class A Member by the Exchange that such dues, assessments or fees are due, then such Class A Member shall be suspended automatically from all rights and privileges of ~~m~~Membership. Such suspension shall continue in effect until the failure is cured. The Executive Committee, upon written application received prior to the expiration of such period, may extend ~~the~~such 30 day period, in its sole discretion.

(B) If a Class A Member who is suspended under subsection (A) of this Section ~~106~~107 fails to pay any dues, assessments or fees within 30 days of the suspension, then the Class A Member shall be expelled from ~~m~~Membership. The Board or the Executive Committee, upon written application received prior to the expiration of such 30 day period, and for good cause, may extend ~~the~~such 30 day period.

(C) Any Class A Member who fails to pay any dues, assessments or fees after written notice to the Class A Member that such dues, assessments or fees are payable, shall pay a penalty, in addition to the sanctions imposed by this Section ~~106,~~107, as fixed from time to time by the Board but not less than 20% of the amount due.

SEC. 108. ~~SEC. 107.~~ Notice of Dues and Assessments

(A) Notice of all dues and assessments shall be published by the Exchange and shall be given personally by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to the Class A Member at the address such Class A Member has filed with the Exchange. Notice, when mailed in accordance with this Section ~~107,~~108, shall be effective when mailed.

(B) Non-receipt of the notice shall not operate to relieve the Class A Member from payment, to extend the time for payment or to relieve any Class A Member from the imposition of penalties for failing to pay dues and assessments.

SEC. 109. ~~SEC. 108.~~ Effect of Suspension or Expulsion of Membership

(A) A Class A Member or Member Firm whose rights and privileges of ~~m~~Membership have been suspended shall continue to be:

(1) subject to these Bylaws and the Rules ~~of the Exchange;~~ ;

(2) liable for all dues, assessments, fees and fines imposed by the Exchange; and

(3) obligated to the Exchange and to its Members for all contracts, obligations and liabilities entered into or incurred before, during and after such suspension.

(B) A Class A Member or Member Firm who has been expelled from the rights and privileges of ~~m~~Membership shall continue to be:

(1) subject to the disciplinary and arbitration rules of the Exchange;

(2) liable for all dues, assessments, fees and fines imposed by the Exchange prior to such expulsion; and

(3) obligated to the Exchange and its Members for all contracts, obligations, liabilities, fines and penalties entered into or incurred prior to or after such expulsion.

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SEC. 110. ~~SEC. 109.~~ Transfer of Membership

Membership in the Exchange is ~~a personal privilege,~~ only transferable pursuant to the terms and conditions established by these Bylaws, the Rules and the Charter. ~~No Member may transfer a membership when the Member or the Member Firm upon which such Member has conferred such membership privileges is the subject of any disciplinary proceeding or investigation by the Exchange under the Bylaws or Rules.~~

A Class A Member who is the subject of any disciplinary proceeding or investigation by the Exchange may transfer a ~~membership~~Class A Membership pursuant to the terms and conditions established by these Bylaws, the Rules and the Charter ~~notwithstanding that such Member or the Member Firm upon which such Member conferred such membership privileges is the subject of any investigation by the Exchange, if the Member or Member Firm submits a written agreement, acceptable to the Board, by which the Member or Member Firm submits to the continuing jurisdiction of the Exchange.~~

SEC. 111. ~~SEC. 110.~~ Disclosure of Information

The Exchange shall not disclose to any person any information regarding the financial condition of a Class A Member or Member Firm or the transactions or positions of any Class A Member or Member Firm or any person except:

(1) to any committee, officer, ~~d~~Director, employee or agent of the Exchange authorized to receive such information within the scope of its or such person's duties;

(2) to any duly authorized representative of the Commission or other regulatory agency with jurisdiction over the Exchange requesting such information or to any duly authorized representative of any other regulatory or self-regulatory organization with which the Exchange, as approved by the Board, has entered into an information sharing agreement;

(3) as required by law;

(4) when the Class A Member or Member Firm requests or consents to such disclosure; or

(5) that the Exchange may release such information in connection with any litigation involving the Exchange when, in the opinion of the Exchange, the information is relevant or the release of the information is necessary and appropriate to the conduct of such litigation.

SEC. 150. ~~SEC. 150.~~ Establishment of Associate Membership

There is hereby established a category of associate members known as ~~"~~“Commercial Associate Members~~"~~” whose election to ~~membership~~Commercial Associate Membership and whose rights, privileges and obligations shall be as set forth in Sections 150 through 155.

SEC. 151. Number of Commercial Associate Memberships

The number of Commercial Associate Members shall be limited to 28.

SEC. 152. Election

Any person who was a member in good standing of International Commercial Exchange, Inc. may be qualified as a Commercial Associate Member of the Exchange by complying with the following provisions:

(A) he shall have filed an application for ~~m~~Membership as a Commercial Associate Member in the form prescribed by the Exchange on or before December 31, 1973; and

(B) the application shall have been accompanied by a statement of the President or a Vice President of International Commercial Exchange, Inc. that the applicant was a member in good standing of said ~~E~~exchange and that his application was approved.

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SEC. 153. Obligations of Commercial Associate Members

A Commercial Associate Member shall be subject to all of the provisions of these Bylaws and the Rules ~~of the Exchange~~ applicable to Class A Members including, without limitation, the obligations for dues, assessments and fines, except the following:

(A) those that are not applicable to the nature of his ~~m~~Membership such as the provisions respecting compliance with requirements for election to ~~m~~Membership, provisions for transfer of ~~m~~Membership and the like; and

(B) those that are inconsistent with the provisions of Sections 150 through 155.

SEC. 154. Rights and Privileges of Commercial Associate Members

A Commercial Associate Member shall have the following rights and privileges:

(A) the right to confer ~~the membership~~Commercial Associate Membership privileges on a partnership ~~or~~, corporation or other entity in accordance with such rules as may be established for that purpose;

(B) the right to act as a ~~f~~Floor ~~t~~Trader in transactions in all contracts traded on the Exchange only for his own account; and

(C) the right to act as a ~~f~~Floor ~~b~~Broker only in transactions in contracts designated as ~~"~~“Commercial Associate Contracts.~~"~~”

SEC. 155. Limitations of Rights of Commercial Associate Members

Notwithstanding any other provision of Sections 150 through 155 and the subdivisions thereunder, a Commercial Associate Member shall not have any of the following rights or privileges:

(A) to transfer his ~~membership~~Commercial Associate Membership voluntarily (nor shall any such ~~membership~~Commercial Associate Membership be transferred by operation of law, and any purported transfer in violation of this Section 155 shall be null and void ab initio);

(B) to vote;

(C) to trade on the floor of the Exchange except as specified in Section 154;

(D) to clear contracts or to confer the right to become a ~~C~~clearing ~~M~~member on a partnership ~~or~~, a corporation or other entity;

(E) to participate in the distribution of any assets of the Exchange; and

(F) to become a member of the Board ~~of Governors~~.

ARTICLE 2

MEETINGS OF MEMBERS

SEC. 200. ~~SEC. 200.~~ Time and Place of Meetings of Members

All meetings of Members shall be held at such place within or without the State of ~~New York~~Delaware and at such time as the Board shall designate.

SEC. 201. Annual Meeting ~~of Members~~

The ~~Members~~Class B Member shall hold an annual meeting ~~at the offices of the Exchange on the third Tuesday in March of each year to elect directors~~, at such time and place as determined in accordance with Section 200, to elect Directors of the Exchange in accordance with the Charter and these Bylaws and to transact such other business as may come before the meeting. ~~If such day is not a business day, then the annual meeting shall be held on the next succeeding business day.~~

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SEC. 202. Special Meetings of ~~Members~~Owners of Class A Memberships

(A) Special meetings of ~~Members~~owners of Class A Memberships may be called by the Board or by the Chairman in their discretion~~.~~ and shall be held at such time and place as determined in accordance with Section 200.

(B) ~~A special meeting~~Special meetings of owners of Class A Memberships shall be called ~~by the Chairman or~~ by the Secretary upon receipt ~~by the Chairman or by the Secretary~~ of a written demand of ~~a majority of the Board or of~~Class A Members entitled to cast 10% of the total number of votes entitled to be cast at such meeting~~.~~, provided that such written demand relates to a matter set forth in Section 311, 500(B) or 501. Any such written demand (which may be by facsimile or electronic mail to the Secretary of the Exchange, with acknowledgement of delivery) shall specify the purpose of such special meeting and the special meeting so called shall be limited to the purpose so set forth. The written demand ~~shall~~may also specify the date of such special meeting ~~that~~(in which case such meeting date shall be ~~a~~ business day not an Exchange holiday which is not less than 60 nor more than 90 days from the date of such written demand~~s~~).

SEC. 203. Notice of Meeting

(A) Notice of the annual meeting of Members shall state the place, date and time of such meeting.

(B) Notice of any special meeting of Members shall state the place, date and time of such special meeting, the purposes for which such meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the special meeting.

(C) The President or the Secretary shall issue all notices of meetings of Members.

(D) A copy of Notice of any meeting of Members shall be given personally or by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to each Member at his address as it appears in the records of the Exchange. Notice of a meeting, when mailed in accordance with this Section 203(D), shall be effective when mailed. Notice of any meeting of Members shall be given not less than ~~10~~15 days nor more than ~~50~~60 days prior to the date of the meeting.

SEC. 204. Quorum of Members

~~One hundred fifty Members,~~The owners of at least one-third of the Class A Memberships whether present in person or by proxy, shall constitute a quorum for the transaction of any business at any meeting of ~~Members~~Class A Members called with respect to any matter set forth in Section 311, 500(B) or 501. A majority of the Class A Members present may adjourn a meeting despite the absence of a quorum.

SEC. 205. Voting

(A) Each Class A Member shall be entitled to one vote for each Class A Membership owned of record by such Class A Member on all matters ~~with regard to which Members are entitled to vote, as set forth in the Charter. On all matters as to which all Members are entitled to vote, the Members shall vote together as a single class.~~set forth in Section 311, 500(B) or 501. Any action to be taken by a vote of the Class A Members shall satisfy the applicable requirements of Section 500(B). Blank ballots or abstentions shall not be counted in the number of votes cast. Notwithstanding the foregoing, no Class A Member shall be entitled to vote on any matter while any dues, assessments, fees or fines remain unpaid or during any period of suspension. Except as set forth in Section 311, 500(B) or 501, the Class A Members shall have no voting rights.

(B) ~~Member Directors, the Chairman and the Vice Chairman shall be elected by a plurality of votes cast at a meeting of Members. To the extent permitted by law, any action of the Exchange taken by a vote of the Members requires a vote of a majority of the votes cast at a meeting of~~

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~~Members by the Members entitled to vote thereon. Blank ballots or abstentions shall not be counted in the number of votes cast.~~Directors shall be elected by the Class B Member in accordance with the Charter and these Bylaws.

(C) In order that the Exchange may determine the ~~members~~Class A Members or the Class B Member, as the case may be, entitled to notice of or to vote at any meeting of ~~members~~Class A Members or the Class B Member, as the case may be, or any adjournment thereof, the Board ~~of Directors~~ may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board ~~of Directors~~, and which record date shall not be more than ~~fifty~~60 days nor less than ~~ten~~10 days before the date of such meeting. If no record date is fixed by the Board ~~of Directors~~, the record date for determining ~~members~~Class A Members or the Class B Member, as the case may be, entitled to notice of or to vote at a meeting of ~~members~~Class A Members or the Class B Member, as the case may be, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of ~~members~~Class A Members or the Class B Member, as the case may be, of record entitled to notice of or to vote at a meeting of ~~members~~Class A Members or the Class B Member, as the case may be, shall apply to any adjournment of the meeting; provided, however, that the Board ~~of Directors~~ may fix a new record date for the adjourned meeting.

SEC. 206. Proxies

(A) ~~A~~Any Member entitled to vote at a meeting of Members may authorize another Member to act for him by proxy.

(B) Every proxy must be in writing and signed by the authorizing Member.

(C) The Board may establish, from time to time, such terms and conditions as it deems appropriate to regulate voting by proxy.

ARTICLE 3

GOVERNMENT AND ADMINISTRATION

SEC. 300. ~~SEC. 300.~~ Composition of the Board

~~(A)~~ The governance of the Exchange shall be vested in ~~a~~the Board ~~of Directors~~, which shall consist of ~~twenty-five (25) persons. Directors of the Exchange shall include:~~15 persons elected by the Class B Member in accordance with Article SEVENTH of the Charter.

~~(1) a Chairman of the Board and a Vice Chairman of the Board;~~

~~(2) eighteen (18) directors who are Members ("Member Directors"); and~~

~~(3) five (5) persons ("Public Directors") who are not Members or employees of the Exchange.~~

SEC. 301. Powers of the Board

(A) ~~The~~Except as set forth in Sections 311, 500(B) or 501, the Exchange shall be managed by ~~a~~the Board ~~of Directors~~, which is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of Members and Member Firms, and for the promotion of the welfare, objects and purposes of the Exchange. ~~The~~ Except as set forth in Sections 311, 500(B) or 501, (i) the Board shall have control over and management of, the property, business and finances of the Exchange~~. The~~, and (ii) the Board may also adopt, amend, rescind or interpret the Rules ~~of the Exchange~~ and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate.

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(B) Without limiting the generality of the foregoing, the Board shall have the following powers, subject to Sections 311, 500(B) or 501:

(1) the Board may make such expenditures as it deems necessary for the best interests of the Exchange;

(2) the Board may fix, from time to time, the fees or other compensation to ~~members of the Board~~Directors and to members of any committee of the Board for services rendered in performing these duties as such~~. The~~; including, the compensation for Public Directors may differ from the compensation for other Directors;

(3) the Board shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commission taken under authority of the Act and necessary to comply in all respects with any requirements applicable to the Exchange under ~~such~~the Act; and

(4) the Board shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies.

(C) The Board may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

(D) With respect to Sections 311, 500(B) or 501, the Directors shall (i) not be liable to the Exchange or its Members by reason of the actions or omissions of the Class A Members and (ii) be entitled to indemnification and advancement of expenses as provided in Section 360 of these Bylaws.

SEC. 302. Chairman of the Board ~~of Directors~~

(A) The ~~Chairman shall be designated as Chairman by the Class B Member from among the elected members of the Board to serve until his successor is elected and qualified. The Chairman shall be a member at the time of his nomination and shall have been a Member for at least one year prior to his nomination.~~Class B Member shall designate the Chairman of NYMEX Holdings as the Chairman.

~~(B) The Chairman shall be the chief executive officer of the Exchange and shall preside at all meetings of the Members and of the Board. He may appoint such experts and professional advisors as he deems appropriate.~~

(B) ~~(C)~~ The Chairman shall be an ex-officio member of all Committees.

(C) ~~(D)~~ The Chairman shall have such authority and perform such duties as are incident to his office. He shall present any reports of the Board at meetings of Members. Whenever he deems it appropriate, the Chairman may communicate to the Board or to the Members any ideas and suggestions that tend, in his opinion, to promote the welfare and usefulness of the Exchange. The Chairman shall have a vote on all questions at all meetings of the Board or of the Members.

SEC. 303. Vice Chairman of the Board ~~of Directors~~

(A) The ~~Vice Chairman shall be designated as Vice Chairman by the Class B Member from among the elected members of the Board to serve until his successor is elected and qualified. The Vice Chairman shall be a member at the time of his nomination and shall have been a Member for at least one year prior to his nomination.~~Class B Member shall designate the Vice Chairman of NYMEX Holdings as the Vice Chairman.

(B) If the Chairman is absent or unable to perform his duties, then the Vice Chairman shall exercise and shall perform the duties of the Chairman. If both the Chairman and the Vice Chairman are absent or unable to perform the duties of Chairman, then the ~~Treasurer~~President

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shall exercise and perform the duties of the Chairman. If the Chairman, Vice Chairman and ~~Treasurer~~President are all absent or unable to perform the duties of Chairman, then a quorum of the Board, by majority vote, may chose an ~~A~~acting ~~C~~chairman from the remaining Directors.

SEC. 304. Resignation and Removal of Directors

~~(A)~~ Any Director, ~~other than the Chairman of the Board,~~ may resign at any time by tendering written notice of his resignation to the ~~Chairman of the Board. The Chairman of the Board may resign at any time by tendering written notice of his resignation to a quorum of the Board. Any resignation under this Bylaw~~Board. Any resignation, unless conditioned on acceptance, will be effective on the date stated in the notice or, if no date is stated, on the date ~~given.~~

~~(B) In the event of the refusal, failure, neglect or inability of a Director, other than the Chairman or the Vice Chairman, to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if a Director, other than the Chairman or Vice Chairman, shall absent himself from three successive regular or special meetings and fail to justify such absences to the satisfaction of the Board, then the Class B member shall have the power to remove such Director.~~

~~(C) In the event of the refusal, failure, neglect or inability of the Chairman or the Vice Chairman to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if the Chairman or the Vice Chairman shall absent himself from three successive regular or special meetings and fail to justify such absences to the satisfaction of the Board, then the Board shall have the power to suspend the powers of such Chairman or Vice Chairman arising from his designation as such by an affirmative vote of the Directors provided there is a quorum of not less than a majority present at the meeting (regular or special) at which such action is taken. If the Board suspends a Chairman or Vice Chairman pursuant to this Section 307(C), then it shall call a special meeting of Members to be held within 30 days of such suspension, to vote on the removal or the termination of the suspension of the powers of such Chairman or Vice Chairman.~~tendered. Further, (x) a resignation from the Board shall be deemed to be a simultaneous resignation from the board of directors at NYMEX Holdings, and (y) a resignation from the board of directors of NYMEX Holdings shall be deemed to be a simultaneous resignation from the Board. The Class B Member shall take such action, including, without limitation, removing a Director, as required to ensure that the members of the Board are identical to the members of the board of directors of the Class B Member.

SEC. 305. Filling of Vacancies

(A) In the event there is a vacancy among the ~~d~~Directors caused by the death, removal or resignation of a Director, such vacancy shall be filled by a vote of the Class B Member.

(B) A Director appointed to fill a vacancy under this ~~Bylaw,~~Section 305, shall hold office until the next annual meeting of Members and until his successor is elected or appointed and qualified. Such successor, and any person elected to fill an unfilled vacancy or to replace a ~~Director resigning~~resigning Director, shall be elected for a term of such length as would have remained in the term of the Director whose death, removal or resignation ~~had caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.~~caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.

~~(C) In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman.~~

~~(D) In the event of the death, resignation or vacancy in the office of the Vice Chairman, the Board, by vote of a majority of the Directors then in office, shall elect a Vice Chairman from among the other Directors.~~

~~(E) A Chairman or a Vice Chairman appointed or elected pursuant to this Section 305 shall hold office until the next annual meeting of Members and until his successor is elected and~~

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~~qualified. Such successor shall be elected for a term of such length as would have remained in the term of the Chairman or Vice Chairman whose death, removal or resignation had caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.~~

SEC. 306. Meetings of the Board

~~(A)~~ The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board ~~shall be held monthly on such date and at such time and place as fixed by the Board.~~

~~(B) The Chairman may call a special meeting of the Board whenever he deems necessary. The Chairman shall call a special meeting when a written demand of not less than five Directors is received.~~

~~(C) Notice of a meeting may be given in writing, by telephone or by other means of communication and shall be effective when so given. No special meeting may be called on notice of less than one hour. Notice of any meeting may be waived by a Director in writing or by his attendance at a meeting without protest of the lack of notice to him either before, or at the commencement of, the meeting.~~

~~(D) Notice of a regular meeting need not specify the purpose of any meeting.~~

~~(E) Notice of a special meeting shall specify the purpose of such meeting.~~may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President, or by a majority of the Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SEC. 307. Quorum

~~One-third~~A majority of the entire Board ~~of Directors~~ shall constitute a quorum. A majority of Directors present, whether or not a quorum exists, may adjourn any meeting to another time or place. Unless specifically provided otherwise in these Bylaws or by any applicable law, any action taken by a vote of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board.

SEC. 308. Action by Consent

Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent in writing to the adoption of a resolution authorizing such action. The resolution and the written consents of the Directors shall be filed with the minutes of the proceedings of the Board.

SEC. 309. Telephone Participation

One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communications devices allowing all persons participating at the meeting to hear each other at the same time. Such participation shall constitute presence in person at the meeting.

~~SEC. 310. Procedure for Election of Directors~~

~~In order to be eligible for election as the Chairman, Vice Chairman or a Member Director, a Member must be nominated by written petition of the membership in accordance with the Rules of the Exchange.~~

SEC. 310. ~~SEC. 311.~~ Rules of Order

The Board shall have the authority to make rules governing its own conduct and proceedings. ~~In the absence of such rules, all meetings of the Board shall be conducted in accordance with the then current edition of Robert's Rules of Order.~~

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SEC. 311. Class A Member Rights

(A) For as long as open outcry trading exists at the Exchange, the Exchange shall (i) maintain the Exchange’s current facility for such open outcry market, or a facility comparable thereto, for the dissemination of price information and for trading, clearing and delivery and (ii) provide reasonable financial support (consistent with the calendar year 2005 budget levels established by NYMEX Holdings, increased annually to reflect the approximate percentage by which expenses have increased for NYMEX Holdings, on a consolidated basis, for that year (but by not less than the rate of inflation) and, if applicable, to reflect additional expenses relating to additional trading floors and their respective back-up sites (and comparable increases)) for technology, marketing and research for open outcry markets (except that such support may be reduced reasonably for that budget year and for subsequent budget years if open outcry trading ceases in one or more contracts because such contracts are no longer Liquid Contracts).

(B) (1) For purposes of this Section 311, the matters set forth in Subsections (C) through (G) below shall be deemed to be “Special Matters;” provided, that if (i) a product is no longer a Liquid Contract because of the provisions of Section 311(C)(2) or (ii) the Class A Members vote in compliance with Section 500(B) to eliminate that product from the Special Matters or fail to make a written demand for a special meeting in compliance with Section 311(B)(1)(b)(x), then the Special Matters provisions shall no longer apply to that product. Any action with respect to any Special Matters may be taken only if:

(a) the Board votes to take action on a Special Matter and the requirements of Section 500(B) of these bylaws are satisfied; or

(b) the Board votes to take action on a Special Matter and within fifteen (15) days after the giving of written notice (which may be by facsimile or electronic mail to the Secretary of the Exchange, with acknowledgement of delivery) of such Board action in reasonable detail to the owners of Class A Memberships in accordance with Article 2,

(x) the owners of Class A Memberships do not make written demand for a special meeting that complies with the requirements of Section 202(B); or

(y) the owners of Class A Memberships do make written demand for a special meeting that complies with all applicable requirements of Section 202(B) and at such special meeting the owners of Class A Memberships approve such action in accordance with the requirements of Section 500(B).

(2) Notwithstanding the provisions of Section 311(B)(1), these procedures shall not apply to emergency actions taken pursuant to Article 7 of these Bylaws and also shall not apply to any other action taken by the Board as may be required by regulation or law. The Board will use commercially reasonable efforts to take steps necessary (unless otherwise required by law) to ensure that any temporary, emergency rule enacted by the Board pursuant to an emergency action is consistent with the rights granted to Members pursuant to these Bylaws and the Rules.

For purposes of this Section 311, the category of Core Products shall be comprised of the following listed Exchange contracts and also shall include any new NYMEX Division product that may be listed by the Exchange for trading by open outcry (or similar or “look-alike” contracts or products or successor or similar contracts or products):

New York Harbor No. 2 Heating Oil Futures

New York Harbor No. 2 Heating Oil Options

New York Harbor No. 2 Unleaded Gasoline Futures

New York Harbor No. 2 Unleaded Gasoline Options

New York Harbor Gasoline Blendstock (RBOB) Futures

Natural Gas Futures

Natural Gas Options

Light, Sweet Crude Oil Futures

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Light, Sweet Crude Oil Options

Heating Oil-Crude Oil Spread Option

Unleaded Gasoline-Crude Oil Spread Option

Crude Oil Calendar Spread Option

Heating Oil Calendar Spread Option

Unleaded Gasoline Calendar Spread Option

Natural Gas Calendar Spread Option

Platinum Futures

Platinum Option

Palladium Futures

Liquefied Propane Gas Futures

NYMEX Natural Gas Mini Futures

NYMEX Light Sweet Crude Oil Mini Futures

NYMEX Heating Oil Mini Futures

NYMEX Unleaded Gasoline Mini Futures

Henry Hub Swap Futures

Crude Oil Look-Alike Option

Natural Gas Look-Alike Option

Crude Oil Average Price Option

New York Harbor Unleaded Gasoline Average Price Option

New York Harbor Heating Oil Average Price Option

Henry Hub Natural Gas Penultimate Swap Futures

(C) In addition to the matters set forth in Subsections (D) through (G), and for as long as open outcry trading exists at the Exchange, Special Matters shall include the following:

(1) the elimination of any product from a Class A Member’s trading rights and privileges or the imposition of any restrictions or limitations on these rights and privileges (including without limitation, the right to lease a Class A Member’s trading rights);

(2)(x) elimination or suspension of or (y) restrictions, in each case on open outcry trading, except that, if a product no longer qualifies as a Liquid Contract, then this clause (C)(2) is permanently rendered null and void as a Special Matter as applied to that particular product. For purposes of this subsection (2), a Liquid Contract is a futures or options contract listed for trading on the Exchange where the total trading volume executed by open outcry in the applicable trading ring for that contract for the most recent three month period is at least 20% or more of the total trading volume executed by open outcry in the applicable trading ring for that contract for the three month period immediately preceding the most recent three months; provided that a Contract shall be deemed a Liquid Contract even if it fails to meet such threshold during any period where the Board has taken emergency action;

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(3) an increase or decrease in the number of Class A Memberships;

(4) (i) any new category of fees or category of charges of any kind generally applicable to Class A Members and not specifically related to a product or type of product, and (ii) for Core Products only, any change in fees of any kind including, without limitation, Exchange fees for obtaining additional electronic trading privileges from the Exchange (and, in the case of both clauses (i) and (ii), whether for Members or non-members, for open outcry or electronic trading, or otherwise) except that the Exchange may implement new fees in connection with new transaction procedures, such as block trading, on the Exchange where the fees for such new transaction procedures are reasonable and are equivalent to fees for similar or related types of transaction procedures;

(5) issuance of trading permits for current open outcry products;

(6) commencement of Side-By-Side electronic trading in any Core Product (other than where Side-By-Side electronic trading commenced prior to the date of adoption of these Bylaws) during the Exchange's Regular Trading Hours. For purposes of these Bylaws, "Side-By-Side" trading shall refer to the listing for electronic trading during the Exchange’s Regular Trading Hours of a product that is the same or substantially identical to a Core Product in product terms and listed months except that the listing of the two front months of a NYMEX mini-futures contract (which, except for the size is identical to the related futures contract) during such Regular Trading Hours shall not constitute Side-By-Side trading;

(7) material changes to the Membership, eligibility or capital requirements to become a Member, Member Firm or clearing member, to lease a membership or to exercise the associated trading or clearing rights or privileges;

(8) any change in the Regular Trading Hours, but not including a temporary change on business days preceding an official Exchange holiday and not including any change in trading hours implemented by the Exchange in response to a physical or other emergency;

(9) unless required by law or regulation, changes to the Exchange's current procedure and mechanism for setting margin requirements;

(10) if a new product is introduced on the Exchange that is not traded by open outcry, the Exchange will commence open outcry trading if so requested by written petition, in a form and manner reasonably established by the Exchange, by the owners of a majority of the Class A Memberships then outstanding; provided that the Board may determine to end such open outcry trading if, on any annual anniversary of the commencement of open outcry trading in that product, open outcry volume for that year is not at least 20% of the total volume for that product (open outcry volume plus electronic volume) for that year; and

(11) material changes to the eligibility criteria and composition of the Regular Committees.

(D) (1) Any dispute as to whether the rights of the owners of the Class A Memberships concerning a Special Matter have been violated (a “Dispute”) will be submitted to mandatory and binding arbitration, in New York, New York, before three arbitrators under the Comprehensive Arbitration Rules and Procedures of Judicial Arbitration and Mediations Services, Inc. (“JAMS”) (or if JAMS is no longer in existence, the Commercial Arbitration Rules of the American Arbitration Association). Neither party shall be liable to the other for consequential, punitive or monetary damages in connection with a Dispute, except in respect of out-of-pocket expenses as provided below.

(2) If the owners of a majority of the Class A Memberships then outstanding provide written notice to the Exchange within 45 days of their consent to bring a proceeding related to a Dispute, then (i) the Exchange will advance the Class A Members reasonable out-of-pocket expenses related to such Dispute, including without limitation legal fees and disbursements, subject to pro rata repayment by the Class A Members in the event that the arbitrators rule in favor of the Exchange with respect to such Dispute, and (ii) implementation of the proposal in question will be stayed until the arbitration of that

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Dispute is completed and a decision rendered. If the owners of a majority of the Class A Memberships then outstanding do not so consent, then (x) the preceding sentence shall not apply, (y) the non-prevailing party in such Dispute shall pay the reasonable out-of-pocket expenses of the prevailing party related to such Dispute, including without limitation legal fees and disbursements, and (z) the arbitrators shall have the power to determine whether to stay (and if so, for how long) implementation of the proposal in question.

(E) As further provided by Section 500(B), the consent of the owners of 75% of all of the Class A Memberships shall be required for any transaction, regardless of form, the effect of which is to cause the Clearing House to no longer be wholly-owned by the Exchange.

(F) (1) For products traded electronically, including, without limitation, NYMEX miNY, for each Class A Membership owned or leased by an individual Class A Member, such Member (in addition to the right to trade on the trading floor) will be authorized by the Exchange to utilize four simultaneous electronic trading privileges (or two privileges for a leased membership) for the exercise of his member trading rights with the related member rates. In all cases, such privileges can only be utilized for the account of the owner or lessee individual Class A Member who granted such privileges.

(2) For products traded electronically, Member Firms and Member Clearing Firms will continue to be initially authorized by the Exchange to utilize without charge a number of simultaneous electronic trading privileges consistent with the number of Class A Memberships owned by such Firm for the exercise of their member trading rights with the related member rates, and Member Firms and Member Clearing Firms additionally may request from the Exchange additional electronic trading privileges for the exercise of their member trading rights with the related member rates, for which the Exchange will charge a standard fee to Member Firms and Member Clearing Firms for each such additional electronic trading privilege.

(G) If the Exchange determines, which determination must be consistent with all related protections and safeguards included in this Section 311, to terminate permanently all open outcry floor trading for a particular listed product on the NYMEX Division and instead to list such NYMEX Division product for trading only via electronic trading, the owners of Class A memberships shall thereafter be entitled to receive in perpetuity (or until the Exchange no longer lists such NYMEX product to be traded electronically) the greater of the following:

(x) 10% of the gross Exchange revenues attributable to all revenue, but not including clearing or market data fees, from the electronic trading of such applicable NYMEX Division product; or

(y) 100% of the revenue from any additional special fee or surcharge that may be imposed by the Exchange on the transaction fees applicable to the electronic trading of such applicable NYMEX Division product.

SEC. 350. ~~SEC. 350.~~ Officers

The Board shall appoint a President, a Secretary and a Treasurer. The Board may appoint one or more Vice Presidents, and may classify such Vice Presidents, and may appoint such other officers as the Board may determine. Any officer appointed under this Section may be removed by the Board, with or without cause. Any person may hold two or more offices~~, except the offices~~. The officers of the Exchange (other than the Chairman, the Vice Chairman and the Treasurer) shall not be Members of the Exchange nor, except in the case of the Chairman ~~of the Board~~, the Vice Chairman ~~of the Board, President, Secretary~~ and the Treasurer, need such officers be Directors.

SEC. 351. President

(A) The President shall be the chief ~~administrative~~executive officer of the Exchange, responsible to the Board for the management and administration of all Exchange activities. He shall not engage in any other business (other than as a director, officer or employee of NYMEX

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Holdings) during his incumbency, nor shall he trade, directly or indirectly, for his own account or for the account of anyone else, in any commodity futures ~~or~~, options contract~~.~~ or other product. He shall, by his acceptance of the office of President, be obliged to uphold the Charter, these Bylaws, ~~Rules~~ and ~~Regulations of the Exchange. He shall attend all meetings of the Board and may attend, in person or by representative, all committee meetings. He may be called upon for information or advice at such Board and committee meetings, but he shall not have the right to vote at any meeting of the Board or of any committees.~~ the Rules. He shall engage such employees as he may determine are required for the efficient management and operation of the Exchange and shall fix the duties, responsibilities and terms and conditions of their employment; provided, however, that the President shall not enter into any contracts of employment on behalf of the Exchange unless authorized to do so by the Board.

(B) In addition to all other powers and duties set forth in these Bylaws and the Rules, the President shall perform all functions delegated to him by the Board or by the Chairman ~~of the Board~~ and shall facilitate the activities of Exchange committees.

~~(C) The duties of the President may be performed by a Vice President or by other persons designated by the Chairman of the Board or by the President.~~

(C) ~~(D)~~ The President shall make an annual report to the Board that shall analyze the effectiveness of the Exchange's Compliance and Disciplinary Program. Such report shall include the following:

(1) Compliance and Disciplinary Program expenditures relative to the volume of trading in each contract;

(2) description of compliance staff size, organization, duties, and responsibilities, investigations commenced and completed, disciplinary actions commenced and completed and other activities;

(3) description of the actions of Exchange Disciplinary Committee; and,

(4) recommendations for any Bylaw, Rule, procedure, staff or operating changes. The President's report shall become a permanent part of the Exchange's compliance records and shall be presented to the Board and any Exchange committee responsible for the Ccompliance budget and expenditures.

SEC. 352. Executive Vice President

The Vice President, who is designated Executive Vice President, shall have such duties and authority as provided in these Bylaws~~,~~ or the Rules or by the Board. ~~If the President is absent or unable to perform his duties, then the Executive Vice President shall perform the duties of the President.~~ Subject to the approval of the Board, the Executive Vice President may delegate all or any part of his authority to ~~others~~other officers of the Exchange.

SEC. 353. Vice Presidents

Each Vice President shall have the authority and shall perform such duties as provided in these Bylaws~~, Rules or by the Board. If the President and Executive Vice President are absent or unable to perform their duties, then such Vice President as determined by the President, the Executive Vice President or the Chairman shall perform the duties of the President~~ or the Rules or by the Board. Subject to the approval of the Board, any Vice President may delegate all or any part of his authority to ~~others~~other officers of the Exchange.

SEC. 354. Secretary; Assistant Secretary

The Secretary and any Assistant Secretary shall attend all meetings of the Board and of Members and keep an official record of the proceedings; give notice of meetings of Members or of the Board as provided in these Bylaws and the Rules or as required by law; give all other notices required to be given; be the

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custodian of the books, records and corporate seal of the Exchange and attest, on behalf of the Exchange in all contracts and other documents requiring authentication; and shall have such other authority and perform such other duties as provided in these Bylaws and the Rules or by the Board. Subject to the approval of the Board, the Secretary may delegate to ~~others~~other officers of the Exchange all or any part of his authority.

SEC. 355. Treasurer

The Treasurer, along with the Chief Financial Officer, if there be one, shall ~~be a Member Director, and~~ be responsible to the Board for proper accounting and reporting of the funds of the Exchange. ~~The Treasurer shall be the Chairman of the Finance Committee.~~

SEC. 356. Assistant Treasurer

Any Assistant Treasurer shall have such authority and perform such duties as prescribed ~~by~~in these Bylaws and the Rules, or by the Board, the President or the Treasurer.

SEC. 360. ~~SEC. 360.~~ Indemnification of Directors, Officers and Employees

(A) ~~The~~Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Exchange. Subject to subsection (C) of this Section 360, the Exchange shall indemnify ~~to the maximum extent provided by law including, but not limited to, indemnification for judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees, any person made or threatened to be made a party to any~~any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal ~~or~~, administrative or investigative (other than an action by or in the right of the Exchange), by reason of the fact that such person~~, such person's testator or intestate is or was an officer, director, employee, member of any committee of the Exchange or served~~ is or was a Director or officer of the Exchange, or is or was a Director or officer of the Exchange serving at the request of the Exchange ~~in any capacity with any other~~as a director, officer, employee or agent of another corporation, ~~any~~ partnership, joint venture, trust~~, employee benefit plan, or other enterprise, provided that such person did not act in bad faith, and provided that in criminal actions or proceedings, in addition, such person~~ or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Exchange, and, with respect to any criminal action or proceeding, had no reasonable cause to believe ~~that his conduct was unlawful.~~such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Exchange, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(B) ~~Except as specifically permitted by applicable law, no person who is or was an officer, director, employee, member of any committee of the Exchange shall be indemnified in any way if such person has brought the action or proceeding against the Exchange, its officers, directors, employees or any committee of the Exchange.~~Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Exchange. Subject to subsection (C) of this Section 360, the Exchange shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Exchange to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Exchange, or is or was a Director or officer of the Exchange serving at the request of the Exchange as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Exchange; except that no indemnification shall be made in respect of any claim, issue or matter as to which

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such person shall have been adjudged to be liable to the Exchange unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(C) Authorization of Indemnification. Any indemnification under this Section 360 (unless ordered by a court) shall be made by the Exchange only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsection (A) or subsection (B) of this Section 360, as the case may be. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion. Such determination shall be made, with respect to former Directors and officers, by any person or persons having the authority to act on the matter on behalf of the Exchange. To the extent, however, that a present or former Director or officer of the Exchange has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(D) Good Faith Defined. For purposes of any determination under subsection (C) of this Section 360, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Exchange, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Exchange or another enterprise, or on information supplied to such person by the officers of the Exchange or another enterprise in the course of their duties, or on the advice of legal counsel for the Exchange or another enterprise or on information or records given or reports made to the Exchange or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Exchange or another enterprise. The provisions of this subsection (D) of this Section 360 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in subsection (A) or subsection (B) of this Section 360, as the case may be.

(E) Indemnification by a Court. Notwithstanding any contrary determination in the specific case under subsection (C) of this Section 360, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under subsection (A) or subsection (B) of this Section 360. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsection (A) or subsection (B) of this Section 360, as the case may be. Neither a contrary determination in the specific case under subsection (C) of this Section 360 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this subsection (E) of this Section 360 shall be given to the Exchange promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(F) Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Exchange in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be

16

determined that such person is not entitled to be indemnified by the Exchange as authorized in this Section 360. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Exchange deems appropriate.

(G) Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 360 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of Members or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Exchange that indemnification of the persons specified in subsection (A) and subsection (B) of this Section 360 shall be made to the fullest extent permitted by law. The provisions of this Section 360 shall not be deemed to preclude the indemnification of any person who is not specified in subsection (A) or subsection (B) of this Section 360 but whom the Exchange has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

(H) Insurance. The Exchange may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Exchange, or is or was a Director or officer of the Exchange serving at the request of the Exchange as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Exchange would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 360.

~~(I)~~ Certain Definitions. For purposes of this Section 360, references to the “Exchange” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 360 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Section 360 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Exchange as a director, officer, employee or agent. For purposes of this Section 360, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Exchange” shall include any service as a Director, officer, employee or agent of the Exchange which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Exchange” as referred to in this Section 360.

(J) Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 360 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(K) Limitation on Indemnification. Notwithstanding anything contained in this Section 360 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by subsection (E) of this Section 360), the Exchange shall not be obligated to indemnify any Director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Exchange.

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(L) Indemnification of Employees and Agents. The Exchange may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Exchange similar to those conferred in this Section 360 to Directors and officers of the Exchange.

ARTICLE 4

COMMITTEES

SEC. 400. ~~SEC. 400.~~ Committee Designation

(A) The Exchange shall have such Standing Committees, Special Committees and Regular Committees as are provided in these Bylaws or the Rules. The ~~Chairman of the~~ Board may appoint, ~~with the consent of the Board,~~ Regular Committees in addition to those named in these Bylaws or the Rules.

(B) The ~~Chairman of the~~ Board shall appoint~~, with the approval of the Board,~~ the following Regular Committees: an Adjudication Committee, an Appeals Committee, an Arbitration Committee, a Business Conduct Committee, a ~~Bylaws Committee, a~~ Control ~~Committee, a Finance~~ Committee, a Floor Committee and a Membership Committee.

SEC. 401. Executive Committee

(A) The Board shall appoint an Executive Committee ~~that shall be a Standing Committee and shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Treasurer, if he is a director, and two additional Directors appointed by the Board at its first meeting after the annual meeting of Members. The Chairman of the Board shall be the Chairman of the Executive Committee and the Vice Chairman of the Board shall be the Vice Chairman of the Executive Committee. If the Treasurer is not a Director, he shall be authorized and entitled to attend all meetings and to provide advice to the Committee~~which shall consist of those persons who serve as members of the Executive Committee of NYMEX Holdings.

(B) The Executive Committee shall have and may exercise the authority of the Board. The Executive Committee shall have the power to perform other duties as are specified by the Board or as are provided in these Bylaws and the Rules.

(C) Any action taken by the Executive Committee shall be submitted to the Board at its next meeting for ratification. Except to the extent that the rights of third parties acquired by such action may be impaired, the Board may amend or rescind any such action.

SEC. 402. Powers of Committees

(A) A Standing Committee shall have the authority of the Board to the extent provided in these Bylaws, the Rules or any resolutions of the Board and subject to applicable provisions of law.

(B) A Special Committee shall have only the powers specifically delegated to it by the Board and shall not have any powers that a Standing Committee may not exercise under applicable provisions of law.

(C) A Regular Committee shall have such powers as may be delegated to it in these Bylaws or the Rules or by the Board; provided, however, that such powers shall in no case exceed the powers that the Board ~~might~~may delegate lawfully to an officer of the Exchange.

(D) All ~~C~~committees shall have all powers necessary incident to the discharge of their duties.

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SEC. 403. Composition of Committees

(A) A Standing Committee shall consist of at least three members, all of whom shall be Directors. The Board, by resolution adopted by a majority of the entire Board, may designate Standing Committees from among ~~its members.~~the Directors.

(B) A Special Committee shall consist of as many members of the Board as the Chairman ~~of the Board~~, with the consent of the Board, shall appoint. All members of a Special Committee shall be ~~members of the Board.~~Directors.

(C) ~~A~~Except as provided in Section 311(C)(11), a Regular Committee shall be composed of such persons as the Chairman ~~of the Board~~ with the consent of the Board shall appoint or as the Class B Member may elect as provided in these Bylaws or the Rules.

(D) Except as otherwise provided in these Bylaws or the Rules, the Chairman ~~of the Board~~ shall appoint a ~~C~~chairman of each committee and may appoint such ~~Vice Chairmen~~vice chairman of any committee as he deems desirable.

SEC. 404. Term of Committees

Unless otherwise specifically provided in these Bylaws or the Rules, members of any committee shall hold office until the first meeting of the Board following the annual meeting of Members and until their successors are appointed.

SEC. 405. Removal, Resignation and Vacancies

(A) Members of ~~C~~committees hold office subject to the ~~pleasure~~discretion of the Board. A member of a ~~C~~committee elected or appointed by the Board may be removed with or without cause.

(B) A member of a ~~C~~committee or of any subcommittee may resign at any time by tendering written notice of his resignation to the Chairman ~~of the Board~~. Unless contingent upon acceptance, such resignation will be effective on the date specified, or if no date is specified, on the date tendered. A member of a Standing Committee or Special Committee shall cease to be a committee member upon the termination of his membership on the Board.

(C) The Chairman ~~of the Board~~ may remove with the consent of the Board, with or without cause, any ~~Chairman, Vice Chairman~~chairman of a committee, vice chairman of a committee or any member of a committee whom he has appointed.

(D) In the event there is a vacancy on a Standing Committee, the Board may fill such vacancy. In the event there is a vacancy on a Special Committee or a Regular Committee, the Chairman ~~of the Board~~, with the consent of the Board, may fill such vacancy.

SEC. 406. Meetings of Committees

(A) Unless otherwise specifically provided in the Rules, regular meetings of committees and subcommittees shall be held on such date and at such time as the committee or subcommittee shall determine.

(B) The chairman of any committee or any subcommittee shall have the authority to call a special meeting of such committee or subcommittee to be held on such date and at such time as the chairman of such committee shall determine.

(C) Notice of all meetings of committees and subcommittees may be in writing, by telephone, or by other means of communication. Such notice shall be made not less than one hour before such meeting.

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(D) Any action required or permitted to be taken by a committee or subcommittee may be taken without a meeting if all the members of the committee or subcommittee consent in writing to the adoption of a resolution authorizing such action.

(E) Any one or more members of a committee or subcommittee may participate in a meeting by means of a conference telephone or similar communications device allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SEC. 407. Quorum; Vote

(A) Unless otherwise specifically provided in these Bylaws or the Rules, one-third of the members of a committee or any subcommittee shall constitute a quorum for the transaction of business.

(B) Unless otherwise specifically provided in these Bylaws or the Rules, any action taken by a majority of members of a committee or subcommittee present at a meeting at which a quorum is present shall be a valid action of the committee or subcommittee.

SEC. 408. Subcommittees Authorized

The Board may designate, at any time, from its members, a subcommittee, or subcommittees, as it may deem necessary or appropriate. Each subcommittee shall have all of the authority of the committee to the extent provided in such designation, in these Bylaws or in the Rules subject to any applicable provision of ~~L~~law.

SEC. 409. Alternates

(A) The Board may designate one or more Directors as alternate members of any standing committee.

(B) The Chairman ~~of the Board~~ may designate one or more Directors as alternate members of any special committee.

(C) The Chairman, with the consent of the Board, may designate one or more persons as alternate members of a regular committee.

(D) Any alternate or alternate committee member appointed or elected pursuant to this Section 409 may replace one or more absent members of any such committee.

ARTICLE 5

AMENDMENTS TO BYLAWS AND RULES

SEC. 500. ~~SEC. 500. Amendment of Bylaws~~Amendments of Bylaws

(A) Other than Section 311, 500(B) or 501 (which Sections may not be supplemented or expanded without the consent of the Class B Member), any Bylaw may be adopted, amended, modified, eliminated, waived or deleted by the affirmative vote of two-thirds of the entire Board at any regular or special meeting thereof.

(B)

(1) Section 311, 500(B) or 501 may only be eliminated, waived or deleted in any way (but any supplement or expansion of Sections shall require the consent of the Class B Member) with the consent of the owners of a majority of the Class A Memberships represented in person or by proxy and entitled to vote at a meeting of Class A Members duly called for such purpose, except for Sections 311(A), (C)(2)(x), (C)(3) and (E), and this clause of Section 500(B) relating to Sections 311(A), (C)(2)(x), (C)(3) and (E), which may only be eliminated, waived or deleted in any way (but any supplement or expansion of such Sections shall require the consent of the Class B Member) with the consent of the owners of 75% of all of the Class A Memberships.

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(2) In the event that the concurrence of the Class A Members is required for an amendment, modification, elimination, waiver or deletion of the certificate of incorporation or bylaws of NYMEX Holdings or the certificate of incorporation of the Corporation and such amendment, modification, elimination, waiver or deletion would adversely affect (x) any rights of the Class A Members pursuant to Sections 311(A), (C)(2)(x), (C)(3) and (E), or this clause of Section 500(B) relating to Sections 311(A), (C)(2)(x), (C)(3) and (E), the consent of the owners of 75% of all of the Class A Memberships shall be required, or (y) any other rights of the Class A Members pursuant to Section 311, 500(B) or 501, the consent of the owners of a majority of the Class A Memberships represented and entitled to vote at a meeting of Class A Members duly called for such purpose shall be required. The Special Meeting to obtain the requisite consent shall be called in accordance with Article 2.

(3) ~~(A) Any Bylaw may be adopted, amended or deleted by the Board with the approval of the Memberships. After approval by the Board by a vote of two-thirds of the entire Board at any regular or special meeting thereof, a proposed Bylaw, amendment or deletion of the Bylaws shall be voted upon by the Memberships at any meeting of Members. The proposed Bylaws, amendment or deletion shall be adopted by the affirmative vote of a majority of the Memberships, voting together as a single class, at such meeting.~~ Notice of the proposed Bylaw, amendment ~~or deletion~~, modification, elimination, waiver or deletion (including with respect to the certificate of incorporation or bylaws of NYMEX Holdings or the certificate of incorporation of the Corporation) contemplated by this Section 500(B) must be given in accordance with Section 203 and shall specifically set forth the entire Bylaw, amendment, modification, elimination, waiver or deletion proposed.

(4) Notwithstanding anything in this Section 500(B) to the contrary, if within fifteen (15) days after the giving of such notice in reasonable detail the Class A Members fail to make a written demand for a special meeting in compliance with Section 311(B)(1)(b)(x), then the Class A Members shall be deemed to have approved the proposed Bylaw, amendment, modification, elimination, waiver or deletion (including with respect to the certificate of incorporation or bylaws of NYMEX Holdings or the certificate of incorporation of the Corporation) by the requisite vote for all purposes without any further action.

SEC. 501. Amendment~~s~~ of Rules

~~Any~~Other than a Rule which would amend, modify, eliminate or waive Section 311, 500(B) or 501, any Rule may be added, amended or deleted by ~~a~~the affirmative vote of a majority of the entire Board.

SEC. 502. Amendments Affecting Existing Contracts

Unless provided to the contrary in these Bylaws or the Rules or in the resolution adopting an amendment, or deletion of these Bylaws or the Rules, any amendment or deletion of these Bylaws or of the Rules that relates to ~~contracts~~products traded on the Exchange shall be binding on contracts entered into before and after such amendment or deletion. Unless provided to the contrary in a resolution adopting an amendment, or deletion that affects the amount of money to be paid, or grade, quality or quantity of merchandise to be received, under any contract shall be effective only with respect to the delivery month immediately following the last delivery month in which there is an open position on the date such amendment or deletion becomes effective.

SEC. 503. Effective Date of Amendments

All Bylaws, Rules and amendments thereto are effective and binding on Members and shall govern all matters to which they are applicable ten days following receipt of prior approval from the Commission or following receipt of notification that such prior approval is unnecessary or at such date as is fixed by the Board.

SEC. 504. Technical Amendments

~~The~~Subject to Sections 311, 500(B) or 501, the Board, by majority vote at any meeting, may change the numbers and captions of these Bylaws and the Rules or amend these Bylaws and the Rules to correct cross references to Bylaws, Rules, statutes, regulations or to correct typographical errors of similar matters. The Board may make such changes effective immediately.

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ARTICLE 6

CLEARING DEPARTMENT

SEC. 600. ~~SEC. 600.~~ Purpose

All contracts made in accordance with these Bylaws and the Rules ~~of the Exchange~~, shall be cleared through the Clearing Department ~~of the Exchange or a Clearing~~or another clearing facility designated by the Board.

SEC. 601. Qualifications

The Clearing Department or a facility designated by the Board shall prescribe the qualifications of its own members. No person shall be eligible to clear Exchange contracts who is not a Class A Member or Member Firm ~~of the Exchange~~.

SEC. 602. Principle of Substitution

When a contract is cleared through the Clearing Department, the Clearing Department shall be deemed substituted as Seller to the Buyer, and as Buyer to the Seller, and thereupon shall have all the rights and be subject to all the liabilities of the Buyer and Seller with respect to such contract.

ARTICLE 7

EMERGENCIES

SEC. 700. ~~SEC. 700.~~ Definitions

As used in this Article 7 of ~~the Bylaws: (A)~~ these Bylaws:

(A) The term ~~"~~“emergency~~"~~” shall mean any occurrence, circumstance or event as defined by the Commission in accordance with the applicable provisions of the Act that in the opinion of the Board requires immediate action and threatens or may threaten such things as the fair and orderly trading or liquidation of any commodity futures or options contract traded on the Exchange. Occurrences, circumstances or events that the Board may deem emergencies are limited to:

(1) any manipulative activity or attempted manipulative activity;

(2) any actual, attempted or threatened corner, squeeze, congestion or undue concentration of positions;

(3) any circumstance or circumstances that may materially affect the ~~performance of~~ability to satisfy the obligations arising under futures or options contracts traded on the Exchange;

(4) any action taken by or against the government of the United States, any foreign government, any state or local government, or by any other Exchange, any board of trade or trade association, whether foreign or domestic, which action may have a direct impact on trading on the Exchange;

(5) any circumstance that may have a severe, adverse effect on the physical functions of the Exchange including, for example, fires or other casualties, bomb threats, substantial inclement weather, power failures, communication or transportation breakdowns, computer system breakdowns, screen-based trading system breakdowns and malfunctions of plumbing, heating, ventilation and air conditioning systems;

(6) the bankruptcy or insolvency of any Class A Member or Member Firm or the imposition or service of any lien, attachment, execution or other levy or an injunction or other restraint against a Class A Member or Member Firm or their assets by any governmental agency, court, arbitrator or judgment creditor which event may affect the ability of the Class A Member or Member Firm to perform on its contracts or otherwise to engage in business;

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(7) the occurrence of a ~~"~~“Reportable Emergency Event~~"~~” or ~~"~~“Financial Emergency~~"~~” with respect to a Class A Member or Member Firm, as defined in Section 850(C) or (D) of these Bylaws;

(8) any circumstance in which it appears, in the judgment of the Board, that a Class A Member or Member Firm: (i) has failed to perform on its futures or options contracts, or (ii) is insolvent or is in such financial or operational condition or is conducting its business in such a manner that such Class A Member or Member Firm cannot be allowed to continue its business without jeopardizing the safety of customer funds, of any Class A Member~~s~~ or of the Exchange; or

(9) any other unusual, unforeseeable and adverse circumstance with respect to which it is not practicable for the Exchange to submit, in timely fashion, a rule to the Commission for prior review.

(B) The term ~~"~~“two-thirds vote of the Board~~"~~” shall mean the affirmative vote of members of the Board constituting two-thirds of the Board, either (i) physically present and voting at a meeting at which a quorum of the Board is physically in attendance or (ii) voting in any manner other than at a meeting at which a quorum is physically in attendance as permitted by ~~applicable state corporation law~~the DGCL.

(C) The term ~~"~~“physical emergency~~"~~” shall mean, in addition to those events that are set forth in this Section 700(A)(5), any computer malfunction, backlog or delay in clearing trades or in processing any documents relating to clearing trades, any floor occurrences that threaten an orderly market, or any similar events.

(D) The term ~~"~~“temporary emergency rule~~"~~” shall mean a rule or resolution adopted, under this Article 7 of these Bylaws, to meet an emergency.

SEC. 701. Emergency Action

(A) In the event of an emergency, the Exchange, by two -thirds vote of the Board and subject to the applicable provisions of the Act~~, as it may be amended~~, and to the applicable rules and regulations promulgated thereunder, may adopt and place into immediate effect a temporary emergency rule.

(B) A temporary emergency rule, including any modification thereof, may not extend beyond the duration of the emergency as determined by the Board. In no event, however, shall such a temporary emergency rule, or any modification thereof, extend for more than 90 days after the temporary emergency rule is placed in effect.

(C) Any temporary emergency rule may provide for, or may authorize the Exchange, the Board or any Committee of the Exchange to undertake actions that, in the sole discretion of the Board or of any Committee ~~of the Exchange~~, are necessary or appropriate to meet the emergency including, but not limited to, such actions as:

(1) limiting trading to liquidation only, in whole or in part, or limiting trading to liquidation only except for new transactions in futures or options contracts by parties who have the commodity to deliver pursuant to such sales;

(2) extending or shortening the expiration date for trading in futures or options contracts;

(3) extending the time of delivery under futures contracts or expiration of futures or options contracts;

(4) changing delivery points, the manner of delivery or the means of delivery;

(5) modifying price limits;

(6) modifying circuit breakers;

(7) ordering the liquidation of futures and/or options contracts, the fixing of a settlement price or the reduction of positions held by or for any or all Class A Members, Member Firms or customers;

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(8) ordering the transfer of futures and/or options contracts and the money, securities and property securing such contracts held by or on behalf of customers by a Class A Member or Member Firm to another Class A Member or Member Firm or to other Class A Members or Member Firms willing or obligated to assume such contracts;

(9) extending, limiting or changing hours of trading;

(10) suspending trading; and

(11) modifying or suspending any provision of the rules of the contract market, including any contract market prohibition against dual trading.

SEC. 702. Action by Board

(A) In an emergency, or to determine whether an emergency exists, a meeting of the Board may be convened without notice.

(B) In the event of an emergency where a quorum of the Board is unavailable, all trading on the Exchange may be suspended by an affirmative vote of two-thirds of the members of the Board present. In the event of an emergency in which no other ~~member of the Board~~Director is present, the Chairman, or in his absence, the Vice Chairman, or in their absences any one Director present, or in their absences, the President, or in all their absences, the Executive Vice President, or in all their absences, any Vice President, may order suspension of trading for such period as in their or his judgment is necessary.

(C) Any action taken pursuant to this Section 702 shall be subject to review and modification by the Board.

SEC. 703. Physical Emergencies

(A) In the event that the physical functioning of the Exchange is, or is threatened to be, severely and adversely affected by a physical emergency, the Chairman, or in his absence the Vice Chairman, or in their absences the President, or in all their absences the Executive Vice President, or in his absence any Senior Vice President, or in their absences any member of the Executive Committee, or in their absences any Board member present, or in all their absences any Vice President, may take any action that in his opinion, is necessary or appropriate to deal with the physical emergency. Such action may include, but is not limited to, the suspension of trading in any or all contracts, a delay in the opening of trading in any or all contracts, the extension of trading in the time of trading in any or all futures and options contracts or the extension of trading in the last day of trading in any or all futures and options contracts.

(B) No action taken under this Section 703 shall continue in effect for more than five days unless an extension of time has been granted by the Commission in accordance with the applicable provisions of the Act. Any action taken under this Section 703 shall be subject to review and to modification by the Board.

(C) The officials designated in Section 703(A) may order the removal of any restriction imposed under this Section 703 if, in their judgment, the physical emergency has abated sufficiently to permit the physical functioning of the Exchange to continue in an orderly manner absent such restriction.

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ARTICLE 8

DISCIPLINARY AND SUMMARY PROCEEDINGS

SEC. 800. ~~SEC. 800.~~ Members Subject to Disciplinary Proceedings

(A) The Exchange may impose such fines, penalties and other sanctions on Class A Members, Member Firms and employees of Class A Members and Member Firms that violate these Bylaws or the Rules ~~of the Exchange~~ or any resolution or order of the Board or ~~C~~committee of the Exchange.

(B) In this Article 8 of these Bylaws and in the Rules relating to Disciplinary Proceedings, the term ~~"~~“Rule~~"~~” means these Bylaws or ~~rules of~~ the ~~Exchange~~Rules or any resolution or order of the Board or ~~C~~committee of the Exchange.

(C) A Class A Member is responsible for the acts of his employees and any Member Firm upon which the Class A Member has conferred privileges. A Member Firm is responsible for the acts of its partners, its directors, its officers and its employees.

SEC. 801. Disciplinary Proceedings

The Board shall adopt rules establishing procedures whereby Class A Members, Member Firms and employees of Class A Members and Member Firms may be subjected to fines, penalties and other sanctions for violations ~~by~~of these Bylaws and the Rules.

SEC. 802. Failure to Pay Fine

(A) If a Class A Member or Member Firm defaults in the payment of any fine on the date due, then such Class A Member or Member Firm shall be suspended automatically without further action of the Exchange, and shall remain suspended until such fine is paid in full and the Class A Member or Member Firm is reinstated as provided in Section 862.

(B) If such Class A Member or Member Firm is suspended as provided in Section 802(A) and continues in default of the payment of any fine for a period of 30 days, then the Class A Member or Member Firm shall be expelled automatically and without further notice by the Exchange and the ~~m~~Membership of such Class A Member or by which such Member Firm is conferred privileges shall be sold and the proceeds for such sale paid and applied as provided in Section 861.

(C) If an employee of a Class A Member or of a Member Firm defaults in the payment of any fine, then the Class A Member or Member Firm shall be responsible for its full and complete payment. A failure of the Class A Member or Member Firm to pay such a fine shall result in the suspension or expulsion of such Class A Member or Member Firm as set forth in this Section 802.

SEC. 850. ~~SEC. 850.~~ Definitions

As used in Sections 850 through 863, the following terms have the meanings set forth in this Section 850;

(A) the term ~~"~~“~~C~~claimant~~"~~” shall mean a person who has filed a Notice of Claim;

(B) the term ~~"~~“Notice of Claim~~"~~” shall mean a notice of claim against the proceeds of a sale of a membership;

(C) the term ~~"~~“Reportable Emergency Event~~"~~” shall mean, with respect to any Class A Member:

(1) the filing of a petition, answer or other document, or the taking of any other action, by such Class A Member with respect to itself or against such Class A Member, seeking liquidation, reorganization or other relief from creditors under the provisions of the Bankruptcy Code of the United

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States (11 U.S.C. ~~§ §~~§§ 101 et seq.), as it may be amended, or under the provisions of any other state or federal law for the relief of insolvent debtors;

(2) the dissolution of such Class A Member;

(3) the insolvency (as defined by any applicable state or federal statute) of such Class A Member;

(4) the failure of such Class A Member to meet any applicable financial requirements of the Exchange, any self-regulatory organization or any state or federal regulatory agency;

(5) the failure of such Class A Member to meet, when due, any margin call issued by the Clearing Department, any clearing organization of any other ~~E~~exchange, or any person;

(6) the failure or inability of such Class A Member to comply with any of his contracts or the default by such Class A Member under any commodity contracts on the Exchange; or

(7) the imposition or service of any lien, attachment, execution or other levy or any injunction or other restraint against such Class A Member or Member Firm or their assets by any court, government agency, arbitrator or judgment creditor, which injunction or restraint may affect the ability of such Class A Member to perform his contracts or otherwise to engage in business.

(D) the term ~~"~~“Financial Emergency~~"~~” shall mean, with respect to any Class A Member, any situation in which, in the sole discretion of the Executive Committee, the financial condition of such Class A Member is not adequate for such Class A Member to meet his financial obligations or otherwise to engage in business; or, is such that it would not be in the best interests of the Exchange for such Class A Member to continue in business; and

(E) the term ~~"~~“Class A Member~~"~~” shall include, as applicable, Class A Members and Member Firms and employees of Class A Members and of Member Firms.

SEC. 851. Duty to Report Emergency Event

If a Reportable Emergency Event occurs with respect to any Class A Member, then such Class A Member shall advise the Exchange of the occurrence of the Reportable Emergency Event by the fastest available means of communication and shall also immediately deliver to the Exchange by the fastest available means, a written notice. Such notice shall specify:

(1) the nature of the Reportable Emergency Event;

(2) the date and time of occurrence;

(3) whether such Class A Member consents to a summary suspension pursuant to this Article 8 and, if so, whether such Class A Member waives a hearing with respect thereto; and

(4) whether such Class A Member consents to a suspension that includes a prohibition against employment by another Class A Member as a floor employee.

SEC. 852. Summary Suspension; Action by the President

If a Class A Member consents to a summary suspension as provided in Section 851, either orally or in writing, then the President shall immediately suspend such Class A Member in accordance with the terms of the consent and notify the membership of such suspension.

SEC. 853. Summary Suspension; Action of the Executive Committee

(A) If at any time the Executive Committee determines, in its sole discretion, that there is a substantial question whether a Financial Emergency exists with respect to any Class A Member, or, if at any time, the Exchange receives a notice of a Reportable Emergency Event from a Class A Member, then the Executive Committee may suspend, or take any other action against, such Class A Member, any Class A Member upon which such Class A Member has conferred

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member privileges, any Class A Member guaranteed by such Class A Member, or any Class A Member guaranteeing such Class A Member, as it deems appropriate to protect the Exchange and its Class A Members. The Executive Committee may take such action regardless of whether the Class A Member has advised the Exchange as provided in Section 851, whether such Class A Member has consented to a suspension or whether such Class A Member has waived a hearing.

(B) Any action taken under the authority of this Section 853 may be taken without notice or a hearing where the Class A Member waives notice or hearing, or when the Executive Committee determines, in its sole discretion, that the furnishing of notice, and an opportunity for a hearing before such action is taken, or both, is not practicable under the circumstances.

(C) In any case where the Executive Committee has taken action against a Class A Member without prior notice or hearing because of impracticability, the Exchange shall give promptly to such Class A Member the notice required by Section 854(B) and an opportunity to be heard.

(D) The powers and duties of the Executive Committee under this Article 8, including the obligation to hold a hearing, if requested, may be delegated to a subcommittee of any two or more members of the Executive Committee or to any other committee of the Exchange as the Chairman ~~of the Executive Committee~~ may decide in his sole discretion.

SEC. 854. Notice

(A) Any notice to a Class A Member given before action is taken under Section 853 shall state (1) the Financial Emergency or other situation that is believed to cause the need for summary action by the Executive Committee and (2) the date, time and place of the hearing.

(B) Any notice to a Class A Member given after action is taken under Section 853 shall state (1) the action taken, (2) a brief summary of the reason for the action, (3) the effective time, date and duration of the action and (4) that upon written request by a date certain, a hearing will be held.

SEC. 855. Hearing Decision

(A) The Executive Committee, or other ~~C~~committee, as provided in Section 853(D), shall render a decision as provided in this Bylaw. The decision shall be final and may not be appealed.

(B) A hearing, if requested, shall be fair and shall be conducted in accordance with procedures adopted by such committee for any hearing before it; but, during such hearing,

(1) the formal rules of evidence shall not apply;

(2) the Compliance Department ~~of the Exchange~~ shall present the case or the charges and penalties that are the subject of the hearing;

(3) the Class A Member shall be permitted to appear personally and shall have the right to be represented by counsel or other person of his choice;

(4) the Class A Member and the Compliance Department shall be entitled to cross-examine any persons appearing as witnesses at the hearing;

(5) the Class A Member may call witnesses and present such evidence as may be relevant to the charges;

(6) the committee shall be the sole judge of the relevancy of such evidence;

(7) the Exchange shall require persons who are within its jurisdiction and who are called as witnesses to appear and produce evidence or testify and shall make reasonable efforts to secure the presence of all other persons called as witnesses whose testimony would be relevant; and

(8) the committee may impose a summary penalty upon any person whose actions impede the progress of the hearing.

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(C) Promptly following the close of hearings, the Executive Committee shall render a decision in writing, based on the weight of the evidence. The decision shall include:

(1) a description of, and the reasons for, the summary action;

(2) a brief summary of the evidence produced at the hearing;

(3) findings and conclusions;

(4) where action has already been taken under Section 853, a determination that such action be affirmed, modified or reversed; and

(5) a description of any final action taken by the Executive Committee, its effective date and duration.

SEC. 856. Obligations of Insolvent Class A Members

A Class A Member who is insolvent shall provide to the President, within 30 days of his insolvency and in addition to the Notice provided for in Section 851, a statement of his business affairs as they existed at the time of his insolvency.

SEC. 857. Creditors of Insolvent Class A Members

(A) Unless the Executive Committee shall direct otherwise, all futures and options contracts traded on the Exchange, made with or carried for a Class A Member suspended under this Article 8 of these Bylaws shall be liquidated by the party carrying the contracts. Such liquidation shall take place in the open market. If such contracts cannot be liquidated due to the closing of the Exchange for any reason, then such contracts shall be liquidated on the next day on which the Exchange is open. The period within which such contracts must be liquidated shall not include any period during which the provisions of the Rules limiting price fluctuations would prevent such liquidations.

(B) Within 10 days of the announcement of suspension of a Class A Member, any Class A Member who has a claim against such suspended Class A Member shall deliver to the President a Notice of Claim that details all contracts liquidated under this Section 857 and the net debit or credit balance resulting therefrom and that details any other claims that such Class A Member may have against the suspended Class A Member.

(C) Failure to file a Notice of Claim within such period shall bar such Class A Member from participating in any proceeds that result from any sale of the membership of the suspended Class A Member.

SEC. 858. Establishment of Valid Claims

(A) The President shall furnish the suspended Class A Member and all Class A Members who have filed Notices of Claim as required by Section 857 with copies of all Notices of Claim filed under Section 857 and the sworn statement of the suspended Class A Member filed under Section 856. The President shall also specify a date not more than 10 business days from the date on which such Notices of Claim are furnished to such Class A Members by which the suspended Class A Member or any claimant Class A Member may file an objection to any claim.

(B) If a suspended Class A Member or any claimant Class A Member fails to file an objection to a claim before the date set by the President, then that Class A Member shall have waived all rights to object to such claim or claims.

(C) In the event that any claim is disputed, the validity of such claim shall be determined by arbitration in accordance with Chapter 5 of the Rules. The arbitration shall proceed as if the objecting Class A Member has filed a Demand for Arbitration. The objecting Class A Member

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shall pay the fee prescribed in Rule § 5.37. The arbitrators shall determine whether and to what extent such claim is valid; and, in accordance therewith whether ~~and to what extent~~ a claimant is entitled to participate in the proceeds of a sale of the ~~m~~Membership of such suspended Class A Member~~.~~, pursuant to Section 861.

SEC. 859. Expelled Class A Member

All ~~memberships~~Class A Memberships held by a Class A Member who is expelled from the Exchange shall be sold and the proceeds paid and applied as provided in Sections 860 and 861.

SEC. 860. Sale of Membership

(A) If within 10 business days from the date of the decision of the Arbitration Committee or from the last date established by the President for filing of objections to Notices of Claim, whichever is later, a Class A Member suspended under this Article 8 of the Bylaws does not pay all valid claims, then ~~the membership~~all Class A Memberships and all other collateral previously delivered or pledged to the Exchange (including, without limitation, shares of capital stock of NYMEX Holdings) of the suspended Class A Member shall be sold in accordance with this Section 860 and the proceeds of the sale of such ~~membership~~Class A Memberships shall be distributed in accordance with Section 861.

(B) When ~~a membership~~any Class A Membership is sold pursuant to this Section 860, written notice of such sale stating the date and time of such sale shall be sent to the Class A Member and the ~~membership~~other Class A Members 10 days prior to such sale.

(C) All sales should be made by the President or his designee on the floor of the Exchange to the highest bidder at open outcry but in no event less than the highest bid then posted at the Exchange for the transfer of a ~~membership~~Class A Membership. Any Class A Member may purchase such ~~membership~~Class A Memberships. Any ~~membership~~Class A Memberships so purchased shall be free from and clear of any claims, liens or attachments. Such sale shall be final and binding and not subject to challenge. Payment for the purchase of such ~~m~~Memberships shall be made to the Exchange.

SEC. 861. Disposition of Proceeds

The proceeds of any sale of ~~a membership~~any Class A Memberships and all other collateral previously delivered or pledged to the Exchange (including, without limitation, shares of capital stock of NYMEX Holdings) pursuant to Section 860 shall be paid and applied in the following order of priority:

(1) first, to the Exchange in full satisfaction of any amounts due to the Exchange including, but not limited to, booth fees, office rent, phone charges and outstanding balances (principal and accrued interest) on notes guaranteed pursuant to Rule 2.56 (“Exchange Financed Class A Memberships”);

(2) second, pro rata to the payment of such Class A Member’s primary clearing member and secondary clearing members, if any, of all claims filed in accordance with the requirements of Rule 2.51 (“Procedure for Transfer of Membership”) for losses arising from the clearance of trades executed by the guaranteed Class A Member;

(3) ~~(2)~~ third, the remaining balance, if any, pro rata to other Class A Members on allowed claims arising out of transactions in Exchange futures and options contracts and/or any other Exchange business of such Class A Members, ~~pro rata;~~ provided, that, no partner shall share in the proceeds ~~in~~of the sale of a ~~membership~~Class A Membership of one of his partners until all claims of other Class A Members have been satisfied in full;

(4) ~~(3)~~ fourth, the remaining balance, if any, to the payment of any claims made by entities or persons who have financed the purchase of the ~~membership~~Class A Membership; provided, that, documentation regarding such purchase was filed with the Membership ~~Committee~~Department prior to ~~the financing of~~ such purchase; and

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(5) ~~(4)~~ fifth, the balance, if any, to the Class A Member whose ~~membership~~Class A Membership was sold or to his legal representative, except that, notwithstanding any other provision of these Bylaws or the Rules, for purposes of this subsection ~~four~~five the term Class A Member shall not include lessees, but shall mean the beneficial owner of such ~~membership.~~ Class A Membership.

SEC. 862. Reinstatement of Suspended Class A Member

(A) A Class A Member suspended under Sections 852, 853 or 855 may apply for reinstatement at any time prior to the sale of his ~~membership.~~Class A Membership.

(B) When a Class A Member applies for reinstatement, he shall deliver to the President a schedule of all of his creditors, a statement of the amounts owed, the nature of the settlement by which claims of a creditor were paid, and such other information as the President may request.

(C) Written notice of the time and place of the meeting of the Board at which the application for reinstatement is to be considered shall be sent to the suspended Class A Member and to the ~~membership~~other Class A Members not less than five days prior to the meeting.

(D) The vote of a majority of the Board present and voting is required to reinstate the suspended Class A Member. Where a Class A Member has failed, however, to give timely the notice required by Section 851, a vote of two-thirds of the entire Board is required to reinstate the suspended Class A Member.

(E) If a Class A Member suspended under this Article 8 of the Bylaws is not reinstated within one year from the date of his suspension, then such Class A Member may not be reinstated.

SEC. 863. Death of a Class A Member

Upon receiving due notice of the death of a Class A Member, the President or his designee shall announce such death to the other Class A Members and shall post a notice of such fact on the floor of the Exchange for five days. Any Class A Member or Member Firm holding open futures or options contracts for such deceased Class A Member shall liquidate such open futures or options contracts in accordance with the provisions of Section 857.

ARTICLE 9

DEFINITIONS

SEC. 900. ~~SEC. 900.~~ Singular Number; Gender

Unless the context otherwise requires, words importing the singular number include the plural; and words importing the masculine gender include the feminine and neuter gender as appropriate.

SEC. 901. Act

The term ~~"~~“Act~~"~~” shall mean the Commodity Exchange Act~~.~~

~~SEC. 902. AssociationThe term "Association" shall mean the New York Mercantile Exchange, a corporation organized and existing under the Not-for-Profit Corporation Law of the State of New York~~, as amended from time to time.

SEC. 902. ~~SEC. 903.~~ Board

The term ~~"~~“Board~~"~~” shall mean the Board of Directors of the Exchange.

SEC. 903. ~~SEC. 904.~~ Business Day

The term ~~"~~“business day~~"~~” shall mean any day on which the Exchange is open for trading.

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SEC. 904. ~~SEC. 905.~~ Bylaws

The term ~~"~~“Bylaws~~"~~” shall mean these Bylaws of the Exchange adopted by ~~m~~Members for the regulation and management of the Exchange.

SEC. 905. ~~SEC. 906.~~ Charter

The term ~~"~~“Charter~~"~~” shall mean the Certificate of Incorporation of the Exchange.

SEC. 906. ~~SEC. 907.~~ Class A Member

The term ~~"~~“Class A Member~~"~~” shall mean those members of the Exchange holding a Class A Membership.

SEC. 907. Class A Membership

The term “Class A Membership” shall mean any Class A membership in the Exchange.

SEC. 908. Class B Member

The term ~~"~~“Class B Member~~"~~” shall mean NYMEX Holdings.

SEC. 909. Class B Membership

The term “Class B Membership” shall mean any Class B Memberships in the Exchange.

SEC. 910. ~~SEC. 909.~~ Clearing Association or Clearing House

The terms ~~"~~“Clearing Association,~~" "~~” “Clearing House~~"~~” or ~~"~~“Clearing Department~~"~~” shall mean the department of the Exchange or any corporation, organization or other entity authorized by the Board to clear any contracts subject to the Rules of the Exchange.

SEC. 911. ~~SEC. 910.~~ Commission

The term ~~"~~“Commission~~"~~” shall mean the Commodity Futures Trading Commission.

SEC. 912. ~~SEC. 911.~~ Commodity

The term ~~"~~“commodity~~"~~” shall mean any or all goods, articles, services, rights and interests in which contracts for future delivery, or options on such contracts, are presently or in the future dealt in, or are subject to the Rules.

SEC. 913. ~~SEC. 912.~~ Customer

The term ~~"~~“customer~~"~~” shall mean a person, including another Member, for whom a Class A Member or Member Firm carries an account.

SEC. 914. Directors

The term “Directors” shall mean the members of the Board.

SEC. 915. DGCL

The term “DGCL” shall mean the General Corporation Law of the State of Delaware.

SEC. 916. ~~SEC. 913.~~ Exchange

The term ~~"~~“Exchange~~"~~” shall mean New York Mercantile Exchange, Inc., a corporation organized and existing under the ~~General Corporation Law of the State of Delaware~~DGCL, and any successor thereto.

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SEC. 917. ~~SEC. 914.~~ Firm

The term ~~"~~“Firm~~"~~” shall mean a corporation, partnership, association or sole proprietorship.

SEC. 918. ~~SEC. 915.~~ Floor Broker

The term ~~"~~“Floor Broker~~"~~” shall mean any ~~Member~~holder or lessee of a Class A Membership who has been granted floor trading privileges pursuant to these Bylaws and the Rules and who, pursuant to said Bylaws and Rules, buys and sells any commodity futures or options contract on the Exchange for any person other than himself.

SEC. 919. ~~SEC. 916.~~ Floor Member

The term ~~"~~“Floor Member~~"~~” shall mean any holder or lessee of a Class A Membership who is either a Floor Broker or a Floor Trader.

SEC. 920. ~~SEC. 917.~~ Floor Trader

The term ~~"~~“Floor Trader~~"~~” shall mean any ~~Member~~holder or lessee of a Class A Membership who has been granted floor trading privileges pursuant to these Bylaws and the Rules and who, pursuant to said Bylaws and Rules, buys and sells any commodity futures or options contract on the Exchange for his own account.

SEC. 921. ~~SEC. 918.~~ Futures Contract

The term ~~"~~“futures contract~~"~~” shall mean any contract designated by the Board which is traded on or subject to these Bylaws and the Rules ~~of the Exchange.~~

~~SEC. 919. Futures Commission Merchant~~

~~The term "futures commission merchant" shall mean a person who is or is required to be registered with the Commission as a futures commission merchant.~~

~~SEC. 920. NYMEX HoldingsThe term "NYMEX Holdings" shall mean NYMEX Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.~~

SEC. 922. ~~SEC. 921.~~ Holiday

The term ~~"~~“holiday~~"~~” shall mean any day which the Board may designate as an Exchange holiday on which day the Exchange shall be closed.

SEC. 923. ~~SEC. 922.~~ Member

The term ~~"~~“Member~~"~~” shall mean any Class A ~~Members and~~Member or the Class B ~~Members.~~Member.

SEC. 924. ~~SEC. 923.~~ Member Firm

The term ~~"~~“Member Firm~~"~~” shall mean any ~~f~~Firm upon which membership privileges on the Exchange have been conferred by a Class A Member.

SEC. 925. ~~SEC. 924.~~ Membership

The term ~~"~~“Membership~~"~~” shall mean a membership of any class of membership of ~~New York Mercantile~~the Exchange~~, Inc.~~ created pursuant to the Charter and Bylaws.

SEC. 926. ~~SEC. 925.~~ Non-Member

The term ~~"~~“non-member~~"~~” shall mean any person who is not a Member of the Exchange.

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SEC. 927. NYMEX Holdings

The term “NYMEX Holdings” shall mean NYMEX Holdings, Inc., a Delaware corporation, and any successor thereto.

SEC. 928. ~~SEC. 926.~~ Options Contract

The term ~~"~~“~~O~~options ~~C~~contract~~"~~” shall mean any transaction or agreement in interstate commerce which is or is held out to be of the character of, or is commonly known to the trade as, an ~~"~~“option,~~" "~~” “privilege,~~" "~~” “indemnity,~~" "~~” “bid,~~" "~~” “offer,~~" "~~” “put,~~" "~~” “advance guaranty,~~"~~” or ~~"~~“decline guaranty,~~"~~” and which is subject to ~~R~~regulation under the Act.

SEC. 929. ~~SEC. 927.~~ Person

The term ~~"~~“person~~"~~” shall mean an individual or ~~f~~Firm.

SEC. 930. ~~SEC. 928.~~ President

The term ~~"~~“President~~"~~” shall mean the President of the Exchange or his authorized representative.

SEC. 931. Public Director

The term “Public Director” shall mean individuals who are not Members or employees of the Exchange and who qualify and serve in accordance with the certificate of incorporation of NYMEX Holdings.

SEC. 932. Regular Trading Hours

The term Regular Trading Hours shall mean the regular trading hours for open outcry trading for each relevant product as of the date of adoption of these Bylaws.

SEC. 933. ~~SEC. 929.~~ Rule

The term ~~"~~“Rule~~"~~” shall mean any Rule of the Exchange adopted by the Board.

SEC. 934. ~~SEC. 930.~~ Trading Member

The term ~~"~~“Trading Member~~"~~” shall mean a Floor Member.

SEC. 935. ~~SEC. 931.~~ Trade

The term ~~"~~“trade~~"~~” shall mean any purchase or sale of any contract made in accordance with Exchange Bylaws or Rules.

~~SEC. 932. Buyer and Seller~~

~~For the purpose of these Bylaws, the terms "Buyer" and "Seller" shall mean the long Clearing Member and the short Clearing Member, respectively.~~

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APPENDIX I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2004

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from                      to

NYMEX Holdings, Inc.

Delaware	333-30332	13-4098266
(State of Incorporation)	(Commission File Number)	(I.R.S. ID.)

One North End Avenue

World Financial Center

New York, New York 10282-1101

(212) 299-2000

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2)    Yes  ☒    No  ☐

The number of shares of NYMEX Holdings, Inc. capital stock outstanding as of February 25, 2005 was 816. The aggregate market value of NYMEX Holdings, Inc. capital stock held by stockholders of NYMEX Holdings, Inc., as of February 25, 2005 was $1,499,400,000 based upon the average of the bid and ask price for a NYMEX Holdings, Inc. share as of February 25, 2005.

Documents of Which Portions Are Incorporated by Reference	Parts of Form 10-K into Which Portion of Documents Are Incorporated
Proxy Statement for NYMEX Holdings’ March 15, 2005 Annual Meeting of Stockholders	III

PART I

ITEM 1.	BUSINESS

Forward-Looking Information — Safe Harbor Statement

Certain information in this report (other than historical data and information) constitutes forward-looking statements regarding events and trends that may affect the Company’s future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K. These statements are based on current expectations. Assumptions are inherently uncertain and are subject to risks that should be viewed with caution. Actual results and experience may differ materially from forward-looking statements as a result of many factors, including: changes in general economic and industry conditions in various markets in which the Company’s contracts are traded; increased competitive activity; fluctuations in prices of the underlying commodities as well as for trading floor administrative expenses related to trading and clearing contracts; the ability to control costs and expenses; changes to legislation or regulations; protection and validity of our intellectual property rights and rights licensed from others; and other unanticipated events and conditions. It is not possible to foresee or identify all such factors. The Company assumes no obligation to update publicly any forward-looking statements.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers. A copy of the Company’s code of ethics is incorporated herein by reference and is also available on the Company’s website at www.nymex.com. The Company intends to post on its website material changes to, or waivers from, its code of ethics, if any, within two days of any such event. As of March 3, 2005, there were no such changes or waivers.

Overview

Throughout this document NYMEX Holdings, Inc. will be referred to as “NYMEX Holdings” and, together with its subsidiaries, as the “Company.” The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (“NYMEX Exchange” or “NYMEX Division”) and Commodity Exchange, Inc. (“COMEX” or “COMEX Division”), which is a wholly-owned subsidiary of NYMEX Exchange. Where appropriate, each division will be discussed separately, and collectively will be discussed as the “Exchange.”

Since its founding 133 years ago, the Exchange has evolved into a major provider of financial services to the energy and metals industries. A core component of the business is the revenue derived from the Exchange’s trading facilities and from providing clearing and settlement services through its clearinghouse to a wide range of participants in these industries. A significant amount of revenue is also derived from the sale of market data. Based upon our 2004 volume of approximately 169 million contracts transacted and/or cleared on the Exchange, the Exchange is the largest physical commodity based futures exchange in the world and the third largest futures exchange in the United States. NYMEX Exchange is the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, unleaded gasoline, heating oil and natural gas and is the largest exchange in North America for the trading of platinum group metals contracts. COMEX is the largest marketplace for gold and silver futures and options contracts, and is the largest exchange in North America for futures and options contracts for copper and aluminum. Participants in the Exchange’s markets include a wide variety of customers involved in the production, consumption and trading of energy and metals products. Market participants use the Exchange for both hedging and speculative purposes.

The Exchange exists principally to provide facilities to buy, sell and clear commodities for future delivery under rules intended to protect the interests of all market participants. The Exchange itself does not own any

1

commodities, trade futures and options contracts for its own account or otherwise engage in market activities. The Exchange provides the physical facilities necessary to conduct an open outcry auction market and electronic trading systems and systems for the matching and clearing of all trades executed on the Exchange. Futures and options markets, such as the Exchange, facilitate price discovery and provide financial risk management instruments to a broad array of market participants including commercial entities that produce, consume, trade or have other interests in, underlying commodities. The Exchange believes that market participants choose to trade on centralized markets such as the Exchange because of the liquidity those markets help to provide and because those markets perform an important price discovery function. The liquidity that the Exchange and other centralized markets offer is achieved in large part because the traded contracts have standardized terms and the Exchange’s clearinghouse mitigates counterparty performance risk.

History

NYMEX Exchange’s predecessor, the New York Mercantile Exchange, was established in 1872 as the Butter and Cheese Exchange of New York to provide an organized forum for the trading of dairy products. Within a few years, the egg trade became an important part of the business and the name of the Exchange was changed to the Butter, Cheese and Egg Exchange of the City of New York. In order to attract traders of groceries, dried fruits, canned goods and poultry, the name was changed to New York Mercantile Exchange in 1882.

Energy futures trading was first established with the introduction of the heating oil contract in 1978, the world’s first successful energy futures contract. Between 1981 and 1996, contracts followed for gasoline, crude oil, natural gas, propane, and electricity. The platinum futures contract is the world’s longest continuously traded precious metals futures contract and was the first industrial commodity traded on the NYMEX Division. It is considered one of the world’s most valuable industrial metals. Palladium futures, the only domestically exchange-traded instrument for that metal, were launched in 1968.

COMEX was founded in 1933 from the combination of four futures markets: the National Metal Exchange; the Rubber Exchange of New York; the National Raw Silk Exchange; and the New York Hide Exchange. It initially traded six commodities: copper; hides; rubber; silk; silver; and tin. In August 1994, with the acquisition of COMEX, NYMEX Exchange enhanced its status as the world’s largest physical commodity futures exchange.

On November 17, 2000, as a result of a merger and demutualization, the New York Mercantile Exchange converted from a New York not-for-profit membership association into a Delaware for-profit nonstock corporation and became a subsidiary of NYMEX Holdings, a Delaware for-profit stock corporation. As a result of the transaction, each NYMEX Division membership was converted into one Class A membership in NYMEX Exchange and one share of common stock of NYMEX Holdings. NYMEX Holdings holds the sole outstanding Class B membership in NYMEX Exchange.

The Company’s principal offices are located at One North End Avenue, World Financial Center, New York, NY 10282. Its telephone number is (212) 299-2000.

Strategy

As an overview, a commodities market becomes increasingly more attractive to its participants to the extent that it effectively increases liquidity. Market participants generally view trading volume and open interest as the primary factors in determining liquidity. Accordingly, the Company believes that its continued and future success will be dependent, in large part, upon its capacity to accommodate the trading volume and open interest demanded by market participants. Towards that end, the Company continuously endeavors to strengthen and to expand upon its existing assets and services, including the Company’s product lines and clearinghouse operations, and to provide a technological infrastructure that offers both efficiency to market participants and accommodates future growth of the Company. The Company believes that by seeking to attain these goals, it will be able to offer continued liquidity to market participants by providing the necessary and adequate trading

2

volume and open interest capacity. During the past year, the Company has continued these efforts and has undertaken several initiatives that it believes make significant strides towards achieving these goals. In addition, the Company has taken a number of steps to increase its global presence by the establishment of businesses and alliances which will enable it to compete on an international level.

Product Line: The Company has had continued success in maintaining its position as a premier marketplace for the trading of energy and metals futures and options contracts. The underlying marketplace, however, particularly in the energy industry, has undergone fundamental changes after the collapse of Enron and the continuing financial weakness in the merchant energy sector. In response to these fundamental shifts, the Company has focused on developing new vehicles that provide an array of relevant products and risk management tools to the energy industry.

During 2002, the Company launched an initiative that was originally called the over-the-counter (“OTC”) clearing initiative, which is now entitled NYMEX ClearPortSM Clearing. This initiative, among other things, was intended to alleviate some of the credit issues in the marketplace by use of the Company’s clearinghouse and to offer market participants the advantages of reduced costs by offsetting positions. Specifically, NYMEX ClearPortSM Clearing is the mechanism by which individually negotiated off-Exchange trades are submitted to the Exchange for clearing for specified products. This includes clearing for the products that are part of the clearing of off-Exchange trades initiative, launched in May 2002, as well as the interface used to submit Exchange of Futures for Physical (“EFP”) and Exchange of Futures for Swaps (“EFS”) transactions for energy futures traded via the Company’s electronic trading platforms, NYMEX ClearPortSM Trading and NYMEX ACCESS®, for certain products. NYMEX ClearPortSM Clearing achieved a record clearing volume level during 2004 of approximately 14.3 million contracts and has rapidly grown from 6 million contracts cleared in 2003, and from 0.5 million contracts cleared in 2002.

In the past year, the Company has continued to both diversify the types of products it clears and expand the number of products it offers. The Company diversified its product line and the use of its clearinghouse by offering clearing of other non-futures products. In June 2004, the Company and ICAP launched an electronic market in options on natural gas inventory statistics. These over-the-counter options are offered through an auction process and are cleared by the Company’s clearinghouse. In October 2004, options of crude oil inventory statistics were launched. The Company believes that there will be other opportunities in the future to expand the use of its clearinghouse to clear other derivative instruments which may or may not be traded on the Exchange and which will provide additional risk management tools to the energy and metals industries. In addition, during 2004, the Company listed 39 additional NYMEX ClearPortSM products.

Moreover, the Company has taken significant steps to increase its international product base. In November 2004, the Company launched open outcry trading of the Brent Crude Oil futures contract at a newly established branch in Dublin, Ireland (“NYMEX-Europe”). In addition, the Company launched thirteen new European-based futures products on NYMEX ClearPortSM which are based upon commonly traded OTC instruments in the European markets. In 2005, the Company announced plans to move its NYMEX-Europe operations to London; the Company believes that the establishment of a permanent presence in the U.K. may provide additional opportunities to diversify both its products and its customer base.

Product Reputation and Integrity: As noted above, the Company believes that one of the keys to its future success relates to its financial strength and the strength and reputation of its clearinghouse. During 2003, the Company took certain steps to strengthen its clearing mechanism. In May 2003, the Company eliminated separate guaranty funds for the NYMEX Division and COMEX Division and created a single guaranty fund along with rules that increase the responsibility of clearing members for a default on either division. As an additional safeguard, the Company procured default insurance to cover financial loss beyond its available guaranty fund resources. Additionally, the Company intends to enter into a revolving credit agreement during the first quarter of 2005. This agreement would provide a line of credit which could be drawn upon in the event of a clearing member default. Such an arrangement would provide the Company with same-day funds to settle such

3

clearing member default, while providing enough time for an efficient distribution from the guaranty fund. Proceeds from the sale of guaranty fund securities would be used to repay borrowings under the line of credit. Finally, during 2004, the Company established additional protection for retail customers to limit a customer’s exposure to a clearing member default resulting from the default of another customer.

The Company has received a credit rating from Standard & Poor’s Ratings Services which resulted in a long-term AA+/short-term A-1+ counterparty credit rating.

Product Distribution: As part of its ongoing strategy, the Company also undertook several measures that are intended to expand the customer base of the marketplace by broadening access to its markets. The Company believes that certain ways in which the product base can be enriched is to provide for a broader distribution network for products as well as providing products which attract an expanded class of investors other than those who have traditionally used the Company’s markets.

The Company has both enhanced and improved its technology to facilitate increased efficiency, expansion of customer base and enhancement of its competitive posture. Through electronic trading, the Company expanded customer access to its markets. The Company currently offers electronic trading in the U.S. and in several foreign countries. Through its NYMEX ACCESS® and NYMEX ClearPortSM Trading platforms, the Company provides market participants the ability to conduct after-hours electronic trading for floor based products and 23 hours-per-trading-day for additional products. During the year 2004, the number of users on the system increased to approximately 2,100. The Company’s initial electronic trading system, NYMEX ACCESS®, was originally active solely when NYMEX Exchange’s trading floor was closed; however, the Exchange expanded the use of that system to enable both daytime and nighttime trading of certain products. Additionally, with the introduction of the Company’s new electronic trading platform in 2003, NYMEX ClearPortSM Trading, additional energy products and electricity products have been listed and are being made available for trading on a 23 hours-per-trading-day basis on the new electronic trading system. It is anticipated that during the second and third quarters of 2005, the products traded on the NYMEX ACCESS® electronic trading system will be migrated to NYMEX ClearPortSM Trading, whereby NYMEX ACCESS® will cease to operate and NYMEX ClearPortSM Trading will become the Company’s principal electronic trading platform.

In addition, the Company will be able to broaden its distribution for its electronic trading systems through certain technological enhancements. In January 2005, the Company implemented an application programming interface (“API”) whereby customer and third-party proprietary software will be able to be connected to the Company’s electronic trading systems. This capability provides the potential to greatly expand the customer base.

The Company has also endeavored to implement its product distribution strategy by attempting to internationalize its customer base, in large part by undertaking a marketing effort to introduce risk management analysis and techniques to potential customers abroad. Toward achieving that end, the Company originally placed NYMEX ACCESS® terminals (now replaced by internet-based NYMEX ACCESS®) in various physical commodity trading centers, including the United Kingdom. The Company continues to implement this strategy by ensuring that its new initiatives, including NYMEX ClearPortSM Trading and NYMEX ClearPortSM Clearing, have similar international distribution and has received approval for those systems in additional jurisdictions including, among other locations, Switzerland, Japan, Singapore, Ireland and Hong Kong. The Company has developed alliances with other international exchanges, such as the Tokyo Commodity Exchange, whereby those exchanges facilitate the introduction of the Company’s products to their respective memberships and to customers in their home countries. With the implementation of the APIs, the Company believes that it will be able to further expand its international customer base.

Technology: The Company has both enhanced and improved its technology to facilitate increased efficiency and to enhance its competitive posture. In 2003, the Company developed and continued to refine trade-matching

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technology that it believes can provide the flexibility required to support these expanded business needs. In the first quarter of 2003, the Company launched a new electronic trading system, NYMEX ClearPortSM Trading. NYMEX ClearPortSM Trading provides a trade execution system for certain energy futures products which are based on commonly-traded over-the-counter instruments. The system offers competitive trading in a product slate of energy futures contracts which is currently separate from the product slate offered on NYMEX ACCESS®.

During 2004, the Company launched a new technology, New York Mercantile Exchange Electronic Order Network (“NEON”) that was internally developed by the Exchange to provide a gateway for firms and traders to route orders to the Exchange’s energy and metals markets. This new technology provides fast and efficient order routing to the trading floor. The network conforms with industry standard financial information exchange message formats and provides firms with a web–based display for order data including status and fill details.

The Company has also taken a number of steps with respect to its technological infrastructure to improve the operational efficiency of the Company and its customers. These steps have included measures intended to create a common hardware and operating environment for the Company’s systems. Thus, the Company intends to combine its expertise and leadership as an exchange with state-of-the-art technology in order to provide users with a comprehensive system in commodity risk management.

Principal Products

NYMEX Division

NYMEX Exchange is the leading commodity exchange for trading energy futures and options contracts, including contracts for crude oil, heating oil, unleaded gasoline, propane, electricity and natural gas and is a leading exchange for trading platinum group metals contracts, including platinum futures and options contracts and palladium futures contracts.

COMEX Division

The COMEX Division provides futures and options trading of precious metals including gold and silver, as well as base metals including copper and aluminum contracts. The Company’s gold and silver futures and options contracts are the world’s principal exchange-traded instruments for these commodities.

NYMEX ClearPortSM Clearing

NYMEX ClearPortSM Clearing, which launched in 2002, provides for the clearing, through the Company’s clearinghouse, of off-Exchange futures trades executed in the OTC market.

The Company is constantly seeking ways to provide additional products and innovative risk management tools to the marketplace and to expand its franchise in the energy and metals marketplace.

Product Distribution

The Company provides the physical facilities necessary to conduct an open outcry auction market, electronic trading systems and systems for the matching and clearing of all trades executed on the Exchange.

Open Outcry Trading

Open outcry trading takes place at the Company’s state-of-the-art facility located at One North End Avenue. Trading is conducted on trading floors, one for each division of the Exchange. In November 2004, the Exchange launched a trading floor located in Dublin, Ireland for the trading of Brent Crude Oil futures contracts. Open outcry trading represented approximately 86% of total futures and options contract volume executed and/or cleared on the Exchange in 2004.

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Electronic Trading and Clearing

The Company provides innovative, state-of-the-art trading systems and facilities to enable it to serve efficiently its customers. In order to support its expanding international business and product base, the Company has made sizable investments to create and to maintain a global electronic trading platform.

Electronic Trading-NYMEX ACCESS®

The Exchange launched its NYMEX ACCESS® electronic trading system in June 1993. NYMEX ACCESS® offers trading of futures contracts on crude oil, heating oil, unleaded gasoline, natural gas, platinum, gold, silver, copper, aluminum, propane and palladium. The system was originally active solely when NYMEX Exchange’s trading floor was closed; however, the Exchange expanded the use of the system to enable both daytime and nighttime trading of certain products. As of December 31, 2004, approximately 2,100 users were enabled to trade over the system.

Trading on NYMEX ACCESS® achieved a record volume level during 2004 of approximately 8.2 million contracts, which accounted for 5% of the Exchange’s total trading and clearing volume. Volume on NYMEX ACCESS® has rapidly grown, increasing 41% in 2004, 20% in 2003, and 88% in 2002. It is anticipated that during the second and third quarters of 2005, the NYMEX ACCESS® electronic trading system will be migrated to NYMEX ClearPortSM Trading, whereby NYMEX ACCESS® will cease to operate and NYMEX ClearPortSM Trading will become the Company’s principal electronic trading system.

Electronic Trading and Trade Clearing — NYMEX ClearPortSM

In January 2003, the Company launched a new electronic trading system, NYMEX ClearPortSM Trading. NYMEX ClearPortSM Trading provides a trade execution system for certain energy futures products which are based on commonly-traded over-the-counter instruments. The system offers competitive trading in a product slate of energy futures contracts which is separate from the product slate offered on NYMEX ACCESS®.

In 2002, the Company developed a trade clearing service, NYMEX ClearPortSM Clearing, based upon submission to the Exchange’s website of transactions executed off-Exchange for clearing on the Exchange. Specifically, NYMEX ClearPortSM Clearing is the mechanism by which individually negotiated off-Exchange trades are submitted to the Exchange for clearing for specified products. This includes clearing for the products that are part of the clearing of off-Exchange trades initiative launched in May 2002 as well as the interface used to submit Exchange of Futures for Physical (“EFP”) and Exchange of Futures for Swaps (“EFS”) transactions for energy futures traded as part of NYMEX ClearPortSM Trading and a limited number of NYMEX ACCESS® products. NYMEX ClearPortSM Clearing achieved a record clearing volume level during 2004 of approximately 14.3 million contracts, increasing from 6.0 million contracts cleared in 2003, and from 0.5 million contracts cleared in 2002 when the service launched.

Alliances

Tokyo Commodity Exchange: In 2004, the Company and the Tokyo Commodity Exchange (“TOCOM”) executed a cooperation agreement through which, among other things, TOCOM assists the Company in the offering of the Company’s products in Japan. Energy and metals futures contracts are currently being traded in Japan via the Company’s electronic trading platform, NYMEX ACCESS®.

Dubai Development and Investment Authority: In 2004, the Company entered into a memorandum of understanding with the Dubai Development and Investment Authority to jointly explore the development of the Dubai Mercantile Exchange (the “DME”), the first commodity futures exchange in that region. The DME is expected to be structured as a traditional exchange with a trading floor and clearinghouse. The joint project will focus on the creation of new and differentiated products, primarily revolving around commodities such as crude oil, natural gas, electricity futures, and metals such as aluminum and gold.

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Singapore Exchange Derivatives Trading Limited: In 1999, the Company entered into an agreement with the Singapore Exchange Derivatives Trading Limited for the placement of NYMEX ACCESS® terminals in Singapore, one of Asia’s primary oil trading centers. This linkage received regulatory approval in 2000. The Company was able to modify its regulatory approval in Singapore in 2004 to include the internet-based NYMEX ACCESS® and NYMEX ClearPortSM systems.

In addition, during 2004, the Company entered into various memoranda of understanding for the purposes of developing various areas of cooperation, including business opportunities, with, among others, the Shanghai Futures Exchange, the Taiwan Futures Exchange and the Central Japan Commodity Exchange.

Chicago Mercantile Exchange, Inc.: In 2002, the Company launched, in conjunction with the Chicago Mercantile Exchange, Inc. (“CME”) a trading program that offers smaller versions than the size of a normal NYMEX Division futures contract (referred to as an “e-miNYSM”). e-miNYSM contracts are currently being executed through GLOBEX®, the CME’s electronic trading platform and cleared through the Company’s clearinghouse. An e-miNYSM contract provides an additional risk management tool for energy market participants and is designed to attract additional public non-commercial customers to the Company’s marketplace. However, it is anticipated that, during the second quarter of 2005, this contract will cease. e-miNYSM contracts will no longer be executed through GLOBEX® and that these contracts will instead be offered for trading on the Company’s NYMEX ClearPortSM Trading electronic trading system.

Clearinghouse Function

The Exchange serves a clearinghouse function, standing as a financial intermediary on every open futures and options transaction cleared. Specifically, through its clearinghouse, the Exchange maintains a system of guarantees for performance of obligations owed to buyers and sellers. This system of guarantees is supported by several mechanisms, including margin deposits and guaranty funds posted by clearing members with the Exchange’s clearinghouse. The amount of margin deposits on hand will fluctuate over time as a result of, among other things, the extent of open positions held at any point in time by market participants in NYMEX Division and COMEX Division contracts and the margin rates then in effect for such contracts.

NYMEX Division and COMEX Division contracts are cleared through the clearinghouse department within NYMEX Exchange. Prior to May 2003, COMEX Division contracts were cleared through a wholly-owned subsidiary of COMEX, the COMEX Clearing Association, Inc. (“CCA”). In May 2003, the COMEX Division and NYMEX Division clearing operations were consolidated into the NYMEX Division clearinghouse. This consolidation included the transferring of the CCA guaranty fund into a single consolidated Exchange guaranty fund (the “Guaranty Fund”) and all of CCA’s rights, duties and responsibilities were transferred to NYMEX Exchange. Accordingly, the deposits were aggregated and are now maintained in a single Guaranty Fund which may be used for any loss sustained by the Exchange as a result of the failure of a clearing member to discharge its obligations on either division. Although there now is one Guaranty Fund for both divisions, separate contribution amounts are calculated for each division.

As such, NYMEX Exchange provides the operational infrastructure to allow position matching, reporting and margining for each of NYMEX Division’s and COMEX Division’s contracts. This structure permits parties to trade with one another without individual credit determinations or counterparty credit risk, allows for the daily flow of marked-to-market variation margin payments and allows the Exchange to look to the financial strength of its clearing members. Specifically, the clearinghouse ensures that trading is conducted in an orderly manner by matching and recording trades, collecting and maintaining margins, allocating margins according to the positions of the clearing members, matching open short with open long positions for delivery, allocating delivery notices, and generating trading and delivery statistics. The clearinghouse acts as a fiscal transfer agent, transferring money from the margin funds of traders who have incurred a loss in the futures market on any given day to the margin funds of traders who have generated a gain – all via the Exchange’s clearing members.

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As a safeguard to ensure proper settlement of contracts, each clearing member is required to maintain a security deposit, in the form of cash or U.S. treasury securities, ranging from $100,000 to $2.0 million per division, based upon such clearing member firm’s reported regulatory capital, in the Guaranty Fund. The Guaranty Fund contained approximately $150.4 million in cash and U.S. treasury securities as of December 31, 2004. The Guaranty Fund is controlled by the Company and may be used to cover the financial defaults of a clearing member on either or both divisions. These amounts on deposit in the Guaranty Funds, however, are not the property of the Company and are not available to pay debt service. The Company is entitled to earn interest on cash balances posted as margin deposits and Guaranty Funds. Such balances are included in the Company’s consolidated balance sheets, and are generally invested overnight in securities purchased under agreements to resell. The Company also maintains a $100 million default insurance policy to protect the Company and clearing members in the event that a default in excess of $130 million occurs. Additionally, the Company intends to enter into a revolving credit agreement during the first quarter of 2005. This agreement would provide a line of credit which could be drawn upon in the event of a clearing member default. Such an arrangement would provide the Company with same-day funds to settle such clearing member default, while providing enough time for an efficient distribution from the Guaranty Fund. Proceeds from the sale of Guaranty Fund securities would be used to repay borrowings under the line of credit.

During the first quarter of 2004, the Company established additional retail customer protection supported by a commitment of at least $10 million available at all times to promptly reimburse retail customers in the event that their clearing member defaults as a result of a default by another customer where margin funds from the retail customer’s account are used to address the default. Retail customers are defined as those that do not otherwise qualify as “eligible contract participants” under the requirements of the Commodity Exchange Act, and are not floor traders or floor brokers on the Exchange or family members of an Exchange floor trader or floor broker who maintains an account at the same clearing firm.

The Exchange, as a self-regulatory organization, has instituted detailed risk-management policies and procedures to guard against default risk with respect to contracts traded and cleared on the Exchange. In order to manage the risk of financial non-performance, the Exchange (i) has established that clearing members maintain at least $5 million in minimum working capital; (ii) limits the number of net open contracts that can be held by any clearing member, based upon that clearing member’s capital; (iii) requires clearing members to post original margin collateral for all open positions, and to collect original margin from their customers; (iv) pays and collects variation margin on a marked-to-market basis at least twice daily; (v) requires clearing members to collect variation margin from their customers; (vi) requires deposits to the Guaranty Fund from clearing members which would be available to cover financial non-performance; and (vii) has broad assessment authority to recoup financial losses. The Exchange also has extensive surveillance and compliance operations and procedures to monitor and enforce compliance with rules pertaining to the trading, position sizes, delivery obligations and financial condition of members. In addition, the clearing member, as all member firms, must own and hold two memberships, or “seats,” at the Exchange.

As part of the Exchange’s powers and procedures designed to backstop contract obligations in the event of a default, the Exchange may levy assessments on any of its clearing members if there are insufficient funds available to cover a deficit. The maximum assessment on each clearing member firm is the lesser of $30 million or 40% of such clearing member firm’s reported regulatory capital.

Despite the Exchange’s authority to levy assessments or impose fees, there can be no assurance that the relevant members will have the financial resources available to pay, or will not choose to be expelled from membership rather than pay, any dues, fees or assessments. The Exchange believes that assessment liabilities of a member arising prior to expulsion are contractual in nature and, accordingly, survive expulsion. In addition, the Exchange would have recourse to such member and the proceeds from the Exchange’s sale of such member’s seat to apply towards any outstanding obligations to the Exchange of such member.

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Moreover, despite the risk mitigation techniques adopted by, and the other powers and procedures implemented by the Exchange, which are designed to, among other things, minimize the potential risks associated with the occurrence of contract defaults on the Exchange, there can be no assurance that these powers and procedures will prevent contract defaults or will otherwise function to preserve the liquidity of the Exchange.

The Exchange conducts clearing through its Clearing 21® system. This system, a highly flexible clearing system, developed jointly with the Chicago Mercantile Exchange, was rolled out in 1999 and is expected to support any anticipated growth in volume or business expansion for the subsequent five to ten years. The Clearing 21® system was upgraded in the fall of 2001 to permit clearing member access via the internet, as well as to accommodate an enhanced product base, including the clearing of OTC contracts. The system enables the Exchange to perform functions relating to banking, settlement, asset management, delivery management, position management and margins.

The Exchange has an excellent risk management track record. No significant clearing member default has occurred since 1985. The 1985 default was at the CCA prior to the COMEX acquisition, and was promptly resolved. NYMEX Exchange’s clearing function enables the Company to guarantee the financial performance of all contracts traded and/or cleared on NYMEX Exchange or COMEX Division.

Market Data

The Company provides proprietary real-time and delayed market data information to subscribers relating to prices of futures and options contracts traded and cleared on the Exchange. The data is distributed to customers through information vendors. Fees from customers are collected by these vendors and remitted to the Exchange. These information vendors include Reuters, Bloomberg, Thompson and DTN, who distribute the data to sub-vendors and subscribers that receive real-time and delayed data. Market data fees contributed 14%, 17%, and 18% of the Company’s total consolidated revenues for the years ended December 31, 2004, 2003 and 2002, respectively. On January 1, 2005, the Company implemented a new fee structure that it anticipates will generate an increase in market data revenue.

Competitive Environment

According to information provided by the Futures Industry Association (“FIA”) for the year 2004, the Exchange is the largest physical commodity-based futures exchange in the world and the third largest futures exchange in the United States. The marketplace for the Exchange’s contracts exists both in the physical format of open outcry ring trading on the trading floor facilities in New York and in Dublin, Ireland, and electronically through NYMEX ACCESS® and the NYMEX ClearPortSM systems.

The Exchange encounters competition in all aspects of its business and competes directly with other exchanges, both domestic and foreign, and OTC entities, some having substantially greater capital and resources and offering a wider range of products and services than does the Company. The Exchange believes that the principal factors affecting competition involve the integrity of the marketplace provided by the Exchange, the relative prices of services and products it offers, its substantial liquidity base, its worldwide brand recognition and the quality of its clearing and execution technology and services.

The Company faces the threat of competition from the activities of domestic, foreign and emerging exchanges or unregulated exchange-equivalents in the United States. Exchanges designated as “contract markets” or “derivatives transaction execution facilities” can compete with the Exchange in offering market trading of futures and options contracts in both of these formats. For instance, in 2004, the Chicago Board of Trade (“CBT”) listed an additional trading contract in gold futures designed to compete with the Exchange’s gold futures contract. While this represents a source of competition, it has not had an adverse affect on the Company’s gold trading levels. Moreover, the Commodity Futures Modernization Act (“CFMA”), enacted in 2000, has created additional opportunities for new competitors to provide trading facilities resulting in an expansion in the

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number of designated contract markets since the implementation of the CFMA. According to the Commodity Futures Trading Commission (“CFTC”), seven new contract market designations have been approved since the implementation of the CFMA. While no new exchanges directly compete with the Company, these exchanges, as well as any other new entrant, could potentially compete with the Company’s markets.

Moreover, the CFMA increased the ability of competitors to offer unregulated competing products that are financially-equivalent to futures contracts. For instance, the IntercontinentalExchange, Inc. (“ICE”), an electronic trading system for various OTC energy products, was created by several large merchant energy and energy companies and currently operates as an “exempt commercial market” under the CFMA. This company is engaged in the trading of several energy instruments which are financially equivalent to those traded on the Exchange. OTC trading of contracts similar to those traded and/or cleared on the Exchange, such as swaps, forward contracts and Exchange “look-alike” contracts, in which parties directly negotiate the terms of their contracts, represents a significant source of potential competition for the Exchange and could be a significant factor affecting the Exchange’s trading volumes and operating revenues if market participants perceive OTC products and exchange-traded futures and options as competing alternatives as opposed to complementary risk management tools. In addition to ICE, six other entities have notified the CFTC that they will be operating pursuant to the exemption applicable to exempt commercial markets.

The CFMA also expanded the ability of companies to engage in the business of clearing OTC instruments, which previously was not expressly permitted by statute. One of the advantages of a regulated cleared OTC instrument versus an uncleared OTC instrument is that the existence of a clearinghouse mitigates potential counterparty credit risk in the OTC markets. As such, to the extent that companies are able to enter the business of the clearing of OTC instruments, this may represent a source of competition to the Exchange and could be a significant factor affecting the Exchange’s trading volumes and operating revenues. The NYMEX ClearPortSM Clearing initiative represents the Exchange’s effort to enter into this type of business. There are other companies, such as the Guaranty Clearing Corporation, a subsidiary of the Clearing Corporation (formerly the Board of Trade Clearing Corporation), and EnergyClear, which have also commenced operations. The London Clearing House (now known as LCH.Clearnet Limited) has also been registered as a Designated Clearing Organization with the CFTC and has established a clearing arrangement in both the U.S. and the U.K. with ICE.

The CFTC will be subject to mandatory legislative reauthorization in 2005. While the Company is currently unaware of any legislative proposals to amend the Commodity Exchange Act arising from this process which will materially affect the Company, any such proposals may be introduced during the legislative reauthorization process.

Volume on foreign futures and options exchanges is growing as the benefits of risk management through futures and options trading become more appreciated throughout the world and risk management techniques are adopted to meet the needs of local economies. This growing global awareness has not only aided the growth of foreign exchanges but has, to a certain extent, also benefited the Exchange as non-U.S. enterprises become Exchange members and customers of other Exchange members. Under present competitive conditions, the Company believes that increasingly liquid foreign markets generally have not taken material volume away from the Exchange since volumes on the Exchange continue to grow. At present, the most active and fastest growing futures and options products listed on foreign exchanges (e.g., Korean and European stock indices; Euro-based and Mexican fixed income products) have not competed with the most active and fastest growing Exchange products. Nevertheless, such foreign futures and options exchanges may in fact have taken some volume, and may in the future take volume, away from the Exchange.

In the past years, there has been significant consolidation in the provision of clearing services. In 2003, the CME and the CBT announced a common clearing link whereby the CME would provide clearing and settlement services for all CBT products. This linkage became fully operational in January 2004. The CME has estimated that it would be clearing approximately 85% of all U.S. futures and futures option volume. In December 2003, the London Clearing House and Clearnet, two significant European clearinghouses, completed a merger to form

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the LCH.Clearnet Group. To the extent that other entities are able to provide clearing on products which compete with the Company’s products and are able to provide benefits to market users from such consolidations, this may represent a source of competition to the Exchange and could be a significant factor affecting trading volumes and operating revenues.

The Exchange, like other commodity and financial exchanges, is directly affected by such factors as national and international economic and political conditions, broad trends in business and finance, legislation and regulations affecting the national and international financial and business communities (including taxes), currency values, the level and volatility of interest rates, fluctuation in the volume, volatility and price levels in the commodities markets and the perception of stability in the commodities and financial markets. These and other factors can affect the Exchange’s volume of trading and the stability and liquidity of the commodities markets. A reduced volume of commodity transactions and reduced market liquidity would result in lower revenues for the Company derived from transaction and clearing fees. In periods of reduced transactions, the Company’s profitability would also likely be adversely affected because certain of its expenses are relatively fixed.

Intellectual Property

The Company reviews on an ongoing basis the proprietary elements of its business to determine what intellectual property protections are available for these elements. The Company seeks to protect proprietary elements by relying upon the protections afforded by trademark, service mark, copyright, patent and other legal rights and remedies on both a domestic and an international scale. In addition, some of our products are dependent upon licensing of these rights from third parties. For instance, with respect to certain of the products traded and/or cleared on the NYMEX ClearPortSM Clearing and NYMEX ClearPortSM Trading systems, the Company has entered into license agreements with Platts and Intelligence Press.

Business Continuity Planning

As with all other financial institutions, the Company continues to strengthen and upgrade its disaster recovery facilities and capabilities. The Company has undertaken several measures, as described below, to ensure effective and efficient business continuity planning.

Regulatory

There currently is limited regulatory oversight or regulations imposed upon exchanges with respect to business continuity planning or disaster recovery in the futures industry. However, the Company sought direction and best practice trends from other regulatory bodies in the equities and bond markets, and has also evaluated the various proposals submitted by industry and government agencies.

The Company perpetually improves its system of business continuity planning by, among other things, ensuring that Company partners, members and vendors have considered and implemented a business continuity planning program. Such implementation on behalf of affiliates of the Company will enable the Company to maximize its ability for continued operations in the face of adverse conditions.

Systems and Facilities

The Company has consolidated its off-site business continuity and disaster recovery facilities into one facility for potential use during an emergency. The Company’s disaster recovery site encompasses a back-up trading facility that operates on a separate power, water, and telecommunications grid. This alternative facility serves as a back-up trading floor. It is fully equipped for trading and has an emergency operations center. The back-up trading floor and data center are located outside of the Company’s headquarters transportation infrastructure. The Company’s main and back-up data centers are linked through high capacity fiber connectivity

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which allows for fully-synchronous communications between the main and back-up systems. The Company has instituted, on an annual basis, a mock disaster drill in order to test the efficiency of its business continuity planning. In October 2004, the Company, along with other U.S. futures exchanges and the industry’s largest market participants, successfully completed the first industry-wide recovery test.

Planning

The Company’s current plan provides for enterprise-wide business continuity planning that includes all of the Company’s business units, the Company’s staff and its membership. The Company has invested in a complex planning and incident management system and retained a business continuity professional to manage the program. The business continuity planning program provides, among other things, a continuous conduct of full risk analysis and business impact analysis in order to identify (i) new areas for preventative measures and (ii) significant business functions, and prioritize such functions accordingly. Moreover, in order to ensure proper coordination during a potential crisis, the Company has established relationships with the local business community, law enforcement, and local and regional governmental emergency agencies.

Recent Developments

On January 11, 2005, the Company established a satellite office in Tokyo, Japan. The Company’s physical presence in Japan will enable it to further develop the Asian marketplace by, among other things, enhancing direct contact with clients in Japan, Hong Kong and Singapore.

On January 26, 2005, the Company announced that it had executed a memorandum of understanding with the Central Japan Commodity Exchange to jointly develop areas of cooperation that will mutually benefit both exchanges.

On February 14, 2005, the Company announced its plans to launch an open outcry futures exchange in London, England.

Financial Information about Segments

Financial information relating to NYMEX Holdings’ business segments for each of the three years for the period ended December 31, 2004, can be found in the Notes to the Consolidated Financial Statements set forth in Item 15 of this Annual Report on Form 10-K and is incorporated herein by reference.

Seasonal and Other Conditions

The Company believes that its business, in the aggregate, is not seasonal. Certain contracts listed on the NYMEX Division, however, trade more heavily in some seasons rather than others. For example, heating oil futures and options trade more heavily in the late fall and winter months, while higher trading in unleaded gasoline futures and options usually occurs in the late spring and summer months. Where possible, the Company manages its trading floor personnel and expenses appropriately to address the seasonal variations in demand for these contracts.

Working Capital Requirements

The Company believes its working capital of $134.4 million is adequate to meet its current obligations. Although no assurances can be made, the Company believes it has adequate cash flows from operations to fund future operations and capital expenditure requirements for the next twelve months. In addition, the Company has the ability, and may seek, to raise capital through the issuances of stock in the private and public capital markets. For additional information on working capital, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”, in this Annual Report on Form 10-K.

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Research and Development

The Company expends significant amounts each year on research for the development of new, and improvement of existing, commodity contracts. During the years ended December 31, 2004, 2003 and 2002, the Company expended, directly or indirectly, $1.9 million, $1.7 million, and $1.6 million, respectively, on research and development activities relating to the design, development, improvement and modification of new and existing contracts. The Company anticipates that it will continue to have research and development costs to maintain its competitive position in the future.

Effects of Environmental Regulations

The Company’s services are not subject to environmental regulations.

Number of Employees

At December 31, 2004, NYMEX Holdings had 497 full-time employees. No employees are covered by labor unions.

Foreign Sales

The Company derives foreign revenues from market data services, the total of which is considered immaterial.

Available Information

The public may obtain further information about the Company from its internet address (http://www.nymex.com). Additionally, the Company makes its filings with the Securities and Exchange Commission (“SEC”) available free of charge and through its internet address as soon as reasonably practicable after the Company electronically files such material with, or furnishes such material to, the SEC.

ITEM 2.	PROPERTIES

The Company’s primary trading facilities and corporate headquarters are located in a 16-story building in downtown New York, New York. This building, which is on land leased from the Battery Park City Authority for a term expiring on June 17, 2069, is one of five office buildings in a complex known as the World Financial Center. The construction of the 502,000 square foot building was completed in 1997. As of December 31, 2004, the Company leases approximately 158,000 square feet at this facility to 38 tenants who are member firms and non-member retail and other tenants.

The Company’s largest tenant is the Board of Trade of the City of New York, Inc. (“NYBOT”), which entered into a lease agreement with the Company in 2002. Under the lease agreement, which expires in 2013, NYBOT leases approximately 13,000 square feet of the trading floor that is also occupied by COMEX Division, and approximately 45,000 square feet of office space. Rent commenced on various occupancy dates during 2003.

The Company’s permanent disaster recovery site is located in Long Island, New York, and operates on a different power grid than its headquarters building. This site has fully operational trading floors to facilitate both NYMEX Division and COMEX Division open outcry auction trading, and houses a data center that is continuously connected to the Company’s headquarters in order to provide full systems and data redundancy. The Company leases the space for this site. The lease, which is for approximately 46,000 square feet of space, began in the fourth quarter 2002 and expires in 2013. Prior to occupying this site, the Company’s back-up data center was located at a temporary recovery site in New Jersey, which was occupied under a short-term lease that expired when the Company completed the transition to its permanent recovery site in April 2003.

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The Company leases 17,000 square feet of space at 22 Cortlandt Street in New York, New York. This space had been used as the Company’s backup data center prior to the September 11, 2001 World Trade Center terrorist attack. The Company has not utilized this facility due to the damage it sustained as a result of the terrorist attack. The term of this lease expires in March 2010, and contains certain provisions for early termination in the event the premises could not be occupied. The Company believed that the inaccessibility of the premises subsequent to the World Trade Center terrorist attack satisfied the conditions for early termination, and notified the landlord to that effect. The Company pursued its rights under these provisions, but after an arbitration hearing, it was determined that the termination notice was not effective. The Company is currently considering its options regarding the use or sublease of the space, or other means of terminating the lease before it expires.

The Company leases office space in Houston, Texas, Washington, D.C., London, England and Tokyo, Japan, where it conducts marketing activities. The Company also sub-leases trading floor space in Dublin, Ireland.

The Company’s management believes its properties are adequate and suitable for its business as presently conducted and are adequately maintained for the immediate future. The Company’s facilities are effectively utilized for current operations of all segments and suitable additional space is available to accommodate expansion needs.

ITEM 3.	LEGAL PROCEEDINGS

From time to time, the Company is involved in legal proceedings and litigation arising in the ordinary course of business. Set forth below are descriptions of legal proceedings and litigation to which the Company is a party as of December 31, 2004. Although there can be no assurance as to the ultimate outcome, the Company has denied, or believes it has a meritorious defense and will deny liability, in all significant cases pending against it including the matters described below, and intends to defend vigorously each such case. While the ultimate result of the proceedings against the Company cannot be predicted with certainty, it is the opinion of management, after consultation with outside legal counsel, that the resolution of these matters, in excess of amounts already recognized, will not have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.

The Company has been named as a defendant in the following legal actions:

Enrique Rivera and Edith Rivera v. New York Mercantile Exchange, Mark Kessloff, Les Faison, Brian Bartichek and John Does “1-10.” This action was pending in New York State Supreme Court (Bronx County). NYMEX Exchange was served with the summons and complaint on or about April 22, 1999. This was a case of alleged ethnic discrimination. Plaintiff sought an unspecified amount of compensatory and punitive damages. The plaintiff filed a Note of Issue on or about September 27, 2002. This matter was settled on January 27, 2004 and did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

New York Mercantile Exchange, Inc. v. IntercontinentalExchange, Inc. On November 20, 2002, NYMEX Exchange commenced an action in United States District Court for the Southern District of New York against IntercontinentalExchange, Inc. (“ICE”). The amended complaint alleges claims for: (a) copyright infringement by ICE arising out of ICE’s uses of certain NYMEX Exchange settlement prices; (b) service mark infringement by reason of use by ICE of the service marks NYMEX and NEW YORK MERCANTILE EXCHANGE; (c) violation of trademark anti-dilution statutes; and (d) interference with contractual relationships. On January 6, 2003, ICE served an Answer and Counterclaims, in which ICE alleges five counterclaims against NYMEX Exchange as follows: (1) a claim for purported violation of Section 2 of the Sherman Act, 15 U.S.C. § 2, for NYMEX Exchange’s allegedly trying to maintain a monopoly in the execution of the North America energy futures and expand the alleged monopoly into the execution and clearing of North American OTC energy contracts by attempting to deny ICE access to NYMEX Exchange settlement prices; (2) a claim for purported violation of Section 1 of the Sherman Act by conspiring with certain of its members to restrain trade by attempting to deny ICE access to NYMEX

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Exchange settlement prices; (3) a claim for alleged violation of Section 2 of the Sherman Act by NYMEX Exchange purportedly denying ICE access to NYMEX Exchange’s settlement prices which are allegedly an “essential facility”; (4) a claim for purported violation of Section 1 of the Sherman Act and Section 3 of the Clayton Act by NYMEX Exchange allegedly tying execution services for North American energy futures and options to clearing services; and (5) a claim for purported violation of the Lanham Act through false advertising with respect to certain services offered by NYMEX Exchange and services offered by ICE. The counterclaims request damages and trebled damages in amounts not specified yet by ICE in addition to injunctive and declaratory relief.

On August 11, 2003, the Court issued an opinion dismissing certain counterclaims and one affirmative defense, with leave to replead. On or about August 28, 2003, NYMEX Exchange was served with ICE’s First Amended Counterclaims in which ICE made four counterclaims against NYMEX Exchange principally alleging violations of U.S. antitrust laws, including claims regarding monopoly leveraging.

By Order and Opinion dated June 30, 2004, the Court granted NYMEX Exchange’s motion and dismissed all of the antitrust counterclaims asserted against NYMEX Exchange. This case is ongoing.

The Company has defended counterclaims filed against it by the defendant in the following legal action:

New York Mercantile Exchange, Inc. v. Kai Neumann and Codeland, Inc. On May 18, 2004, NYMEX Exchange commenced an action in New York State Supreme Court. This action arises from defendants’ alleged unauthorized use of computer software and other subject matter proprietary to NYMEX Exchange, and asserts causes of action for, among other things, trade secret misappropriation, fraudulent misrepresentation, and breach of fiduciary duties. On June 25, 2004, defendants Neumann and Codeland answered the complaint and interposed several counterclaims against NYMEX Exchange that include causes of action for breach of contract and theft of trade secrets. These counterclaims seek, among other things, $13,000,000 in compensatory damages, $10,000,000 in punitive damages, as well as injunctive relief and additional damages for back pay, front pay, lost fringe benefits, and reinstatement of Neumann’s employment. NYMEX Exchange’s time to reply, move or otherwise respond to these counterclaims was extended to October 12, 2004. On that date NYMEX Exchange moved to dismiss certain counterclaims. In December 2004, the parties settled this action. The settlement was recorded in the third quarter of 2004 and did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of security holders during the fourth quarter of 2004.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Stock Trading Symbol — Not applicable.

At present, there is no established trading market for the Company’s common stock. None of the Company’s common stock is listed on any exchange or automated quotation system. Each series of common stock is coupled with a Class A membership interest in NYMEX Exchange and the two interests cannot be traded separately. NYMEX Holdings’ common stock, coupled with NYMEX Division memberships are traded through a bid-ask system maintained by the Company’s membership department.

A proposed purchaser or transferee of common stock and trading rights must meet certain financial requirements and have two-member sponsors. All applicants are subjected to a thorough review process in order to be approved. The Company conducts a background investigation of each applicant focusing on the applicant’s credit standing, financial responsibility, character and integrity.

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Due to the absence of an established public trading market and the limited number and disparity of bids made for shares through year-end 2004, bid prices for shares tend to be unrepresentative of the actual sales price of a share. The high and low sales prices for a share of NYMEX Holdings common stock coupled with NYMEX Division trading rights are reflected in the following seat sale prices for each quarter of 2004 and 2003.

2004	High	Low
First Quarter	$1,550,000	$1,550,000
Second Quarter	$1,650,000	$1,650,000
Third Quarter	$1,650,000	$1,650,000
Fourth Quarter	$2,000,000	$1,745,000

2003	High	Low
First Quarter	$1,325,000	$1,150,000
Second Quarter	$1,356,000	$1,170,000
Third Quarter	$1,625,000	$1,500,000
Fourth Quarter	$1,625,000	$1,500,000

Dividend Policy

The Company has declared dividends as follows:

Declaration Date	Dividend per Share	Record Date
November 7, 2002	$6,127	January 2, 2003
July 9, 2003	$3,064	July 15, 2003
December 3, 2003	$3,064	December 31, 2003
July 7, 2004	$3,064	July 15, 2004
December 15, 2004	$4,289	December 31, 2004

Prior to the November 7, 2002 declaration, the Company had never paid dividends to its stockholders. The Company expects to pay discretionary future dividends based upon continued profitability.

Number of Holders of Common Stock

There were 604 holders of record of the Company’s common stock as of February 25, 2005.

Changes in Securities and use of Proceeds — Not applicable.

ITEM 6.	SELECTED FINANCIAL DATA (UNAUDITED)

The following table sets forth selected consolidated financial and other information of the Company. The balance sheet and operating data as of, and for each of the years in, the five-year period ended December 31, 2004 have been derived from the audited consolidated financial statements and notes thereto. The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this document, the consolidated financial statements and the notes thereto, and other financial information, included in this report. Certain reclassifications have been made to prior periods to conform to the current presentation.

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NYMEX Holdings, Inc.

Selected Financial Data

(in thousands, except per share amounts, ratios and employees)

	Year Ended December 31,
	2004	2003	2002	2001	2000
OPERATING DATA
Revenues
Clearing and transaction fees, net (1)	$193,295	$139,731	$140,763	$104,302	$92,500
Market data fees	32,605	31,700	33,459	34,313	33,622
Other, net (2)	11,532	12,737	14,982	5,666	4,747

Total revenues	237,432	184,168	189,204	144,281	130,869

Expenses
Salaries and employee benefits	57,357	54,401	49,121	50,443	50,098
Occupancy and equipment	26,383	26,664	24,364	20,663	19,921
Depreciation and amortization, net (3)	21,795	24,679	20,926	16,024	13,862
General and administrative	32,372	23,314	17,737	12,848	13,512
Professional services	26,544	17,427	17,954	12,753	15,625
Telecommunications	6,056	5,934	7,639	10,878	10,767
Marketing	2,490	2,080	2,633	1,721	2,446
Other expenses	8,352	8,080	8,198	6,695	4,905
Demutualization expenses (4)	—	—	—	—	4,281
Amortization of goodwill (5)	—	—	—	2,153	2,153
Asset impairment and disposition losses	5,351	2,340	12,583	5,114	857

Total operating expenses	186,700	164,919	161,155	139,292	138,427

Income (loss) from operations	50,732	19,249	28,049	4,989	(7,558)
Investment income and interest expense
Investment income, net	3,893	3,929	4,467	4,135	9,355
Interest expense	7,039	7,237	7,455	7,662	7,718

Income (loss) before provision (benefit) for income taxes	47,586	15,941	25,061	1,462	(5,921)
Provision (benefit) for income taxes	20,219	7,061	12,762	782	(3,140)

Net income (loss)	$27,367	$8,880	$12,299	$680	$(2,781)

BALANCE SHEET DATA (year end)
Total assets	$454,650	$477,676	$462,755	$415,591	$500,131
Total tangible assets (excluding goodwill and other intangible assets)	$437,226	$459,475	$446,387	$399,262	$481,649
Total liabilities	$327,868	$372,261	$361,220	$321,715	$415,471
Long-term debt	$85,915	$88,732	$91,551	$94,368	$97,185
Total debt (including short-term portion)	$88,732	$91,549	$94,368	$97,185	$100,000
Total stockholders’ equity	$126,782	$105,415	$101,535	$94,236	$84,659
OTHER DATA
Book value per share (6)	$155,370	$129,185	$124,430	$115,485	$103,749
Cash dividends paid per common share (7)	$6,127	$9,191	$—	$—	$—
Current ratio (8)	2.4	1.7	1.8	2.0	1.4
Times interest earned (9)	7.8	3.2	4.4	1.2	0.2
Cash flow coverage of fixed charges (10)	13.6	6.1	11.4	2.2	1.9
Working capital	$134,382	$99,628	$93,011	$79,974	$74,913
Capital expenditures	$6,639	$13,446	$31,049	$27,221	$12,797
Cash provided by operations	$68,775	$29,908	$65,109	$8,749	$10,188
Number of employees at end of year	497	481	489	478	544
Sales price per share (11)
High	$2,000,000	$1,625,000	$1,300,000	$825,000	$725,000
Low	$1,550,000	$1,150,000	$825,000	$685,000	$550,000
Basic and diluted earnings (loss) per share	$33,538	$10,882	$15,072	$833	$(3,408)
Total trading and clearing volume	169,486	143,902	138,530	103,025	104,075
Total open interest	7,950	4,967	4,477	3,201	2,853

(1)

Clearing and transaction fees are presented net of payments to members under the Company’s proprietary fee reduction program, which were $14,049, $5,245, $6,693 and $13,727 for the years ended December 31, 2003, 2002, 2001 and

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2000, respectively. This program was eliminated effective December 31, 2003 and, as a result, there were no fee reductions for the year ended December 31, 2004. For a description of the proprietary fee reduction program, see the Notes to the Consolidated Financial Statements contained in Item 15 of this report.

(2)	In 1998, NYMEX Division introduced various incentive programs. These programs reduced other revenue for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 by $1,366, $1,216, $2,263, $2,389 and $2,910, respectively.

(3)	Depreciation and amortization expense is net of amortization of a deferred credit for building construction of $2,145, annually.

(4)	Expenses incurred for the Company’s 2000 demutualization consisted of accounting, investment banking, legal, printing and SEC filing fees.

(5)	Effective January 1, 2002, the Company is no longer required to amortize goodwill pursuant to SFAS No. 142. Instead, the carrying value of goodwill is annually measured for impairment. Such a test was performed in the fourth quarters of 2004, 2003 and 2002, and no impairment was required.

(6)	Stockholders equity divided by the number of shares outstanding.

(7)	Total cash dividends paid to stockholders divided by the number of shares outstanding.

(8)	Current assets divided by current liabilities.

(9)	Income before income taxes and interest expense divided by interest expense.

(10)	Cash provided by operations plus income tax expense (or less income tax benefit) plus interest expense divided by interest expense.

(11)	Shares are purchased from existing members at prevailing market prices. These prices are established through a bid-and-ask system coordinated by the Company.

Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

This discussion summarizes the significant factors affecting the results of operations and financial condition of the Company during the years ended December 31, 2004, 2003 and 2002. This discussion is provided to increase the understanding of, and should be read in conjunction with, the audited consolidated financial statements, accompanying notes and tables included in this Annual Report on Form 10-K.

Forward-Looking and Cautionary Statements and Factors that May Affect Future Results

Certain information in this report (other than historical data and information) constitutes forward-looking statements regarding events and trends that may affect the Company’s future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K. These statements are based on current expectations. Assumptions are inherently uncertain and are subject to risks that should be viewed with caution. Actual results and experience may differ materially from forward-looking statements as a result of many factors, including: changes in general economic and industry conditions in various markets in which the Company’s contracts are traded; increased competitive activity; fluctuations in prices of the underlying commodities as well as for trading floor administrative expenses related to trading and clearing contracts; the ability to control costs and expenses; changes to legislation or regulations; protection and validity of our intellectual property rights and rights licensed from others; and other unanticipated events and conditions. It is not possible to foresee or identify all such factors. The Company assumes no obligation to update publicly any forward-looking statements.

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Business Overview

NYMEX Holdings, Inc. (“NYMEX Holdings”) was incorporated in 2000 as a stock corporation in Delaware, and is the successor to the New York Mercantile Exchange, which was established in 1872. The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (“NYMEX Exchange” or “NYMEX Division”) and Commodity Exchange, Inc. (“COMEX” or “COMEX Division”), which is a wholly-owned subsidiary of NYMEX Exchange. Where appropriate, each operating division, NYMEX Division and COMEX Division, will be discussed separately, and collectively will be referred to as the “Exchange.” When discussing NYMEX Holdings together with its subsidiaries, reference is being made to the “Company.” The Company demutualized on November 17, 2000 at which time the book value of the assets and liabilities of New York Mercantile Exchange carried over to NYMEX Division.

The Company facilitates the buying and selling of energy and metal commodities for future delivery under rules intended to protect the interests of market participants. The Company provides liquid marketplaces where physical commodity market participants can manage future price risk and, through the Company’s clearing operations, mitigate counter-party credit risk. Through real-time and delayed dissemination of its transaction prices, the Company provides price discovery and transparency to market participants. In order to enhance its markets and provide market participants additional mechanisms to manage risk, the Company continuously offers new products, distribution services and clearing services. The Company does not own commodities, trade for its own account, or otherwise engage in market activities.

The NYMEX Division provides a marketplace for trading energy futures and options. The COMEX Division provides a marketplace for trading precious and base metals futures and options. NYMEX Division’s principal markets include crude oil, natural gas, heating oil and unleaded gasoline. COMEX Division’s principal markets include gold, silver and high grade copper. The Company provides the physical facilities for open outcry auction markets. The open outcry markets operate during regular business hours, and trading activities in these markets are, for purposes of this management discussion, referred to as floor trading. Through its NYMEX ACCESS® and NYMEX ClearPortSM Trading technology, the Company provides market participants the ability to conduct after-hours, electronic trading for floor-based products and 23 hours-per-trading-day for additional products.

The Company provides trade-clearing services for transactions executed through its floor trading operations, transactions executed through its NYMEX ACCESS® and NYMEX ClearPortSM Trading electronic trading platforms, and e-miNYSM transactions executed through the Chicago Mercantile Exchange’s electronic trading platform, GLOBEX®. In addition, during the second quarter of 2002, the Company launched an over-the-counter (“OTC”) clearing initiative, which was intended, among other things, to alleviate some of the credit issues in the marketplace by using the Company’s clearing operations to offer market participants the advantages of reducing costs by permitting futures and OTC positions to be offset. This initiative permits market participants to negotiate bilateral trades in the OTC market, which are then transferred to the Company’s division as futures contracts for clearing. Subsequent to its launch, this endeavor was renamed NYMEX ClearPortSM Clearing.

In order to conduct floor-trading activities, market participants must own or lease a membership on the NYMEX Division or COMEX Division. Non-members may execute floor trades on the Company’s divisions, but must do so through a member. In addition to floor trading privileges, each NYMEX Division and COMEX Division member holds one right to trade on the Company’s electronic trading platforms. NYMEX Division members may lease additional electronic trading rights for a monthly fee established by the Company. In addition, non-members may obtain NYMEX Division electronic trading privileges for a fee. Each NYMEX Division membership also has one share of NYMEX Holdings common stock. NYMEX Division members own all of NYMEX Holdings common stock.

Certain NYMEX Division and COMEX Division members are clearing members. Clearing members provide capital to support the Company’s clearing activities. All market participants trading through the Company’s floor

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trading and electronic trading venues must have a clearing relationship with a clearing member who will clear their trades through the Company’s clearinghouse. Market participants must have similar clearing member relationships to use NYMEX ClearPortSM Clearing.

The Company’s principal sources of revenues are clearing and transaction fees derived from trades executed on its divisions, and/or cleared through its clearinghouse, and fees charged for the Company’s proprietary futures and options contract price information.

Clearing and transaction fees are dependent primarily upon the volume of trading activity conducted on the Company’s divisions and cleared by the Company’s clearinghouse. These volumes are impacted by several factors, including:

•	National and international economic and political conditions;

•	Volatility in price levels of the underlying commodities;

•	Market perception of stability in commodities and financial markets;

•	The level and volatility of interest rates and inflation;

•	Credit quality of market participants; and

•	Weather conditions affecting certain energy commodities.

The relative proportions of member and non-member trading activities, and the trading venues on which market participants trade also impact the levels of clearing and transaction fees. NYMEX Division and COMEX Division members are afforded more favorable transaction pricing than non-members, and are eligible to participate in certain transaction fee and cost reduction programs, which impact the level of clearing and transaction fees and other revenues.

Market data relating to proprietary prices of contracts executed on the Company’s divisions are sold to vendors who redistribute this information to market participants and others. The level of market data fees is dependent upon the number of vendors and the number of end users receiving data through the vendor redistribution process. The Company relies on its market data vendors to supply accurate information regarding the number of subscribers that are accessing the Company’s market data.

The Company’s expenses consist primarily of employee compensation and benefits and the cost of facilities, equipment, software and communications to support the Company’s trading and clearing operations. The Company also incurs marketing costs associated with the development and launch of new products and services. During 2004, 2003 and 2002, the Company invested in technology and infrastructure to support market expansion, enhance its trading and clearing technology, and develop new products and services. During 2001, the September 11 terrorist attack on the World Trade Center, which was located near the building that houses the Company’s headquarters and primary trading floors, resulted in the closing of the Company’s trading and clearing operations for four business days, and rendered the Company’s back-up data and recovery center inoperable. In order to replace this site, the Company leased temporary space in New Jersey while it developed a plan for a permanent business recovery facility outside of New York City. In 2002, the Company leased space for a suitable permanent recovery site, where it invested in the development of a back-up trading floor and data center. The new recovery site became fully operational in the second quarter of 2003. The data center is continuously connected to the Company’s primary operations to ensure immediate recovery in the event that the Company’s headquarters or primary trading floors become inaccessible. During full year 2002 and the first quarter of 2003, the Company incurred incremental occupancy and telecommunications expenses relating to its temporary recovery site. In the fourth quarter of 2002, the Company received an insurance settlement relating to loss of revenue and costs incurred in its recovery activities subsequent to the World Trade Center terrorist attack.

During 2004 and 2003, the Company continued the development of a new technology strategy, which is designed to standardize and simplify the Company’s technology infrastructure. This new strategy is expected to reduce

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technology operating costs and capital expenditures while enhancing processing speed and capacity. In connection with this strategy, the Company recognized additional depreciation and amortization expense in 2004 and 2003 resulting from changes in estimated useful lives of certain existing technology assets.

Market Conditions

In 2004, the volume of total futures and options contracts traded and cleared was 169.5 million contracts, an increase of 25.6 million contracts or 18%, compared to 143.9 million contracts in 2003.

In 2003, the volume of total futures and options contracts traded and cleared was 143.9 million contracts, an increase of 5.4 million contracts or 4%, compared to 138.5 million contracts in 2002.

Provided below is a discussion of the Company’s three significant components of trading and clearing operations: (i) the NYMEX Division; (ii) the COMEX Division; and (iii) NYMEX ClearPortSM Clearing. The NYMEX Division and COMEX Division information presented in the following discussion excludes contracts cleared through NYMEX ClearPortSM Clearing.

Trading and clearing volumes discussed in this management’s discussion and analysis are expressed as “round-turns,” which are matched buys and sells of the underlying contracts. These volumes include futures settlement and options exercise transactions for which transaction fees are assessed. Prior to the filing of the second quarter 2004 Form 10-Q, the Company did not include settlement and exercise volumes in its volume disclosures. Accordingly, prior period volume information has been adjusted to include such transactions for comparative purposes. Open interest represents the number of contracts at December 31 for which clearing members and their customers are obligated to the Company’s clearinghouse and are required to make or take future delivery of the physical commodity (or in certain cases be settled by cash), or close out the position with an offsetting sale or purchase prior to contract expiration. Options open interest represents unexpired, unexercised option contracts.

NYMEX Division

In 2004, the volume of futures and options contracts traded and cleared on the NYMEX Division was 124.8 million contracts, an increase of 12.3 million contracts or 11%, compared to 112.5 million contracts in 2003. Futures contract volume was 100.9 million contracts, an increase of 10.8 million contracts or 12%, compared to 90.1 million contracts in 2003. Options contract volume was 23.9 million contracts, an increase of 1.5 million contracts or 7%, compared to 22.4 million contracts in 2003.

In 2003, the volume of futures and options contracts traded and cleared on the NYMEX Division was 112.5 million contracts, a decrease of 7.1 million contracts or 6%, compared to 119.6 million contracts in 2002. Futures contract volume was 90.1 million contracts, a decrease of 4.0 million contracts or 4%, compared to 94.1 million contracts in 2002. Options contract volume was 22.4 million contracts, a decrease of 3.2 million contracts or 13%, compared to 25.6 million contracts in 2002.

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The following tables set forth trading and clearing volumes and open interest for the Company’s major energy futures and options products.

NYMEX Division Contracts Traded and Cleared

For the Years Ended December 31,

(in thousands)

	2004			2003			2002
	Futures	Options	Total	Futures	Options	Total	Futures	Options	Total
Light sweet crude oil	54,127	12,488	66,615	46,327	11,041	57,368	46,431	12,137	58,568
Henry Hub natural gas	18,058	8,616	26,674	19,910	9,580	29,490	25,254	11,808	37,062
N.Y. heating oil	13,016	898	13,914	11,707	759	12,466	10,785	674	11,459
N.Y. harbor unleaded gasoline	12,898	994	13,892	11,278	694	11,972	11,070	787	11,857
Other	2,784	884	3,668	837	328	1,165	550	151	701

Total	100,883	23,880	124,763	90,059	22,402	112,461	94,090	25,557	119,647

NYMEX Division Contracts Open Interest At December 31, (in thousands)
	2004			2003			2002
	Futures	Options	Total	Futures	Options	Total	Futures	Options	Total
Light sweet crude oil	669	1,286	1,955	600	733	1,333	581	1,167	1,748
Henry Hub natural gas	391	943	1,334	318	740	1,058	380	987	1,367
N.Y. heating oil	153	113	266	138	56	194	166	71	237
N.Y. harbor unleaded gasoline	163	53	216	108	21	129	115	48	163
Other	31	51	82	34	20	54	12	17	29

Total	1,407	2,446	3,853	1,198	1,570	2,768	1,254	2,290	3,544

Light Sweet Crude Oil

In 2004, futures contract volume increased by 7.8 million contracts or 17% and options contract volume increased by 1.5 million contracts or 14%, compared to 2003. Total futures and options contract volume increased by 9.3 million contracts or 16%, compared to 2003.

The Company believes that the increases in futures and options contract volume were due, in part, to the continuing strong global demand for crude oil, particularly in China and the United States. In addition, the price volatility of crude oil increased due to terrorism concerns in the Middle East throughout the year, as well as supply concerns due to the hurricanes that affected the oil refineries located near the Gulf of Mexico in the third quarter of 2004. Finally, continued high price differentials between crude oil and gasoline have resulted in increased trading activity.

In 2003, futures contract volume decreased by 0.1 million contracts or less than 1% and options contract volume decreased by 1.1 million contracts or 9%, compared to 2002. Total futures and options contract volume decreased by 1.2 million or 2%, compared to 2002. After strong first quarter results due to increased volatility tied to the start of the Iraq War, the remaining three quarters of 2003 were characterized by less hedging activity as the hostilities subsided. Consequently, as global tensions eased, the volatility levels also decreased, leading to lower options trading volumes than 2002.

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Henry Hub Natural Gas

In 2004, futures contract volume decreased by 1.8 million contracts or 9% and options contract volume decreased by 1.0 million contracts or 10%, compared to 2003. Total futures and options contract volume decreased by 2.8 million contracts or 9%, compared to 2003.

The Company believes that the decreases in futures and options contract volume were due, in part, to diminished concern, with the exception of the third quarter of 2004, when hurricanes in the Gulf of Mexico increased concern, regarding the supply of natural gas. Moderately higher storage levels may have reduced concerns about the availability of natural gas for the 2004 winter heating season. In addition, the 2004 summer season was cooler compared to 2003 in several regions of the United States, which may have also reduced supply concerns as less natural gas was needed to power electricity generation plants that produce electricity to meet the summer’s air conditioning demand.

In 2003, futures contract volume decreased by 5.4 million contracts or 21% and options contract volume decreased by 2.2 million contracts or 19%, compared to 2002. Total futures and options contract volume decreased by 7.6 million contracts or 20%, compared to 2002. Overall demand for natural gas remained relatively constant in 2003, however, the proportion of demand represented by electricity generation increased and natural gas use by the industrial sector decreased. In addition, the merchant energy sector had historically been a significant participant in the natural gas futures and options markets. During 2002, trading activity in this sector remained high, even as major market participants began reducing their positions as they addressed credit issues. In 2003, natural gas futures and options trading levels declined from 2002 due to the absence of these participants.

Heating Oil

In 2004, futures contract volume increased by 1.3 million contracts or 11% and options contract volume increased 0.1 million contracts or 13%, compared to 2003. Total futures and options contract volume increased by 1.4 million contracts or 11%, compared to 2003.

The Company believes that the increases in futures and options contract volume were due, in part, to the continuing strong global demand for petroleum products, including heating oil. In addition, price volatility in the heating oil market increased, as supply concerns arose throughout 2004 due to terrorism in the Middle East, as well as the hurricanes that affected the oil refineries located near the Gulf of Mexico during the third quarter of 2004. Finally, high price differentials between crude oil and heating oil have resulted in increased trading activity.

In 2003, futures contract volume increased by 0.9 million contracts or 8% and options contract volume increased 0.1 million contracts or 13%. Total futures and options volume increased 1.0 million contracts or 9% from 2002. Stronger economic activity and colder weather in the northeastern United States led to higher demand for heating oil and increased hedging activity.

New York Harbor Unleaded Gasoline

In 2004, futures contract volume increased by 1.6 million contracts or 14% and options contract volume increased 0.3 million contracts or 43%, compared to 2003. Total futures and options contract volume increased by 1.9 million contracts or 16%, compared to 2003.

The Company believes that the increases in futures and options contract volume were due, in part, to the continuing strong consumer demand for gasoline. The increased demand was coupled with a decrease in gasoline supply during the third quarter of 2004, as hurricanes in the Gulf of Mexico caused nearby refineries to shut down at times throughout the quarter. These factors attributed to the increased price differential between gasoline and crude oil, resulting in higher trading activity.

In 2003, futures contract volume increased by 0.2 million contracts or 2% and options contract volume decreased 0.1 million contracts or 12%. Total futures and options volume increased by 0.1 million contracts

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or 1%, compared to 2002. In 2003, strong consumer demand for gasoline resulted in increased trading volume and related hedging activity. In addition, the continued strength in the price differential between gasoline and crude oil led to increased trading activity.

COMEX Division

In 2004, the volume of futures and options contracts traded and cleared on the COMEX Division was 30.4 million contracts, an increase of 5.0 million contracts or 20%, compared to 25.4 million contracts in 2003. Futures contract volume was 24.9 million contracts, an increase of 4.5 million contracts or 22%, compared to 20.4 million contracts in 2003. Options contract volume was 5.5 million contracts, an increase of 0.5 million contracts or 10%, compared to 5.0 million contracts in 2003.

In 2003, the volume of futures and options contracts traded and cleared on the COMEX Division was 25.4 million contracts, an increase of 7.1 million contracts or 39%, compared to 18.3 million contracts in 2002. Futures contract volume was 20.4 million contracts, an increase of 4.7 million contracts or 30%, compared to 15.7 million contracts in 2002. Options contract volume was 5.0 million contracts, an increase of 2.4 million contracts or 92%, compared to 2.6 million contracts in 2002.

The following tables set forth trading and clearing volumes and open interest for the Company’s major metals futures and options products.

COMEX Division Contracts Traded and Cleared

For the Years Ended December 31,

(in thousands)

	2004			2003			2002
	Futures	Options	Total	Futures	Options	Total	Futures	Options	Total
Gold	16,061	4,356	20,417	12,743	4,390	17,133	9,344	2,001	11,345
Silver	5,334	968	6,302	4,261	577	4,838	3,251	561	3,812
High grade copper	3,437	203	3,640	3,232	49	3,281	3,050	39	3,089
Aluminum	84	—	84	167	4	171	91	—	91

Total	24,916	5,527	30,443	20,403	5,020	25,423	15,736	2,601	18,337

COMEX Division Contracts Open Interest At December 31, (in thousands)
	2004			2003			2002
	Futures	Options	Total	Futures	Options	Total	Futures	Options	Total
Gold	319	528	847	279	621	900	207	213	420
Silver	101	64	165	102	61	163	81	48	129
High grade copper	93	13	106	88	11	99	80	3	83
Aluminum	8	—	8	9	—	9	9	—	9

Total	521	605	1,126	478	693	1,171	377	264	641

Gold

In 2004, futures contract volume increased by 3.4 million contracts or 27% and options contract volume remained essentially flat, compared to 2003. Total futures and options contract volume increased by 3.3 million contracts or 19%, compared to 2003.

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The Company believes that the increase in futures contract volume was due, in part, to significant uncertainty regarding geopolitical conditions, rising physical commodity prices, the fear of inflation and a weakened U.S. currency, which led to increased hedging and speculative demand for gold futures. The Company believes that the options contract volume was affected by a period of reduced market volatility.

In 2003, futures contract volume increased by 3.4 million contracts or 37% and options contract volume increased by 2.4 million contracts or 120%, compared to 2002. Total futures and options contract volume increased by 5.8 million contracts or 51%, compared to 2002. In 2003, record futures and options trading volume was established due, in part, to uncertainty regarding geopolitical conditions, rapidly rising physical commodity prices and a weakened U.S. currency, which led to increased hedging and speculative demand for futures and options.

Silver

In 2004, futures contract volume increased by 1.0 million contracts or 23% and options contract volume increased by 0.4 million contracts or 67%, compared to 2003. Total futures and options contract volume increased by 1.4 million contracts or 29%, compared to 2003.

The Company believes that the increases in futures and options contract volume were due, in part, to significant uncertainty regarding geopolitical conditions, rising physical commodity prices, the fear of inflation and a weakened U.S. currency, which led to increased hedging and speculative demand for silver futures and options.

In 2003, futures contract volume increased by 1.0 million contracts or 30% and options contract volume remained essentially flat, compared to 2002. Total futures and options contract volume increased by 1.0 million contracts or 26%, compared to 2002 due to uncertainty regarding geopolitical conditions, rapidly rising physical commodity prices and a weakened U.S. currency, which led to increased hedging and speculative demand for futures and options.

High Grade Copper

In 2004, futures contract volume increased by 0.2 million contracts or 6% and options contract volume increased 0.1 million contracts or over 300% on relatively small volume, compared to 2003. Total futures and options contract volume increased by 0.3 million contracts or 9%, compared to 2003.

The Company believes that the increases in futures and options contract volume were due, in part, to a projected copper deficit in 2004 as a result of declining global warehouse stocks. World usage of copper has exceeded production due to strong housing starts in the U.S. coupled with increased international demand, which contributed to increased market volatility, resulting in increases in copper futures and options trading levels.

In 2003, futures contract volume increased 0.2 million contracts or 6% and options contract volume increased 26% on relatively small volume, compared to 2002. Total futures and options contract volume increased by 0.2 million contracts or 6%, compared to 2002. Strong housing starts in the U.S. coupled with increased international demand and changes in supply patterns, contributed to increased market volatility, which resulted in increases in futures and options trading levels.

NYMEX ClearPortSM Clearing

In 2004, futures and options contract clearing volume was 14.3 million contracts, an increase of 8.3 million contracts or 138%, compared to 6.0 million contracts in 2003.

In 2003, futures contract clearing volume was 6.0 million contracts, an increase of 5.5 million contracts, compared to 0.5 million contracts in 2002.

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While the Company’s open outcry and electronic trading venues experienced declines in natural gas futures and options trading volumes in both 2004 and 2003, there was significant growth in natural gas clearing volume through NYMEX ClearPortSM Clearing. The Company believes this growth was due, in part, to traditional over-the-counter market participants seeking credit risk mitigation provided by the Company’s clearinghouse for off-Exchange trade execution activities. In addition, significant growth in the number of different natural gas products during 2004 and the launch of new products for petroleum, electricity and coal on NYMEX ClearPortSM Clearing contributed to this increase. NYMEX ClearPortSM Clearing was launched during the second quarter of 2002.

The following tables set forth clearing volumes for products cleared through NYMEX ClearPortSM Clearing.

NYMEX ClearPortSM Clearing Contracts

For the Years Ended December 31,

(in thousands)

	2004			2003			2002
	Futures	Options	Total	Futures	Options	Total	Futures	Options	Total
Natural gas	11,244	2,029	13,273	5,642	—	5,642	539	—	539
Electricity	542	—	542	267	—	267	7	—	7
Petroleum products	458	—	458	106	—	106	—	—	—
Coal	7	—	7	3	—	3	—	—	—

Total	12,251	2,029	14,280	6,018	—	6,018	546	—	546

NYMEX ClearPortSM Clearing Open Interest At December 31, (in thousands)
	2004			2003			2002
	Futures	Options	Total	Futures	Options	Total	Futures	Options	Total
Natural gas	2,051	732	2,783	956	—	956	287	—	287
Electricity	79	—	79	41	—	41	5	—	5
Petroleum products	97	11	108	30	—	30	—	—	—
Coal	1	—	1	1	—	1	—	—	—

Total	2,228	743	2,971	1,028	—	1,028	292	—	292

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) has requested that all registrants discuss their three to five most “critical accounting policies” in Management’s Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results of operations and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The Company believes that the following accounting policies fit this definition:

Internally Developed Software

Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, provides guidance on the accounting treatment of costs related to software obtained or developed for internal use. The Company has capitalized certain costs to develop internal-use software,

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consisting primarily of software tools and systems. Because most of its capital expenditures are not exclusively used on developing internally used software, the Company allocates these costs on a project-by-project basis. The Company capitalizes these costs related to software developed for internal use based on the results of this allocation. During 2004, the Company had no capitalized internal-use software costs, compared to approximately $2.0 million and $9.0 million during the years ended December 31, 2003 and 2002, respectively. These amounts are included in property and equipment, net, in the Company’s consolidated balance sheets. The Company amortizes these capitalized costs to expense over an estimate of the useful life of the internal-use software, which is generally three to five years.

Clearing and Transaction Fee Revenues

The largest sources of the Company’s operating revenues are clearing and transaction fees. These fees are recognized as revenue in the same period that trades are executed and/or cleared on the Company’s divisions. During each of the years ended December 31, 2003 and 2002, the Company had in effect a proprietary fee reduction program. Under this program, NYMEX Division members received from the Company, either directly or through a clearing member, payments representing a reduction of their clearing and transaction fees. Clearing and transaction fees were recorded net of these payments in the consolidated statements of income. The amount of payments under this program was based on each member’s individual trading and clearing volumes, and represented a stated per-side transaction fee reduction. The level of the per-side fee reduction was set periodically by the Company’s board of directors. Changes in the level of this fee reduction impacted comparisons of clearing and transaction revenues in 2003 and 2002. During 2003, a similar program was implemented for COMEX Division members. For the years ended December 31, 2003 and 2002, clearing and transaction fees were reduced by $14.0 million and $5.2 million, respectively, for these payments. Effective December 31, 2003, the Company eliminated the proprietary fee reduction programs for NYMEX Division and COMEX Division members, although similar programs may be implemented in the future.

Clearing and transaction fees receivable are monies due the Company from clearing member firms. Exposure to losses on receivables is principally dependent on each clearing member firm’s financial condition. Clearing members’ seats collateralize fees owed to the Company. At December 31, 2004, no clearing and transaction fees receivable balance was greater than the related clearing member’s seat value. Management does not believe that a concentration of credit risk exists from these receivables. The Company has the right to liquidate a member’s seat in order to satisfy its receivable.

Clearing and transaction fees receivable are carried net of allowances for member credits, which are based upon expected billing adjustments. Allowances for member credits were $256,000 and $377,000 at December 31, 2004 and 2003, respectively. The Company believes the allowances are adequate to cover member credits. The Company also believes the likelihood of incurring material losses due to non-collectibility is remote and, therefore, no allowance for doubtful accounts is necessary.

Market Data Revenue

The Company provides proprietary real-time and delayed market data information to subscribers relating to prices of futures and options contracts traded and cleared on the Exchange. As is common business practice in the industry, fees are remitted to the Company by market data vendors on behalf of subscribers. Revenues are accrued for the current month based on the most recent month reported by the vendors. The Company conducts periodic audits of the information provided. Revenues derived from audit recoveries are recognized when cash is received from the market data vendor. Allowances for uncollectible receivables of $121,000 and $243,000 were applied as a reduction to the December 31, 2004 and 2003 market data fees receivable balances, respectively. These allowances are intended to cover potential non-collectible vendor receivables as well as future adjustments by the market data vendor customers. At December 31, 2004, the combined amounts due from customers with the ten highest receivable balances represented 88% of the total accounts receivable balance.

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Other Revenues

Other revenues consist of rental income from tenants leasing space in the Company’s headquarters building, compliance fines assessed for violation of trading rules and procedures, fees charged to members for the use of telephone equipment, long distance telephone service and trading booths provided by the Company, fees charged for access to the NYMEX ACCESS® electronic trading system and other miscellaneous revenues. Other revenues are recognized on an accrual basis in the period during which the Company derives economic value, with the exception of compliance fines, which are recognized when cash is received.

Accounts receivable for other revenues are included in other current assets on the Company’s consolidated balance sheets. The Company has established a reserve for non-collectible receivables at December 31, 2004 and 2003 of $665,000 and $610,000, respectively, which the Company believes is sufficient to cover potential bad debts and subsequent credits.

Accounting for the Impairment or Disposal of Long-Lived Assets

Asset impairment and disposition losses for the years ended December 31, 2004, 2003 and 2002 were approximately $5.4 million, $2.3 million and $12.6 million, respectively. The Company reviews long-lived assets for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). If facts and circumstances indicate that the Company’s long-lived assets might be impaired, the estimated future undiscounted cash flows associated with the long-lived assets would be compared to its carrying value to determine if a write-down to fair value is necessary. If a write-down is required, the amount is determined by comparing fair market values to carrying values in accordance with SFAS No. 144.

Depreciation and Amortization Expense

Depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 was approximately $21.8 million, $24.7 million and $20.9 million, respectively. Depreciation and amortization expense is recorded net of amortization of the deferred credit related to the grant for the building of $2.1 million for each year. Amortization of leasehold improvements is included in depreciation and amortization expense in the accompanying consolidated statements of income.

Deferred Credits

In 1995, the Company secured a grant of $128.7 million from the New York City Economic Development Corporation (“EDC”) and the Empire State Development Corporation (“ESDC”, formerly known as the New York State Urban Development Corporation) for construction of its corporate headquarters and trading facility. The grant is being recognized in income on the same basis as, and is a reduction to, the depreciation of the facility.

In 2002, the Company entered into an agreement and received a $5 million grant from the ESDC. This agreement requires the Company to maintain certain annual employment levels, and the grant is subject to recapture amounts on a declining scale over time. The grant is recognized in income ratably in accordance with a recapture schedule.

Results of Operations

Net income for the year ended December 31, 2004 was $27.4 million, an increase of $18.5 million or 208% compared to 2003. This increase was the result of revenues increasing by $53.2 million, which was partially offset by increases in operating expenses and income taxes of $21.8 million and $13.1 million, respectively. The increase in revenues was due to an increase in gross clearing and transaction fees from higher trading and clearing volumes, as well as the elimination of the Company’s proprietary fee reduction program that was in effect during 2003. The increase in operating expenses was due primarily to increases in general and administrative expenses, professional fees, salaries and employee benefits, and asset impairment and disposition losses.

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Net income for the year ended December 31, 2003 was $8.9 million, a decrease of $3.4 million or 28% compared to 2002. This decrease was the result of revenues decreasing by $5.0 million and operating expenses increasing by $3.7 million offset, in part, by a decrease in income taxes of $5.7 million. The decrease in revenues was due to an increase in the proprietary fee reduction program payments, which more than offset the increase in gross clearing and transaction fees that resulted from higher trading and clearing volumes. The increase in operating expenses was due primarily to increases in general and administrative expenses, salaries and employee benefits, and depreciation, offset, in part, by a decrease in asset impairment and disposition losses.

Revenues

Clearing and Transaction Fees, Net

Clearing and transaction fees for the year ended December 31, 2004 were $193.3 million, an increase of $53.6 million or 38%, compared to 2003. This increase was due to higher floor trading and NYMEX ACCESS® volumes for both the NYMEX Division and COMEX Division, higher NYMEX ClearPortSM Clearing volumes and a higher aggregate average revenue per contract. In addition, the elimination of the proprietary fee reduction program, which was in effect during 2003, also contributed to the increase in revenue.

Clearing and transaction fees for the year ended December 31, 2003 were $139.7 million, a decrease of $1.1 million or 1%, compared to 2002. This decrease was the result of an increase in proprietary fee reduction program payments, which more than offset the increase in gross clearing and transaction fees that resulted from higher trading and clearing volumes.

The following tables set forth clearing and transaction fee revenues and the average clearing and transaction revenue per contract.

	Year Ended December 31,
	2004	2003	2002
	(in thousands, except for per contract amounts)
Clearing and Transaction Fee Revenue
Gross fees	$193,295	$153,780	$146,008
Propriety fee reduction program	—	(14,049)	(5,245)

Clearing and transaction fees, net	$193,295	$139,731	$140,763

Average Clearing and Transaction Fee Revenue per Contract
Gross revenue per contract	$1.14	$1.07	$1.05
Impact of fee reduction program	—	(0.10)	(0.04)

Revenue per contract, net	$1.14	$0.97	$1.01

Gross revenue per contract for the year ended December 31, 2004 increased $0.07 per contract compared to 2003. This increase was due to the customer trading mix and an increase in the trading of certain products on NYMEX ClearPortSM Clearing and NYMEX ACCESS®, which charge higher rates per trade.

Gross revenue per contract increased in 2003 as the Company derived a higher proportion of its transaction volume from electronic trading and NYMEX ClearPortSM Clearing. The Company charges higher fees for these venues than for floor trading.

Market Data

Market data fees for the year ended December 31, 2004 were $32.6 million, an increase of $0.9 million or 3%, compared to 2003. This increase was due primarily to the implementation of separate vendor administrative fees for the NYMEX Division and COMEX Division in May 2004, despite a marginal decline in the number of subscriber units. Prior to this, vendors were being charged only one administrative

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fee for access to market data for both divisions. Effective January 1, 2005, the Company implemented a new price structure that it anticipates will generate an increase in market data fees compared to the structure in place during 2004.

Market data fees for the year ended December 31, 2003 were $31.7 million, a decrease of $1.8 million or 5%, compared to 2002. This decrease was due primarily to declines in the number of subscriber units, which the Company believes were driven by the consolidation of energy trading desks associated with contraction of the financial services sector of the commodities markets.

Other Revenues

Other revenues for the year ended December 31, 2004 were $11.5 million, a decrease of $1.2 million or 9%, compared to 2003. This decrease was due primarily to lower revenue from compliance fines, as the third quarter of 2003 included a large compliance fine levied on one of the Company’s clearing members offset, in part, by additional rental income recorded in 2004 from the Board of Trade of the City of New York, Inc. (“NYBOT”).

Other revenues for the year ended December 31, 2003 were $12.7 million, a decrease of $2.3 million or 15%, compared to 2002. This decrease was due primarily to a one-time insurance settlement recorded in 2002 that related to the World Trade Center terrorist attack on September 11, 2001. This decrease was partially offset by a large compliance fine levied on one of the Company’s clearing members during 2003, and an increase in lease revenue related to the trading floor and office space leased to NYBOT. In November 2002, the Company and NYBOT entered into a ten-year lease, under which NYBOT is leasing trading floor and office space in the Company’s headquarters building. Rent commenced for the office space on various occupancy dates during 2003.

Operating Expenses

Salaries and Employee Benefits

Salaries and employee benefits for the year ended December 31, 2004 were $57.4 million, an increase of $3.0 million or 6%, compared to 2003. This increase was due primarily to an increase in severance costs the Company incurred in the second quarter of 2004 with respect to one of its senior executives, as well as lower levels of capitalized compensation related to internally developed software activities. This increase was partially offset by lower employee costs attributable to a decline in the average number of employees as compared to 2003.

Salaries and employee benefits for the year ended December 31, 2003 were $54.4 million, an increase of $5.3 million or 11%, compared to 2002. This increase was due primarily to higher levels of incentive compensation and lower levels of capitalized compensation related to internally developed software activities. This increase was partially offset by a credit, recorded in 2003, that resulted from a reduction of the Company’s postretirement benefit liability.

Occupancy and Equipment

Occupancy and equipment expenses for the year ended December 31, 2004 were $26.4 million, a decrease of $0.3 million or 1%, compared to 2003. This decrease was due primarily to additional rent and associated expenses the Company incurred in the first half of 2003 to maintain a temporary disaster recovery site, and was partially offset by additional rent and associated expenses the Company incurred during the fourth quarter of 2004 for the rent of its new trading floor in Dublin, Ireland.

Occupancy and equipment expenses for the year ended December 31, 2003 were $26.7 million, an increase of $2.3 million or 9%, compared to 2002. This increase was due primarily to increased occupancy costs at the Company’s headquarters facility and permanent business recovery site. During the second quarter of 2003, the Company’s temporary disaster recovery site was closed when its permanent recovery site became fully operational.

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Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2004 was $21.8 million, a decrease of $2.9 million or 12%, compared to 2003. This decrease was due primarily to a $5.3 million charge, in the fourth quarter of 2003, which resulted from the Company shortening the estimated useful lives of a significant component of its existing technology infrastructure. This decrease was partially offset by the additional depreciation that resulted in 2004 from these shortened estimated useful lives. In addition, during the third quarter of 2004, the Company identified, through an internal review, a material weakness in its internal controls relating to the acquisition, tracking and disposition of property and equipment. The Company is currently in the process of remediating this weakness, and as a result, certain fixed assets were adjusted to properly reflect their estimated remaining useful lives. Depreciation expense attributable to the change in estimated remaining useful lives of these assets was $1.0 million, and was recognized in the third quarter of 2004. This adjustment did not have an impact on the Company’s cash flows for 2004. The Company has instituted new asset-tagging procedures, new controls over the disposition of assets and a monthly review process that verifies the valuation, categorization and estimated useful lives of all fixed asset additions. Additionally, the Company will be implementing new automated processes to replace certain manual processes. The Company believes that these new policies and procedures will be effective in remediating this material weakness.

Depreciation and amortization expense for the year ended December 31, 2003 was $24.7 million, an increase of $3.8 million or 18%, compared to 2002. This increase was due primarily to a change in the estimated useful lives of certain computer equipment. During 2003, the Company continued development of a new technology strategy, which was designed to standardize and simplify the Company’s technology infrastructure. Implementation of this strategy was expected to reduce technology operating costs while enhancing processing speed and capacity. In conjunction with this strategy, the functionality and useful lives of existing technology assets were evaluated. As a result of this evaluation, the Company shortened the estimated useful lives of a significant component of its existing technology infrastructure, resulting in a $5.3 million charge in the fourth quarter of 2003.

General and Administrative

General and administrative expenses for the year ended December 31, 2004 were $32.4 million, an increase of $9.1 million or 39%, compared to 2003. This increase was due primarily to the implementation of, in the second quarter of 2003, certain programs designed to provide incentives to third parties to establish business with the Company. In addition, during the fourth quarter of 2004, additional travel related expenses were incurred as the Company established its new trading floor in Dublin, Ireland. These increases were partially offset by a decrease in litigation settlements during 2004.

General and administrative expenses for the year ended December 31, 2003 were $23.3 million, an increase of $5.6 million or 32%, compared to 2002. This increase was due primarily to implementation of, in the second quarter of 2003, certain programs designed to provide incentives to third parties to establish business with the Company. Also contributing to this increase was a charge associated with a significant legal settlement in 2003. In addition, insurance costs increased due to a premium on a default insurance policy obtained in 2003 to provide protection to the Company’s clearinghouse in the event of a clearing member default that exceeds the Guaranty Funds, as well as the continuing effect of increases in property insurance premiums in 2002.

Professional Services

Professional services expenses for the year ended December 31, 2004 were $26.5 million, an increase of $9.1 million or 52%, compared to 2003. This increase was due primarily to higher consulting fees related to the Company’s strategic business initiatives, as well as fees for compliance with the Sarbanes-Oxley Act of 2002 and other consulting expenses. In addition, legal fees during 2004 increased due to ongoing involvement in certain litigation.

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Professional services expenses for the year ended December 31, 2003 were $17.4 million, a decrease of $0.6 million or 3%, compared to 2002. This decrease was due primarily to a decrease in legal fees offset, in part, by consulting fees related to compliance with the Sarbanes-Oxley Act of 2002.

Telecommunications

Telecommunications expenses for the year ended December 31, 2004 were $6.1 million, an increase of $0.2 million or 3%, compared to 2003. This increase was due primarily to an increase in voice communication expenses the Company incurred in 2004 to support its international expansion initiatives.

Telecommunications expenses for the year ended December 31, 2003 were $5.9 million, a decrease of $1.7 million or 22%, compared to 2002. This decrease was due primarily to the inclusion, in 2002, of one-time charges related to the termination of telecommunications services.

Marketing

Marketing expenses for the year ended December 31, 2004 were $2.5 million, an increase of $0.4 million or 19%, compared to 2003. This increase was due primarily to advertising costs associated with the Company’s opening of a trading floor in Dublin, Ireland.

Marketing expenses for the year ended December 31, 2003 were $2.1 million, a decrease of $0.5 million or 19%, compared to 2002. This decrease was due primarily to costs, incurred in 2002, related to the introduction of e-miNYSM contracts and the introduction of the Company’s OTC clearing initiative, which is now known as NYMEX ClearPortSM Clearing.

Other

Other expenses for the year ended December 31, 2004 were $8.4 million, an increase of $0.3 million or 4%, compared to 2003. This increase was due primarily to higher charitable contributions in 2004.

Other expenses for the year ended December 31, 2003 were $8.1 million, a decrease of $0.1 million or 1%, compared to 2002. This decrease was due primarily to lower charitable contributions in 2003 offset, in part, by an increase in the Company’s contribution toward member medical benefits.

Asset Impairment and Disposition Losses

Asset impairment and disposition losses for the year ended December 31, 2004 were $5.4 million, an increase of $3.1 million or 135%, compared to 2003. The Company, in the normal course of business, records charges for the impairment and disposal of assets which it determines to be obsolete. In addition, during the third quarter of 2004, the Company identified a material weakness in its internal controls relating to the acquisition, tracking and disposition of property and equipment. The Company is currently in the process of remediating this weakness and, as a result, recorded a charge of $3.4 million in the third quarter of 2004 consisting of $1.6 million for certain fixed assets that had been disposed of during prior periods and $1.8 million related to a reduction of fixed asset net book values resulting from a physical inventory of certain fixed asset categories. These adjustments did not have an impact on the Company’s cash flows for 2004 or prior years. Charges related to assets disposed of in the normal course of business for 2004 were $2.0 million. The Company has instituted new asset-tagging procedures, new controls over the disposition of assets and a monthly review process that verifies the valuation, categorization and estimated useful lives of all fixed asset additions. Additionally, the Company will be implementing new automated processes to replace certain manual processes. The Company believes that these new policies and procedures will be effective in remediating this material weakness.

Asset impairment and disposition losses for the year ended December 31, 2003 were $2.3 million, a decrease of $10.3 million or 82%, compared to 2002. This decrease was due primarily to charges, in 2002,

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for the write-off of capitalized computer software which management deemed to have no meaningful remaining useful life due to a new strategy relating to the implementation of electronic trading and clearing systems. In the fourth quarter of 2002, the Company entered into a software license agreement with TradinGear.com (“TG”) to provide the Company with trade matching software and support. This software was purchased from TG in March 2003 and became the basis for the NYMEX ClearPortSM Trading system that was launched in the first quarter of 2003. During 2003, NYMEX ClearPortSM Trading became the venue for electronically trading NYMEX Division energy futures and options contracts that are not listed for trading on the NYMEX Exchange floor. The Company’s assessment of the impairment of capitalized software costs was based, in part, on its expectation that NYMEX ClearPortSM Trading would become the mechanism through which all other electronic trading on the Company’s divisions is conducted. During 2003, the Company continued development of a new technology strategy designed to standardize and simplify its technology infrastructure. Among other improvements, this new strategy consolidates several major operating systems onto one technology infrastructure platform. Future implementation of the new technology infrastructure will render certain existing technology assets obsolete.

Investment Income and Interest Expense

Investment Income

Investment income for the year ended December 31, 2004 was $3.9 million, essentially flat compared to 2003.

Investment income for the year ended December 31, 2003 was $3.9 million, a decrease of $0.6 million or 13%, compared to 2002. This decrease was due primarily to unrealized losses on fixed income securities in 2003 compared to unrealized gains that were reported in 2002. This decrease was partially offset by gains on the Company’s equity portfolios.

The Company’s fixed income portfolio is invested principally in municipal bonds, the market value of which is impacted by changes in interest rates. Interest earned on cash and investments is a significant component of investment income. Interest revenues were relatively consistent during 2004, 2003 and 2002.

Interest Expense

Interest expense for the year ended December 31, 2004 was $7.0 million, a decrease of $0.2 million or 3%, compared to 2003. Interest expense for the year ended December 31, 2003 was $7.2 million, a decrease of $0.3 million or 4%, compared to 2002. The decrease for both years was due to the annual principal payments the Company made on its long-term debt.

Provision for Income Taxes

The Company’s effective tax rate was 42.5% in 2004, 44.3% in 2003 and 50.9% in 2002. The effective tax rate declined in 2004 due primarily to a release of the valuation allowance during the current year relating to charitable contribution carryovers that were utilized on the Company’s 2003 income tax return. The effective tax rate declined in 2003 due primarily to a higher proportion of tax-exempt income, as pre-tax income in 2003 was significantly lower than 2002.

Financial Condition and Cash Flows

Liquidity and Capital Resources

At December 31, 2004 and 2003, the Company had $167.4 million and $111.7 million, respectively, in cash and cash equivalents, securities purchased under agreements to resell and marketable securities. Working capital at December 31, 2004 and 2003 was $134.4 million and $99.6 million, respectively. The Company has received long-term AA+ and short-term A-1+ counter-party credit ratings from Standard & Poor’s Rating Services. These ratings were initially obtained in April 2003 and were sustained through a ratings review in 2004.

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Cash Flow; Sources and Uses of Cash

The Company’s principal sources of cash are fees collected from clearing members for trading and/or clearing futures and options transactions, fees collected from market data vendors for distribution of the Company’s proprietary contract price information, and rent collected from tenants leasing space in the Company’s headquarters building. Principal uses of cash include operating expenses, income taxes, capital expenditures, debt service, dividends and payments made to members and third parties under certain incentive programs.

The following table provides a summary of significant cash flow categories for the years ended December 31, 2004, 2003 and 2002:

	Year Ended December 31,
	2004	2003	2002
	(in thousands)
Net cash flow provided by (used in):
Operating activities	$68,775	$29,908	$65,109
Investing activities	(59,637)	(18,840)	(66,958)
Financing activities	(7,817)	(10,319)	(2,817)

Net increase (decrease) in cash and cash equivalents	$1,321	$749	$(4,666)

Net cash provided by operating activities includes cash inflows related to operating revenues, net of cash outflows related to operating expenses, income taxes and payments to members and third parties under certain incentive programs.

Net cash provided by operating activities for the year ended December 31, 2004 was $68.8 million, an increase of $38.9 million compared to 2003. This increase was due primarily to an increase in operating revenues and the elimination of the Company’s proprietary fee reduction program in 2004. This increase was offset, in part, by an increase in payments made in 2004 for programs designed to provide incentives to third parties to establish business with the Company, as well as an increase in income tax payments.

Net cash provided by operating activities for the year ended December 31, 2003 was $29.9 million, a decrease of $35.2 million compared to 2002. This decrease was due primarily to an increase in payments made in 2003 to members under the Company’s proprietary fee reduction program and payments relating to the implementation of programs designed to provide incentives to third parties to establish business with the Company. In addition, contributing to the decrease was cash received in 2002 as an insurance settlement related to the World Trade Center terrorist attack.

Net cash used in investing activities for the year ended December 31, 2004 was $59.6 million, an increase of $40.8 million compared to 2003. This increase was due primarily to the investment of higher operating cash flow into marketable securities. Capital expenditures for 2004 were $6.6 million and consisted primarily of infrastructure for the trading floor telephone system, computer equipment and software to support the Company’s technology initiatives.

Net cash used in investing activities for the year ended December 31, 2003 was $18.8 million, a decrease of $48.2 million compared to 2002. This decrease was due primarily to a lower investment of cash into marketable securities as well as a decrease of capital expenditures in 2003. Capital expenditures for 2003 were $13.4 million and consisted primarily of the completion of the Company’s permanent disaster recovery site, upgrades of trading floor and back office technology equipment, and equipment acquired as part of the Company’s new technology strategy. During 2003, the Company continued development of a new technology strategy, which is designed to standardize and simplify its technology infrastructure. Other net cash flows in 2003 included a payment of $3.0 million related to the acquisition of certain assets of TG, a trading software development company. The Company utilizes TG’s proprietary technology for its NYMEX ClearPortSM Clearing and NYMEX ClearPortSM Trading platforms.

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Net cash used in financing activities for the year ended December 31, 2004 consists of dividends paid to the stockholders of the Company and principal payments under its long-term debt agreements. Dividends paid in 2004 were $5.0 million or $6,127 per share. The Company’s board of directors declared dividends of $2.5 million or $3,064 per share in December 2003 and July 2004 that were paid in January 2004 and July 2004, respectively. In December 2004, a dividend of $3.5 million or $4,289 per share was declared and subsequently paid in January 2005.

During 2003, the Company paid dividends to its stockholders of $7.5 million or $9,191 per share, which consisted of dividends declared in November 2002 of $5.0 million or $6,127 per share and July 2003 of $2.5 million or $3,064 per share. The Company’s board of directors declared a $2.5 million or $3,064 per share dividend in December 2003, which was paid in January 2004. Prior to the November 2002 declaration, the Company had never paid dividends to its shareholders. The Company reserves the right to pay discretionary future dividends.

The Company believes that its cash flows from operations and existing working capital will be sufficient to meet its needs for the foreseeable future, including capital expenditures, debt service and dividends. Subject to certain limitations under existing long-term note agreements, the Company has the ability, and may seek to raise capital through the issuance of debt or equity in the private and public capital markets.

Investment Policy

The Company maintains cash and short-term investments in an amount sufficient to meet its working capital requirements. The Company’s investment policies are designed to maintain a high degree of liquidity, emphasizing safety of principal and total after tax return. Excess cash on hand is generally invested overnight in securities purchased under agreements to resell and short-term marketable securities. Cash that is not required to meet daily working capital requirements is invested primarily in high-grade tax-exempt municipal bonds, and obligations of the U.S. government and its agencies. The Company also invests in equity securities. At December 31, 2004 and 2003, cash and investments were as follows:

	December 31,
	2004	2003
	(in thousands)
Cash and cash equivalents	$3,084	$1,763
Securities purchased under agreements to resell	19,324	45,050
Marketable securities	144,950	64,885

	$167,358	$111,698

Included in marketable securities at December 31, 2004 are investments totaling $11.5 million relating to the COMEX Division Members’ Recognition and Retention Plan. This plan provides benefits to certain members of the COMEX Division based on long-term membership, and participation is limited to individuals who were COMEX Division members prior to the Company’s acquisition of COMEX in 1994. No new participants were permitted into the plan after the date of the acquisition. The annual benefit payments are $12,500 ($2,000 for options members) for ten years for vested participants. Under the terms of the COMEX merger agreement, the Company is required to fund the plan with a minimum annual contribution of $400,000 until the plan is fully funded. The Company funded the plan by $800,000 in each of the years ended December 31, 2004, 2003 and 2002. Based on continued funding of $800,000 per year, and certain actuarial assumptions, the Company expects the plan to be fully funded in 2019. The annual contribution may be reduced if actuarial assumptions indicate that full funding can be achieved without making the entire funding contributions indicated above.

Also included in marketable securities are investments that are pledged as collateral with one of the Company’s investment managers relating to a membership seat financing program. Under this program, the investment manager extends credit to individuals purchasing NYMEX Division memberships. The program requires that the

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Company pledge assets to the investment manager in an amount equal to at least 118% of the loan value. In the event a member defaults on a loan, the investment manager has the right to seize the Company’s collateral for the amount of the default, and the Company has the right to liquidate the member’s interest in NYMEX Division to reimburse its loss of collateral. At December 31, 2004, $8.4 million in securities were pledged against the seat loans.

Clearinghouse

The Company serves a clearinghouse function, standing as a financial intermediary on every open futures and options transaction cleared. Through its clearinghouse, the Company maintains a system of guarantees for performance of obligations owed to buyers and sellers. This system of guarantees is supported by several mechanisms, including margin deposits and guaranty funds posted by clearing members with the Company’s clearinghouse. The amount of margin deposits on hand will fluctuate over time as a result of, among other things, the extent of open positions held at any point in time by market participants in NYMEX Division and COMEX Division contracts and the margin rates then in effect for such contracts.

The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members at banks, approved by the Company, as margin for house and customer accounts. These clearing deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

Historically, separate and distinct guaranty funds were maintained for the NYMEX Division and the COMEX Division. Effective May 16, 2003, the NYMEX Division assumed all of the clearing functions of the COMEX Division. Accordingly, the deposits were aggregated and are now maintained in a single guaranty fund (the “Guaranty Fund”) which may be used for any loss sustained by the Company as a result of the failure of a clearing member to discharge its obligations on either division. Although there now is one Guaranty Fund for both divisions, separate contribution amounts are calculated for each division.

As a safeguard to ensure proper settlement of contracts, each clearing member is required to maintain a security deposit, in the form of cash or U.S. treasury securities, ranging from $100,000 to $2.0 million per division, based upon such clearing member firm’s reported regulatory capital, in the Guaranty Fund. The Guaranty Fund contained approximately $150.4 million in cash and U.S. treasury securities as of December 31, 2004. The Guaranty Fund is controlled by the Company and may be used to cover the financial defaults of a clearing member on either or both divisions. These amounts on deposit in the Guaranty Funds, however, are not the property of the Company and are not available to pay debt service. The Company also maintains a $100 million default insurance policy to protect the Company and clearing members in the event that a default in excess of $130 million occurs. Additionally, the Company intends to enter into a revolving credit agreement during the first quarter of 2005. This agreement would provide a line of credit which could be drawn upon in the event of a clearing member default. Such an arrangement would provide the Company with same-day funds to settle such clearing member default, while providing enough time for an efficient distribution from the Guaranty Fund. Proceeds from the sale of Guaranty Fund securities would be used to repay borrowings under the line of credit.

During the first quarter of 2004, the Company established additional retail customer protections supported by a commitment of at least $10 million available at all times to promptly reimburse retail customers in the event that their clearing member defaults as a result of a default by another customer where margin funds from the retail customer’s account are used to address the default. Retail customers are defined as those that do not otherwise qualify as “eligible contract participants” under the requirements of the Commodity Exchange Act, and are not floor traders or floor brokers on the Exchange or family members of an Exchange floor trader or floor broker who maintains an account at the same clearing firm.

The Exchange, as a self-regulatory organization, has instituted detailed risk-management policies and procedures to guard against default risk with respect to contracts traded on the Exchange. In order to manage the

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risk of financial non-performance, the Exchange (i) has established that clearing members maintain at least $5 million in minimum working capital; (ii) limits the number of net open contracts that can be held by any clearing member, based upon that clearing member’s capital; (iii) requires clearing members to post original margin collateral for all open positions, and to collect original margin from their customers; (iv) pays and collects variation margin on a marked-to-market basis at least twice daily; (v) requires clearing members to collect variation margin from their customers; (vi) requires deposits to the Guaranty Fund from clearing members which would be available to cover financial non-performance; and (vii) has broad assessment authority to recoup financial losses. The Exchange also has extensive surveillance and compliance operations and procedures to monitor and enforce compliance with rules pertaining to the trading, position sizes, delivery obligations and financial condition of members. In addition, the clearing member, as all member firms, must own and hold two memberships, or “seats,” at the Exchange.

As part of the Exchange’s powers and procedures designed to backstop contract obligations in the event of a default, the Exchange may levy assessments on any of its clearing members if there are insufficient funds available to cover a deficit. The maximum assessment on each clearing member firm is the lesser of $30 million or 40% of such clearing member firm’s reported regulatory capital.

The Company is entitled to earn interest on cash balances posted as margin deposits and Guaranty Funds. Such balances are included in the Company’s consolidated balance sheets, and are generally invested overnight in securities purchased under agreements to resell.

The following table sets forth margin deposits and Guaranty Fund balances held by the Company on behalf of clearing members at December 31, 2004 and 2003 (in thousands):

	December 31, 2004			December 31, 2003
	Margin Deposits	Guaranty Funds	Total Funds	Margin Deposits	Guaranty Funds	Total Funds
Cash and securities earning interest for NYMEX Holdings
Cash	$521	$54	$575	$67	$81	$148
Securities held for resale	31,950	2,300	34,250	92,450	4,640	97,090

Total cash and securities	32,471	2,354	34,825	92,517	4,721	97,238

Cash and securities earning interest for members
Money market funds	2,914,820	—	2,914,820	2,099,620	—	2,099,620
U.S. treasuries	7,322,495	148,026	7,470,521	5,108,929	149,911	5,258,840
Letters of credit	511,002	—	511,002	408,632	—	408,632

Total cash and securities	10,748,317	148,026	10,896,343	7,617,181	149,911	7,767,092

Total funds	$10,780,788	$150,380	$10,931,168	$7,709,698	$154,632	$7,864,330

In 2005, the Company entered into an agreement with JPMorgan Chase & Co. (“JPMorgan”) to participate in a securities lending program. Under this program, JPMorgan, as agent, will lend on an overnight basis, a portion of the clearing members’ securities on deposit in the Company’s margin deposits and Guaranty Fund to third parties in return for cash collateral. JPMorgan, in turn, invests the cash collateral overnight in various investments on behalf of the Company in accordance with the Company’s internal investment guidelines.

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Future Cash Requirements

The Company has three series of unsecured long-term debt, which mature through 2026. At December 31, 2004 and 2003, notes payable consisted of the following:

	December 31,
	2004	2003
	(in thousands)
Private placement notes
7.48%, Senior Notes, Series A, due 2011	$19,732	$22,549
7.75%, Senior Notes, Series B, due 2021	54,000	54,000
7.84%, Senior Notes, Series C, due 2026	15,000	15,000

	88,732	91,549
Less current maturities	(2,817)	(2,817)

Total long-term debt	$85,915	$88,732

Notes payable that become due during the next five years are as follows:

2005	$2,817
2006	$2,817
2007	$2,817
2008	$2,817
2009	$2,817

The senior notes are subject to a prepayment penalty in the event they are paid off prior to their scheduled maturities. The Company believes that any economic benefits derived from early redemption of these notes would be offset by the redemption penalty. These notes place certain limitations on the Company’s ability to incur additional indebtedness.

In connection with its operating activities, the Company enters into certain contractual obligations. The Company’s material contractual cash obligations include long-term debt, operating leases and other contracts.

A summary of the Company’s future cash payments associated with its contractual cash obligations outstanding as of December 31, 2004 as well as an estimate of the timing in which these commitments are expected to expire are set forth in the following table:

	Payments Due by Period
	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years	Total
	(in thousands)
Contractual Obligations
Long-term debt principal	$2,817	$5,634	$5,634	$74,647	$88,732
Debt interest	6,837	13,042	12,199	47,569	79,647
Operating leases - facilities	3,995	7,300	7,130	9,145	27,570
Operating leases - equipment	1,053	613	—	—	1,666
Capital lease	474	327	—	—	801
Other long-term obligations	800	1,600	1,600	7,438	11,438

Total contractual obligations	$15,976	$28,516	$26,563	$138,799	$209,854

In December 2003, the Company settled the legal action brought by eSpeed, Inc., and Electronic Trading Systems Corporation alleging that the Company infringed, through use of its electronic trading system, upon eSpeed’s rights as the owner of United States Patent No. 4,903,201. Under the settlement agreement, the

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Company made a payment of $2.0 million in December 2003 and 2004, and is required to make two subsequent annual payments of $2.0 million each in December 2005 and 2006. The Company had fully reserved for this settlement and, therefore, these payments will not affect the Company’s future consolidated results of operations.

Other Matters

In February 2004, the Commodity Futures Trading Commission (“CFTC”) issued an order requiring, among other things, that the Company establish and maintain a permanent retail customer protection mechanism supported by a commitment of not less than $10 million, which must be available at all times to reimburse retail customers trading on the Company’s divisions whose original margin might be lost in the default of another customer of their clearing member. The Company has established the retail customer protection mechanism. Based on historical patterns, the Company believes that the likelihood of a default that would require reimbursement under this mechanism is remote. Therefore, the Company has not established, and does not expect in the future to establish, a liability related to this commitment.

In 2002, the Company received a $5 million cash grant as a result of a government program to aid those affected by September 11, 2001 terrorist attack. This grant is subject to certain recapture provisions over a ten-year period, and is being recognized ratably over the recapture period as a reduction of occupancy and equipment expense. Based on its expectations as of the date of this report, the Company expects to meet all requirements of the grant and retain the entire amount.

Recent Accounting Pronouncements and Changes

In December 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 132(R), Employers’ Disclosures about Pensions and Other Postretirement Benefits (“SFAS No. 132(R)”). This statement revises employer’s disclosures about pension plans and other postretirement benefits, but it does not change the measurement or recognition of those plans. SFAS No. 132(R) retains the disclosure requirements contained in SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits, which it replaces, and requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. For domestic plans of public entities, SFAS No. 132(R) is effective for fiscal years ending after December 15, 2003, except for the new disclosures related to estimated future benefit payments, which are effective for fiscal years ending after June 15, 2004. The Company has adopted SFAS No. 132(R), and such adoption has not had any effect on the Company’s consolidated results of operations and financial condition.

The adoption of the following recent accounting pronouncements issued by the FASB did not have a material impact on the Company’s consolidated results of operations and financial condition:

•	SFAS No. 151, Inventory Costs–An Amendment of ARB No. 43, Chapter 4;

•	SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions—An Amendment of FASB No. 66 and 67;

•	SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions; and

•	SFAS No. 123 (R), Share-Based Payment.

Recent Developments

For a discussion of the Company’s recent business developments see Item 1. Business. Recent Developments.

Responsibility for Financial Reporting

Management is responsible for the preparation, integrity and objectivity of the audited consolidated financial statements and related notes, and the other financial information contained in this Annual Report on Form 10-K.

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Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles and are considered by management to present fairly the Company’s consolidated financial position, results of operations and cash flows. These audited consolidated financial statements include certain amounts that are based on management’s estimates and judgments, giving due consideration to materiality.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The table below provides information about the Company’s marketable securities, excluding equity and short-term debt securities, and long-term debt including expected principal cash flows for the years 2005 through 2010 and thereafter. The marketable securities are classified as trading.

Principal Amounts by Expected Maturity

At December 31, 2004

(in thousands)

Year	Principal	Interest	Total	Weighted Average Interest Rate
Assets
Municipal Bonds
2005	$54	$3	$57	4.37%
2006	605	32	637	5.08%
2007	2,485	132	2,617	4.87%
2008	7,116	339	7,455	4.60%
2009	10,532	506	11,038	5.02%
2010 and thereafter	36,021	1,587	37,608	4.28%

Total	$56,813	$2,599	$59,412

Fair Value	$58,878

Liabilities
Corporate Debt
2005	$2,817	$6,837	$9,654	7.71%
2006	2,817	6,626	9,443	7.71%
2007	2,817	6,416	9,233	7.72%
2008	2,817	6,205	9,022	7.73%
2009	2,817	5,994	8,811	7.74%
2010 and thereafter	74,647	47,569	122,216	7.75%

Total	$88,732	$79,647	$168,379

Fair Value	$111,057

Interest Rate Risk

Current Assets

The Company maintains cash and short-term investments in an amount sufficient to meet its working capital requirements. Excess cash on hand is generally invested overnight in securities purchased under agreements to resell. Cash that is not required to meet daily working capital requirements is invested primarily in high-grade tax exempt municipal bonds, and obligations of the U.S. government and its agencies. The Company also invests in equity securities. The Company’s investment income consists primarily of interest income and realized and unrealized gains and losses on the market values of its investments. Given the composition of its investment portfolio, the Company’s investment income is highly sensitive to fluctuation in interest

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rates. Investment income was $3.9 million in 2004 and 2003, and $4.5 million in 2002. The fair values of the Company’s marketable securities, including equity and short-term debt securities, were $145.0 million and $64.9 million at December 31, 2004 and 2003, respectively. Based on portfolio compositions at December 31, 2004 and 2003, and assuming a 10% decline in market values, the Company would have recognized losses of $14.5 million and $6.5 million, respectively.

Debt

The weighted average interest rate on the Company’s long-term debt is 7.75%. The debt contains a redemption premium, the amount of which varies with changes in interest rates. Therefore, the fair market value of the Company’s long-term debt is highly sensitive to changes in interest rates. Although the market value of the debt will fluctuate with interest rates, the Company’s interest expense will not vary with changes in market interest rates if the debt is paid off in accordance with stated principal repayment schedules. As of the date of this report, the Company does not expect to pay down any series of its long-term debt prior to stated maturities. However, the Company may pursue future financing strategies that involve early repayment of its current debt, or issuance of new debt, potentially increasing its sensitivity to changes in interest rates.

Credit Risk

NYMEX Division bylaws authorize its board of directors to fix the annual dues of NYMEX Division members and to levy assessments as it determines to be necessary. Such dues and assessments are payable at such time as NYMEX Division’s board of directors may determine. The NYMEX Division’s board of directors may waive the payment of dues by all NYMEX Division members or by individual members as it determines. COMEX Division provides its board of directors with similar powers relating to dues, assessments and fees with respect to COMEX Division members, provided that such dues and assessments (or fee surcharges in lieu thereof) may not be imposed (other than in connection with certain merger-related events) without the consent of the COMEX Governors Committee and that the ability of COMEX Division’s board of directors to impose such fees are subject to the limitations.

The Exchange, as a self-regulatory organization, has instituted detailed risk-management policies and procedures to guard against default risk with respect to contracts traded on the Exchange. The Exchange also has extensive surveillance and compliance operations and procedures to monitor and to enforce compliance with rules pertaining to the trading, position sizes and financial condition of members. As described herein, the Exchange has powers and procedures designed to backstop contract obligations in the event that a contract default occurs on the Exchange including authority to levy assessments on any of its clearing members if, after a default by another clearing member, there are insufficient funds available to cover a deficit. The maximum assessment on each clearing member firm is the lesser of $30 million or 40% of such clearing member firm’s reported regulatory capital.

Despite the Company’s authority to levy assessments or impose fees, there can be no assurance that the relevant members will have the financial resources available to pay, or will not choose to be expelled from membership rather than pay, any dues, fees or assessments. The Company believes that assessment liabilities of a member arising prior to expulsion are contractual in nature and, accordingly, survive expulsion. In addition, the Exchange would have recourse to such member and the proceeds from the Company’s sale of such member’s seat to apply towards any outstanding obligations to the Exchange of such member. Recourse to a member’s seat, however, may not be of material value in the case of large defaults that result in assessments greater in value than the seat, particularly when the seat value declines markedly in price as a consequence of the default.

Moreover, despite the risk mitigation techniques adopted by, and the other powers and procedures implemented by the Company, which are designed to, among other things, minimize the potential risks associated with the occurrence of contract defaults on the Company, there can be no assurance that these powers and procedures will prevent contract defaults or will otherwise function to preserve the liquidity of the Company.

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ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Index to Financial Information in Item 15 of this Annual Report on Form 10-K.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no reports on Form 8-K required to be filed under Item 304 of Regulation S-K during the year ended December 31, 2004.

During the two most recent fiscal years and the subsequent interim period through December 31, 2004, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

ITEM 9A.	CONTROLS AND PROCEDURES

(a)	Evaluation of Disclosure Controls and Procedures.

The Company’s Principal Executive Officer and Principal Financial Officer, after evaluating the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this Annual Report on Form 10-K, have concluded that, based on such evaluation, the Company’s disclosure controls and procedures were not effective in reporting, on a timely basis, information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act, and this Annual Report on Form 10-K, due to a material weakness in its internal controls relating to the acquisition, tracking and disposition of its property and equipment, as described below. Due to this material weakness, the Company, in preparing its financial statements at and for the year ended December 31, 2004, performed additional procedures relating to property and equipment to ensure that such financial statements were stated fairly in all material respects in accordance with U.S. generally accepted accounting principles.

(b)	Management’s Report on Internal Control over Financial Reporting.

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed to provide reasonable assurance of the reliability of its financial reporting and of the preparation of its financial statements for external reporting purposes, in accordance with U.S. generally accepted accounting principles.

The Company’s internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and disposition of assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with the authorization of its management and directors; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

As of December 31, 2004, management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based upon the framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), Internal Control-Integrated Framework. Based on this assessment, management has concluded that, as of December 31, 2004, the Company did not maintain effective internal control over financial reporting, due to a material weakness associated with the acquisition, tracking, and disposition of its property and equipment, as described below.

During the third quarter of 2004, the Company identified a material weakness in its internal control, resulting from inadequate policies and procedures governing the acquisition, tracking and disposition of its

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property and equipment. When acquiring property and equipment, the Company did not have an adequate asset identification tagging system in place to ensure timely and accurate accounting for each asset. In addition, the Company did not have an adequate review process in place to ensure the proper classification of each asset and the assignment of an appropriate useful life to such asset upon acquisition. As a result, improper accounting for depreciation could occur, resulting in the Company reporting incorrect amounts for property and equipment in its financial statements. Finally, the Company did not have adequate policies and procedures regarding the accounting for the disposal of its property and equipment, which could result in the reporting of incorrect amounts for property and equipment in its financial statements.

Management identified accounting errors associated with the aforementioned material weakness in internal control amounting to $4.4 million, of which $2.0 million related to 2004 and $2.4 million related to prior years. These errors were corrected by a charge to earnings in the third quarter of 2004, which consisted of (i) the write-off of furniture, fixtures and information system equipment that had been disposed of during fiscal years prior to 2004, (ii) adjustments to reflect the appropriate balances for assets classified as building and leasehold improvements, internally developed software, and information system equipment that had been depreciated using incorrect useful lives, and (iii) an adjustment to reflect the write-off of certain of the Company’s property and equipment which, as a result of a physical inventory of its furniture, fixtures and information system equipment, were found to not exist. The impact of these adjustments was determined by management and the Audit Committee of the Company to be immaterial to the respective prior year periods and fiscal year 2004 and was recorded by the Company in its third quarter. Specifically, the Company recognized $1.0 million in depreciation and amortization expense and $3.4 million in asset impairment and disposition losses in its consolidated statement of income for the quarter ended September 30, 2004 to correct the aforementioned errors in accounting.

The Company’s independent registered public accountants, KPMG LLP, have audited and issued their report on management’s assessment of the Company’s internal control over financial reporting. The report of KPMG LLP appears in Item 9A (d) below.

(c)	Changes in Internal Controls.

There were no changes, other than as discussed below, in the Company’s internal control over financial reporting identified in connection with the evaluation of such internal control that occurred during the Company’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

The identification of the material weakness described in Item 9A (b) above caused the Company to delay the filing of its third quarter Quarterly Report on Form 10-Q until procedures to substantiate the existence of individual assets included in property and equipment were completed. The Company has implemented policies and procedures reasonably assured to remediate this material weakness. Specifically, the Company has instituted new asset-tagging procedures, new controls over the disposition of assets, and a monthly review process that verifies the valuation, categorization and estimated useful life of all fixed asset additions. In addition, the Company will be implementing new automated processes to replace certain manual processes. These remediation efforts, however, were unable to be tested completely prior to December 31, 2004, and therefore cannot be considered in the Company’s assessment of its internal control over financial reporting as of December 31, 2004. The Company is in the process of completing its remediation testing and believes that these new policies and procedures will be effective in remediating the material weakness in its internal control relating to the acquisition, tracking and disposition of its property and equipment.

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(d)	Report of Independent Registered Public Accounting Firm.

The Board of Directors and Stockholders

NYMEX Holdings, Inc.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that NYMEX Holdings, Inc. and subsidiaries (the “Company”) did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of inadequate internal controls relating to the acquisition, tracking and disposition of property and equipment, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management’s assessment: the Company identified a material weakness in its internal control, resulting from inadequate policies and procedures governing the acquisition, tracking and disposition of its property and equipment. When acquiring property and equipment, the Company did not have an adequate asset identification tagging system in place to ensure timely and accurate accounting for each asset. In addition, the Company did not have an adequate review process in place to ensure the proper classification of each asset and the assignment of an appropriate useful life to such asset upon acquisition. As a result, improper accounting for depreciation could occur, resulting in the Company reporting incorrect amounts for property and equipment in its financial statements. Finally, the Company did not have adequate policies and procedures regarding the accounting for the disposal of its property and equipment, which could result in the reporting of incorrect amounts for property and equipment in its financial statements.

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Management identified accounting errors associated with the aforementioned material weakness in internal control amounting to $4.4 million, of which $2.0 million related to 2004 and $2.4 million related to prior years. These errors were corrected by a charge to earnings in the third quarter of 2004, which consisted of (i) the write-off of furniture, fixtures and information system equipment assets that had been disposed of during fiscal years prior to 2004, (ii) adjustments to reflect the appropriate balances for assets classified as building and leasehold improvements, internally developed software, and information system equipment that had been depreciated using incorrect useful lives, and (iii) an adjustment to reflect the write-off of certain of the Company’s property and equipment, net, which, as a result of a physical inventory of its furniture, fixtures and information system equipment assets, were found to not exist. Specifically, the Company recognized $1.0 million in depreciation and amortization expense and $3.4 million in asset impairment and disposition losses in its consolidated statement of income for the quarter ended September 30, 2004 to correct the aforementioned errors in accounting. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2004 consolidated financial statements, and this report does not affect our report dated March 2, 2005, which expressed an unqualified opinion on those consolidated financial statements.

In our opinion, management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by COSO. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by COSO.

KPMG LLP

New York, New York

March 2, 2005

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PART III

ITEM 10.	DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Set forth below are: (1) the names and ages of all directors (including directors who are also executive officers) of the Company at March 3, 2005; (2) all positions with the Company presently held by each such person; and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years.

Name of Director and Officer	Age	Position	Term Expiration Date
Mitchell Steinhause	57	Chairman	2007
Richard Schaeffer	52	Vice Chairman	2005
Kevin McDonnell	45	Director, Treasurer	2005
Gary Rizzi	50	Director, Corporate Secretary	2007
Stephen Ardizzone	43	Director	2006
Eric Bolling	43	Director	2005
Joseph Cicchetti	52	Director	2005
Joel Faber	64	Director	2006
Melvyn Falis	64	Public Director	2005
Stephen Forman	49	Director	2007
Kenneth Garland	56	Director	2007
Anthony George Gero	68	Director	2005
David Greenberg	40	Director	2006
E. Bulkeley Griswold	66	Public Director	2006
Jesse B. Harte	46	Director	2006
Scott Hess	47	Director	2006
Steven Karvellas	45	Director	2005
Harley Lippman	50	Public Director	2007
Michel Marks	55	Director	2007
Michael McCallion	60	Director	2007
John McNamara	48	Director	2006
Gordon Rutledge	51	Director	2007
Robert Steele	66	Public Director	2007
James E. Newsome	45	President
Christopher K. Bowen, Esq	44	General Counsel and Chief Administrative Officer
Madeline J. Boyd	52	Senior Vice President — External Affairs
Samuel H. Gaer	38	Senior Vice President and Chief Information Officer
Sean Keating	39	Senior Vice President — Clearing Services
Thomas F. LaSala	43	Senior Vice President — Compliance and Risk Management
Robert Levin	49	Senior Vice President — Planning and Development
Joseph Raia	47	Senior Vice President — Marketing
Lewis A. Raibley, III	43	Senior Vice President — Finance and Chief Financial Officer

The Board of Directors of the Company is comprised of 25 members. There currently are two vacant director positions on the Board. None of the directors, except for the Chairman, is currently an employee of the Company. Pursuant to the Company’s Certificate of Incorporation, the directors who serve as Vice Chairman, Treasurer and Corporate Secretary are officers of the Company. There were no compensation committee interlocks or other relationships during 2004 requiring disclosure under item 402(j) of Regulation S-K of the SEC.

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MEMBERS OF THE BOARD OF NYMEX HOLDINGS, INC.

The information set forth under the caption “Information Regarding the Current Board of Directors” of the Proxy Statement, dated March 3, 2005, is incorporated herein by reference.

BOARD MEETINGS AND COMMITTEES

The information set forth under the caption “Board Meetings and Committees” of the Proxy Statement, dated March 3, 2005, is incorporated herein by reference.

Set forth below are: (1) the names and ages of all executive officers (including executive officers who are also directors) of the Company at March 3, 2005; (2) all positions with the Company presently held by each such person; and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years. Information for the Company’s Directors is incorporated herein by reference to the Proxy Statement, dated March 3, 2005.

NAME	POSITION(S) HELD	AGE

MITCHELL STEINHAUSE	CHAIRMAN	57

Mitchell Steinhause has been the Chairman of the Company since 2004 and was the Vice Chairman of the Company from 2000 to 2004. Mr. Steinhause had served as the Company’s Corporate Secretary from 1996 to 1998. Mr. Steinhause was first elected to the Board of Directors in 1992. Mr. Steinhause has been a member of the Exchange since 1975, working as a floor broker for 15 years and trading for his own account for 14 years.

RICHARD SCHAEFFER	VICE CHAIRMAN	52

Richard Schaeffer has been the Vice Chairman of the Company since 2004. Mr. Schaeffer was the Company’s Treasurer from 1993 to 2004. Mr. Schaeffer has been a Director of the Company since 1990 and a member since 1981. Since 1997, Mr. Schaeffer has been an executive of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer had been a Senior Vice President/Director of the Chicago Corp., which was a clearing member of both NYMEX Exchange and COMEX Division until its buyout by ABN AMRO, Inc. Mr. Schaeffer also serves as a member of the board of directors of the Juvenile Diabetes Foundation.

KEVIN McDONNELL	DIRECTOR, TREASURER	45

Kevin McDonnell has been the Company’s Treasurer and has served on its Executive committee since 2004. As Treasurer, Mr. McDonnell serves as the Chairman of the Finance committee. Mr. McDonnell previously served as the co-Vice Chairman of the Finance committee. Mr. McDonnell has been a Director of the Company since 1999. Mr. McDonnell has been an independent floor trader since 1985 and a member of NYMEX Exchange since 1984.

GARY RIZZI	DIRECTOR, CORPORATE SECRETARY	50

Gary Rizzi has been the Company’s Corporate Secretary since 2001 and has served on its Executive committee since 2000. He has been a Director of the Company since 1995 and a member since 1983. Mr. Rizzi is currently a Vice President at A.G. Edwards & Sons, Inc. Mr. Rizzi has been Vice President of AGE Commodity Clearing Corp. since 2001 and was an Associate Vice President since 1985. Mr. Rizzi is also a member of the COMEX Division and of the Board of Trade of the City of New York, Inc.

JAMES E. NEWSOME	PRESIDENT	45

James Newsome has been the President of the Company since August 2004. Prior to joining the Company, Dr. Newsome was appointed by President George W. Bush and served as chairman of the Commodity Futures Trading Commission (“CFTC”) upon U.S. Senate confirmation in December 2001.

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NAME	POSITION(S) HELD	AGE

Dr. Newsome had been a commissioner of the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s Working Group on Financial Markets, and the President’s Corporate Fraud Task Force.

CHRISTOPHER K. BOWEN	GENERAL COUNSEL AND CHIEF ADMINISTRATIVE OFFICER	44

Christopher Bowen was appointed General Counsel and Chief Administrative Officer of the Company in 2002. Mr. Bowen has served as Senior Vice President and General Counsel of the Company since 1997. Mr. Bowen held positions of Associate General Counsel and Senior Associate General Counsel at the Company. Mr. Bowen had also served as Counsel/Manager of Futures Compliance at Morgan Stanley & Co., Inc. and as an attorney at the CFTC.

MADELINE J. BOYD	SENIOR VICE PRESIDENT — EXTERNAL AFFAIRS	52

Madeline Boyd was retained as Senior Vice President of Government, Community and Philanthropic Affairs of the Company and subsequently reappointed as Senior Vice President of the Company’s newly established External Affairs department in 2004. Ms. Boyd had been a member of the Exchange since 1984, and a Director of the Company from 1998 to 2004. Ms. Boyd was a gasoline trader on the Exchange from 1987 to 2004. Ms. Boyd has been the President of the NYMEX Charitable Foundation since January 2004 and continues to serve as Chairman of the New York Mercantile Exchange Charitable Assistance Fund.

SAMUEL H. GAER	SENIOR VICE PRESIDENT AND CHIEF INFORMATION OFFICER	38

Samuel Gaer was appointed Senior Vice President and Chief Information Officer of the Company in 2003. Mr. Gaer has been involved with the commodities industry since he was fifteen years old, working as a clerk on the COMEX trading floor. Mr. Gaer became a member of COMEX in 1988. In 1991, Mr. Gaer formed Uptick Trading, which merged into Millenium Copper Group, Inc. in 1993. Mr. Gaer left the trading floor in 1998 to devote more time to trading software development and architecture, and subsequently founded TradinGear.com, a trading software development company.

SEAN KEATING	SENIOR VICE PRESIDENT — CLEARING SERVICES	39

Sean Keating was appointed Senior Vice President of Clearing Services of the Company in 2004. Mr. Keating joined the Company from Pioneer Futures, Inc., a former Exchange clearing member, where he had been employed for over 16 years and served as its president since 1998. Mr. Keating had also served as president of Pioneer Capital Corp, a self-clearing National Association of Securities Dealers and New York Stock Exchange broker dealer.

THOMAS F. LASALA	SENIOR VICE PRESIDENT — COMPLIANCE AND RISK MANAGEMENT	43

Thomas LaSala was appointed Senior Vice President of Compliance and Risk Management of the Company in 2002. Mr. LaSala previously served as Vice President of Compliance of the Company since 1994.

ROBERT LEVIN	SENIOR VICE PRESIDENT — RESEARCH	49

Robert Levin serves as Senior Vice President of Research of the Company and has been Senior Vice President of the Company since 1993. Mr. Levin was Vice President of Product Development of the Company from 1991 until 1993.

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JOSEPH RAIA	SENIOR VICE PRESIDENT — MARKETING	47

Joseph Raia was appointed Senior Vice President of Marketing of the Company in 2004. Mr. Raia had served as the Vice President of Marketing in 2004 and Director of Marketing from 2001 to 2004. Mr. Raia has over 22 years of professional experience in the energy and transportation sectors. From 2000 to 2001, Mr. Raia was the Senior Vice President, Senior Oil and Gas On-Air Analyst and Anchor at JAG Media Holdings, where he reported on energy equities and commodities.

LEWIS A. RAIBLEY, III	SENIOR VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER	43

Lewis Raibley has served as Senior Vice President of Finance and Chief Financial Officer of the Company since 2003. Prior to joining the Company, Mr. Raibley had served as Senior Vice President and Controller of Datek Online Holdings Corp. from 2000 to 2002, and had served in several senior financial roles at Morgan Stanley Dean Witter & Co., where he had been employed from 1986 to 2000.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers. A copy of the Company’s code of ethics is incorporated herein by reference and is also available on the Company’s website at www.nymex.com. The Company intends to post on its website material changes to, or waivers from, its code of ethics, if any, within two days of any such event. As of March 3, 2005, there were no such changes or waivers.

ITEM 11.	EXECUTIVE COMPENSATION

The information set forth under the captions “Executive Compensation” and “Information Regarding the Current Board of Directors” and “Compensation of Directors” of the Proxy Statement, dated March 3, 2005, is incorporated herein by reference.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth under the caption “Information Regarding Beneficial Ownership of Principal Shareholders, Directors, and Management” of the Proxy Statement, dated March 3, 2005, is incorporated herein by reference.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The inherent nature of the Company’s business frequently gives rise to related party transactions. The majority of the Company’s shareholders, including several members of its board of directors, frequently do business with the Company. The Company’s board of directors establishes fees and usage charges and also determines the level of payments under any proprietary fee reduction or other cost reduction programs.

Certain members of the Company’s board of directors may serve as officers or directors of clearing member firms. These clearing member firms pay substantial fees to the Company’s clearinghouse in connection with services the Company provides. The Company believes that the services provided to these clearing firms are on terms no more favorable to those firms than terms given to other member firms and individual members.

The following are descriptions of material transactions involving the Company and its board of directors and officers:

Vincent Viola, the Chairman of the Board of the Company until March 16, 2004, was the sole shareholder of Pioneer Futures, Inc. (“Pioneer”), which was one of the largest clearing members with whom the Company conducted business. Pioneer terminated its clearing member firm privileges with the Company in September

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2004. For the period ended March 31, 2004 (the period covering Mr. Viola’s tenure as Chairman), approximately $2.4 million in revenue was derived from Pioneer from clearing and transaction fees and approximately $164,000 was derived from rental income.

Effective March 17, 2004, Mr. Viola entered into an advisor services agreement with the Company for a period of three years (the “Agreement”). Pursuant to the Agreement, Mr. Viola serves as a senior strategic advisor, advising the Company on various strategic initiatives, including but not limited to, business combinations, financing transactions, capital raising, and such other matters as determined by the Company’s Chairman or its board of directors. In consideration for his services under the Agreement, Mr. Viola is paid $83,333.33 per month ($1 million per year) and a transaction fee in the event that the Company acquires, during the term of the Agreement or any extension thereof, a controlling interest in the IntercontinentalExchange, Inc. (“ICE”) or the Board of Trade of the City of New York, Inc. (“NYBOT”). The transaction fee shall be based upon the price paid to ICE or NYBOT (the “Price”), according to the following scale: 2% of the first $50 million of the Price; 1.5% of the following $50 million of the Price; 1.25% of the following $100 million of the Price; and 1% of that portion of the Price that exceeds $200 million. Mr. Viola will also be entitled to a fee, to be negotiated in good faith, for any other substantial business combination or acquisition presented initially to the Company by Mr. Viola. Mr. Viola is subject to customary non-compete and confidentiality obligations. In addition to customary termination provisions, the Agreement permits either party, subsequent to 12 months from March 17, 2004, to terminate for any reason, or no reason, upon 90 days’ prior written notice.

Sterling Commodities Corp. (“Sterling”), of which David Greenberg, a director of the Company, is the President, currently leases space from the Company at its corporate headquarters facility. The lease expires on November 30, 2007. The aggregate amount of rent collected from Sterling during 2004 was $238,000. Clearing and transaction fees earned from Sterling in 2004 were approximately $1.9 million.

ABN AMRO, Inc. (“ABN AMRO”), by which Richard Schaeffer, the former Treasurer and current Vice Chairman of the Company, is employed as Executive Director-Global Energy Futures, currently leases space from the Company at its corporate headquarters facility. The aggregate amount of rent collected from ABN AMRO during 2004 was $267,800.

The Company had invested assets segregated for the benefit of the COMEX Members’ Recognition and Retention Plan of $11.6 million at December 31, 2004, in a portfolio of fixed income securities managed by Legg Mason Wood Walker, Inc., a securities firm of which Anthony George Gero, a director of the Company, is a senior investment officer.

Until June 30, 2004, the Company had an employment and compensation agreement with J. Robert Collins, Jr., its President. This agreement provided for Mr. Collins to earn a salary of $1,000,000 for the first two years of his employment and $1,200,000 beginning on the second anniversary of the agreement through its termination. In addition to his stated salary, Mr. Collins was entitled, under an incentive compensation plan, to an annual bonus based upon achievement of objective performance goals as determined by the Compensation Committee of the Company. Mr. Collins’ agreement was not renewed. As a result, under the terms of his agreement, Mr. Collins was entitled to a payment equal to 12 months of base salary plus his most recent annual bonus. In 2004, the Company paid Mr. Collins $2,100,000 in severance, and $92,308 unused vacation pay, in full satisfaction of its obligations to him under his agreement.

The Company has provided financial guarantees and pledged collateral relating to a membership seat financing program with one of its banks, Brown Brothers Harriman & Co. Pursuant to this program, the participating member remains primarily liable for the loan that is used to purchase a membership seat and corresponding share of common stock in the Company. The Company guarantees the unpaid balance owed by each participating member, and the Company has the right to liquidate the membership seat and corresponding share of common stock if such member defaults on the loan. As of December 31, 2004, the following director and/or his or her immediate family member had a loan balance relating to this program in excess of $60,000: James McNamara, brother of John L. McNamara, a director of the Company, in the amount of $79,600.

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The following table reflects the member loan balances outstanding and collateral held by the Company on behalf of Exchange members participating in the seat financing program at December 31, (in thousands):

	2004	2003
Loan balance outstanding	$7,125	$8,845
Collateral on deposit	$8,408	$10,437

Antoinette Cicchetti, wife of Joseph Cicchetti, a director of the Company, is employed as Director of Market Data Services for the Company. Ms. Cicchetti received an aggregate cash compensation, including salary and bonus, of $104,206 for her services with the Company during 2004.

David Garland, son of Kenneth Garland, a director of the Company, is employed as Manager of Internet Communications within the External Affairs Department of the Company. Mr. Garland received an aggregate cash compensation, including salary and bonus, of $80,015 for his services with the Company during 2004.

William Wallace, a Director-nominee, is a Senior Vice President of Man Financial, Inc. Man Financial, Inc. currently leases space from the Company at its corporate headquarters facility. The aggregate amount of rent collected from Man Financial, Inc. during 2004 was $72,045.

Stanley Meierfeld, a Director-nominee, is a Managing Director of the Geldermann division of FC Stone, LLC. FC Stone, LLC currently leases space from the Company at its corporate headquarters facility. The aggregate amount of rent collected from FC Stone, LLC during 2004 was $399,546.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The information regarding principal accounting fees and services set forth under the caption “Fees to Independent Registered Public Accountants” of the Proxy Statement, dated March 3, 2005, is incorporated herein by reference.

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PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)	Documents filed as part of this Report:

1.	Consolidated Financial Statements

The consolidated financial statements required to be filed in this Annual Report on Form 10-K are listed on the Index to Financial Information hereof and incorporated herein by reference.

2.	Financial Statement Schedules

Financial statement schedules have been omitted because the information required to be set forth in those schedules is not applicable or is shown in the consolidated financial statements or notes thereto.

3.	Exhibits

Certain of the following exhibits were previously filed as exhibits to other reports or registration statements filed by NYMEX Holdings and are incorporated herein by reference to such reports or registration statements as indicated parenthetically below by the appropriate report reference date or registration statement number.

EXHIBITS

2.2	Form of Agreement and Plan of Merger by and among New York Mercantile Exchange, Inc., NYMEX Holdings, Inc. and NYMEX Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.2 of Form S-4 (file no. 333-30332)).

3.1	Amended and Restated Certificate of Incorporation of NYMEX Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 of Form 10-K for the year 2000 (file no. 333-30332)).

3.2	Bylaws of NYMEX Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of Form S-4 (file no. 333-30332)).

4	Note Purchase Agreement among NYMEX and each of Purchasers listed in Schedule A attached thereto dated October 15, 1996 (incorporated herein by reference to Exhibit 10.5 of Form S-4 (file no. 333-30332)).

10.1	NYMEX Amended and Restated Members’ Retention and Retirement Plan effective December 31, 1998 (incorporated herein by reference to Exhibit 10.1 of Form S-4 (file no. 333-30332)).

10.2	Trust under the NYMEX Members’ Retention and Retirement Plan dated December 31, 1998 (incorporated herein by reference to Exhibit 10.2 of Form S-4 (file no. 333-30332)).

10.3	Ground Lease between Battery Park City Authority and NYMEX dated May 18, 1995 (incorporated herein by reference to Exhibit 10.3 of Form S-4 (file no. 333-30332)).

10.4	Funding Agreement among New York State Urban Development Corporation, Battery Park City Authority and NYMEX dated May 18, 1995 (incorporated herein by reference to Exhibit 10.4 of Form S-4 (file no. 333-30332)).

10.5	NYMEX Holdings, Inc. Executive Income Deferral Program (incorporated herein by reference to Exhibit 10.5 of Form 10-K for the year 2000 (file no. 333-30332)).

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10.6	Network License Order Form between Oracle Corporation and NYMEX, accompanying Payment Plan Agreement and Payment Schedule between Oracle Credit Corporation and NYMEX (incorporated herein by reference to Exhibit 10.6 of Form S-4 (file no. 333-30332)).

10.7	Network License Order Form between Oracle Corporation and NYMEX, accompanying Payment Schedule between Oracle Credit Corporation and NYMEX and Amendment 1 to the Network License Order Form (incorporated herein by reference to Exhibit 10.7 of Form S-4 (file no. 333-30332)).

10.8	Network License Order Form between Oracle Corporation and NYMEX and accompanying Payment Schedule between Oracle Credit Corporation and NYMEX (incorporated herein by reference to Exhibit 10.8 of Form S-4 (file no. 333-30332)).

10.8.1	Software License and Services Agreement between Oracle Corporation and NYMEX effective January 6, 1995 (incorporated herein by reference to Exhibit 10.8.1 of Form S-4 (file no. 333-30332)).

10.9	Smartnet Agreement between Cisco Systems, Inc. and NYMEX dated May 21, 1996 (incorporated herein by reference to Exhibit 10.9 of Form S-4 (file no. 333-30332)).

10.10	Network Supported Account Agreement between Cisco Systems, Inc. and NYMEX dated May 21, 1996 (incorporated herein by reference to Exhibit 10.10 of Form S-4 (file no. 333-30332)).

10.11	COMEX Members’ Recognition and Retention Plan (incorporated herein by reference to Exhibit 10.11 of Form 10-K for the year 2000 (file no. 333-30332)).

10.12.1	Employment Agreement between NYMEX Holdings and Neal L. Wolkoff, Esq. (incorporated herein by reference to Exhibit 10.12 of Form 10-K for the year 2000 (file no. 333-30332)).

10.12.2	Employment Agreement between NYMEX Holdings, New York Mercantile Exchange, Inc. and J. Robert Collins, Jr. (incorporated herein by reference to Exhibit 10.13 of Form 10-Q for the quarter ending March 31, 2002 (file no. 333-30332)).

10.12.3	Employment agreement between NYMEX Holdings, New York Mercantile Exchange, Inc. and Samuel H. Gaer (incorporated herein by reference to Exhibit 10.14 of Form 10-Q for the quarter ending March 31, 2003 (file no. 333-30332)).

10.12.4	Employment agreement between NYMEX Holdings, Inc., New York Mercantile Exchange, Inc. and Madeline Boyd (incorporated herein by reference to Exhibit 10.1 of Form 10-Q for the quarter ending March 31, 2004 (file no. 333-30332)).

10.12.5	Advisor Services Agreement between NYMEX Holdings, Inc. and Vincent Viola (incorporated herein by reference to Exhibit 10.2 of Form 10-Q for the quarter ending March 31, 2004 (file no. 333-30332)).

10.12.6	First Amendment to Employment Agreement Term Sheet between NYMEX Holdings, Inc., New York Mercantile Exchange, Inc. and J. Robert Collins, Jr. (incorporated herein by reference to Exhibit 10.3 of Form 10-Q for the quarter ending March 31, 2004 (file no. 333-30332)).

10.12.7	Employment agreement between NYMEX Holdings, Inc., New York Mercantile Exchange, Inc. and Sean Keating (incorporated herein by reference to Exhibit 10.1 of Form 10-Q for the quarter ending June 30, 2004 (file no.333-30332)).

10.12.8	Employment agreement between NYMEX Holdings, Inc., New York Mercantile Exchange, Inc. and James E. Newsome (incorporated herein by reference to Exhibit 10.1 of Form 10-Q for the quarter ending September 30, 2004 (file no.333-30332)).

14	Code of Ethics for principal executive officer and senior financial officers (incorporated herein by reference to Exhibit 14 of Form 10-K for the year ended December 31, 2003 (file no. 333-30332)).

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21.1	Subsidiaries of NYMEX Holdings, Inc. (incorporated herein by reference to Exhibit 21.1 of Form S-4 (file no. 333-30332)).

31.1	Certification of the Principal Executive Officer pursuant to § 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Principal Financial Officer pursuant to § 302 of the Sarbanes-Oxley Act of 2002.

32	Certification of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002.

99	Published report regarding the demutualization vote by Security holders on June 20, 2000 (incorporated herein by reference to Exhibit 99 of Form 10-K for the year 2000 (file no. 333-30332)).

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, NYMEX Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 3, 2005

NYMEX Holdings, Inc.

By:	/s/ MITCHELL STEINHAUSE
Mitchell Steinhause
Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of NYMEX Holdings, Inc. and in the capacities and on the date indicated.

Signature	Title	Date

/s/ MITCHELL STEINHAUSE Mitchell Steinhause	Chairman of the Board	March 3, 2005

/s/ RICHARD SCHAEFFER Richard Schaeffer	Vice Chairman	March 3, 2005

/s/ KEVIN MCDONNELL Kevin McDonnell	Director, Treasurer	March 3, 2005

/s/ GARY RIZZI Gary Rizzi	Director, Corporate Secretary	March 3, 2005

/s/ STEPHEN ARDIZZONE Stephen Ardizzone	Director	March 3, 2005

/s/ ERIC BOLLING Eric Bolling	Director	March 3, 2005

/s/ JOSEPH CICCHETTI Joseph Cicchetti	Director	March 3, 2005

/s/ JOEL FABER Joel Faber	Director	March 3, 2005

/s/ MELVYN FALIS Melvyn Falis	Director	March 3, 2005

/s/ STEPHEN FORMAN Stephen Forman	Director	March 3, 2005

/s/ KENNETH GARLAND Kenneth Garland	Director	March 3, 2005

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Signature	Title	Date

/s/ ANTHONY GEORGE GERO Anthony George Gero	Director	March 3, 2005

/s/ DAVID GREENBERG David Greenberg	Director	March 3, 2005

/s/ E. BULKELEY GRISWOLD E. Bulkeley Griswold	Director	March 3, 2005

/s/ JESSE B. HARTE Jesse B. Harte	Director	March 3, 2005

/s/ SCOTT HESS Scott Hess	Director	March 3, 2005

/s/ STEVEN KARVELLAS Steven Karvellas	Director	March 3, 2005

/s/ HARLEY LIPPMAN Harley Lippman	Director	March 3, 2005

/s/ MICHEL MARKS Michel Marks	Director	March 3, 2005

/s/ MICHAEL MCCALLION Michael McCallion	Director	March 3, 2005

/s/ JOHN MCNAMARA John McNamara	Director	March 3, 2005

/s/ GORDON RUTLEDGE Gordon Rutledge	Director	March 3, 2005

/s/ ROBERT STEELE Robert Steele	Director	March 3, 2005

/s/ JAMES E. NEWSOME James E. Newsome	President	March 3, 2005

/s/ LEWIS A. RAIBLEY, III Lewis A. Raibley, III	Senior Vice President Finance and Chief Financial Officer	March 3, 2005

/s/ KENNETH D. SHIFRIN Kenneth D. Shifrin	Vice President and Controller	March 3, 2005

56

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

FOR INCLUSION IN ANNUAL REPORT ON FORM 10-K

FISCAL YEARS ENDED DECEMBER 31, 2004, 2003 and 2002

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL INFORMATION

ITEM 15A.	FINANCIAL STATEMENTS

All other financial statements and schedules have been omitted since the required information is not applicable or is included in Item 15(A) — Consolidated Financial Statements.

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL STATEMENTS

To Our Stockholders:

Management is responsible for the reliability of the consolidated financial statements and related notes. The financial statements were prepared in conformity with U.S. generally accepted accounting principles and include amounts based upon our estimates and assumptions, as required. The consolidated financial statements for the year ended December 31, 2004 have been audited by our independent registered public accounting firm, KPMG LLP, who were given free access to all financial records and related data, including minutes of the meetings of the Board of Directors and Committees of the Board. We believe that our representations to the independent auditors are valid and appropriate.

Management maintains a system of internal accounting controls designed to provide reasonable assurance as to the reliability of the financial statements, as well as to safeguard assets from unauthorized use or disposition. The system is supported by formal policies and procedures. Our internal audit function monitors and reports on the adequacy of and compliance with the internal control system, and appropriate actions are taken to address significant control deficiencies and other opportunities for improving the system as they are identified. The Audit Committee currently consists of the four Public Directors of the Board. One of the Public Directors serves as chairman of the committee. The Audit Committee meets several times each year with representatives of management, including the Chief Financial Officer, the Vice President of Internal Audit and the independent auditors to review the financial reporting process and controls in place to safeguard assets. Both our independent auditors and internal auditor have unrestricted access to the Audit Committee.

Although no cost-effective internal control system will preclude all errors or fraud, we believe our controls as of December 31, 2004 provide reasonable assurance that the consolidated financial statements are reliable and that our assets are reasonably safeguarded.

/s/ MITCHELL STEINHAUSE
Chairman of the Board

/s/ JAMES E. NEWSOME
President

/s/ LEWIS A. RAIBLEY, III
Senior Vice President—Finance Chief Financial Officer

Date: March 3, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

NYMEX Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of NYMEX Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NYMEX Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 2, 2005 expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.

KPMG LLP

New York, New York

March 2, 2005

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents	$3,084	$1,763
Securities purchased under agreements to resell	19,324	45,050
Marketable securities, at market value	144,950	64,885
Clearing and transaction fees receivable, net of allowance for member credits	17,309	13,277
Prepaid expenses	3,896	4,115
Deferred tax assets	2,590	4,134
Margin deposits and guaranty funds	34,825	97,238
Other current assets	6,704	8,959

Total current assets	232,682	239,421
Property and equipment, net	194,719	208,787
Goodwill, net of amortization	16,329	16,329
Other assets	10,920	13,139

Total assets	$454,650	$477,676

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$15,236	$10,773
Accrued salaries and related liabilities	5,015	4,292
Margin deposits and guaranty funds	34,825	97,238
Income tax payable	11,283	10,364
Other current liabilities	31,941	17,126

Total current liabilities	98,300	139,793
Grant for building construction deferred credit	110,455	112,600
Long-term debt	85,915	88,732
Retirement obligation	11,622	11,729
Deferred income taxes	1,997	5,961
Other liabilities	19,579	13,446

Total liabilities	327,868	372,261

Commitments and contingencies (Note 18)
Stockholders’ equity
Common stock, at $0.01 par value, 816 shares authorized, issued and outstanding at December 31, 2004 and December 31, 2003	—	—
Additional paid-in capital	93,312	93,312
Retained earnings	33,470	12,103

Total stockholders’ equity	126,782	105,415

Total liabilities and stockholders’ equity	$454,650	$477,676

See accompanying notes to the consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share data)

	Year Ended December 31,
	2004	2003	2002
Revenues:
Clearing and transaction fees, net of member rebates	$193,295	$139,731	$140,763
Market data fees, net	32,605	31,700	33,459
Other, net	11,532	12,737	14,982

Total revenues	237,432	184,168	189,204

Expenses:
Salaries and employee benefits	57,357	54,401	49,121
Occupancy and equipment	26,383	26,664	24,364
Depreciation and amortization, net of deferred credit amortization	21,795	24,679	20,926
General and administrative	32,372	23,314	17,737
Professional services	26,544	17,427	17,954
Telecommunications	6,056	5,934	7,639
Marketing	2,490	2,080	2,633
Other expenses	8,352	8,080	8,198
Asset impairment and disposition losses	5,351	2,340	12,583

Total expenses	186,700	164,919	161,155

Income before investment income, interest expense and provision for income taxes	50,732	19,249	28,049
Investment income and interest expense:
Investment income, net	3,893	3,929	4,467
Interest expense	7,039	7,237	7,455

Income before provision for income taxes	47,586	15,941	25,061
Provision for income taxes	20,219	7,061	12,762

Net income	$27,367	$8,880	$12,299

Weighted average common shares outstanding, basic and diluted	816	816	816

Basic and diluted earnings per share	$33,538	$10,882	$15,072

See accompanying notes to the consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except for share data)

	Common stock		Additional paid-in capital	Retained earnings	Total stockholders’ equity
	Shares	Amount
Balances at December 31, 2001	816	$—	$93,312	$924	$94,236
Net income	—	—	—	12,299	12,299
Dividends declared Common stock, $6,127/share	—	—	—	(5,000)	(5,000)

Balances at December 31, 2002	816	—	93,312	8,223	101,535
Net income	—	—	—	8,880	8,880
Dividends declared Common stock, $6,127/share	—	—	—	(5,000)	(5,000)

Balances at December 31, 2003	816	—	93,312	12,103	105,415
Net income	—	—	—	27,367	27,367
Dividends declared Common stock, $7,353/share	—	—	—	(6,000)	(6,000)

Balances at December 31, 2004	816	$—	$93,312	$33,470	$126,782

See accompanying notes to the consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2004	2003	2002
Cash flows from operating activities:
Net income	$27,367	$8,880	$12,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,062	26,187	23,052
Amortization of intangibles	878	637	19
Deferred grant credits	(2,645)	(2,645)	(2,145)
Deferred rental income	(1,238)	—	—
Deferred rent expense	90	399	450
Deferred income taxes	(2,420)	(4,562)	(3,674)
Asset impairment and disposition loss	5,351	2,340	12,583
Decrease (increase) in operating assets:
Clearing and transaction fees receivable	(4,032)	607	(4,547)
Prepaid expenses	219	(520)	9,390
Margin deposits and guaranty fund assets	62,413	(21,911)	(28,572)
Other current assets	2,255	(1,771)	6,796
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	4,463	(5,263)	(4,871)
Accrued salaries and related liabilities	723	(1,319)	390
Margin deposits and guaranty fund liabilities	(62,413)	21,911	28,572
Income tax payable	919	6,029	4,335
Other current liabilities	12,512	1,237	4,991
Other liabilities	1,378	(1,020)	4,783
Retirement obligation	(107)	692	1,258

Net cash provided by operating activities	68,775	29,908	65,109

Cash flows from investing activities:
(Increase) decrease in marketable securities	(80,065)	2,091	(1,555)
(Increase) decrease in securities purchased under agreements to resell	25,726	(4,290)	(34,260)
Capital expenditures	(6,639)	(13,446)	(31,049)
Acquisition, net of cash acquired	—	(3,000)	—
(Increase) decrease in other assets	1,341	(195)	(94)

Net cash used in investing activities	(59,637)	(18,840)	(66,958)

Cash flows from financing activities:
Dividends paid	(5,000)	(7,500)	—
Principal payments under long-term debt agreements	(2,817)	(2,819)	(2,817)

Net cash used in financing activities	(7,817)	(10,319)	(2,817)

Net increase (decrease) in cash and cash equivalents	1,321	749	(4,666)
Cash and cash equivalents, beginning of year	1,763	1,014	5,680

Cash and cash equivalents, end of year	$3,084	$1,763	$1,014

See accompanying notes to the consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

NYMEX Holdings, Inc. (“NYMEX Holdings”) was incorporated in 2000 as a stock corporation in Delaware, and is the successor to the New York Mercantile Exchange which was established in 1872. The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (“NYMEX Exchange” or “NYMEX Division”) and Commodity Exchange, Inc. (“COMEX” or “COMEX Division”), which is a wholly-owned subsidiary of NYMEX Exchange. Where appropriate, each division will be discussed separately, and collectively will be referred to as the “Exchange.” When discussing NYMEX Holdings together with its subsidiaries, reference is being made to the “Company.”

The Company demutualized on November 17, 2000, at which time the book value of the assets and liabilities of New York Mercantile Exchange carried over to NYMEX Division.

The Company exists principally to provide facilities to buy, sell and clear energy and precious and base metals commodities for future delivery under rules intended to protect the interests of market participants. The Company itself does not own commodities, trade for its own account, or otherwise engage in market activities. The Company provides the physical facilities necessary to conduct an open outcry auction market, electronic trading systems, systems for the matching and clearing of trades executed on the Exchange, and systems for the clearing of certain bilateral trades executed in the over-the-counter (“OTC”) market. These services facilitate price discovery, hedging, and liquidity in the energy and metals markets. Transactions executed on the Exchange mitigate the risk of counter-party default because the Company’s clearinghouse acts as the counter-party to every trade. Trading on the Exchange is regulated by the Commodity Futures Trading Commission. To manage the risk of financial nonperformance, the Exchange requires members to post margin.

Basis of Presentation

The consolidated financial statements include the accounts of NYMEX Holdings and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles. Certain reclassifications have been made to the 2003 and 2002 consolidated financial statements to conform to the 2004 presentation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NYMEX Holdings and its wholly-owned subsidiaries NYMEX Division, COMEX Division, COMEX Clearing Association, Inc. (“CCA”), NYMEX Technology Corp. (which became inactive in November 1996), and Tradingear Acquisition LLC. Intercompany balances and transactions have been eliminated in consolidation. COMEX Division and CCA were acquired by the Company in 1994. While CCA is still in existence, its operations were consolidated into the NYMEX Division in May 2003.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments at the balance sheet date. The carrying values of the Company’s assets approximate their fair values and, where applicable, are based on current market prices. The carrying values of the Company’s liabilities approximate their fair values except for the fair value of the Company’s notes payable, which are based upon their future cash flows for principal and interest payments, discounted at prevailing interest rates for securities of similar terms and maturities.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates

The preparation of the accompanying consolidated financial statements and related notes in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period, and the disclosure of contingent liabilities. Actual results could differ from those estimates.

During 2004, the Company changed its estimated useful lives for internally developed software costs from a range of 3 to 5 years to a range of 3 to 7 years. During 2003, the Company changed its estimated useful lives for technology equipment from a range of 4 to 7 years to a range of 3 to 7 years, based on management’s belief that certain of this equipment has shorter useful lives under the Company’s new technology strategy than originally estimated.

Cash and Cash Equivalents

Investments in money market funds and highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company maintains substantially all of its cash balances with major financial institutions.

Securities Purchased under Agreements to Resell

Securities purchased under agreements to resell are carried at contract value, as specified in the agreements. The market value of securities purchased under agreements to resell is monitored by the Company and additional collateral is obtained as necessary to protect against credit exposure. At December 31, 2004 and 2003, U.S. government securities held in a segregated account by a U.S. money-center bank collateralized the securities purchased under agreements to resell.

Marketable Securities

The Company invests primarily in high-grade tax-exempt municipal bonds and direct obligations of the U.S. government and its agencies and money market mutual funds. The Company has classified all of its investments in debt and equities as trading. Management determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such classification at each balance sheet date.

Trading securities are bought and held principally for the purpose of selling them in the near future and are carried at market value based on quoted market prices and unrealized gains and losses are recognized in income currently. Realized gains and losses from the sales of marketable securities are determined on a specific identification basis.

The Company has provided financial guarantees and pledged collateral with one of its investment managers relating to a membership seat financing program. The investment manager retains a collateral interest in the underlying Company investments equal to 118% of the outstanding loan balance. The Company has not set up allowances for loan losses as the Company retains the exclusive right to assert its lien on, and security interest in, the membership seat.

Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

No. 144”). The Company periodically evaluates the net realizable value of long-lived assets, including property, plant and equipment and amortizable intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When indicators of impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and estimated future undiscounted cash flows of the underlying business. An impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization expense is provided utilizing the straight-line method over the estimated useful lives of the assets or lease terms, whichever is shorter.

The following table summarizes the years over which significant assets are generally depreciated or amortized:

Building and improvements	20 to 60 years
Information system equipment	3 to 7 years
Furniture, fixtures, office machinery and other	3 to 10 years
Internally developed software costs	3 to 7 years
Leasehold improvements	10 to 20 years

Where different depreciation methods or lives are used for tax purposes, deferred income taxes are recorded. The Company capitalizes purchases of software and costs associated with internally developed software.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments which significantly extend the useful lives of existing property and equipment are capitalized and depreciated.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets of the COMEX Division. Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which states that goodwill must be tested for impairment on an annual basis. Prior to 2002, goodwill was being amortized on a straight-line basis over a period of 15 years. The Company completed its impairment testing for the years ended December 31, 2004, 2003 and 2002, and determined that there were no impairment losses related to goodwill for any of the periods presented. The measurement of possible impairment is based on the most recent sales of COMEX Division membership interests. COMEX Division membership interests, or “seats”, are purchased from existing COMEX Division members at prevailing market prices. These prices are established through a bid-and-ask system.

Revenue Recognition

Clearing and Transaction Revenue

The largest sources of the Company’s operating revenues are clearing and transaction fees. These fees are recognized as revenue in the same period that trades are effectuated. Clearing and transaction fees receivable are monies due from clearing member firms. Exposure to losses on receivables is principally

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

dependent on each member firm’s financial condition. Seats owned by NYMEX Division and COMEX Division members collateralize fees owed to the Company. At the end of December 31, 2004 and 2003, no clearing and transaction fees receivable balance was greater than the member’s seat value. Management does not believe that a concentration of credit risk exists from these receivables. The Company retains the right to liquidate a member’s seat in order to satisfy its receivable.

The Company has various discretionary rebate and cost reduction programs to reduce operating costs of certain market participants. In addition, during 2003 and 2002, the Company maintained, on a discretionary basis, a proprietary fee reduction program pursuant to which certain clearing fees of NYMEX Division members were substantially reduced. Clearing and transaction fees were reduced by $14.0 million and $5.2 million in 2003 and 2002, respectively, as a result of this program. This program was eliminated effective December 31, 2003.

Market Data Revenues

The Company provides real-time and delayed market data information to subscribers relating to prices of futures and options contracts traded and cleared on the Exchange. As is common business practice in the industry, fees are remitted to the Company by market data vendors on behalf of subscribers. Revenues are accrued for the current month based on the most recent month reported by the vendors.

Other Revenues

Other revenues consist of rental income from tenants leasing space in the Company’s headquarters building, compliance fines assessed for violation of trading rules and procedures, fees charged to members for the use of telephone equipment, long distance telephone service and trading booths provided by the Company, fees charged for access to the NYMEX ACCESS® electronic trading system and other miscellaneous revenues. Other revenues are recognized on an accrual basis in the period during which the Company derives economic value, with the exception of compliance fines, which are recognized when cash is received.

Marketing Costs

Marketing costs include costs incurred for producing and communicating advertising and other marketing activities. These costs are expensed when incurred.

Postretirement and Postemployment Benefits other than Pensions

The Company provides certain postretirement benefits to its employees, which are accounted for in accordance with SFAS No. 106, Employers’ Accounting for Postretirement Benefits other than Pensions, which requires the Company to accrue the estimated cost of retiree benefit payments other than pensions during the employees’ active service lives. Such benefits consist principally of health care benefits. In addition, the Company offers various postemployment benefits to employees after employment but before retirement. The benefits are accounted for in accordance with SFAS No. 112, Employers’ Accounting for Postemployment Benefits, which requires the Company to accrue the estimated cost of future postemployment benefits, which are funded on a pay-as-you-go basis. Postemployment benefits include both short-term disability, income benefits and long-term disability-related health benefits.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires that deferred taxes be established based upon the temporary differences between financial statement and income tax bases of assets and liabilities using the enacted statutory rates. A valuation allowance is recognized if it is anticipated that some or all of a deferred tax asset may not be realized.

Earnings per Share

The Company has only one type of earnings per share calculation, basic earnings per share. In accordance with SFAS No. 128, Earnings per Share, basic earnings per common share are based on the weighted-average number of common shares outstanding in each year. There are no common stock equivalents and, thus, no dilution of earnings per share. Earnings per share were $33,538, $10,882 and $15,072 in 2004, 2003 and 2002, respectively.

Segment Reporting

The Company considers operating results for two business segments: Open Outcry and Electronic Trading and Clearing. Open Outcry is the trading and clearing of NYMEX Division and COMEX Division futures and options contracts on the trading floors of the Exchange. Electronic Trading and Clearing consists of NYMEX ACCESS®, NYMEX ClearPortSM Trading and NYMEX ClearPortSM Clearing. The Company reports income on a segment basis, but does not allocate assets or goodwill.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS AND CHANGES

In December 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 132(R), Employers’ Disclosures about Pensions and Other Postretirement Benefits (“SFAS No. 132(R)”). This statement revises employer’s disclosures about pension plans and other postretirement benefits, but it does not change the measurement or recognition of those plans. SFAS No. 132(R) retains the disclosure requirements contained in SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits, which it replaces, and requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. For domestic plans of public entities, SFAS No. 132(R) is effective for fiscal years ending after December 15, 2003, except for the new disclosures related to estimated future benefit payments, which are effective for fiscal years ending after June 15, 2004. The Company has adopted SFAS No. 132(R), and such adoption has not had any effect on the Company’s consolidated results of operations and financial condition.

The adoption of the following recent accounting pronouncements issued by the FASB did not have a material impact on the Company’s consolidated results of operations and financial condition:

•	SFAS No. 151, Inventory Costs—An Amendment of ARB No. 43, Chapter 4;

•	SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions—An Amendment of FASB No. 66 and 67;

•	SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions; and

•	SFAS No. 123 (R), Share-Based Payment.

NOTE 3. ALLOWANCE FOR DOUBTFUL ACCOUNTS AND CREDITS

Clearing and transaction fees receivable are carried net of allowances for member credits, which are based upon expected billing adjustments. Allowances for member credits were $256,000 and $377,000 at December 31, 2004

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and 2003, respectively. The Company believes the allowances are adequate to cover member credits. The Company also believes the likelihood of incurring material losses due to non-collectibility is remote and, therefore, no allowance for doubtful accounts is necessary.

An allowance for doubtful accounts was established for market data accounts receivable to cover potential non-collectible vendor receivables as well as future adjustments by the market data vendor customers. This allowance was $121,000 and $243,000 at December 31, 2004 and 2003, respectively, which the Company believes is sufficient to cover potential bad debts and subsequent credits. At December 31, 2004, the combined amounts due from customers with the ten highest receivable balances represented 88% of the total accounts receivable balance. Accounts receivable for market data revenues are included in other current assets on the Company’s consolidated balance sheets.

Other revenues consist of rental income from tenants leasing space in the Company’s headquarters building, compliance fines assessed for violation of trading rules and procedures, fees charged to members for the use of telephone equipment, long distance telephone service and trading booths provided by the Company, fees charged for access to the NYMEX ACCESS® electronic trading system and other miscellaneous revenues. Other revenues are recognized on an accrual basis in the period during which the Company derives economic value, with the exception of compliance fines, which are recognized when cash is received. The Company has established a reserve for non-collectible receivables of $665,000 and $610,000 at December 31, 2004 and 2003, respectively, and believes the amount is sufficient to cover potential bad debts and subsequent credits. Accounts receivable for other revenues are included in other current assets on the Company’s consolidated balance sheets.

NOTE 4. COLLATERALIZATION

In connection with reverse repurchase agreements, the Company receives collateral that is held in custody by the Company’s banks. At December 31, 2004, 2003 and 2002, the Company accepted collateral in the form of U.S. treasury bills that it is permitted by contract or industry practice to sell or re-pledge. The fair value of such collateral at December 31, 2004 and 2003 was $19.3 million and $45.1 million, respectively.

NOTE 5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	December 31,
	2004	2003
	(in thousands)
Buildings and improvements	$186,645	$180,938
Information systems equipment	51,324	49,287
Office furniture, fixtures, machinery and equipment	36,907	38,194
Internally developed software	11,563	21,079
Leasehold improvements	13,522	13,040

	299,961	302,538
Less: accumulated depreciation and amortization	(105,242)	(93,751)

	$194,719	$208,787

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 was approximately $21.8 million, $24.7 million and $20.9 million, respectively. Depreciation and amortization expense is recorded net of amortization of the deferred credit related to the grant for the building of $2.1 million for each year. Amortization of leasehold improvements is included in depreciation and amortization expense in the consolidated statements of income.

During 2003, the Company continued development of a new technology strategy, which is designed to standardize and simplify the Company’s technology infrastructure. In conjunction with this strategy, the functionality and useful lives of existing technology assets were evaluated. As a result of this evaluation, the Company shortened the estimated useful lives of a significant component of its existing technology infrastructure, resulting in a $5.3 million charge in the fourth quarter of 2003.

The Company, in the normal course of business, records charges for the impairment and disposal of assets which it determines to be obsolete. Asset impairment and disposal losses for the years ended December 31, 2004, 2003 and 2002 were $5.4 million, $2.3 million and $12.6 million, respectively.

NOTE 6. NOTES PAYABLE

The Company issued long-term debt totaling $100 million during 1996 and 1997 to provide completion financing for the Company’s trading facility and headquarters. This issue contained three series, each with different maturities, interest rates, and repayment schedules. Series A notes require annual principal repayments from 2001 to 2010, and a final payment of principal in 2011. Series B notes require annual principal repayments from 2011 to 2020, and a final payment of principal in 2021. Series C notes require annual principal repayments from 2022 to 2025, and a final payment of principal in 2026. The notes represent senior unsecured obligations of the Company and are not secured by the facility, the Company’s interest therein, or any other collateral. The notes are subject to a prepayment penalty in the event they are paid off prior to their scheduled maturities. The Company believes that any economic benefit derived from early redemption of these notes would be offset by the redemption penalty. These notes place certain limitations on the Company’s ability to incur additional indebtedness.

	December 31,
	2004	2003
	(in thousands)
Private placement notes
7.48%, Senior Notes, Series A, due 2011	$19,732	$22,549
7.75%, Senior Notes, Series B, due 2021	54,000	54,000
7.84%, Senior Notes, Series C, due 2026	15,000	15,000

	88,732	91,549
Less current maturities	(2,817)	(2,817)

Total long-term debt	$85,915	$88,732

Notes payable that become due during the next five years are as follows:

2005	$2,817
2006	$2,817
2007	$2,817
2008	$2,817
2009	$2,817

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 7. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2004, 2003 and 2002, respectively, are as follows:

	December 31,
	2004	2003	2002
	(in thousands)
Cash paid for:
Interest	$7,048	$7,258	$7,477

Income taxes	$21,720	$5,595	$1,232

Noncash investing and financing activities:
Purchase of assets under capital lease obligation	$955	$—	$—

NOTE 8. MEMBERS’ RETIREMENT PLAN AND BENEFITS

The Company maintains a retirement and benefit plan under the COMEX Members’ Recognition and Retention Plan (“MRRP”). This plan provides benefits to certain members of the COMEX Division based on long-term membership, and participation is limited to individuals who were COMEX Division members prior to the Company’s acquisition of COMEX in 1994. No new participants were permitted into the plan after the date of the acquisition. The annual benefit payments are $12,500 ($2,000 for options members) for ten years for vested participants. Under the terms of the COMEX merger agreement, the Company is required to fund the plan with a minimum annual contribution of $400,000 until the plan is fully funded. The Company funded the plan by $800,000 in each of the years ended December 31, 2004, 2003 and 2002. Based on continued funding of $800,000 per year, and certain actuarial assumptions, the Company expects the plan to be fully funded in 2019. The annual contribution may be reduced if actuarial assumptions indicate that full funding can be achieved without making the entire funding contributions indicated above. Corporate contributions are charged against current operations. All benefits to be paid under the COMEX MRRP shall be based upon reasonable actuarial assumptions which, in turn, are based upon the amounts that are available and are expected to be available to pay benefits, except that the benefits paid to any individual will not exceed the amounts stated above. Quarterly distributions from the COMEX MRRP began in the second quarter of 2002. Subject to the foregoing, the board of directors of the Company reserves the right to amend or terminate the COMEX MRRP upon an affirmative vote of 60% of the eligible COMEX Division plan participants.

NOTE 9. DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution plan (the “Plan”) for all eligible domestic employees. The Plan qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may defer up to 25% of their pre-tax earnings, subject to the annual Internal Revenue Code contribution limit. The Company matches contributions up to a maximum of 3% of salary. In addition, the Company makes annual contributions ranging from 2% to 7% based upon tenure for each eligible Plan member. Employees vest immediately in their contribution and vest in the Company’s contribution at a rate of 40% after two full years of service, and then 20% per year until fully vested at 100% after five years of service. The Company’s total contributions to the Plan were $1.8 million, $1.8 million and $1.7 million for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 10. DEFERRED COMPENSATION

The Company has a nonqualified deferred compensation plan (the “Deferred Plan”) for key employees to permit them to defer receipt of current compensation. The Company may provide a matching and a regular year-end contribution to the Deferred Plan. Matching and year-end contribution percentages follow the same guidelines as the Company’s defined contribution plan. The Deferred Plan is not intended to be a qualified plan under the

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. The participating employees are general creditors of the Company with respect to these benefits. The Company has the right to amend, modify, or terminate the Deferred Plan at any time. At December 31, 2004 and 2003, deferred compensation amounted to $2.2 million and $2.0 million, respectively, and is included in accrued salaries and related liabilities in the consolidated balance sheets.

NOTE 11. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company’s postretirement benefit costs are developed from actuarial valuations. Inherent in these valuations are key assumptions, including the discount rate and expected long-term rate of return on plan assets. Material changes in its postretirement benefit costs may occur in the future due to changes in these assumptions, changes in the number of plan participants, changes in the level of benefits provided, and changes in asset levels.

The Company provides certain health care and life insurance benefit plans for qualifying retired employees. Substantially all of the Company’s employees may become eligible for these benefits if they reach specified age and years of service criteria while working for the Company. The benefits are provided through certain insurance companies. The Company expects to fund its share of such benefit costs principally on a pay-as-you-go basis.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) became law in the United States. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit. In accordance with FASB Staff Position No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the Company elected to defer recognition of the effects of the Act in any measures of the benefit obligation or cost. In May 2004, the FASB issued Staff Position No. 106-2 (“FAS No. 106-2”) under the same title. FAS No. 106-2 provides guidance on accounting for the benefits attributable to new government subsidies for companies that provide prescription drug benefits to retirees. The Company has concluded that it will likely not be eligible to receive a subsidy. Therefore, the Act is not expected to have a material effect on the Company’s consolidated results of operations, financial position or cash flows. The measurement date used to determine postretirement benefit measures for the postretirement benefit plan is December 31 of each year.

Accrued postretirement benefit costs are included in other non-current liabilities in the consolidated balance sheets. The following table presents the funded status of such plans, reconciled with amounts recognized in the Company’s consolidated financial statements:

	December 31,
	2004	2003
	( in thousands)
Change in accumulated postretirement benefit obligation:
Accumulated postretirement benefit obligation, beginning of year	$4,366	$6,109
Service costs	317	220
Interest costs	331	247
Actuarial (gain) loss	1,555	(150)
Adjustment for prior years’ overstatement	—	(1,784)
Benefits paid	(312)	(276)

Accumulated postretirement benefit obligation, end of year	$6,257	$4,366

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31,
	2004	2003
	( in thousands)
Funded status:
Accumulated postretirement benefit obligation, end of year	$6,257	$4,366
Unrecognized transition obligation	—	—
Unrecognized prior service cost	518	575
Unrecognized net gain (loss)	(1,007)	537

Accrued postretirement benefit cost, end of year	$5,768	$5,478

The net periodic postretirement benefit cost consists of the following:

	December 31,
	2004	2003	2002
	(in thousands)
Service costs	$317	$220	$428
Interest costs	331	246	355
Amortization of transition obligation	—	—	83
Amortization of prior service costs	(57)	(57)	(101)
Amortization of net (gain) loss	11	(23)	(18)

Net periodic postretirement benefit cost	602	386	747
Adjustment for prior years’ overstatement	—	(1,102)	—

Total net period postretirement benefit cost	$602	$(716)	$747

Assumptions:
Discount rate	5.75%	6.00%	6.50%
Health care cost trend rate	10.00%	8.50%	9.00%

The health care cost trend rate is assumed to decrease gradually to 5.25% by 2010 and remain level thereafter.

The following table presents the estimated future net benefit payments:

Fiscal Year	Net Benefit Payments
(in thousands)
2005	$324
2006	$335
2007	$341
2008	$330
2009	$322
2010 - 2014	$1,562

The following shows the impact of a 1% change in the trend rate:

	2004
	1% Increase	1% Decrease
	(in thousands)
Effect on total of service and interest costs	$9	$(10)
Effect on accumulated postretirement benefit obligation	$76	$(89)

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2003, the Company reduced its accrued postretirement benefit cost by $1.1 million, which was attributable to revisions to certain assumptions made in earlier years. Accordingly, the Company reduced salaries and employee benefits expenses in the consolidated statements of income by a similar amount in 2003, of which $0.3 million, $0.1 million and $0.8 million were attributable to 2002, 2001 and 2000 and prior years, respectively. The Company believes that the effect of the adjustment was not material to its consolidated financial position or results of operations for any of the years impacted and accordingly, the full amount was recorded in 2003.

NOTE 12. DEFERRED CREDITS

In 1995, the Company secured a grant of $128.7 million from the New York City Economic Development Corporation (“EDC”) and the Empire State Development Corporation (“ESDC”, formerly known as the New York State Urban Development Corporation) for construction of its corporate headquarters and trading facility. The grant is being recognized in income on the same basis as, and is a reduction to, the depreciation of the facility.

In 2002, the Company entered into an agreement and received a $5.0 million grant from the ESDC. This agreement requires the Company to maintain certain annual employment levels, and the grant is subject to recapture amounts on a declining scale over time. The grant is recognized in income ratably in accordance with a recapture schedule.

NOTE 13. POSTEMPLOYMENT BENEFITS

The Company offers various postemployment benefits to employees after employment but before retirement. These benefits are paid in accordance with the Company’s established postemployment benefit practices and policies. Postemployment benefits include both short-term disability income benefits and long-term disability related health benefits. The Company accrues for these future postemployment benefits, which are funded on a pay-as-you-go basis. The Company’s postemployment benefits liabilities at December 31, 2004 and December 31, 2003 were $0.9 million and $1.0 million, respectively.

NOTE 14. INCOME TAXES

The provision for income taxes in the consolidated statements of income for the years ended December 31, 2004, 2003 and 2002, respectively, consisted of the following:

	2004	2003	2002
	(in thousands)
Current:
Federal	$14,619	$8,426	$11,666
State and local	8,238	3,795	4,770

Total	22,857	12,221	16,436

Deferred:
Federal	(1,760)	(4,095)	(3,163)
State and local	(878)	(1,065)	(511)

Total	(2,638)	(5,160)	(3,674)

Total provision	$20,219	$7,061	$12,762

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Reconciliation of the statutory U.S. federal income tax rate to the effective tax rate on income before the provision for income taxes is as follows:

	2004	2003	2002
Statutory U.S. federal tax rate	35.0%	34.0%	34.0%
State and local taxes, net of federal benefit	10.3	11.4	10.9
Change in estimate	—	3.1	6.0
Tax-exempt income	(1.6)	(6.0)	(3.0)
Deferred credit amortization - grant for building construction	—	—	(2.9)
Valuation allowance	(1.5)	0.6	2.3
Other, net	0.3	1.2	3.6

Effective tax rate	42.5%	44.3%	50.9%

At December 31, the components of net deferred tax assets (liabilities) were as follows:

	2004	2003
	(in thousands)
Current
Assets:
Accrued expenses	$2,723	$4,002
Allowance for member credits adjustments	—	110
Other	27	159

Total	2,750	4,271

Liabilities:
Unrealized gains on marketable securities	—	137
Other	160	—

Total	160	137

Total current net deferred tax assets	$2,590	$4,134

Noncurrent
Assets:
Postretirement benefits	$2,943	$3,380
Deferred compensation	878	891
COMEX MRRP	2,820	3,215
COMEX MRRP contribution and earnings	2,417	2,096
Demutualization costs	345	806
Federal net operating loss carryforwards	318	361
Charitable contributions carryforward	955	3,422
AMT credit carryforwards	—	796
State and city operating losses	—	—
Other	840	892

Total	11,516	15,859
Less valuation allowance	(821)	(1,637)

Total noncurrent deferred tax assets	10,695	14,222

Liabilities:
Capitalization of software	319	4,120
Depreciation and amortization	12,373	16,063

Total noncurrent deferred tax liabilities	12,692	20,183

Total net noncurrent deferred tax liabilities	$(1,997)	$(5,961)

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Management has determined that the realization of the recognized gross deferred tax asset of $13.4 million at December 31, 2004 is more likely than not, based on taxable temporary differences and anticipated future taxable income. However, if estimates of future taxable income are reduced, the amount of the deferred tax asset considered realizable could also be reduced.

The Company maintained valuation allowances of $0.8 million and $1.6 million in 2004 and 2003, respectively, in accordance with the provisions of SFAS No. 109. The allowances were established due to the uncertainty of realizing certain tax carryforwards. The reduction in the valuation allowance in 2004 was due to charitable contribution carryovers that were utilized on the Company’s 2003 income tax return.

NOTE 15. MARGIN DEPOSITS AND GUARANTY FUNDS

The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members at banks, approved by the Company, as margin for house and customer accounts. These margin deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

Each clearing member firm is required to maintain a security deposit, in the form of cash or U.S. treasury securities, ranging from $100,000 to $2.0 million, per division, based upon such clearing member firm’s reported regulatory capital, in a fund known as a guaranty fund. Historically, separate and distinct guaranty funds were maintained for the NYMEX Division and the COMEX Division. Effective May 16, 2003, the NYMEX Division assumed all of the clearing functions of the COMEX Division. Accordingly, the deposits were aggregated and are now maintained in a single guaranty fund (the “Guaranty Fund”) which may be used for any loss sustained by the Company as a result of the failure of a clearing member to discharge its obligations on either division. Although there is now one Guaranty Fund for both divisions, separate contribution amounts are calculated for each division.

Every member and non-member executing transactions on the Company’s divisions must be guaranteed by a clearing member and clear their transactions through the Company’s clearinghouse. This requirement also applies to transactions conducted outside of the Exchange which clear through NYMEX ClearPortSM Clearing. Clearing members of the NYMEX Division and COMEX Division require their customers to maintain deposits in accordance with Company margin requirements. Margin deposits and Guaranty Funds are posted by clearing members with the Company’s clearinghouse. In the event of a clearing member default, the Company satisfies the clearing member’s obligations on the underlying contract by drawing on the defaulting clearing member’s Guaranty Funds. If those resources are insufficient, the Company may fund the obligations from its own financial resources or draw on Guaranty Funds posted by non-defaulting clearing members. The Company also maintains a $100 million default insurance policy. This insurance coverage is available to protect the Company and clearing members in the event that a default in excess of $130 million occurs. Additionally, the Company intends to enter into a revolving credit agreement during the first quarter of 2005. This agreement would provide a line of credit which could be drawn upon in the event of a clearing member default. Such an arrangement would provide the Company with same-day funds to settle such clearing member default, while providing enough time for an efficient distribution from the Guaranty Fund. Proceeds from the sale of Guaranty Fund securities would be used to repay borrowings under the line of credit.

The Company is entitled to earn interest on cash balances posted as margin deposits and Guaranty Funds. Such balances are included in the Company’s consolidated balance sheets, and are generally invested overnight in securities purchased under agreements to resell.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table sets forth margin deposits and Guaranty Fund balances held by the Company on behalf of clearing members at December 31, 2004 and 2003 (in thousands):

	December 31, 2004			December 31, 2003
	Margin Deposits	Guaranty Funds	Total Funds	Margin Deposits	Guaranty Funds	Total Funds
Cash and securities earning interest for NYMEX Holdings
Cash	$521	$54	$575	$67	$81	$148
Securities held for resale	31,950	2,300	34,250	92,450	4,640	97,090

Total cash and securities	32,471	2,354	34,825	92,517	4,721	97,238

Cash and securities earning interest for members
Money market funds	2,914,820	—	2,914,820	2,099,620	—	2,099,620
U.S. treasuries	7,322,495	148,026	7,470,521	5,108,929	149,911	5,258,840
Letters of credit	511,002	—	511,002	408,632	—	408,632

Total cash and securities	10,748,317	148,026	10,896,343	7,617,181	149,911	7,767,092

Total funds	$10,780,788	$150,380	$10,931,168	$7,709,698	$154,632	$7,864,330

NOTE 16. ACQUISITION

On March 31, 2003, the Company acquired the assets and assumed certain liabilities of TradinGear.com (“TradinGear”), a Delaware limited liability company in cash. The acquisition was accounted for under the purchase method of accounting and, accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair values. The purchase price was $3,000,000 in cash. The Company considered, among other things, the value of the above-mentioned exclusive license as well as the potential additional revenue generated from TradinGear’s customer contracts in determining the consideration furnished for TradinGear’s assets.

NOTE 17. SEGMENT REPORTING

The Company considers operating results for two business segments: Open Outcry and Electronic Trading and Clearing. Open Outcry is the trading and clearing of NYMEX Division and COMEX Division futures and options contracts on the trading floors of the Exchange. Electronic Trading and Clearing consists of NYMEX ACCESS®, NYMEX ClearPortSM Trading and NYMEX ClearPortSM Clearing. The Company reports income on a segment basis. Operating revenues presented for each segment include clearing and transaction fees related to such segment and a pro rated portion of market data fees. Other revenues are attributed entirely to Open Outcry. Depreciation and amortization and other operating expenses are allocated based on the proportion of operating revenues attributed to each segment. The prior years’ segment information has been restated to reflect this methodology of reporting each segment.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Financial information relating to these business segments is set forth below (in thousands):

	Year Ended December 31, 2004
	Open Outcry	Electronic Trading and Clearing	Total
Operating revenues	$180,022	$57,410	$237,432
Depreciation and amortization	16,525	5,270	21,795
Other operating expenses	125,032	39,873	164,905

Operating income	38,465	12,267	50,732
Investment income, net	3,893	—	3,893
Interest expense	7,039	—	7,039
Provision for income taxes	15,006	5,213	20,219

Net income	$20,313	$7,054	$27,367

	Year Ended December 31, 2003
	Open Outcry	Electronic Trading and Clearing	Total
Operating revenues	$153,557	$30,611	$184,168
Depreciation and amortization	20,577	4,102	24,679
Other operating expenses	116,930	23,310	140,240

Operating income	16,050	3,199	19,249
Investment income, net	3,929	—	3,929
Interest expense	7,237	—	7,237
Provision for income taxes	5,644	1,417	7,061

Net income	$7,098	$1,782	$8,880

	Year Ended December 31, 2002
	Open Outcry	Electronic Trading and Clearing	Total
Operating revenues	$168,204	$21,000	$189,204
Depreciation and amortization	18,603	2,323	20,926
Other operating expenses	124,665	15,564	140,229

Operating income	24,936	3,113	28,049
Investment income, net	4,467	—	4,467
Interest expense	7,455	—	7,455
Provision for income taxes	11,177	1,585	12,762

Net income	$10,771	$1,528	$12,299

The Company does not account for, and does not report to management, its assets (other than goodwill and other intangible assets for SFAS No. 142 reporting purposes) or capital expenditures by business segment. Foreign source revenues and long-lived assets located in foreign countries are immaterial to the consolidated results of operations and financial position of the Company and are, therefore, not disclosed separately.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 18. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Set forth below is a description of material litigation to which the Company is a party, as of December 31, 2004. Although there can be no assurance as to the ultimate outcome, the Company believes it has meritorious defenses and is vigorously defending each matter described below. The final outcome of any litigation, however, cannot be predicted with certainty, and an adverse resolution of these matters could have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.

The Company has been named as a defendant in the following legal actions:

Enrique Rivera and Edith Rivera v. New York Mercantile Exchange, Mark Kessloff, Les Faison, Brian Bartichek and John Does “1-10.” This action was pending in New York State Supreme Court (Bronx County). NYMEX Exchange was served with the summons and complaint on or about April 22, 1999. This was a case of alleged ethnic discrimination. Plaintiff sought an unspecified amount of compensatory and punitive damages. The plaintiff filed a Note of Issue on or about September 27, 2002. This matter was settled on January 27, 2004 and did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

New York Mercantile Exchange, Inc. v. IntercontinentalExchange, Inc. On November 20, 2002, NYMEX Exchange commenced an action in United States District Court for the Southern District of New York against IntercontinentalExchange, Inc. (“ICE”). The amended complaint alleges claims for: (a) copyright infringement by ICE arising out of ICE’s uses of certain NYMEX Exchange settlement prices; (b) service mark infringement by reason of use by ICE of the service marks NYMEX and NEW YORK MERCANTILE EXCHANGE; (c) violation of trademark anti-dilution statutes; and (d) interference with contractual relationships. On January 6, 2003, ICE served an Answer and Counterclaims, in which ICE alleges five counterclaims against NYMEX Exchange as follows: (1) a claim for purported violation of Section 2 of the Sherman Act, 15 U.S.C. § 2, for NYMEX Exchange’s allegedly trying to maintain a monopoly in the execution of the North America energy futures and expand the alleged monopoly into the execution and clearing of North American OTC energy contracts by attempting to deny ICE access to NYMEX Exchange settlement prices; (2) a claim for purported violation of Section 1 of the Sherman Act by conspiring with certain of its members to restrain trade by attempting to deny ICE access to NYMEX Exchange settlement prices; (3) a claim for alleged violation of Section 2 of the Sherman Act by NYMEX Exchange purportedly denying ICE access to NYMEX Exchange’s settlement prices which are allegedly an “essential facility”; (4) a claim for purported violation of Section 1 of the Sherman Act and Section 3 of the Clayton Act by NYMEX Exchange allegedly tying execution services for North American energy futures and options to clearing services; and (5) a claim for purported violation of the Lanham Act through false advertising with respect to certain services offered by NYMEX Exchange and services offered by ICE. The counterclaims request damages and trebled damages in amounts not specified yet by ICE in addition to injunctive and declaratory relief.

On August 11, 2003, the Court issued an opinion dismissing certain counterclaims and one affirmative defense, with leave to replead. On or about August 28, 2003, NYMEX Exchange was served with ICE’s First Amended Counterclaims in which ICE made four counterclaims against NYMEX Exchange principally alleging violations of U.S. antitrust laws, including claims regarding monopoly leveraging.

By Order and Opinion dated June 30, 2004, the Court granted NYMEX Exchange’s motion and dismissed all of the antitrust counterclaims asserted against NYMEX Exchange. This case is ongoing.

The Company has defended counterclaims filed against it by the defendant in the following legal action:

New York Mercantile Exchange, Inc. v. Kai Neumann and Codeland, Inc. On May 18, 2004, NYMEX Exchange commenced an action in New York State Supreme Court. This action arises from defendants’

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

alleged unauthorized use of computer software and other subject matter proprietary to NYMEX Exchange, and asserts causes of action for, among other things, trade secret misappropriation, fraudulent misrepresentation, and breach of fiduciary duties. On June 25, 2004, defendants Neumann and Codeland answered the complaint and interposed several counterclaims against NYMEX Exchange that include causes of action for breach of contract and theft of trade secrets. These counterclaims seek, among other things, $13,000,000 in compensatory damages, $10,000,000 in punitive damages, as well as injunctive relief and additional damages for back pay, front pay, lost fringe benefits, and reinstatement of Neumann’s employment. NYMEX Exchange’s time to reply, move or otherwise respond to these counterclaims was extended to October 12, 2004. On that date NYMEX Exchange moved to dismiss certain counterclaims. In December 2004, the parties settled this action. The settlement was recorded in the third quarter of 2004 and did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

Contractual Obligations

In connection with its operating activities, the Company enters into certain contractual obligations. The Company’s material contractual cash obligations include long-term debt, operating leases and other contracts. A summary of the Company’s future cash payments associated with its contractual cash obligations outstanding as of December 31, 2004 as well as an estimate of the timing in which these commitments are expected to expire are set forth on the following table:

	Payments Due by Period
	Less than 1 Year	1-3 Years	4 -5 Years	After 5 Years	Total
	(in thousands)
Contractual Obligations
Long-term debt principal	$2,817	$5,634	$5,634	$74,647	$88,732
Debt interest	6,837	13,042	12,199	47,569	79,647
Operating leases - facilities	3,995	7,300	7,130	9,145	27,570
Operating leases - equipment	1,053	613	—	—	1,666
Capital lease	474	327	—	—	801
Other long-term obligations	800	1,600	1,600	7,438	11,438

Total contractual obligations	$15,976	$28,516	$26,563	$138,799	$209,854

The Company occupies premises under leases, including a land lease, with various lessors which expire in 2006 through 2069. For the years ended December 31, 2004, 2003 and 2002, rental expense for facilities and land leases amounted to $2.7 million, $4.0 million and $3.8 million, respectively. The lease commitments on the Company’s facilities include scheduled base rent increases over the terms of the leases. The base rent payments are being charged to expense on the straight-line method over the terms of the leases. The Company has recorded a deferred credit to reflect the excess of rent expense over cash payments since inception of the leases.

The Company leases space to tenants in its headquarters facility. Rents collected from these leases were $8.5 million, $7.3 million and $4.0 million during 2004, 2003 and 2002, respectively, and is recorded in other revenue on the consolidated statements of income. Future minimum rental income for the years 2005 through 2009 are as follows:

(in thousands)
2005	$7,778
2006	7,408
2007	6,939
2008	5,101
2009	4,284

Total	$31,510

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In 1994, the Company entered into a Letter of Intent with Battery Park City Authority (“BPCA”), the New York City Economic Development Corporation (“EDC”), and the Empire State Development Corporation (“ESDC,” formerly called the New York State Urban Development Corporation) to construct a new trading facility and office building on a site in Battery Park City. By agreement dated May 18, 1995, EDC and ESDC agreed to provide funding of $128.7 million to construct the facility. The Company is liable for liquidated damages on a declining scale, with an initial maximum of up to $75.0 million, if it violates terms of the occupancy agreement at any time prior to the 15 years from the date of occupancy, July 7, 1997.

In May 1995, the Company signed a ground lease (expiring June 2069) with BPCA for the site where it constructed its headquarters and trading facility. The lease establishes payments in lieu of taxes (“PILOTs”) due to New York City, as follows: for the trading portion of the facility, PILOTs are entirely abated for the first 20 years after occupancy; for the office portion of the facility, PILOTs are entirely abated for one year after occupancy, at a percentage of assessment (ranging from 25% to 92.5%) for the next 10 years and, thereafter, at an amount equal to assessment. Sub-let space is not eligible for abatements.

In 2002, the Company entered into an agreement and received a $5.0 million grant from Empire State Development Corp. This agreement requires the Company to maintain certain annual employment levels, and the grant is subject to recapture amounts, on a declining scale, over time.

The Company and the Board of Trade of the City of New York, Inc. (“NYBOT”) entered into a lease agreement that became effective on November 20, 2002. In accordance with this lease agreement, NYBOT is leasing 13,170 square feet on the COMEX Division trading floor and 45,006 square feet of office space for a ten-year term. The rent commencement date for the trading floor space and office space was July 1, 2003 and May 20, 2003, respectively.

Financial Guarantees

The Company adopted FIN No. 45, effective January 1, 2003. The Company has certain guarantee arrangements in its clearing process as well as other financial guarantees discussed below:

Included in marketable securities are investments that are pledged as collateral with one of the Company’s investment managers relating to a membership seat financing program. Under this program, the investment manager extends credit to individuals purchasing NYMEX Division memberships. The program requires that the Company pledge assets to the investment manager in an amount equal to at least 118% of the loan value. In the event a member defaults on a loan, the investment manager has the right to seize the Company’s collateral for the amount of the default, and the Company has the right to liquidate the member’s interest in NYMEX Division to reimburse its loss of collateral. At December 31, 2004, $8.4 million in securities were pledged against the seat loans.

The Company serves a clearinghouse function, standing as a financial intermediary on every open futures and options transaction cleared. Through its clearinghouse, the Company maintains a system of guarantees for performance of obligations owed to buyers and sellers. This system of guarantees is supported by several mechanisms, including margin deposits and guaranty funds posted by clearing members with the Company’s clearinghouse. The amount of margin deposits on hand will fluctuate over time as a result of, among other things, the extent of open positions held at any point in time by market participants in NYMEX Division and COMEX Division contracts and the margin rates then in effect for such contracts. The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members at banks, approved by the Company, as margin for house and customer accounts. These clearing deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the first quarter of 2004, the Company established additional retail customer protection supported by a commitment of at least $10 million available at all times to promptly reimburse retail customers in the event that their clearing member defaults as a result of a default by another customer where margin funds from the retail customer’s account are used to address the default. Retail customers are defined as those that do not otherwise qualify as “eligible contract participants” under the requirements of the Commodity Exchange Act, and are not floor traders or floor brokers on the Exchange or family members of an Exchange floor trader or floor broker who maintains an account at the same clearing firm.

There were no events of default during 2004, in either arrangement, in which a liability should be recognized in accordance with FIN No. 45.

NOTE 19. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The inherent nature of the Company’s business frequently gives rise to related party transactions. The majority of the Company’s shareholders, including several members of its board of directors, frequently do business with the Company. The Company’s board of directors establishes fees and usage charges and also determines the level of payments under any proprietary fee reduction or other cost reduction programs.

Certain members of the Company’s board of directors may serve as officers or directors of clearing member firms. These clearing member firms pay substantial fees to the Company’s clearinghouse in connection with services the Company provides. The Company believes that the services provided to these clearing firms are on terms no more favorable to those firms than terms given to other member firms and individual members.

The following are descriptions of material transactions involving the Company and its board of directors and officers:

Vincent Viola, the Chairman of the Board of the Company until March 16, 2004, was the sole shareholder of Pioneer Futures, Inc. (“Pioneer”), which was one of the largest clearing members with whom the Company conducted business. Pioneer terminated its clearing member firm privileges with the Company in September 2004. For the period ended March 31, 2004 (the period covering Mr. Viola’s tenure as Chairman), approximately $2.4 million in revenue was derived from Pioneer from clearing and transaction fees and approximately $164,000 was derived from rental income. For the years ended December 31, 2003 and 2002, revenues of approximately $9.2 million and $8.7 million, respectively, from clearing and transaction fees and approximately $0.7 million and $1.5 million, respectively, from rental income were earned from Pioneer. On March 17, 2004, Mr. Viola entered into an advisor services agreement with the Company for a period of three years.

Sterling Commodities Corp. (“Sterling”), of which David Greenberg, a director of the Company, is the President, currently leases space from the Company at its corporate headquarters facility. The lease expires on November 30, 2007. The aggregate amount of rent collected from Sterling during 2004, 2003 and 2002 was approximately $238,000, $242,000 and $237,000, respectively. Clearing and transaction fees earned from Sterling in 2004, 2003 and 2002 were approximately $1.9 million, $1.6 million and $1.7 million, respectively.

ABN AMRO, Inc. (“ABN AMRO”), by which Richard Schaeffer, the former Treasurer and current Vice Chairman of the Company, is employed as Executive Director-Global Energy Futures, currently leases space from the Company at its corporate headquarters facility. The aggregate amount of rent collected from ABN AMRO during 2004 and 2003 was approximately $268,000 and $72,000, respectively.

On January 27, 2003, a wholly-owned subsidiary of the Company, Tradingear Acquisition LLC, entered into an Asset Purchase Agreement with TGFIN Holdings, Inc. (“TGFIN”) and its operating subsidiary, TradinGear.com.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Pursuant to this agreement, TGFIN and TradinGear.com were paid $3 million for certain assets, including certain tangible assets and software which the Company had previously been licensing from TradinGear.com. This transaction closed on March 31, 2003. On April 2, 2003, Samuel Gaer, Chairman and CEO of TGFIN, became Senior Vice President and Chief Information Officer of the Company. Prior to that date, Mr. Gaer also received approximately $82,500 in consulting fees from the Company in 2003. Mr. Gaer subsequently resigned his position as an officer and director of TGFIN. Mr. Gaer, together with his family, owned at the time of the acquisition approximately 38% of stock of TGFIN.

During 2002, the Company paid approximately $173,000 to Genesis 10, an information technology consulting firm, of which Harley Lippman, a public director of the Company, was the founder and Chief Executive Officer. This director owned 90% of the equity interest of Genesis 10. The Company had a written contractual relationship with Genesis 10 pursuant to which Genesis 10 provided the services of one technology development consultant, who was hired by the Company in 2002.

The Company had invested assets segregated for the benefit of the COMEX Members’ Recognition and Retention Plan of $11.6 million and $11.7 million at December 31, 2004 and 2003, respectively, in a portfolio of fixed income securities managed by Legg Mason Wood Walker, Inc., a securities firm of which Anthony George Gero, a director of the Company, is a senior investment officer.

The Company has provided financial guarantees and pledged collateral relating to a membership seat financing program with one of its banks, Brown Brothers Harriman & Co. Pursuant to this program, the participating member remains primarily liable for the loan that is used to purchase a membership seat and corresponding share of common stock in the Company. The Company guarantees the unpaid balance owed by each participating member, and the Company has the right to liquidate the membership seat and corresponding share of common stock if such member defaults on the loan. The following directors and/or their immediate family member had loan balances relating to this program in excess of $60,000: James McNamara, brother of John L. McNamara, a director of the Company, in the amount of $79,600 and $139,587 at December 31, 2004 and 2003, respectively; Steven Karvellas, a director of the Company, in the amount of $76,000 at December 31, 2003.

The following table below reflects the member loan balances outstanding and collateral held by the Company on behalf of Exchange members participating in the seat financing program at December 31, (in thousands):

	2004	2003
Loan balance outstanding	$7,125	$8,845
Collateral on deposit	$8,408	$10,437

NOTE 20. DISASTER RECOVERY

The September 11, 2001 terrorist attack caused the closure of the Company’s trading facility for four business days and limiting trading hours through the end of the year and into 2002. The Company received an insurance recovery of $17.25 million for losses resulting from the terrorist attack, of which $8.6 million were reimbursements for additional operating costs, and the remaining $8.65 million was for recovery of business interruption insurance as a result of limited trading hours and was recorded in other income in the consolidated statement of operations for the year ended December 31, 2002.

NOTE 21. PARENT COMPANY ONLY INFORMATION

NYMEX Holdings, Inc., the registrant, has two assets, its investments in its wholly-owned subsidiaries, New York Mercantile Exchange, Inc. and Tradingear Acquisition LLC totaling $126.8 million and $105.4 million at

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2004 and 2003, respectively. The registrant has only one liability, dividends payable to shareholders, which were $3.5 million and $2.5 million at December 31, 2004 and 2003, respectively. Net income from these investments on the equity basis of accounting amounted to $27.4 million, $8.9 million and $12.3 million for the years ended December 31, 2004, 2003 and 2002, respectively. Other than the dividends payable to shareholders, the registrant has no liabilities, material contingencies or guarantees. During 2004, the registrant received no cash dividends from New York Mercantile Exchange, Inc.

NOTE 22. QUARTERLY FINANCIAL DATA (Unaudited) (in thousands, except per share data)

	2004
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Trading volumes
NYMEX Division	30,443	33,667	36,862	38,071
COMEX Division	8,213	7,696	6,794	7,740

Total	38,656	41,363	43,656	45,811
Summarized financial data
Operating revenues	$53,237	$56,459	$61,953	$65,783
Operating expenses	41,695	44,113	51,972	48,920

Operating income	11,542	12,346	9,981	16,863
Investment income (loss), net	1,300	(884)	1,809	1,668
Interest expense	1,770	1,770	1,770	1,729
Provision for income taxes	4,830	4,370	4,437	6,582

Net income	$6,242	$5,322	$5,583	$10,220

Basic and diluted earnings per share	$7,650	$6,522	$6,842	$12,525

Common stock prices
High	$1,550	$1,650	$1,650	$2,000
Low	$1,550	$1,650	$1,650	$1,745

	2003
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Trading volumes
NYMEX Division	34,115	26,614	27,963	29,787
COMEX Division	6,169	5,541	7,013	6,700

Total	40,284	32,155	34,976	36,487
Summarized financial data
Operating revenues	$49,625	$40,593	$45,848	$48,102
Operating expenses	37,461	40,760	42,170	44,528

Operating income (loss)	12,164	(167)	3,678	3,574
Investment income, net	686	2,064	643	536
Interest expense	1,822	1,823	1,823	1,769
Provision (benefit) for income taxes	5,273	(103)	960	931

Net income	$5,755	$177	$1,538	$1,410

Basic and diluted earnings per share	$7,053	$217	$1,885	$1,728

Common stock prices
High	$1,325	$1,356	$1,625	$1,625
Low	$1,150	$1,170	$1,500	$1,500

APPENDIX J

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended September 30, 2005

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from              to

NYMEX Holdings, Inc.

Delaware	333-30332	13-4098266
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One North End Avenue

World Financial Center

New York, New York 10282-1101

(212) 299-2000

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The number of shares of NYMEX Holdings, Inc. capital stock outstanding as of November 8, 2005 was 816. The aggregate market value of NYMEX Holdings, Inc. capital stock held by stockholders of NYMEX Holdings, Inc., as of November 4, 2005 was $2,896,800,000 based upon the average of the bid and ask price for a NYMEX Holdings, Inc. share as of November 4, 2005.

PART I: FINANCIAL INFORMATION

Item 1. Financial Statements

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues
Clearing and transaction fees	$79,498	$50,151	$203,565	$138,766
Market data fees	11,123	8,210	33,064	23,882
Other, net	2,970	3,592	8,577	9,001
Investment income, net	3,354	1,280	5,730	1,971
Interest income from securities lending, net	958	—	2,150	—

Total revenues	97,903	63,233	253,086	173,620

Expenses
Salaries and employee benefits	15,229	13,942	45,316	42,944
Occupancy and equipment	7,874	7,232	21,518	19,453
Depreciation and amortization, net of deferred credit amortization	3,697	6,853	11,805	17,397
General and administrative	15,291	8,367	39,460	21,494
Professional services	6,709	6,532	21,720	18,972
Telecommunications	1,715	1,249	5,104	4,162
Marketing	1,252	430	3,096	1,667
Other expenses	2,148	1,990	6,608	6,087
Interest expense	1,723	1,770	5,179	5,310
Asset impairment and disposition losses	444	4,848	471	5,350

Total expenses	56,082	53,213	160,277	142,836

Operating income	41,821	10,020	92,809	30,784
Loss on investment in joint venture	196	—	196	—

Income before provision for income taxes	41,625	10,020	92,613	30,784
Provision for income taxes	19,200	4,437	42,139	13,637

Net income	$22,425	$5,583	$50,474	$17,147

Weighted average common shares outstanding, basic and diluted	816	816	816	816

Basic and diluted earnings per share	$27,482	$6,842	$61,855	$21,013

See accompanying notes to the unaudited consolidated financial statements.

1

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,105	$3,084
Collateral from securities lending program	3,425,948	—
Securities purchased under agreements to resell	30,000	19,324
Marketable securities, at market value	99,008	144,950
Clearing and transaction fees receivable, net of allowance for member credits	27,137	17,309
Prepaid expenses	6,423	3,896
Deferred tax assets	2,590	2,590
Margin deposits and guaranty funds	780,606	34,825
Other current assets	7,410	6,704

Total current assets	4,382,227	232,682
Property and equipment, net	190,057	194,719
Goodwill	16,329	16,329
Other assets	12,648	10,920

Total assets	$4,601,261	$454,650

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$15,798	$15,236
Accrued salaries and related liabilities	12,275	5,015
Payable under securities lending program	3,425,948	—
Margin deposits and guaranty funds	780,606	34,825
Income tax payable	8,648	11,283
Other current liabilities	39,939	31,941

Total current liabilities	4,283,214	98,300
Grant for building construction deferred credit	108,847	110,455
Long-term debt	85,915	85,915
Retirement obligation	11,875	11,622
Deferred income taxes	1,997	1,997
Other liabilities	17,357	19,579

Total liabilities	4,509,205	327,868

Commitments and contingencies (Note 9)
Stockholders’ equity
Common stock, at $0.01 par value, 816 shares authorized, issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Additional paid-in capital	69,631	93,312
Retained earnings	22,425	33,470

Total stockholders’ equity	92,056	126,782

Total liabilities and stockholders’ equity	$4,601,261	$454,650

See accompanying notes to the unaudited consolidated financial statements.

2

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except for share data)

	Common stock		Additional paid-in capital	Retained earnings	Total stockholders’ equity
	Shares	Amount
Balances at January 1, 2004	816	$—	$93,312	$12,103	$105,415
Net income	—	—	—	27,367	27,367
Dividends declared
Common stock, $7,353/share	—	—	—	(6,000)	(6,000)

Balances at December 31, 2004	816	—	93,312	33,470	126,782
Net income January 1, 2005 through June 30, 2005	—	—	—	28,049	28,049
Dividends declared on June 8, 2005
Common stock, $4,412/share	—	—	—	(3,600)	(3,600)
Net income July 1, 2005 through September 30, 2005	—	—	—	22,425	22,425
Dividends declared on July 6, 2005
Common stock, $100,000/share	—	—	(23,681)	(57,919)	(81,600)

Balances at September 30, 2005 (Unaudited)	816	$—	$69,631	$22,425	$92,056

See accompanying notes to the unaudited consolidated financial statements.

3

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities
Net income	$50,474	$17,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,756	18,351
Amortization of intangibles	657	654
Deferred grant credits	(1,983)	(1,983)
Deferred rental income	(507)	(1,069)
Deferred rent expense	(182)	132
Deferred income taxes	—	(2,124)
Asset impairment and disposition loss	471	5,350
Decrease (increase) in operating assets:
Clearing and transaction fees receivable	(9,828)	(5,235)
Prepaid expenses	(2,527)	(1,585)
Margin deposits and guaranty fund assets	(745,781)	64,912
Other current assets	(706)	2,392
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	562	(2,238)
Accrued salaries and related liabilities	7,260	6,516
Margin deposits and guaranty fund liabilities	745,781	(64,912)
Income tax payable	(2,635)	962
Other current liabilities	11,498	10,199
Other liabilities	(1,158)	833
Retirement obligation	253	(171)

Net cash provided by operating activities	64,405	48,131

Cash flows from investing activities
(Increase) decrease in collateral from securities lending program	(3,425,948)	—
(Increase) decrease in securities purchased under agreements to resell	(10,676)	23,550
(Increase) decrease in marketable securities	45,942	(64,233)
Capital expenditures	(8,565)	(4,762)
(Increase) decrease in other assets	(2,385)	1,019

Net cash used in investing activities	(3,401,632)	(44,426)

Cash flows from financing activities
Increase in obligation to return collateral under securities lending program	3,425,948	—
Dividends paid	(88,700)	(5,000)

Net cash provided by (used in) financing activities	3,337,248	(5,000)

Net increase (decrease) in cash and cash equivalents	21	(1,295)
Cash and cash equivalents, beginning of period	3,084	1,763

Cash and cash equivalents, end of period	$3,105	$468

See accompanying notes to the unaudited consolidated financial statements.

4

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

Nature of Business

NYMEX Holdings, Inc. (“NYMEX Holdings”) was incorporated in 2000 as a stock corporation in Delaware, and is the successor to the New York Mercantile Exchange which was established in 1872. The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (“NYMEX Exchange” or “NYMEX Division”) and Commodity Exchange, Inc. (“COMEX” or “COMEX Division”), which is a wholly-owned subsidiary of NYMEX Exchange. Where appropriate, each division will be discussed separately, and collectively will be referred to as the “Exchange.” When discussing NYMEX Holdings together with its subsidiaries, reference is being made to the “Company.”

The Company demutualized on November 17, 2000, at which time the book value of the assets and liabilities of New York Mercantile Exchange carried over to the NYMEX Division.

In August 2004, NYMEX Europe Exchange Holdings Limited (“Europe Holdings”) was incorporated as a wholly-owned subsidiary of NYMEX Holdings, and in March 2005 NYMEX Europe Limited (“Europe Limited”) was incorporated as an operating and wholly-owned subsidiary of Europe Holdings. Where appropriate, each European subsidiary will be discussed separately, and collectively will be referred to as the “Europe Exchange.” Europe Exchange is an independent UK-based exchange which provides an open-outcry trading facility in London, England. All trades executed on Europe Exchange are cleared through the Company’s clearinghouse in New York.

In June 2005, the Company and Dubai Holding announced the formation of the Dubai Mercantile Exchange (“DME”), a 50/50 joint-venture to develop the Middle East’s first energy futures exchange. It is expected that the DME will initially trade sour crude and fuel oil products. It will be based in the Dubai International Financial Centre (“DIFC”), a financial free zone designed to promote financial services within the United Arab Emirates. In addition, the DME will be regulated by the Dubai Financial Services Authority, a regulatory body established within the DIFC. The Company anticipates that the DME will open for trading in 2006.

The Company exists principally to provide facilities to buy, sell and clear energy and precious and base metals commodities for future delivery under rules intended to protect the interests of market participants. The Company itself does not own commodities, trade for its own account, or otherwise engage in market activities. The Company provides the physical facilities necessary to conduct an open outcry auction market, electronic trading systems, systems for the matching and clearing of trades executed on the Exchange, and systems for the clearing of certain bilateral trades executed in the over-the-counter (“OTC”) market. These services facilitate price discovery, hedging and liquidity in the energy and metals markets. Transactions executed on the Exchange mitigate the risk of counter-party default because the Company’s clearinghouse acts as the counter-party to every trade. To manage the risk of financial nonperformance, the Exchange requires members to post margin. Trading on the Exchange is regulated by the Commodity Futures Trading Commission. Trading on the Europe Exchange is regulated by the UK’s Financial Services Authority.

Significant Accounting Policies

The Company’s significant accounting policies are described in the notes of the December 31, 2004 audited consolidated financial statements included in its Annual Report on Form 10-K.

5

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Basis of Presentation

The unaudited consolidated financial statements include the accounts of NYMEX Holdings and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles. Certain reclassifications have been made to the unaudited consolidated financial statements to conform to the current presentation.

The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto in Item 15(a) of NYMEX Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2004.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of NYMEX Holdings and its wholly-owned subsidiaries: NYMEX Division; COMEX Division; COMEX Clearing Association, Inc. (“CCA”); NYMEX Technology Corporation (which became inactive in November 1996); Tradingear Acquisition LLC; Europe Holdings; and Europe Limited. Intercompany balances and transactions have been eliminated in consolidation. COMEX Division and CCA were acquired by the Company in 1994. While CCA is still in existence, its operations were consolidated into the NYMEX Division in May 2003.

Earnings per Share

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share, basic net earnings per common share excludes dilution and is computed by dividing net income by the weighted average of the Company’s common shares outstanding for the period. Diluted net earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company does not have common stock equivalents, therefore, diluted earnings per share is equal to basic earnings per share.

Recent Accounting Pronouncements and Changes

In March 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (“FIN No. 47”), to clarify the timing of the recording of certain asset retirement obligations required by SFAS No. 143, Accounting for Asset Retirement Obligations. FIN No. 47 is effective December 31, 2005. The Company is evaluating what impact this pronouncement will have regarding its asset retirement obligations, but currently believes that its implementation will not have a material impact on its consolidated results of operations and financial condition.

2. Securities Lending

In 2005, the Company entered into an agreement with JPMorgan Chase & Co. (“JPMorgan”) to participate in a securities lending program. Under this program, JPMorgan, as agent, lends on an overnight basis, a portion of the clearing members’ securities on deposit in the Company’s margin deposits and guaranty fund to third parties in return for cash collateral. JPMorgan, in turn, invests the cash collateral overnight in various investments on behalf of the Company in accordance with the Company’s internal investment guidelines. Interest expense is then paid to the third party for the cash collateral the Company controlled during the transaction, and a fee is paid to JPMorgan for administering the transaction. The fee paid to JPMorgan is recorded in general and administrative expenses on the Company’s consolidated statements of income. At September 30, 2005, the fair value of the securities on loan was approximately $3.4 billion. Interest income and interest expense recognized

6

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

under the securities lending program was $21.2 million and $20.2 million, respectively, for the three months ended September 30, 2005 and $41.2 million and $39.0 million, respectively, for the nine months ended September 30, 2005.

3. Collateralization

In connection with reverse repurchase agreements, the Company receives collateral that is held in custody by the Company’s banks. At September 30, 2005, and December 31, 2004, the Company accepted collateral in the form of U.S. Treasury bills that it is permitted by contract or industry practice to sell or re-pledge. The fair value of such collateral at September 30, 2005 and December 31, 2004 was $30.0 million and $19.3 million, respectively.

4. Allowance for Doubtful Accounts and Credits

Clearing and transaction fees receivable are carried net of allowances for member credits, which are based upon expected billing adjustments. Allowances for member credits were $385,000 and $256,000 at September 30, 2005 and December 31, 2004, respectively. The Company believes the allowances are adequate to cover member credits. The Company also believes the likelihood of incurring material losses due to non-collectibility is remote and, therefore, no allowance for doubtful accounts is necessary.

An allowance for doubtful accounts was established for market data accounts receivable to cover potential non-collectible vendor receivables as well as future adjustments by the market data vendor customers. This allowance was $64,000 and $121,000 at September 30, 2005 and December 31, 2004, respectively, which the Company believes is sufficient to cover potential bad debts and subsequent credits. At September 30, 2005, the combined amounts due from vendors with the ten highest receivable balances represented 91% of the total accounts receivable balance. Accounts receivable for market data revenues are included in other current assets on the Company’s consolidated balance sheets.

Other revenues consist of rental income from tenants leasing space in the Company’s headquarters building, compliance fines assessed for violation of trading rules and procedures, fees charged to members for the use of telephone equipment and trading booths provided by the Company, fees charged for access to the NYMEX ACCESS® electronic trading system and other miscellaneous revenues. Other revenues are recognized on an accrual basis in the period during which the Company derives economic value, with the exception of compliance fines, which are recognized when cash is received. The Company has established a reserve for non-collectible receivables of $472,000 and $665,000 at September 30, 2005 and December 31, 2004, respectively, and believes the amount is sufficient to cover potential bad debts and subsequent credits. Accounts receivable for other revenues are included in other current assets on the Company’s consolidated balance sheets.

5. Notes Payable

The Company issued long-term debt totaling $100 million during 1996 and 1997 to provide completion financing for the Company’s trading facility and headquarters. This issuance contained three series, each with different maturities, interest rates and repayment schedules. Series A notes require annual principal repayments from 2001 to 2010, and a final payment of principal in 2011. Series B notes require annual principal repayments from 2011 to 2020, and a final payment of principal in 2021. Series C notes require annual principal repayments from 2022 to 2025, and a final payment of principal in 2026. The notes represent senior unsecured obligations of the Company and are not secured by the facility, the Company’s interest therein, or any other collateral. The notes are subject to a prepayment penalty in the event they are paid off prior to their scheduled maturities. The Company believes that any economic benefit derived from early redemption of these notes would be offset by the

7

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

redemption penalty. These notes place certain limitations on the Company’s ability to incur additional indebtedness. At September 30, 2005 and December 31, 2004, the notes payable balance, including the current portion, was $88.7 million.

6. Incentive Programs

The Company has various discretionary rebate programs that reduce operating costs of certain market participants. These programs were designed to provide incentives to third parties to establish business with the Company and are recorded in general and administrative expenses on the consolidated statements of income. During the three-month periods ended September 30, 2005 and 2004, these programs totaled $7.3 million and $4.0 million, respectively. During the nine-month periods ended September 30, 2005 and 2004, these programs totaled $17.1 million and $8.9 million, respectively.

7. Supplemental Disclosures of Cash Flow Information

Supplemental disclosures of cash flow information for the nine months ended September 30, 2005 and 2004 are as follows:

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Cash paid for:
Interest	$42,455	$3,524

Income taxes	$44,773	$14,677

Noncash investing and financing activities:
Purchase of assets under capital lease obligation	$—	$955

8. Margin Deposits and Guaranty Funds

The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members, at banks approved by the Company, as margin for house and customer accounts. These margin deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

Each clearing member firm is required to maintain a security deposit, in the form of cash or U.S. Treasury securities, ranging from $100,000 to $2.0 million, per division, based upon such clearing member firm’s reported regulatory capital, in a fund known as a guaranty fund. Historically, separate and distinct guaranty funds were maintained for the NYMEX Division and the COMEX Division. Effective May 16, 2003, the NYMEX Division assumed all of the clearing functions of the COMEX Division. Accordingly, the deposits were aggregated and are now maintained in a single guaranty fund (the “Guaranty Fund”) which may be used for any loss sustained by the Company as a result of the failure of a clearing member to discharge its obligations on either division. Although there is now one Guaranty Fund for both divisions, separate contribution amounts are calculated for each division.

Every member and non-member executing transactions on the Company’s divisions must be guaranteed by a clearing member and clear their transactions through the Company’s clearinghouse. This requirement also applies to transactions conducted outside of the Exchange which clear through NYMEX ClearPort® Clearing. Clearing members of the NYMEX Division and COMEX Division require their customers to maintain deposits in accordance with Company margin requirements. Margin deposits and Guaranty Funds are posted by clearing

8

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

members with the Company’s clearinghouse. In the event of a clearing member default, the Company satisfies the clearing member’s obligations on the underlying contract by drawing on the defaulting clearing member’s Guaranty Funds. If those resources are insufficient, the Company may fund the obligations from its own financial resources or draw on Guaranty Funds posted by non-defaulting clearing members. The Company also maintains a $100 million default insurance policy. This insurance coverage is available to protect the Company and clearing members in the event that a default in excess of $130 million occurs.

The Company is entitled to earn interest on cash balances posted as margin deposits and Guaranty Funds. Such balances are included in the Company’s consolidated balance sheets, and are generally invested overnight in securities purchased under agreements to resell.

The following table sets forth margin deposits and Guaranty Fund balances held by the Company on behalf of clearing members at September 30, 2005 and December 31, 2004 (in thousands):

	September 30, 2005			December 31, 2004
	Margin Deposits	Guaranty Funds	Total Funds	Margin Deposits	Guaranty Funds	Total Funds
Cash and securities earning interest for NYMEX Holdings
Cash	$81	$5,305	$5,386	$521	$54	$575
Securities held for resale	772,945	2,275	775,220	31,950	2,300	34,250

Total cash and securities	773,026	7,580	780,606	32,471	2,354	34,825

Cash and securities earning interest for members
Money market funds	3,993,950	—	3,993,950	2,914,820	—	2,914,820
U.S. Treasuries	15,037,084	146,551	15,183,635	7,322,495	148,026	7,470,521
Letters of credit	1,641,838	—	1,641,838	511,002	—	511,002

Total cash and securities	20,672,872	146,551	20,819,423	10,748,317	148,026	10,896,343

Total funds	$21,445,898	$154,131	$21,600,029	$10,780,788	$150,380	$10,931,168

9. Commitments and Contingencies

Contractual Obligations

In connection with its operating activities, the Company enters into certain contractual obligations. The Company’s material contractual cash obligations include long-term debt, operating leases, a capital lease and other contracts. A summary of the Company’s future cash payments associated with its contractual cash obligations outstanding as of September 30, 2005, as well as an estimate of the timing in which these commitments are expected to expire, are set forth in the following table:

	Payments Due by Period
	2005	2006	2007	2008	2009	Thereafter	Total
	(in thousands)
Contractual Obligations
Long-term debt principal	$2,817	$2,817	$2,817	$2,817	$2,817	$74,647	$88,732
Long-term debt interest	3,418	6,626	6,416	6,205	5,994	47,570	76,229
Operating leases—facilities	1,086	4,216	4,053	4,029	4,056	11,652	29,092
Operating leases—equipment	595	1,727	1,074	579	—	—	3,975
Capital lease	120	327	—	—	—	—	447
Other long-term obligations	800	800	800	800	800	7,803	11,803

Total contractual obligations	$8,836	$16,513	$15,160	$14,430	$13,667	$141,672	$210,278

9

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company occupies premises under leases, including a land lease, with various lessors that expire in 2005 through 2069. For the three months ended September 30, 2005 and 2004, rental expense for facilities and the land lease amounted to $1.2 million and $0.9 million, respectively. For the nine months ended September 30, 2005 and 2004, rental expense for facilities and the land lease amounted to $2.8 million and $1.9 million, respectively.

The Company leases space to tenants in its headquarters facility and records the associated rental income in other revenue in the consolidated statements of income. For the three months ended September 30, 2005 and 2004, rental income amounted to $2.1 million and $2.9 million, respectively. For the nine months ended September 30, 2005 and 2004, rental income amounted to $6.1 million and $6.5 million, respectively. Future minimum rental income for the years 2005 through 2009 are as follows:

(in thousands)
2005	$2,113
2006	8,083
2007	7,614
2008	5,776
2009	4,959

Total	$28,545

In accordance with the DME shareholders agreement, the Company will be required to contribute capital to the joint-venture in an aggregate amount of $9.8 million over a five-year period, contingent upon the DME’s achievement of certain agreed upon performance targets. On September 6, 2005, the first contribution of $2.5 million was made.

Financial Guarantees

The Company adopted FIN No. 45, effective January 1, 2003. The Company has certain guarantee arrangements in its clearing process as well as other financial guarantees discussed below:

Included in marketable securities are investments that are pledged as collateral with one of the Company’s investment managers relating to a membership seat financing program. Under this program, the investment manager extends credit to individuals purchasing NYMEX Division memberships. The program requires that the Company pledge assets to the investment manager in an amount equal to at least 118% of the loan value. In the event a member defaults on a loan, the investment manager has the right to seize the Company’s collateral for the amount of the default, and the Company has the right to liquidate the member’s interest in NYMEX Division to reimburse its loss of collateral. At September 30, 2005, there were total seat loan balances of $9.7 million and securities pledged against the seat loan balances of $11.4 million.

The Company serves a clearinghouse function, standing as a financial intermediary on every open futures and options transaction cleared. Through its clearinghouse, the Company maintains a system of guarantees for performance of obligations owed to buyers and sellers. This system of guarantees is supported by several mechanisms, including margin deposits and guaranty funds posted by clearing members with the Company’s clearinghouse. The amount of margin deposits on hand will fluctuate over time as a result of, among other things, the extent of open positions held at any point in time by market participants in NYMEX Division and COMEX Division contracts and the margin rates then in effect for such contracts. The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members, at banks approved by the Company, as margin for house and customer accounts. These clearing deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

10

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2004, the Company established additional retail customer protection supported by a commitment of at least $10 million available at all times to promptly reimburse retail customers in the event that their clearing member defaults as a result of a default by another customer where margin funds from the retail customer’s account are used to address the default. Retail customers are defined as those that do not otherwise qualify as “eligible contract participants” under the requirements of the Commodity Exchange Act, and are not floor traders or floor brokers on the Exchange or family members of an Exchange floor trader or floor broker who maintains an account at the same clearing firm.

There were no events of default during the three and nine months ended September 30, 2005, in any of the above arrangements, in which a liability should be recognized in accordance with FIN No. 45.

Legal Proceedings

Set forth below is a description of material litigation to which the Company is a party, as of September 30, 2005. Although there can be no assurance as to the ultimate outcome, the Company believes it has a meritorious defense and is vigorously defending the matter described below. The final outcome of any litigation, however, cannot be predicted with certainty, and an adverse resolution of this matter could have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.

The Company has been named as a defendant in the following legal action:

New York Mercantile Exchange, Inc. v. IntercontinentalExchange, Inc. On November 20, 2002, NYMEX Exchange commenced an action in United States District Court for the Southern District of New York against IntercontinentalExchange, Inc. (“ICE”). The amended complaint alleges claims for: (a) copyright infringement by ICE arising out of ICE’s uses of certain NYMEX Exchange settlement prices; (b) service mark infringement by reason of use by ICE of the service marks NYMEX and NEW YORK MERCANTILE EXCHANGE; (c) violation of trademark anti-dilution statutes; and (d) interference with contractual relationships. On January 6, 2003, ICE served an Answer and Counterclaims, in which ICE alleges five counterclaims against NYMEX Exchange as follows: (1) a claim for purported violation of Section 2 of the Sherman Act, 15 U.S.C. § 2, for NYMEX Exchange’s allegedly trying to maintain a monopoly in the execution of the North America energy futures and expand the alleged monopoly into the execution and clearing of North American OTC energy contracts by attempting to deny ICE access to NYMEX Exchange settlement prices; (2) a claim for purported violation of Section 1 of the Sherman Act by conspiring with certain of its members to restrain trade by attempting to deny ICE access to NYMEX Exchange settlement prices; (3) a claim for alleged violation of Section 2 of the Sherman Act by NYMEX Exchange purportedly denying ICE access to NYMEX Exchange’s settlement prices which are allegedly an “essential facility”; (4) a claim for purported violation of Section 1 of the Sherman Act and Section 3 of the Clayton Act by NYMEX Exchange allegedly tying execution services for North American energy futures and options to clearing services; and (5) a claim for purported violation of the Lanham Act through false advertising with respect to certain services offered by NYMEX Exchange and services offered by ICE. The counterclaims request damages and trebled damages in amounts not specified yet by ICE in addition to injunctive and declaratory relief.

On August 11, 2003, the Court issued an opinion dismissing certain counterclaims and one affirmative defense, with leave to replead. On or about August 28, 2003, NYMEX Exchange was served with ICE’s First Amended Counterclaims in which ICE made four counterclaims against NYMEX Exchange principally alleging violations of U.S. antitrust laws, including claims regarding monopoly leveraging.

By Order and Opinion dated June 30, 2004, the Court granted NYMEX Exchange’s motion and dismissed all of the antitrust counterclaims asserted against NYMEX Exchange.

11

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

By Order and Opinion dated September 29, 2005, the Court (1) granted ICE’s motion for summary judgment to the extent of dismissing NYMEX Exchange’s federal claims for copyright and trademark infringement and dismissing without prejudice (by declining to exercise supplemental jurisdiction), NYMEX Exchange’s state law claims for violation of trademark anti-dilution statutes and interference with contractual relationships, and (2) denied NYMEX Exchange’s cross-motion for partial summary judgment on copyright infringement and tortious interference with contract. On October 13, 2005, NYMEX Exchange filed a notice of appeal with the United States Court of Appeals for the Second Circuit. This case is ongoing.

10. Segment Reporting

The Company considers operating results for two business segments: Open Outcry and Electronic Trading and Clearing. Open Outcry is the trading and clearing of NYMEX Division and COMEX Division futures and options contracts on the trading floors of the Exchange. In addition, Open Outcry includes the trading and clearing of Europe Limited futures contracts on the trading floor of the Company’s London subsidiary, which opened during the third quarter of 2005. Electronic Trading and Clearing consists of NYMEX ACCESS®, NYMEX ClearPort® Trading and NYMEX ClearPort® Clearing. The Corporate/Other column represents income earned on the Company’s investments net of fees, fees incurred on its securities lending activities and interest expense incurred on its obligations. The Company reports revenue on a segment basis. Total revenues presented for each segment include clearing and transaction fees related to such segment and a pro rated portion of market data fees. Other revenues are attributed entirely to Open Outcry. Depreciation and amortization and other operating expenses, excluding interest and securities lending fees, are allocated based on the proportion of total revenues attributed to each segment. The prior year segment information has been reclassified to reflect this methodology of reporting each segment.

Financial information relating to these business segments is set forth below (in thousands):

	Three Months Ended September 30, 2005				Nine Months Ended September 30, 2005
	Open Outcry	Electronic Trading & Clearing	Corporate / Other	Total	Open Outcry	Electronic Trading & Clearing	Corporate / Other	Total
Total revenues	$57,237	$36,354	$4,312	$97,903	$161,858	$83,348	$7,880	$253,086
Depreciation and amortization	2,197	1,500	—	3,697	7,792	4,013	—	11,805
Other operating expenses	30,517	19,905	1,963	52,385	94,231	48,524	5,717	148,472

Operating income	24,523	14,949	2,349	41,821	59,835	30,811	2,163	92,809
Loss on investment in joint venture	—	—	196	196	—	—	196	196

Income before provision for income taxes	24,523	14,949	2,153	41,625	59,835	30,811	1,967	92,613
Provision for income taxes	11,340	6,881	979	19,200	27,225	14,019	895	42,139

Net income	$13,183	$8,068	$1,174	$22,425	$32,610	$16,792	$1,072	$50,474

12

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Three Months Ended September 30, 2004				Nine Months Ended September 30, 2004
	Open Outcry	Electronic Trading & Clearing	Corporate / Other	Total	Open Outcry	Electronic Trading & Clearing	Corporate / Other	Total
Total revenues	$46,258	$15,695	$1,280	$63,233	$133,740	$37,909	$1,971	$173,620
Depreciation and amortization	5,146	1,707	—	6,853	13,555	3,842	—	17,397
Other operating expenses	33,356	11,234	1,770	46,360	93,598	26,531	5,310	125,439

Operating income (loss)	7,756	2,754	(490)	10,020	26,587	7,536	(3,339)	30,784
Loss on investment in joint venture	—	—	—	—	—	—	—	—

Income (loss) before provision (benefit) for income taxes	7,756	2,754	(490)	10,020	26,587	7,536	(3,339)	30,784
Provision (benefit) for income taxes	3,433	1,221	(217)	4,437	11,777	3,339	(1,479)	13,637

Net income (loss)	$4,323	$1,533	$(273)	$5,583	$14,810	$4,197	$(1,860)	$17,147

The Company does not account for, and does not report to management, its assets (other than goodwill and other intangible assets for SFAS No. 142 reporting purposes) or capital expenditures by business segment. Foreign source revenues and long-lived assets located in foreign countries are not material to the consolidated results of operations and financial position of the Company and are, therefore, not disclosed separately.

11. Members’ Retirement Plan and Benefits

The Company maintains a retirement and benefit plan under the COMEX Members’ Recognition and Retention Plan (“MRRP”). This plan provides benefits to certain members of the COMEX Division based on long-term membership, and participation is limited to individuals who were COMEX Division members prior to the Company’s acquisition of COMEX in 1994. No new participants were permitted into the plan after the date of the acquisition. The annual benefit payments are $12,500 ($2,000 for options members) for ten years for vested participants. Under the terms of the COMEX merger agreement, the Company is required to fund the plan with a minimum annual contribution of $400,000 until it is fully funded. The Company funded the plan by $800,000 in each of the years ended December 31, 2004, 2003 and 2002. Based on continued funding of $800,000 per year, and certain actuarial assumptions, the Company expects the plan to be fully funded in 2019. The annual contribution may be reduced if actuarial assumptions indicate that full funding can be achieved without making the entire funding contributions indicated above. Corporate contributions are charged against current operations. All benefits to be paid under the COMEX MRRP shall be based upon reasonable actuarial assumptions which, in turn, are based upon the amounts that are available and are expected to be available to pay benefits, except that the benefits paid to any individual will not exceed the amounts stated above. Quarterly distributions from the COMEX MRRP began in the second quarter of 2002. Subject to the foregoing, the board of directors of the Company reserves the right to amend or terminate the COMEX MRRP upon an affirmative vote of 60% of the eligible COMEX Division plan participants.

12. Postretirement Benefits other than Pensions

The Company’s postretirement benefit costs are developed from actuarial valuations. Inherent in these valuations are key assumptions, including the discount rate and expected long-term rate of return on plan assets.

13

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Material changes in its postretirement benefit costs may occur in the future due to changes in these assumptions, changes in the number of plan participants, changes in the level of benefits provided, and changes in asset levels. The Company provides certain health care and life insurance benefit plans for qualifying retired employees. Substantially all of the Company’s employees may become eligible for these benefits if they reach specified age and years of service criteria while working for the Company. The benefits are provided through certain insurance companies. The Company expects to fund its share of such benefit costs principally on a pay-as-you-go basis.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) became law in the United States. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit. In accordance with FASB Staff Position No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the Company elected to defer recognition of the effects of the Act in any measures of the benefit obligation or cost. In May 2004, the FASB issued Staff Position No. 106-2 (“FAS No. 106-2”) under the same title. FAS No. 106-2 provides guidance on accounting for the benefits attributable to new government subsidies for companies that provide prescription drug benefits to retirees. The Company has concluded that it will likely not be eligible to receive a subsidy. Therefore, the Act is not expected to have a material effect on the Company’s consolidated results of operations, financial position or cash flows. The measurement date used to determine postretirement benefit measures for the postretirement benefit plan is December 31 of each year.

Accrued postretirement benefit costs are included in other non-current liabilities in the consolidated balance sheets. The accrued postretirement obligations recorded in the balance sheet at September 30, 2005 and December 31, 2004 exceed the amount of the accumulated obligations.

The following table presents the funded status of such plans, reconciled with amounts recognized in the Company’s unaudited consolidated financial statements (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Service costs	$88	$123	$264	$253
Interest costs	88	119	264	245
Amortization of prior service costs	(14)	(15)	(42)	(43)
Amortization of net (gain) loss	6	7	18	5

Total net period postretirement benefit cost	$168	$234	$504	$460

14

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. Consolidated Statements of Stockholders’ Equity

Prior to the Company’s demutualization in November 2000, earnings and paid-in-capital were combined and reported in Members’ Equity on its consolidated financial statements. At the date of demutualization, the balance in Members’ Equity was transferred to Additional Paid-in-Capital. Subsequent to demutualization, earnings are being reported in Retained Earnings on the Company’s consolidated statements of stockholders’ equity.

On July 6, 2005, the board of directors of the Company voted to declare and distribute a special cash dividend of $81.6 million to stockholders of record as of July 15, 2005. On the date of declaration, the balance in Retained Earnings was $57.9 million. The amount of the distribution in excess of the balance in Retained Earnings, which totaled $23.7 million, was reported as a reduction to Additional Paid-in-Capital on the Company’s consolidated statements of stockholders’ equity at September 30, 2005. The Company anticipates that there will be sufficient earnings and profits at December 31, 2005 such that the entire distribution will be treated as a dividend for income tax purposes.

15

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Throughout this document NYMEX Holdings, Inc. will be referred to as “NYMEX Holdings” and, together with its subsidiaries, as the “Company.” The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (“NYMEX Exchange” or “NYMEX Division”) and Commodity Exchange, Inc. (“COMEX” or “COMEX Division”), which is a wholly-owned subsidiary of NYMEX Exchange. Where appropriate, each division will be discussed separately, and collectively will be discussed as the “Exchange.” When discussing NYMEX Holdings together with its subsidiaries, reference is being made to the “Company.”

In August 2004, NYMEX Europe Exchange Holdings Limited (“Europe Holdings”) was incorporated as a wholly-owned subsidiary of NYMEX Holdings, and in March 2005 NYMEX Europe Limited (“Europe Limited”) was incorporated as an operating and wholly-owned subsidiary of Europe Holdings. Where appropriate, each European subsidiary will be discussed separately, and collectively will be referred to as the “Europe Exchange.” Europe Exchange is an independent UK-based exchange which provides an open-outcry trading facility in London, England. All trades executed on Europe Exchange are cleared through the Company’s clearinghouse in New York.

In June 2005, the Company and Dubai Holding announced the formation of the Dubai Mercantile Exchange (“DME”), a 50/50 joint-venture to develop the Middle East’s first energy futures exchange. It is expected that the DME will initially trade sour crude and fuel oil products. It will be based in the Dubai International Financial Centre (“DIFC”), a financial free zone designed to promote financial services within the United Arab Emirates. In addition, the DME will be regulated by the Dubai Financial Services Authority, a regulatory body established within the DIFC. The Company anticipates that the DME will open for trading in 2006.

Since its founding 133 years ago, the Exchange has evolved into a major provider of financial services to the energy and metals industries. A core component of the business is the revenue derived from the Exchange’s trading facilities and from providing clearing and settlement services through its clearinghouse to a wide range of participants in these industries. A significant amount of revenue is also derived from the sale of market data. Based upon 2004 volume of approximately 169 million contracts transacted and/or cleared on the Exchange, the Exchange is the largest physical commodity based futures exchange in the world and the third largest futures exchange in the United States. NYMEX Exchange is the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, unleaded gasoline, heating oil and natural gas, and is the largest exchange in North America for the trading of platinum group metals contracts. COMEX is the largest marketplace for gold and silver futures and options contracts, and is the largest exchange in North America for futures and options contracts for copper and aluminum. Participants in the Exchange’s markets include a wide variety of customers involved in the production, consumption and trading of energy and metals products. Market participants use the Exchange for both hedging and speculative purposes. NYMEX ClearPort® Clearing is the mechanism by which individually negotiated off-exchange trades are submitted to the Exchange for clearing of specified products. The NYMEX ClearPort® Clearing system enables market participants to take advantage of the financial depth and security of the NYMEX Exchange clearinghouse along with access to more than 180 energy futures contracts.

Note Regarding Forward-Looking Statements

The Company may, in discussions of its future plans, objectives and expected performance in periodic reports filed by the Company with the Securities and Exchange Commission (or documents incorporated by reference therein) and in written and oral presentations made by the Company, include projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such projections and forward-looking statements are based on assumptions, which the Company believes are reasonable but are, by their nature, inherently uncertain. Some of the important factors that could cause actual results to differ from any such

16

projections or other forward-looking statements are discussed below, and in other reports filed by the Company under the 1934 Act, including in the Company’s December 31, 2004 Annual Report on Form 10-K. The Company’s forward-looking statements are based on information available to the Company today, and except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results and experience may differ materially from forward-looking statements as a result of many factors, including: changes in general economic and industry conditions in various markets in which the Company’s contracts are traded; increased competitive activity; fluctuations in prices of the underlying commodities as well as for trading floor administrative expenses related to the trading and clearing of contracts; the ability to control costs and expenses; changes to legislation or regulations; protection and validity of the Company’s intellectual property rights and rights licensed from others; and other unanticipated events and conditions. It is not possible for the Company to foresee or identify all such factors.

Market Conditions

For the three months ended September 30, 2005, the total volume of futures and options contracts traded and cleared was 59.8 million contracts, an increase of 16.1 million contracts or 36.8% from 43.7 million contracts for the same period last year.

For the nine months ended September 30, 2005, the total volume of futures and options contracts traded and cleared was 160.5 million contracts, an increase of 36.8 million contracts or 29.7% from 123.7 million contracts for the same period last year.

Provided below is a discussion of the Company’s three significant components of trading and clearing operations: (i) NYMEX Division; (ii) COMEX Division; and (iii) NYMEX ClearPort® Clearing. NYMEX Division and COMEX Division information presented in the following discussion excludes contracts cleared through NYMEX ClearPort® Clearing. Included in the NYMEX Division volumes are futures contracts of Europe Limited, the Company’s European subsidiary, that are traded on the subsidiaries trading floor in London, England, which opened during the current quarter. Trading and clearing volumes discussed in this management’s discussion and analysis are expressed as “round-turns,” which are matched buys and sells of the underlying contracts. These volumes include futures settlement and options exercise transactions for which transaction fees are assessed. Open interest represents the number of contracts at September 30, 2005 and 2004 for which clearing members and their customers are obligated to the Company’s clearinghouse and are required to make or take future delivery of the physical commodity (or in certain cases be settled by cash), or close out the position with an offsetting sale or purchase prior to contract expiration. Options open interest represents unexpired, unexercised option contracts.

Energy Markets—NYMEX Division

For the three months ended September 30, 2005, the volume of futures and options contracts traded and cleared on the NYMEX Division was 43.0 million contracts, an increase of 10.1 million contracts or 30.7% from 32.9 million contracts for the same period last year. Futures contracts volume was 34.3 million contracts, an increase of 7.7 million contracts or 28.9% from 26.6 million contracts for the same period last year. Options contracts volume was 8.7 million contracts, an increase of 2.4 million contracts or 38.1% from 6.3 million contracts for the same period last year.

For the nine months ended September 30, 2005, the volume of futures and options contracts traded and cleared on the NYMEX Division was 113.0 million contracts, an increase of 20.8 million contracts or 22.6% from 92.2 million contracts for the same period last year. Futures contracts volume was 90.8 million contracts, an increase of 15.5 million contracts or 20.6% from 75.3 million contracts for the same period last year. Options contracts volume was 22.2 million contracts, an increase of 5.3 million contracts or 31.4% from 16.9 million contracts for the same period last year.

17

The following tables set forth trading and clearing volumes and open interest for the Company’s major energy futures and options products.

NYMEX Division Contracts Traded and Cleared

(in thousands)

	For the Three Months Ended September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Light sweet crude oil	16,384	4,273	20,657	14,054	3,346	17,400
Henry Hub natural gas	5,527	3,142	8,669	5,259	2,274	7,533
N.Y. heating oil	3,416	344	3,760	3,108	253	3,361
N.Y. harbor unleaded gasoline	3,711	319	4,030	3,289	205	3,494
Other	5,230	624	5,854	923	170	1,093

Total	34,268	8,702	42,970	26,633	6,248	32,881

NYMEX Division Contracts Traded and Cleared

(in thousands)

	For the Nine Months Ended September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Light sweet crude oil	46,999	11,861	58,860	40,277	8,859	49,136
Henry Hub natural gas	15,462	7,488	22,950	13,873	6,179	20,052
N.Y. heating oil	10,110	850	10,960	9,529	501	10,030
N.Y. harbor unleaded gasoline	10,373	931	11,304	10,037	820	10,857
Other	7,803	1,074	8,877	1,587	492	2,079

Total	90,747	22,204	112,951	75,303	16,851	92,154

NYMEX Division Contracts Open Interest

(in thousands)

	At September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Light sweet crude oil	872	2,047	2,919	703	1,410	2,113
Henry Hub natural gas	547	1,155	1,702	376	927	1,303
N.Y. heating oil	171	135	306	190	119	309
N.Y. harbor unleaded gasoline	136	75	211	154	50	204
Other	55	122	177	55	52	107

Total	1,781	3,534	5,315	1,478	2,558	4,036

Light Sweet Crude Oil

For the three months ended September 30, 2005, futures contract volume was 16.4 million contracts, an increase of 2.3 million contracts or 16.3% from 14.1 million contracts for the same period last year. Options contract volume was 4.3 million contracts, an increase of 1.0 million contracts or 30.3% from 3.3 million contracts for the same period last year. Total futures and options contract volume was 20.7 million contracts, an increase of 3.3 million contracts or 19.0% from 17.4 million contracts for the same period last year.

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For the nine months ended September 30, 2005, futures contract volume was 47.0 million contracts, an increase of 6.7 million contracts or 16.6% from 40.3 million contracts for the same period last year. Options contract volume was 11.9 million contracts, an increase of 3.1 million contracts or 35.2% from 8.8 million contracts for the same period last year. Total futures and options contract volume was 58.9 million contracts, an increase of 9.8 million contracts or 20.0% from 49.1 million contracts for the same period last year.

The Company believes that increases in futures and options contract volume for the three and nine months ended September 30, 2005 were due, in part, to the price volatility of crude oil. The price volatility was caused by historically high price levels, continued strong global demand for crude oil and continued supply concerns. Seasonal factors also contributed to the price volatility, with the late winter cold spell in the Northern Hemisphere affecting the first quarter of 2005, and the severe hurricane season in the Gulf of Mexico disrupting oil refineries during the third quarter of 2005.

Henry Hub Natural Gas

For the three months ended September 30, 2005, futures contract volume was 5.5 million contracts, an increase of 0.3 million contracts or 5.8% from 5.2 million contracts for the same period last year. Options contract volume was 3.1 million contracts, an increase of 0.8 million contracts or 34.8% from 2.3 million contracts for the same period last year. Total futures and options contracts volume was 8.6 million contracts, an increase of 1.1 million contracts or 14.7% from 7.5 million contracts for the same period last year.

For the nine months ended September 30, 2005, futures contract volume was 15.5 million contracts, an increase of 1.6 million contracts or 11.5% from 13.9 million contracts for the same period last year. Options contract volume was 7.5 million contracts, an increase of 1.3 million contracts or 21.0% from 6.2 million contracts for the same period last year. Total futures and options contracts volume was 23.0 million contracts, an increase of 2.9 million contracts or 14.4% from 20.1 million contracts for the same period last year.

The Company believes that increases in futures and options contract volume for the three and nine months ended September 30, 2005 were due, in part, to significant fluctuations in the price of natural gas during 2005. During the third quarter of 2005, there was a significant increase in price due to record warm weather in the Northeast. This resulted in increased usage to generate electricity for the summer’s high air conditioning demand. In addition, there were continued concerns about the North American natural gas supply, which resulted in higher trading activity. The increased summer usage resulted in a steady decline in the natural gas inventories. The hurricanes in the Gulf of Mexico caused damage to production facilities, which halted their processing ability and further strengthened supply concerns.

New York Heating Oil

For the three months ended September 30, 2005, futures contract volume was 3.4 million contracts, an increase of 0.3 million contracts or 9.7% from 3.1 million contracts for the same period last year. Options contract volume was 0.4 million contracts, an increase of 0.1 million contracts or 33.3% from 0.3 million contracts for the same period last year. Total futures and options contracts volume was 3.8 million contracts, an increase of 0.4 million contracts or 11.8% from 3.4 million contracts for the same period last year.

For the nine months ended September 30, 2005, futures contract volume was 10.1 million contracts, an increase of 0.6 million contracts or 6.3% from 9.5 million contracts for the same period last year. Options contract volume was 0.9 million contracts, an increase of 0.4 million contracts or 80.0% from 0.5 million contracts for the same period last year. Total futures and options contracts volume was 11.0 million contracts, an increase of 1.0 million contracts or 10.0% from 10.0 million contracts for the same period last year.

The Company believes that increases in futures and options contract volume for the three and nine months ended September 30, 2005 were due, in part, to the continuing strong global demand for petroleum products, including heating oil. In addition, concerns surrounding limited refining capacity and historically high prices

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continue to cause higher volatility in the heating oil market, resulting in increased trading activity. The refining capacity concerns were strengthened during the third quarter of 2005, as severe hurricanes in the Gulf of Mexico caused disruptions to refineries in the area. Finally, high price differentials between heating oil and crude oil have also resulted in increased trading activity.

New York Harbor Unleaded Gasoline

For the three months ended September 30, 2005, futures contract volume was 3.7 million contracts, an increase of 0.4 million contracts or 12.1% from 3.3 million contracts for the same period last year. Options contract volume was 0.3 million contracts, an increase of 0.1 million contracts or 50.0% from 0.2 million contracts for the same period last year. Total futures and options contracts volume was 4.0 million contracts, an increase of 0.5 million contracts or 14.3% from 3.5 million contracts for the same period last year.

For the nine months ended September 30, 2005, futures contract volume was 10.4 million contracts, an increase of 0.4 million contracts or 4.0% from 10.0 million contracts for the same period last year. Options contract volume was 0.9 million contracts, an increase of 0.1 million contracts or 12.5% from 0.8 million contracts for the same period last year. Total futures and options contracts volume was 11.3 million contracts, an increase of 0.5 million contracts or 4.6% from 10.8 million contracts for the same period last year.

The Company believes that increases in futures and options contract volume for the three and nine months ended September 30, 2005 were due, in part, to volatility caused by the price of gasoline. Gasoline prices rose to historically high levels during the third quarter of 2005. Contributing to the price volatility was the disruption to refineries resulting from the hurricanes in the Gulf of Mexico. Finally, high price differentials between gasoline and crude oil have also resulted in increased trading activity.

Metals Market—COMEX Division

For the three months ended September 30, 2005, the volume of futures and options contracts traded and cleared for the COMEX Division was 7.7 million contracts, an increase of 0.9 million contracts or 13.2% from 6.8 million contracts for the same period last year. Futures contract volume was 6.6 million contracts, an increase of 1.3 million contracts or 24.5% from 5.3 million contracts for the same period last year. Options contract volume was 1.1 million contracts, a decrease of 0.4 million contracts or 26.7% from 1.5 million contracts for the same period last year.

For the nine months ended September 30, 2005, the volume of futures and options contracts traded and cleared for the COMEX Division was 22.5 million contracts, a decrease of 0.2 million contracts or 0.9% from 22.7 million contracts for the same period last year. Futures contract volume was 19.5 million contracts, an increase of 0.9 million contracts or 4.8% from 18.6 million contracts for the same period last year. Options contract volume was 3.0 million contracts, a decrease of 1.1 million contracts or 26.8% from 4.1 million contracts for the same period last year.

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The following tables set forth trading and clearing volumes and open interest for the Company’s major metals futures and options products.

COMEX Division Contracts Traded and Cleared

(in thousands)

	For the Three Months Ended September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Gold	4,216	804	5,020	3,442	1,253	4,695
Silver	1,429	260	1,689	1,072	223	1,295
High grade copper	949	31	980	756	34	790
Aluminum	6	—	6	14	—	14

Total	6,600	1,095	7,695	5,284	1,510	6,794

COMEX Division Contracts Traded and Cleared

(in thousands)

	For the Nine Months Ended September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Gold	12,083	2,168	14,251	11,878	3,246	15,124
Silver	4,186	754	4,940	4,018	703	4,721
High grade copper	3,133	117	3,250	2,624	163	2,787
Aluminum	29	—	29	71	—	71

Total	19,431	3,039	22,470	18,591	4,112	22,703

COMEX Division Contracts Open Interest

(in thousands)

	At September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Gold	365	274	639	290	630	920
Silver	127	81	208	93	91	184
High grade copper	107	12	119	97	18	115
Aluminum	3	—	3	10	—	10

Total	602	367	969	490	739	1,229

Gold

For the three months ended September 30, 2005, futures contract volume was 4.2 million contracts, an increase of 0.8 million contracts or 23.5% from 3.4 million contracts for the same period last year. Options contract volume was 0.8 million contracts, a decrease of 0.5 million contracts or 38.5% from 1.3 million contracts for the same period last year. Total futures and options contract volume was 5.0 million contracts, an increase of 0.3 million contracts or 6.4% from 4.7 million contracts for the same period last year.

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For the nine months ended September 30, 2005, futures contract volume was 12.1 million contracts, an increase of 0.2 million contracts or 1.7% from 11.9 million contracts for the same period last year. Options contract volume was 2.2 million contracts, a decrease of 1.0 million contracts or 31.3% from 3.2 million contracts for the same period last year. Total futures and options contract volume was 14.3 million contracts, a decrease of 0.8 million contracts or 5.3% from 15.1 million contracts for the same period last year.

The Company believes that increases in futures contract volume for the three and nine months ended September 30, 2005 was due, in part, to the fear of increased inflation as a result of rapidly rising energy prices, uncertainty regarding geopolitical conditions and a weak U.S. currency compared to other international currencies. The decrease in options contract volume can be attributed to a period of reduced market volatility.

Silver

For the three months ended September 30, 2005, futures contract volume was 1.4 million contracts, an increase of 0.3 million contracts or 27.3% from 1.1 million contracts for the same period last year. Options contract volume was 260,000 contracts, an increase of 37,000 contracts or 16.6% from 223,000 contracts for the same period last year. Total futures and options contract volume was 1.7 million contracts, an increase of 0.4 million contracts or 30.8% from 1.3 million contracts for the same period last year.

For the nine months ended September 30, 2005, futures contract volume was 4.2 million contracts, an increase of 0.2 million contracts or 5.0% from 4.0 million contracts for the same period last year. Options contract volume was 0.7 million contracts, a slight increase compared to the same period last year. Total futures and options contract volume was 4.9 million contracts, an increase of 0.2 million contracts or 4.3% from 4.7 million contracts for the same period last year.

The Company believes that increases in futures and options contract volume for the three and nine months ended September 30, 2005 were due, in part, to the increase appeal of silver as an alternative investment, which resulted in an increase in demand and, in turn, a decline in inventories. Additionally, the uncertainty regarding global geopolitical conditions and a weak U.S. currency versus other international currencies, has led to increased hedging and speculative demand for silver futures and options.

High Grade Copper

For the three months ended September 30, 2005, futures contract volume was 0.9 million contracts, an increase of 0.2 million contracts or 28.6% from 0.7 million contracts for the same period last year. Options contract volume was 31,000 contracts, essentially flat compared to the same period last year. Total futures and options contract volume was 1.0 million contracts, an increase of 0.2 million contracts or 25.0% from 0.8 million contracts for the same period last year.

For the nine months ended September 30, 2005, futures contract volume was 3.1 million contracts, an increase of 0.5 million contracts or 19.2% from 2.6 million contracts for the same period last year. Options contract volume decreased to 117,000 contracts from 163,000 contracts for the same period last year. Total futures and options contract volume was 3.3 million contracts, an increase of 0.5 million contracts or 17.9% from 2.8 million contracts for the same period last year.

The Company believes that the increases in futures contract volume for the three and nine months ended September 30, 2005 were due, in part, to declining global warehouse stocks as a result of increased international demand, strong housing starts and supply disruptions in various parts of the world, which contributed to increased hedging and speculative demand for copper futures.

NYMEX ClearPort® Clearing

For the three months ended September 30, 2005, futures and options contract clearing volume was 9.1 million contracts, an increase of 5.1 million contracts or over 100% from 4.0 million contracts for the same period last year.

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For the nine months ended September 30, 2005, futures and options contract clearing volume was 25.1 million contracts, an increase of 16.3 million contracts or almost 200% from 8.8 million contracts for the same period last year.

For the three and nine months ended September 30, 2005, there was significant growth in natural gas clearing volume through NYMEX ClearPort® Clearing. The Company believes this growth was due, in part, to traditional over-the-counter market participants seeking credit risk mitigation provided by the Company’s clearinghouse for off-Exchange trade execution activities. In addition, significant growth in the number of different natural gas products offered during the current period and the launch of new products for petroleum, electricity and coal on NYMEX ClearPort® Clearing contributed to this increase.

NYMEX ClearPort® Clearing Contracts

(in thousands)

	For the Three Months Ended September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Natural gas	6,778	1,954	8,732	2,957	762	3,719
Electricity	323	22	345	146	—	146
Petroleum products	16	35	51	114	—	114
Coal	13	—	13	2	—	2
Other	1	—	1	—	—	—

Total	7,131	2,011	9,142	3,219	762	3,981

NYMEX ClearPort® Clearing Contracts

(in thousands)

	For the Nine Months Ended September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Natural gas	18,746	4,738	23,484	7,243	812	8,055
Electricity	1,206	28	1,234	385	—	385
Petroleum products	198	146	344	368	4	372
Coal	22	—	22	6	—	6
Other	1	—	1	—	—	—

Total	20,173	4,912	25,085	8,002	816	8,818

NYMEX ClearPort® Clearing Open Interest

(in thousands)

	At September 30,
	2005			2004
	Futures	Options	Total	Futures	Options	Total
Natural gas	3,425	1,548	4,973	1,751	432	2,183
Electricity	239	24	263	72	—	72
Petroleum products	74	26	100	106	3	109
Coal	4	—	4	1	—	1

Total	3,742	1,598	5,340	1,930	435	2,365

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Results of Operations for the Three and Nine Months Ended September 30, 2005 and 2004

Overview

Net income for the three months ended September 30, 2005 was $22.4 million, an increase of $16.8 million from $5.6 million for the same period last year. This increase was the result of revenues increasing by $34.7 million, which was partially offset by increases in operating expenses and income taxes of $2.9 million and $14.8 million, respectively. In addition, the Company incurred a $0.2 million loss on its joint venture investment.

Net income for the nine months ended September 30, 2005 was $50.5 million, an increase of $33.3 million from $17.2 million for the same period last year. This increase was the result of revenues increasing by $79.5 million, which was partially offset by increases in operating expenses and income taxes of $17.5 million and $28.5 million, respectively. In addition, the Company incurred a $0.2 million loss on its joint venture investment.

The increase in revenues for both the three- and nine-month periods was due to an increase in clearing and transaction fees from higher trading and clearing volumes, market data fees from the implementation of a new price structure which went into effect on January 1, 2005, as well as increased investment income. Additionally, the Company earned revenue from securities lending activities which began during the first quarter of 2005. The increase in operating expenses for both the three- and nine-month periods was due primarily to increases in general and administrative expenses.

The following table summarizes the components of net income for the three and nine months ended September 30, 2005 and 2004 (in thousands, except for share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Total revenues	$97,903	$63,233	$253,086	$173,620
Total expenses	56,082	53,213	160,277	142,836

Operating income	41,821	10,020	92,809	30,784
Loss on investment in joint venture	196	—	196	—

Income before provision for income taxes	41,625	10,020	92,613	30,784
Provision for income taxes	19,200	4,437	42,139	13,637

Net income	$22,425	$5,583	$50,474	$17,147

Basic and diluted earnings per share	$27,482	$6,842	$61,855	$21,013

Revenue

Clearing and Transaction Fees

For the three months ended September 30, 2005, clearing and transaction fees were $79.5 million, an increase of $29.3 million or 58.4% from $50.2 million for the same period last year. For the nine months ended September 30, 2005, clearing and transaction fees were $203.6 million, an increase of $64.8 million or 46.7% from $138.8 million for the same period last year. The increases for both the three- and nine-month periods were due to higher floor trading and NYMEX ACCESS® volumes on the NYMEX Division, higher NYMEX ClearPort® Clearing volumes, higher e-miNYSM volumes and a higher average revenue per contract.

For the three and nine months ended September 30, 2005, revenue per contract was $1.33 and $1.27, respectively, increases of $0.18 and $0.15 per contract, respectively, compared to the comparable prior year periods. These increases were due to the floor customer trading mix and an increase in the percentage of trades executed on NYMEX ClearPort® Clearing and NYMEX ACCESS®, which charge higher rates per trade.

24

Market Data Fees

For the three months ended September 30, 2005, market data fees were $11.1 million, an increase of $2.9 million or 35.4% from $8.2 million for the same period last year. For the nine months ended September 30, 2005, market data fees were $33.1 million, an increase of $9.2 million or 38.5% from $23.9 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to the implementation of a new price structure that went into effect on January 1, 2005. Increases in the number of market data devices being utilized, for which the Company charges fees, also contributed to the increases. In addition, the Company began to charge separate vendor administrative fees for the NYMEX Division and COMEX Division in May of 2004. Prior to this, vendors were being charged only one administrative fee for access to market data of both divisions.

Other, Net

For the three months ended September 30, 2005, other revenues were $3.0 million, a decrease of $0.6 million or 16.7% from $3.6 million for the same period last year. For the nine months ended September 30, 2005, other revenues were $8.6 million, a decrease of $0.4 million or 4.4% from $9.0 million for the same period last year. The decreases for both the three- and nine-month periods were due primarily to additional rental income recorded in the third quarter of 2004 from the Board of Trade of the City of New York, Inc. (“NYBOT”) offset, in part, by increases in rental income from the Company’s other tenants during 2005.

Investment Income, Net

For the three months ended September 30, 2005, investment income was $3.4 million, an increase of $2.1 million or over 100% from $1.3 million for the same period last year. For the nine months ended September 30, 2005, investment income was $5.7 million, an increase of $3.7 million or over 100% from $2.0 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to interest income, as a result of a larger amount of investment assets in the current year periods coupled with higher interest rates. This increase was offset, in part, by lower realized gains on fixed income securities in 2005 compared to the prior year.

Interest Income from Securities Lending, Net

In 2005, the Company entered into an agreement with JPMorgan Chase & Co. (“JPMorgan”) to participate in a securities lending program (see Note 2 to the unaudited consolidated financial statements). For the three and nine months ended September 30, 2005, interest income from securities lending, net was $1.0 million and $2.2 million, respectively.

Operating Expenses

Salaries and Employee Benefits

For the three months ended September 30, 2005, salaries and employee benefits were $15.2 million, an increase of $1.3 million or 9.4% from $13.9 million for the same period last year. For the nine months ended September 30, 2005, salaries and employee benefits were $45.3 million, an increase of $2.4 million or 5.6% from $42.9 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to higher employee costs attributable to an increase in the number of employees, as well as higher overall compensation levels, compared to the same period last year. In addition, the Company incurred additional temporary staffing during the current year periods to assist in the start-up of its trading floors in Dublin, Ireland and London, England. For the nine months ended September 30, 2005, the increase was partially offset by a decline in 2005 severance costs, as the Company incurred additional severance in the second quarter of 2004 with respect to one of its senior executives.

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Occupancy and Equipment

For the three months ended September 30, 2005, occupancy and equipment expenses were $7.9 million, an increase of $0.7 million or 9.7% from $7.2 million for the same period last year. For the nine months ended September 30, 2005, occupancy and equipment expenses were $21.5 million, an increase of $2.0 million or 10.3% from $19.5 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to rent and associated expenses incurred by the Company on its trading floors and office space in Dublin, Ireland and London, England, which were not in existence during the prior year periods. The Company also incurred additional costs in third quarter of 2005 related to security enhancements at its corporate headquarters located in downtown New York City.

Depreciation and Amortization

For the three months ended September 30, 2005, depreciation and amortization expenses were $3.7 million, a decrease of $3.2 million or 46.4% from $6.9 million for the same period last year. For the nine months ended September 30, 2005, depreciation and amortization expenses were $11.8 million, a decrease of $5.6 million or 32.2% from $17.4 million for the same period last year. The decreases for both the three- and nine-month periods were due primarily to the write-off of fixed assets during the quarter ended September 30, 2004, which was a result of the Company identifying, through an internal review, a material weakness in its internal controls relating to the acquisition, tracking and disposition of property and equipment. This resulted in a lower fixed asset base during the three- and nine-month periods ended September 30, 2005 which, in turn, yielded lower depreciation compared to the same periods last year. The Company is currently in the process of remediating this weakness and has instituted new asset-tagging procedures, new controls over the disposition of assets, and a monthly review process that verifies the valuation, categorization and estimated useful life of all fixed asset additions. In addition, the Company will be implementing new automated processes to replace certain manual processes.

General and Administrative

For the three months ended September 30, 2005, general and administrative expenses were $15.3 million, an increase of $6.9 million or 82.1% from $8.4 million for the same period last year. For the nine months ended September 30, 2005, general and administrative expenses were $39.5 million, an increase of $18.0 million or 83.7% from $21.5 million for the same period last year. On September 12, 2005, the Company launched an open outcry futures exchange in London, England, which resulted in additional costs not present in the prior year periods. Upon opening the London trading floor, the Company ceased its operations in Dublin, Ireland. The increases for both the three- and nine-month periods were due primarily to transaction incentives the Company incurred during the current year periods, which it believes are necessary to promote trading in London and, previously, in Dublin. The Company expects to incur increased incentive costs in the near future for its London initiative. Travel related costs associated with the establishment and operation of the Company’s trading floors in London and, previously, in Dublin also contributed to the current year increases.

Professional Services

For the three months ended September 30, 2005, professional services expenses were $6.7 million, an increase of $0.2 million or 3.1% from $6.5 million for the same period last year. For the nine months ended September 30, 2005, professional services expenses were $21.7 million, an increase of $2.7 million or 14.2% from $19.0 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to higher financial and legal consulting fees the Company incurred to support its business expansion initiatives, as well as technical consulting to support its technology initiatives.

Telecommunications

For the three months ended September 30, 2005, telecommunications expenses were $1.7 million, an increase of $0.5 million or 41.7% from $1.2 million for the same period last year. For the nine months ended

26

September 30, 2005, telecommunications expenses were $5.1 million, an increase of $0.9 million or 21.4% from $4.2 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to higher data communication expenses in the current year periods needed to support the growth in market data fees, as well as costs associated with the London trading floor and, previously, with the Dublin trading floor.

Marketing

For the three months ended September 30, 2005, marketing expenses were $1.3 million, an increase of $0.9 million or over 200% from $0.4 million for the same period last year. For the nine months ended September 30, 2005, marketing expenses were $3.1 million, an increase of $1.4 million or 82.4% from $1.7 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to higher advertising and other marketing expenses attributable to the Company’s international expansion initiatives.

Other Expenses

For the three months ended September 30, 2005, other expenses were $2.1 million, an increase of $0.1 million or 5.0% from $2.0 million for the same period last year. For the nine months ended September 30, 2005, other expenses were $6.6 million, an increase of $0.5 million or 8.2% from $6.1 million for the same period last year. The increases for both the three- and nine-month periods were due primarily to higher charitable contributions in the current year periods.

Interest Expense

For the three and nine months ended September 30, 2005, interest expense was $1.7 million and $5.2 million, respectively, down slightly from the same periods last year. The decreases for both the three- and nine-month periods were due to a lower principal balance on the Company’s long-term debt during the current year periods.

Asset Impairment and Disposition Losses

The loss on impairment and disposition of property and equipment for the three and nine months ended September 30, 2005 was $0.4 million and $0.5 million, respectively. The Company, in the normal course of business, records charges for the impairment and disposal of assets which it determines to be obsolete.

Provision for Income Taxes

The Company’s effective tax rate was 45.5% for the nine months ended September 30, 2005, compared to 44.3% for the same period last year. The difference between the effective tax rates was due primarily to a lower proportion of tax-exempt income as a result of higher pre-tax income in the current year, as well as the non-deductibility of certain losses and/or expenses the Company has incurred in relation to an international joint venture agreement.

Financial Condition and Cash Flows

Liquidity and Capital Resources

At September 30, 2005, the Company had $132.1 million in cash and cash equivalents, securities purchased under agreements to resell and marketable securities. Working capital at September 30, 2005 was $99.0 million.

Cash Flow; Sources and Uses of Cash

The Company’s principal sources of cash are fees collected from clearing members for trading and/or clearing futures and options transactions, fees collected from market data vendors for distribution of the

27

Company’s proprietary contract price information, and rent collected from tenants leasing space in the Company’s headquarters building. Principal uses of cash include operating expenses, income taxes, capital expenditures, debt service, dividends and payments made to members and third parties under certain incentive programs.

The following table is a summary of significant cash flow categories for the nine months ended September 30, 2005 and 2004:

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Net cash flow provided by (used in):
Operating activities	$64,405	$48,131
Investing activities	(3,401,632)	(44,426)
Financing activities	3,337,248	(5,000)

Net increase (decrease) in cash and cash equivalents	$21	$(1,295)

Net cash provided by operating activities includes cash inflows related to operating revenues, net of cash outflows related to operating expenses, income taxes and payments to members and third parties under certain incentive programs.

Net cash provided by operating activities for the nine months ended September 30, 2005 was $64.4 million, an increase of $16.3 million compared to the same period last year. This increase was due primarily to an increase in operating revenues offset, in part, by an increase in income tax payments and payments made under the Company’s incentive programs during the current year period.

Under a securities lending program with JPMorgan, the Company lends out securities in exchange for cash collateral which, in turn, is invested on an overnight basis. The cash collateral received is recorded as a liability and presented in financing activities on the Company’s consolidated statements of cash flows. The corresponding investment is recorded as an asset and presented in investing activities on the Company’s consolidated statements of cash flows.

Net cash provided by investing activities for the nine months ended September 30, 2005, exclusive of securities purchased under the securities lending program, was $24.3 million, an increase of $68.7 million compared to the same period last year. This increase was due primarily to a transfer of marketable securities into operating cash to fund the payment of an $81.6 million dividend to the Company’s common stockholders during the current year period.

Net cash used in financing activities for the nine months ended September 30, 2005, exclusive of cash received under the securities lending program, was $88.7 million, an increase of $83.7 million compared to the same period last year. This represents payments of cash dividends to the Company’s common stockholders of $108,700 per share compared to $6,127 per share in the prior year period. The Company reserves the right to pay discretionary future dividends.

The Company believes that its cash flows from operations and existing working capital will be sufficient to meet its needs for the foreseeable future, including capital expenditures, debt service and dividends. Subject to certain limitations under existing long-term note agreements, the Company has the ability, and may seek to raise capital through the issuance of debt or equity in the private and public capital markets.

Investment Policy

The Company maintains cash and short-term investments in an amount sufficient to meet its working capital requirements. The Company’s investment policies are designed to maintain a high degree of liquidity,

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emphasizing safety of principal and total after-tax return. Excess cash on hand is generally invested overnight in securities purchased under agreements to resell and short-term marketable securities. Cash that is not required to meet daily working capital requirements is invested primarily in high-grade tax-exempt municipal bonds and obligations of the United States government and its agencies. The Company also invests in equity securities. At September 30, 2005 and December 31, 2004, cash and investments were as follows:

	September 30, 2005	December 31, 2004
	(in thousands)
Cash and cash equivalents	$3,105	$3,084
Securities purchased under agreements to resell	30,000	19,324
Marketable securities	99,008	144,950

	$132,113	$167,358

Included in marketable securities at September 30, 2005 are investments totaling $11.8 million relating to the COMEX Division Members’ Recognition and Retention Plan (“MRRP”) (see Note 11 to the unaudited consolidated financial statements). Also, included in marketable securities are investments that are pledged as collateral with one of the Company’s investment managers relating to a membership seat financing program (see Note 9 to the unaudited consolidated financial statements).

Clearinghouse

The Company serves a clearinghouse function, standing as a financial intermediary on every open futures and options transaction cleared. Through its clearinghouse, the Company maintains a system of guarantees for performance of obligations owed to buyers and sellers. This system of guarantees is supported by several mechanisms, including margin deposits and guaranty funds posted by clearing members with the Company’s clearinghouse. The amount of margin deposits on hand will fluctuate over time as a result of, among other things, the extent of open positions held at any one point in time by market participants in NYMEX Division and COMEX Division contracts and the margin rates then in effect for such contracts.

The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members, at banks approved by the Company, as margin for house and customer accounts. These clearing deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

Each clearing member firm is required to maintain a security deposit, in the form of cash or U.S. Treasury securities, ranging from $100,000 to $2.0 million, per division, based upon such clearing member firm’s reported regulatory capital, in a fund known as a guaranty fund. Historically, separate and distinct guaranty funds were maintained for the NYMEX Division and the COMEX Division. Effective May 16, 2003, the NYMEX Division assumed all of the clearing functions of the COMEX Division. Accordingly, the deposits were aggregated and are now maintained in a single guaranty fund (the “Guaranty Fund”) which may be used for any loss sustained by the Company as a result of the failure of a clearing member to discharge its obligations on either division. Although there is now one Guaranty Fund for both divisions, separate contribution amounts are calculated for each division.

Every member and non-member executing transactions on the Company’s divisions must be guaranteed by a clearing member and clear their transactions through the Company’s clearinghouse. This requirement also applies to transactions conducted outside of the Exchange which clear through NYMEX ClearPort® Clearing. Clearing members of the NYMEX Division and COMEX Division require their customers to maintain deposits in accordance with Company margin requirements. Margin deposits and Guaranty Funds are posted by clearing members with the Company’s clearinghouse. In the event of a clearing member default, the Company satisfies the clearing member’s obligations on the underlying contract by drawing on the defaulting clearing member’s Guaranty Funds. If those resources are insufficient, the Company may fund the obligations from its own financial

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resources or draw on Guaranty Funds posted by non-defaulting clearing members. The Company also maintains a $100 million default insurance policy. This insurance coverage is available to protect the Company and clearing members in the event that a default in excess of $130 million occurs. Additionally, the Company intends to enter into a revolving credit agreement during 2005. This agreement would provide a line of credit which could be drawn upon in the event of a clearing member default. Such an arrangement would provide the Company with same-day funds to settle such clearing member default, while providing enough time for an efficient distribution from the Guaranty Fund. Proceeds from the sale of Guaranty Fund securities would be used to repay borrowings under the line of credit.

During 2004, the Company established additional retail customer protection supported by a commitment of at least $10 million available at all times to promptly reimburse retail customers in the event that their clearing member defaults as a result of a default by another customer where margin funds from the retail customer’s account are used to address the default. Retail customers are defined as those that do not otherwise qualify as “eligible contract participants” under the requirements of the Commodity Exchange Act, and are not floor traders or floor brokers on the Exchange or family members of an Exchange floor trader or floor broker who maintains an account at the same clearing firm.

The Exchange, as a self-regulatory organization, has instituted detailed risk-management policies and procedures to guard against default risk with respect to contracts traded and/or cleared on the Exchange. In order to manage the risk of financial non-performance, the Exchange (i) has established that clearing members maintain at least $5 million in minimum working capital; (ii) limits the number of net open contracts that can be held by any clearing member, based upon that clearing member’s capital; (iii) requires clearing members to post original margin collateral for all open positions, and to collect original margin from their customers; (iv) pays and collects variation margin on a marked-to-market basis at least twice daily; (v) requires clearing members to collect variation margin from their customers; (vi) requires deposits to the Guaranty Fund from clearing members which would be available to cover financial non-performance; and (vii) has broad assessment authority to recoup financial losses. The Exchange also has extensive surveillance and compliance operations and procedures to monitor and enforce compliance with rules pertaining to the trading, position sizes, delivery obligations and financial condition of members. In addition, the clearing member, as all member firms, must own and hold two memberships, or “seats,” at the Exchange.

As part of the Exchange’s powers and procedures designed to support contract obligations in the event of a default, the Exchange may levy assessments on any of its clearing members if there are insufficient funds available to cover a deficit. The maximum assessment on each clearing member firm is the lesser of $30 million or 40% of such clearing member firm’s reported regulatory capital.

The Company is entitled to earn interest on cash and investment balances recorded as margin deposits and Guaranty Funds. Such balances are included in the Company’s consolidated balance sheets, and are generally invested overnight in securities purchased under agreements to resell. The table in Note 8 to the unaudited consolidated financial statements, Margin Deposits and Guaranty Funds, sets forth Guaranty Fund balances held by the Company on behalf of clearing members at September 30, 2005 and December 31, 2004.

Future Cash Requirements

In connection with its operating activities, the Company enters into certain contractual obligations. The Company’s material contractual cash obligations include long-term debt, operating leases, a capital lease and other contracts.

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A summary of the Company’s future cash payments associated with its contractual cash obligations outstanding as of September 30, 2005, as well as an estimate of the timing in which these commitments are expected to expire, are set forth in the following table:

	Payments Due by Period
	2005	2006	2007	2008	2009	Thereafter	Total
	(in thousands)
Contractual Obligations
Long-term debt principal	$2,817	$2,817	$2,817	$2,817	$2,817	$74,647	$88,732
Long-term debt interest	3,418	6,626	6,416	6,205	5,994	47,570	76,229
Operating leases—facilities	1,086	4,216	4,053	4,029	4,056	11,652	29,092
Operating leases—equipment	595	1,727	1,074	579	—	—	3,975
Capital lease	120	327	—	—	—	—	447
Other long-term obligations	800	800	800	800	800	7,803	11,803

Total contractual obligations	$8,836	$16,513	$15,160	$14,430	$13,667	$141,672	$210,278

The Company’s senior notes are subject to a prepayment penalty in the event they are paid off prior to their scheduled maturities. The Company believes that any economic benefits derived from early redemption of these notes would be offset by the redemption penalty. These notes place certain limitations on the Company’s ability to incur additional indebtedness.

In accordance with the DME shareholders agreement, the Company will be required to contribute capital to the joint-venture in an aggregate amount of $9.8 million over a five-year period, contingent upon the DME’s achievement of certain agreed upon performance targets. On September 6, 2005, the first contribution of $2.5 million was made.

Other Matters

In February 2004, the Commodity Futures Trading Commission (“CFTC”) issued an order requiring, among other things, that the Company establish and maintain a permanent retail customer protection mechanism supported by a commitment of not less than $10 million, which must be available at all times to reimburse retail customers trading on the Exchange whose original margin might be lost in the default of another customer of their clearing member. The Company has established the retail customer protection mechanism. Based on historical patterns, the Company believes that the likelihood of a default that would require reimbursement under this mechanism is remote. Therefore, the Company has not established, and does not expect in the future to establish, a liability related to this commitment.

In September 2005, the Company announced that it signed a non-binding letter of intent with a private equity firm, by which such firm would invest $135 million for a 10% equity stake in the Company. The proposed transaction values the Company at $1.35 billion after the investment. It is expected that the net proceeds from the investment would be distributed to the Company’s stockholders, and that the private equity firm would not participate in that distribution. Consummation of the transaction will require the approval of the Company’s stockholders and of the CFTC. Therefore, there can be no assurance that the proposed investment in the Company will be completed on its currently proposed terms or will ever be completed, or that the required stockholder and CFTC approvals will be obtained.

The Company has been closely monitoring the activities of Refco LLC, a clearing member of both its NYMEX Division and COMEX Division. Refco LLC is a subsidiary of Refco Inc. Refco Inc. and certain subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code on October 17, 2005. To the best of the Company’s knowledge, none of Refco Inc.’s regulated subsidiaries, including the futures brokerage business conducted through Refco LLC, have filed for bankruptcy protection. All customer positions and funds held by Refco LLC are specifically segregated from its assets in compliance with CFTC regulations

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and Exchange rules. In addition, the Company has placed restrictions on the withdrawal of any capital (including any excess capital) by Refco LLC, without the Company’s prior approval. Refco LLC accounted for approximately 15% of the Company’s clearing and market data revenue at September 30, 2005 and owed the Company approximately $4.2 million at September 30, 2005. This amount has been collected and, as of the date of this report, Refco LLC has met all of its obligations to the Company. The Company, however, invoices Refco LLC 30 days in arrears, and as a result, the Company cannot provide any assurances that it will be able to collect such billings in the future.

Responsibility for Financial Reporting

The Company’s management is responsible for the preparation, integrity and objectivity of the unaudited consolidated financial statements and related notes, and the other financial information contained in this Form 10-Q. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles and are considered by management to present fairly the Company’s consolidated financial position, results of operations and cash flows. These unaudited consolidated financial statements include certain amounts that are based on management’s estimates and judgments, giving due consideration to materiality.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

The table below provides information about the Company’s debt securities portfolio and long-term debt including expected principal and interest cash flows for the years 2005 through 2009 and thereafter:

Principal Amounts by Expected Maturity

At September 30, 2005

(in thousands)

Year	Principal	Interest	Total	Weighted Average Interest Rate
Assets
Debt Securities
2005	$6	$543	$549	1.79%
2006	314	2,482	2,796	4.61%
2007	657	2,636	3,293	4.90%
2008	1,780	2,652	4,432	4.96%
2009	6,638	2,633	9,271	5.03%
Thereafter	47,719	14,534	62,253	4.38%

Total	$57,114	$25,480	$82,594

Fair Value	$61,611

Liabilities
Corporate Debt
2005	$2,817	$3,418	$6,235	7.71%
2006	2,817	6,626	9,443	7.71%
2007	2,817	6,416	9,233	7.72%
2008	2,817	6,205	9,022	7.73%
2009	2,817	5,994	8,811	7.74%
Thereafter	74,647	47,570	122,217	7.75%

Total	$88,732	$76,229	$164,961

Fair Value	$111,287

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Interest Rate Risk

Investment Income

The Company’s investment income consists primarily of interest income and realized and unrealized gains and losses on the market values of its investments. Given the composition of its investment portfolio, the Company’s investment income is highly sensitive to fluctuation in interest rates. Investment income for the three months ended September 30, 2005 was $3.4 million compared to $1.3 million for the same period last year. Investment income for the nine months ended September 30, 2005 was $5.7 million compared to $2.0 million for the same period last year. The fair value of the Company’s marketable securities, including equity and short-term debt securities was $99.0 million at September 30, 2005. Based on portfolio compositions at September 30, 2005, and assuming a 10% change in market values, the Company would have recognized losses of $9.9 million.

Debt

The weighted average interest rate on the Company’s long-term debt is 7.75%. The debt contains a redemption premium, the amount of which varies with changes in interest rates. Therefore, the fair market value of the Company’s long-term debt is highly sensitive to changes in interest rates. Although the market value of the debt will fluctuate with interest rates, the Company’s interest expense will not vary with changes in market interest rates if the debt is paid off in accordance with stated principal repayment schedules. As of the date of this report, the Company does not expect to pay down any series of its long-term debt prior to stated maturities. However, the Company may pursue future financing strategies that involve early repayment of its current debt, or issuance of new debt, potentially increasing its sensitivity to changes in interest rates.

Credit Risk

NYMEX Division bylaws authorize its board of directors to fix the annual dues of NYMEX Division members and to levy assessments as it determines to be necessary. Such dues and assessments are payable at such time as NYMEX Division’s board of directors may determine. NYMEX Division’s board of directors may waive the payment of dues by all NYMEX Division members or by individual members as it determines. COMEX Division provides its board of directors with similar powers relating to dues, assessments and fees with respect to COMEX Division members, provided that such dues and assessments (or fee surcharges in lieu thereof) may not be imposed (other than in connection with certain merger-related events) without the consent of the COMEX Governors Committee and that the ability of COMEX Division’s board of directors to impose such fees are subject to the limitations.

The Exchange, as a self-regulatory organization, has instituted detailed risk-management policies and procedures to guard against default risk with respect to contracts traded and/or cleared on the Exchange. The Exchange also has extensive surveillance and compliance operations and procedures to monitor and to enforce compliance with rules pertaining to the trading, position sizes and financial condition of members. As described herein, the Exchange has powers and procedures designed to support contract obligations in the event that a contract default occurs on the Exchange, including authority to levy assessments on any of its clearing members if, after a default by another clearing member, there are insufficient funds available to cover a deficit. The maximum assessment on each clearing member firm is the lesser of $30 million or 40% of such clearing member firm’s reported regulatory capital.

Despite the Company’s authority to levy assessments or impose fees, there can be no assurance that the relevant members will have the financial resources available to pay, or will not choose to be expelled from membership rather than pay, any dues, fees or assessments. The Company believes that assessment liabilities of a member arising prior to expulsion are contractual in nature and, accordingly, survive expulsion. In addition, the Exchange would have recourse to such member and the proceeds from the Company’s sale of such member’s seat would apply towards any outstanding obligations to the Exchange of such member. Recourse to a member’s seat, however, may not be of material value in the case of large defaults that result in assessments greater than the seat value, particularly when the seat value declines markedly in price as a consequence of the default.

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Moreover, despite the risk mitigation techniques adopted by, and other powers and procedures implemented by the Company, which are designed to, among other things, minimize the potential risks associated with the occurrence of contract defaults on the Company, there can be no assurance that these powers and procedures will prevent contract defaults or will otherwise function to preserve the liquidity of the Company.

Item 4. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures. The Company’s Principal Executive Officer and Principal Financial Officer, after evaluating the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this Quarterly Report on Form 10-Q, have concluded that, based on such evaluation, the Company’s disclosure controls and procedures were not effective in reporting, on a timely basis, information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act, and this Quarterly Report on Form 10-Q, due to a previously-reported material weakness in its internal controls relating to the acquisition, tracking and disposition of its property and equipment, as described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. As described in more detail below, the Company believes that additional remedial efforts and further review are prudent before it deems such material weakness to be fully remediated. Accordingly, in preparing its financial statements at and for the three and nine months ended September 30, 2005, the Company performed additional procedures relating to property and equipment to ensure that the Company’s financial statements filed in this Quarterly Report on Form 10-Q were fairly stated in all material respects in accordance with U.S. generally accepted accounting principles.

(b) Changes in Internal Controls. There were no changes, other than as discussed below, in the Company’s internal control over financial reporting identified in connection with the evaluation of such internal control that occurred during the Company’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

1. The Company has implemented policies and procedures reasonably assured to remediate the material weakness described in (a) above. Specifically, the Company has instituted new asset-tagging procedures, new controls over the disposition of assets, and a monthly review process that verifies the valuation, categorization and estimated useful life of all fixed asset additions. These remediation efforts were tested as of September 30, 2005, and no exceptions were noted. The Company is also implementing new automated processes to replace certain manual processes. Since the final testing and review is not yet complete, the Company believes that it cannot state that the material weakness in its internal controls relating to the acquisition, tracking and disposition of its property and equipment (as described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004) has been fully remediated and, therefore, must continue to report that its disclosure controls and procedures were not effective.

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PART II: OTHER INFORMATION

Item 1. Legal Proceedings

Set forth below is a description of material litigation to which the Company is a party, as of September 30, 2005. Although there can be no assurance as to the ultimate outcome, the Company believes it has a meritorious defense and is vigorously defending the matter described below. The final outcome of any litigation, however, cannot be predicted with certainty, and an adverse resolution of this matter could have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.

The Company has been named as a defendant in the following legal action:

New York Mercantile Exchange, Inc. v. IntercontinentalExchange, Inc. On November 20, 2002, NYMEX Exchange commenced an action in United States District Court for the Southern District of New York against IntercontinentalExchange, Inc. (“ICE”). The amended complaint alleges claims for: (a) copyright infringement by ICE arising out of ICE’s uses of certain NYMEX Exchange settlement prices; (b) service mark infringement by reason of use by ICE of the service marks NYMEX and NEW YORK MERCANTILE EXCHANGE; (c) violation of trademark anti-dilution statutes; and (d) interference with contractual relationships. On January 6, 2003, ICE served an Answer and Counterclaims, in which ICE alleges five counterclaims against NYMEX Exchange as follows: (1) a claim for purported violation of Section 2 of the Sherman Act, 15 U.S.C. § 2, for NYMEX Exchange’s allegedly trying to maintain a monopoly in the execution of the North America energy futures and expand the alleged monopoly into the execution and clearing of North American OTC energy contracts by attempting to deny ICE access to NYMEX Exchange settlement prices; (2) a claim for purported violation of Section 1 of the Sherman Act by conspiring with certain of its members to restrain trade by attempting to deny ICE access to NYMEX Exchange settlement prices; (3) a claim for alleged violation of Section 2 of the Sherman Act by NYMEX Exchange purportedly denying ICE access to NYMEX Exchange’s settlement prices which are allegedly an “essential facility”; (4) a claim for purported violation of Section 1 of the Sherman Act and Section 3 of the Clayton Act by NYMEX Exchange allegedly tying execution services for North American energy futures and options to clearing services; and (5) a claim for purported violation of the Lanham Act through false advertising with respect to certain services offered by NYMEX Exchange and services offered by ICE. The counterclaims request damages and trebled damages in amounts not specified yet by ICE in addition to injunctive and declaratory relief.

On August 11, 2003, the Court issued an opinion dismissing certain counterclaims and one affirmative defense, with leave to replead. On or about August 28, 2003, NYMEX Exchange was served with ICE’s First Amended Counterclaims in which ICE made four counterclaims against NYMEX Exchange principally alleging violations of U.S. antitrust laws, including claims regarding monopoly leveraging.

By Order and Opinion dated June 30, 2004, the Court granted NYMEX Exchange’s motion and dismissed all of the antitrust counterclaims asserted against NYMEX Exchange.

By Order and Opinion dated September 29, 2005, the Court (1) granted ICE’s motion for summary judgment to the extent of dismissing NYMEX Exchange’s federal claims for copyright and trademark infringement and dismissing without prejudice (by declining to exercise supplemental jurisdiction), NYMEX Exchange’s state law claims for violation of trademark anti-dilution statutes and interference with contractual relationships, and (2) denied NYMEX Exchange’s cross-motion for partial summary judgment on copyright infringement and tortious interference with contract. On October 13, 2005, NYMEX Exchange filed a notice of appeal with the United States Court of Appeals for the Second Circuit. This case is ongoing.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Not applicable

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Item 3. Defaults upon Senior Securities

Not applicable

Item 4. Submission of Matters to a Vote of Security Holders

Not applicable

Item 5. Other Information

Not applicable

Item 6. Exhibits

31.1	Certification of the Principal Executive Officer pursuant to § 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Principal Financial Officer pursuant to § 302 of the Sarbanes-Oxley Act of 2002.

32	Certification of the Principal Executive Officer and Principal Financial Officer pursuant to § 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMEX HOLDINGS, INC.

Date: November 8, 2005	By:	/s/ MITCHELL STEINHAUSE
	Name:	Mitchell Steinhause
	Title:	Chairman (Principal Executive Officer)

Date: November 8, 2005	By:	/s/ KENNETH D. SHIFRIN
	Name:	Kenneth D. Shifrin
	Title:	Acting Chief Financial Officer (Principal Financial Officer)

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INSTRUCTIONS TO VOTE BY FAX

YOU MAY CAST YOUR VOTE(S) BY FACSIMILE:

THE FAX NUMBER IS (212) 301-4645.

YOUR FAX MUST BE RECEIVED BY 3:00 P.M. (NEW YORK TIME) ON [        ], [                    ], 2006 AND MUST BE IN THE FORM OF THE ENCLOSED PROXY CARD AND PROXY ENVELOPE. A SEPARATE PROXY CARD AND PROXY ENVELOPE MUST BE FAXED FOR EACH SHARE OWNED OR HELD BY AN ABC AGREEMENT.

FOR FURTHER INFORMATION TO VOTE BY FAX, PLEASE REFER TO THE JOINT PROXY STATEMENT.

PROXY CARD

NYMEX HOLDINGS, INC.

Proposal 1—Approval of the Agreement and Plan of Merger

Place a cross (x) next to the response for which you wish to vote.

Approval of the Agreement and Plan of Merger as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2—Approval of the New Certificate of Incorporation which amends and restates the existing certificate of incorporation of NYMEX

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Certificate of Incorporation as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3—Approval of the New Bylaws which amend and restate the existing bylaws of NYMEX

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Bylaws as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NEW YORK MERCANTILE EXCHANGE, INC.

Proposal A—Approval of the New Exchange Certificate of Incorporation which amends and restates the existing certificate of incorporation of the Exchange

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Exchange Certificate of Incorporation as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal B—Approval of the New Exchange Bylaws which amend and restate the existing bylaws of the Exchange

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Exchange Bylaws as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

SCHEDULE 14A (RULE 14a-101)

This proxy is solicited on behalf of the Board of Directors

of

NYMEX HOLDINGS, INC.

and

NEW YORK MERCANTILE EXCHANGE, INC.

PROXY	One North End Avenue World Financial Center New York, New York 10282-1101	PROXY
SPECIAL MEETING OF STOCKHOLDERS AND CLASS A MEMBERS—[ ]

I hereby constitute and appoint [                    ] and [                    ], and either of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead, to cast in accordance with my proxy card all votes that I cast at the Special Meeting of Stockholders and Class A Members of NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc., to be held on [                    ], 2006, and at any adjournment thereof, and to act for me in my name, place and stead, in their discretion, on any other matter which may come before the meeting. My proxy card is enclosed.

Signature

Date	Print Name

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